 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-298813
GENERAL FUSION GROUP LTD.
140,303 Subordinate Voting Shares
12,223,034 Warrants to Purchase Subordinate Voting Shares
102,262,208 Subordinate Voting Shares Issuable Upon Exercise or Conversion
of Warrants, Multiple Voting Shares and Earnout Shares

This prospectus relates to the resale of (i) 44,810,873 Subordinate Voting Shares issuable upon the conversion of 10,416,663 Multiple Voting Shares issued in connection with the PIPE Financing, assuming a conversion price of $5.00 per Subordinate Voting Share and the maximum increase in the accrued value through the fifth anniversary of the Closing Date; (ii) 140,303 Subordinate Voting Shares held by certain securityholders issued upon the conversion of 139,704 Multiple Voting Shares (the “Converted PIPE Shares”); (iii) 10,556,367 GF PIPE Warrants and 25,335,276 Subordinate Voting Shares issuable upon the exercise of the GF PIPE Warrants, assuming an exercise price of $5.00 per share; (iv) 1,666,667 warrants issued to the Sponsor upon the conversion of certain working capital loans (the “Working Capital Warrants”) and 1,666,667 Subordinate Voting Shares issuable upon the exercise of the Working Capital Warrants; (v) 11,807,664 Subordinate Voting Shares issuable upon the exercise of GF SVS Warrants; (vi) 11,978,950 Subordinate Voting Shares issuable upon the conversion of Earnout Shares, including the Earnout Shares underlying the Earnout Warrants; and (vii) 6,662,778 Subordinate Voting Shares issuable upon the exercise of warrants issued in a private placement in connection with Spring Valley’s initial public offering (the “Spring Valley Private Placement Warrants”) and upon the exercise of warrants originally issued in connection with Spring Valley’s initial public offering (the “Spring Valley Public Warrants,” and together with the Spring Valley Private Placement Warrants, the “Public Warrants”) (the Public Warrants, together with the Working Capital Warrants, the “Spring Valley Warrants”). This prospectus also relates to the issuance by us of up to 109,928,827 Subordinate Voting Shares upon the exercise or conversion of warrants, Multiple Voting Shares and Earnout Shares.
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from such sales, but we will receive the proceeds from the exercise of the warrants. The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them in disposing of these securities. We will bear all other costs, fees and expenses incurred in effecting the registration of these securities, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.
Our Subordinate Voting Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GFUZ.” The Spring Valley Public Warrants are listed on Nasdaq under the symbol “GFUZW”. On September 4, 2026, the last quoted sale price for our Subordinate Voting Shares as reported on Nasdaq was $8.24 and the last reported sale price of the Spring Valley Public Warrants was $1.47.
We are a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 15 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 6, 2026.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: except as otherwise set forth in this prospectus, neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

i

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders hereunder may, from time to time, sell the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of Subordinate Voting Shares upon the exercise or conversion of warrants, Multiple Voting Shares and Earnout Shares. We will receive proceeds from the exercise of certain of the warrants for cash.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”
Unless expressly indicated or the context requires otherwise, the terms “General Fusion,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to General Fusion Group Ltd., the parent entity formerly named Spring Valley Acquisition Corp. III, as renamed General Fusion Group Ltd. after the Closing of the Business Combination, and where appropriate, our wholly-owned subsidiaries (including the Amalgamated Company).

MARKET AND INDUSTRY DATA
The Company is responsible for the disclosure contained in this prospectus. Information contained in this prospectus concerning the market and the industry in which the Company operates, including its technology and general expectations of market opportunity is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its technology. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those discussed in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
PRESENTATION OF FINANCIAL INFORMATION
This prospectus contains:
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the unaudited condensed consolidated financial statements of Old General Fusion for the three and six months ended June 30, 2026;

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the audited consolidated financial statements of Old General Fusion for the fiscal years ended December 31, 2025 and 2024;

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the unaudited condensed consolidated financial statements of Spring Valley for the three and six months ended June 30, 2026; and

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the audited consolidated financial statements of Spring Valley as of December 31, 2025 and for the period from March 12, 2025 (inception) through December 31, 2025.

Unless indicated otherwise, financial data presented in this registration statement has been taken from the audited and unaudited consolidated financial statements of Spring Valley and Old General Fusion, as applicable, included in this registration statement. Unless otherwise indicated, financial information of Spring Valley and Old General Fusion has been prepared in accordance with accounting principles generally accepted in the United States.
As presented herein, the Company presents its financial statements in U.S. dollars. We publish our consolidated financial statements in U.S. dollars. In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars, all references to “$,” “US$,” “USD” and “dollars” mean U.S. dollars, all references to “C$” and “CAD” mean Canadian dollars, and all references to “GBP” mean British pound sterling.

NON-GAAP FINANCIAL MEASURES
We report certain financial information using non-GAAP measures that are not defined under U.S. GAAP. We believe that these measures provide information that is useful to investors and others in understanding our performance and facilitate a comparison of our results from period to period. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with U.S. GAAP. Readers are cautioned that our non-GAAP financial measures are not standardized measures under U.S. GAAP, reflect the exercise of judgment by our management and may not be comparable to similar financial measures disclosed by other entities.
For more information on the non-GAAP financial measure used in this prospectus, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures.”
EXCHANGE RATES
The Company’s reporting currency is the U.S. dollar. The determination of the functional and reporting currency of our company is based on the primary currency in which the company operates. For General Fusion Group Ltd., the U.S. dollar is the functional currency.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, the future demand for fusion energy, our capital resources, business strategy, technology development plans, performance and results of operations.
In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “expected,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “anticipated,” “projected,” “future” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. In particular, this prospectus contains forward-looking statements pertaining to our consolidated capitalization; the issuance and ownership of Subordinate Voting Shares, Multiple Voting Shares Spring Valley Warrants, GF Exchange Warrants, GF Exchange Options and other securities of the Company; the development, demonstration and commercialization of our magnetized target fusion (“MTF”) technology, including the objectives and expected timeline of the Lawson Machine 26 (“LM26”) program; our ability to achieve technology development milestones; the potential market opportunity for fusion energy and clean energy technology; our ability to obtain and maintain government funding, contracts, awards and other strategic relationships; our future capital requirements and sources and uses of cash; our ability to obtain additional financing for our operations and growth; our expectations regarding applicable energy, nuclear, environmental and other regulatory frameworks; our ability to attract and retain qualified scientists, engineers, employees and management; our ability to obtain and maintain intellectual property protection and avoid infringing the rights of others; expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the outcome of any known and unknown litigation and regulatory proceedings.
We do not guarantee that the events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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the risk that capital needed by the Company may not be raised on favorable terms, or at all;

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the risk that the trading in our securities may be volatile due to limited volume and the release of a substantial number of Subordinate Voting Shares from a lock-up expiring 180 days after the Closing Date;

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general economic, financial market and geopolitical conditions, including conditions affecting capital markets and the clean energy sector;

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the risk of substantial dilution upon a reduction in the exercise or conversion price of the Multiple Voting Shares and GF PIPE Warrants in accordance with the terms thereof;

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our status as a development-stage company with a history of losses, no revenue from commercial fusion energy operations and no assurance of achieving profitability;

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our ability to develop, demonstrate and commercialize MTF technology on the expected timeline or at all, including any failure to achieve the technical objectives of the LM26 program;

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the scientific, engineering and technical challenges inherent in developing fusion energy technology and the possibility that our technology may not be technically or commercially viable;

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our ability to maintain and enter into new contracts, grants, awards and other relationships with governments, government entities, strategic partners, suppliers and other third parties;

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the impact of and changes in laws and regulations governing fusion energy research, development, demonstration and commercialization, including nuclear energy, environmental, export control and other regulatory frameworks;

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our ability to attract and retain qualified scientists, engineers, employees and management;

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our ability to maintain the listing of the Subordinate Voting Shares and the Spring Valley Public Warrants on Nasdaq;

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the volatility of the market price and liquidity of the Subordinate Voting Shares and the Spring Valley Public Warrants;

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competition from other fusion energy companies and from other clean energy, conventional energy and energy storage technologies;

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our ability to obtain, maintain, protect and enforce intellectual property rights in our technology and to avoid infringing, misappropriating or otherwise violating the intellectual property rights of others;

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limited supply of specialized materials, components and equipment, dependence on key suppliers and potential supply chain disruptions;

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the effects of climate change, extreme weather events, water scarcity, seismic events and other physical risks on our operations, facilities and supply chain;

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fluctuations in foreign currency exchange rates, particularly fluctuations in the Canadian dollar relative to the U.S. dollar;

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the effectiveness of our internal controls and disclosure controls and procedures as a newly public company;

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the limited experience of certain members of our management team in operating a public company listed in the United States;

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any reduction in the period during which we will qualify as an emerging growth company under the JOBS Act;

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potential litigation, governmental or regulatory proceedings, investigations or inquiries involving us, including in relation to the Business Combination, our technology or our operations; and

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risks related to the development, demonstration, commercialization and scale-up of our technology and the need to obtain required approvals from regulatory authorities.

The forward-looking statements contained herein may prove incorrect and are expressly qualified by the cautionary statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date of this prospectus and are subject to risks, uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. For a further discussion of the risks and other factors that could cause our future results, performance, business, financial condition, prospects, development milestones or transactions to differ significantly from those expressed in any forward-looking statements, including risks relating to our status as a development-stage fusion energy technology company, our ability to develop and commercialize MTF technology, the LM26 program, our capital requirements and financing needs, regulatory developments, government funding and strategic relationships, please see the section entitled “Risk Factors” in this prospectus. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.
Such forward-looking statements are based on a number of estimates and assumptions that we believe are reasonable when made including, but not limited to: our ability to execute our business plan and technology roadmap; our ability to achieve the expected objectives and timing of the LM26 program; the availability of capital and other financing on acceptable terms; the availability of government funding, contracts, grants, awards and strategic relationships; the continued availability of key personnel, suppliers, specialized materials and equipment; the development of applicable fusion energy, nuclear, environmental, export control and other regulatory frameworks; assumptions that none of the risks identified in this prospectus materialize; that there are no unforeseen changes to economic, market, regulatory, technological or competitive conditions; and that no significant events occur outside the ordinary course of business. Such estimates and assumptions are made in light of the experience of management and its perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate and reasonable in the circumstances. However, there can be no assurance that such estimates and assumptions will prove to be correct.
Should one or more of these risks or uncertainties materialize, or should any of the assumptions made in connection with these forward-looking statements prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. Neither we, the selling securityholders, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Except as required by applicable law, we do not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, including information regarding the Business Combination, our business and technology development plans, and the regulatory and market environment in which we operate. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, these forward-looking statements should not be relied upon as guarantees of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance, development milestones, technology readiness, regulatory outcomes, financing availability and other events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving and highly technical industry, and new risks and uncertainties may emerge from time to time. Management cannot predict all risks and uncertainties.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider in making your investment decision. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus.
Overview
The Company is a fusion technology development company. Located in British Columbia, Canada, the Company’s mission is to commercialize fusion energy. The Company aims to deliver economical, carbon-free fusion energy in the next decade through its practical Magnetized Target Fusion (“MTF”) technology, an engineering-driven approach to fusion energy.
In 2025, the Company began operating its fusion demonstration machine, Lawson Machine 26 (“LM26”) which forms and compresses plasma with a lithium liner at 50% of commercial scale diameter, based on current design parameters. LM26 was designed to validate key elements of its MTF technology.
The Company is currently executing a demonstration program using LM26, aimed at achieving three milestones: plasma heating to 1 keV electron temperature, or approximately 10 million degrees Celsius, then 10 keV temperature, or approximately 100 million degrees, and ultimately, the Lawson criterion. In June 2026, the Company announced significant progress toward the 1 keV milestone, with meaningful plasma heating to electron temperatures of approximately 8.4 million degrees Celsius, or 0.72 keV, driven by the compression of a plasma with a lithium liner.
As the LM26 program progresses, the Company will advance its engineering efforts to design and demonstrate key commercial systems and components, including seals, valves, and heat exchange systems to support final plant design and construction of a first-of-a-kind (“FOAK”) facility.
The Company’s business plan also includes separately but concurrently evaluating potential FOAK sites and building a market framework to support its goal of operating a net energy plant, such that customer engagement, government support and regulatory frameworks will be mature when its technology is commercialized.
Corporate Information
The Company was incorporated as “Spring Valley Acquisition Corp. III”, a blank check company incorporated as a Cayman Islands exempted corporation on March 12, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Old General Fusion was incorporated under the Company Act of British Columbia on April 16, 2002, and amalgamated under the BCBCA with Fusion Energy Ventures Ltd. as one company under the name “General Fusion Inc.” on January 1, 2023.
On July 10, 2026, Old General Fusion consummated the Business Combination and effectively became a wholly-owned subsidiary of the Company. The resulting entity, upon consummation of the Business Combination and after Closing, is domiciled in British Columbia under the name General Fusion Group Ltd.
Our principal executive offices are located at 6020 Russ Baker Way, Richmond, British Columbia V7B 1B4, Canada, and our telephone number is (604) 439-3003. Our website is https://generalfusion.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.
Channels for Disclosure of Information
Investors, the media, and others should note that we announce material information to the public through filings with the U.S. Securities and Exchange Commission (available at www.sec.gov), the investor relations page on our website (https://generalfusion.com), press releases, public conference calls, and webcasts.

As a “foreign private issuer” under the rules of the SEC, we are exempt from, among other things, Regulation FD under the Exchange Act, which imposes certain restrictions on the selective disclosure of material information. Nevertheless, the information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended (“Securities Act”), as modified by the Jumpstart Our Business Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering (which for purposes of this test is the closing of the Business Combination), (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700,000,000 as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
We are also a “foreign private issuer” as defined under Rule 3b-4 of the Exchange Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act. We are permitted to follow certain home country corporate governance practices in lieu of certain requirements of Nasdaq that are applicable to U.S. domestic listed companies.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.
Background
The Business Combination
On January 21, 2026, Spring Valley, Old General Fusion and NewCo entered into the Business Combination Agreement, pursuant to which, among other things and subject to the terms and conditions contained therein, (i) Spring Valley transferred by way of continuation and deregistration from the Cayman Islands to the Province of British Columbia (the “Continuation”), and (ii) promptly following the Continuation, NewCo amalgamated with and into Old General Fusion to form one corporate entity, with NewCo surviving the Amalgamation, and Spring Valley changed its corporate name to “General Fusion Group Ltd”.
The aggregate equity consideration issued and issuable to the Old GF Securityholders under the Business Combination was approximately 60,000,000 Subordinate Voting Shares and approximately 12,500,000 Earnout Shares, one-third of which will automatically convert into Subordinate Voting Shares if, within a period of five years following the Closing Date, the volume weighted average price of the Subordinate Voting Shares equals or exceeds each of $15.00, $20.00 and $25.00, for any 20 trading days within any period of 30 consecutive trading days. If any such condition is not satisfied during such five-year period, the corresponding Earnout Shares will be redeemed by the Company for nominal consideration.
As a result of and pursuant to the Business Combination, the Company issued to the Old GF Securityholders in exchange for their Old GF Shares, Old GF Options and Old GF Warrants, as applicable, an aggregate of (a) 40,897,648 Subordinate Voting Shares (excluding Commitment Shares), (b) 9,519,181 Earnout Shares, (c) 7,294,729 GF SVS Options, (d) 1,518,807 GF Earnout Options, (e) 11,807,664 GF SVS Warrants; and (f) 2,459,745 GF Earnout Warrants.
The Business Combination was approved by the shareholders of Spring Valley at an extraordinary general meeting held on July 6, 2026 and closed on July 10, 2026. In connection with the Business Combination, holders of 21,075,896 SPAC Class A Shares exercised their right to have such shares redeemed for a pro rata portion of the aggregate amount on deposit in the Trust Account, which held $19,793,874.05 (approximately $10.29 per share) as of two business days prior to the Closing.
PIPE Financing
Concurrently with the execution of the Business Combination Agreement, on January 21, 2026, Spring Valley and Old General Fusion entered into PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase an aggregate of 10,556,367 units of Old General Fusion at a price of $10.20 per unit, each unit comprising one Old GF Convertible Preferred Share and one Old GF PIPE Warrant, for aggregate gross proceeds of approximately $107.7 million.
The PIPE Financing was consummated pursuant to the PIPE Subscription Agreements on the Closing Date and each Old GF Convertible Preferred Share was immediately exchanged for one Multiple Voting Share, and each Old GF PIPE Warrant was exchanged for one GF PIPE Warrant to acquire one Subordinate Voting Share at a price equal to $12.00 per share, subject to adjustment.
Additionally, concurrently with the execution of the PIPE Subscription Agreements, the lead PIPE investor purchased an additional 3,500,000 Old GF Class B Common Shares for an aggregate purchase price of $0.35 million ($0.10 per share), which were exchanged for Subordinate Voting Shares on a 1:1 basis pursuant to the Business Combination.

Nasdaq Listing
The Subordinate Voting Shares are listed on Nasdaq under the symbol “GFUZ” and the Spring Valley Public Warrants are listed on Nasdaq under the symbol “GFUZW.”
Summary Risk Factors
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We require additional capital to support business growth and our business plans, and this capital might not be available on acceptable terms, if at all;

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Our business is at a pre-commercial stage of development and has never generated any revenues or profits and there can be no assurance that our fusion technology will ever be commercially viable, or that our business will generate revenue or profit in the future.

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Our share structure includes Multiple Voting Shares, which have certain protective provisions that could negatively impact our ability to raise additional capital and accrue value at rate of 12% (unless cash dividends are paid).

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We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

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The exercise of outstanding warrants and the conversion of Multiple Voting Shares and GF PIPE Warrants in particular will result in significant dilution to our shareholders.

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Certain of our shareholders are subject to lock-up agreements, and the release or early termination of such restrictions could result in significant selling pressure on our Subordinate Voting Shares.

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The market for fusion energy has not been established, is still emerging and may not achieve the potential we expect, may grow more slowly than we expect, or may not generate any revenues at all.

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MTF technology systems and other core technologies that are important to our business have not yet been integrated and demonstrated at power plant-relevant scales, which implies additional commercialization uncertainty and risk.

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If we are unable to address challenges around plasma physics, material science, engineering, regulatory framework or public acceptance, we may be unable to successfully commercialize our targeted future CPP.

•
We may not be able to develop, mature, and commercialize our MTF technology and associated targeted future commercial power plants (“CPP(s)”) and related services as necessary to satisfy changes in prospective future customer demand or industry standards, or be able to attract any customers at all.

•
Upgrading the LM26 and developing and constructing any future targeted CPPs will involve a significant degree of risk and uncertainty in terms of schedule and cost.

•
Our business plan requires us to attract and retain qualified personnel including personnel with highly technical expertise, and if we are not able to successfully recruit and retain experienced and qualified personnel, it could have a material adverse effect on our business.

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We have identified material weaknesses in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we identify additional material weaknesses in the future, our ability to produce timely and accurate financial statements could be impaired.

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We rely on third-party suppliers and, because some raw materials and key components expected to be used in our targeted future CPPs and related services may come from limited or single source suppliers, we are susceptible to supply shortages.

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Successful completion of a particular project may be adversely affected by numerous factors, including failures or delays in obtaining necessary permits, licenses or other governmental support or approvals.

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Our potential future customers may be large, multinational corporations with substantial negotiating power relative to us and, in some instances, may have internal solutions that are competitive to our planned products and services.

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The cost of electricity generated from nuclear fusion sources may not be cost competitive with other electricity generation sources in some markets, which could materially and adversely affect our business.

•
The rapidly evolving framework of privacy, data protection, data transfers, or other laws or regulations worldwide may limit the use and adoption of our planned products and services and adversely affect our business.

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Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business, financial condition, and results of operations.

•
We are subject to domestic and international governmental export and import controls that would impair our ability to compete in international markets or subject us to liability if we are not in compliance with applicable laws or if we do not secure or maintain the required export authorizations.

•
We may amend the terms of the warrants in a manner that may be adverse to holders of Spring Valley Public Warrants or Spring Valley Private Placement Warrants with the approval by the holders of at least 50% of the then outstanding Spring Valley Public Warrants or Spring Valley Private Placement Warrants, respectively.

•
The future exercise of registration rights by certain shareholders may adversely affect the market price of our Subordinate Voting Shares.

THE OFFERING
Issuer
General Fusion Group Ltd. (formerly known as Spring Valley Acquisition Corp. III)
Issuance of Subordinate Voting Shares
Subordinate Voting Shares offered by us
109,928,827 shares, consisting of:
•
44,810,873 shares that are issuable by us upon the conversion of the Multiple Voting Shares, assuming a conversion price of $5.00 per share and the maximum increase in the accrued value through the fifth anniversary of the Closing Date;

•
25,335,276 shares that are issuable by us upon the exercise of the GF PIPE Warrants, assuming an exercise price of $5.00 per share;

•
1,666,667 shares that are issuable upon the exercise of the Working Capital Warrants;

•
11,807,664 shares that are issuable by us upon the exercise of the GF SVS Warrants, including the SAFE Warrants, the BDC SVS Warrants and the Weil SVS Warrants;

•
11,978,950 shares that are issuable by us upon the conversion of Earnout Shares; and

•
14,329,397 shares that are issuable by us upon the exercise of the Spring Valley Public Warrants and the Spring Valley Private Placement Warrants.

Subordinate Voting Shares outstanding prior to the exercise of all warrants
53,132,058 shares (as of September 4, 2026)
Exercise price of warrants
$11.50 per share for the Spring Valley Warrants;
$12.00 per share for the GF PIPE Warrants;
$11.548 per share for the SAFE Warrants.
$0.00 per share for the BDC SVS Warrants;
$0.00 per share for the Weil SVS Warrants.
Use of Proceeds
We would receive approximately $339.9 million in gross proceeds assuming the cash exercise in full of all of the Spring Valley Warrants, SAFE Warrants and GF PIPE Warrants, including approximately $126.7 million from the GF PIPE Warrants, approximately $88.2 million from the Spring Valley Public Warrants, approximately $76.6 million from the Spring Valley Private Placement Warrants, approximately $29.3 million from the SAFE Warrants, and approximately $19.2 million from the Working Capital Warrants. However, the Spring Valley Private Placement Warrants, the Working Capital Warrants, the SAFE Warrants and the GF PIPE Warrants permit the holders thereof to exercise such warrants on a cashless basis. Unless we inform you otherwise in a prospectus supplement, we intend to use any net proceeds from the exercise of the warrants for general corporate purposes, which may include research and development, capital expenditures and working capital. See “Use of Proceeds.”
Resale of Subordinate Voting Shares, warrants and other securities
Subordinate Voting Shares offered by the selling securityholders
102,402,511 shares, consisting of:
•
44,810,873 shares that are issuable by us upon the conversion of the Multiple Voting Shares, assuming a conversion price of $5.00 per share and the maximum increase in the accrued value through the fifth anniversary of the Closing Date;

•
140,303 Subordinate Voting Shares issued to certain securityholders upon the conversion of Multiple Voting Shares;

•
25,335,276 shares that are issuable by us upon the exercise of the GF PIPE Warrants, assuming an exercise price of $5.00 per share;

•
1,666,667 shares that are issuable upon the exercise of the Working Capital Warrants;

•
11,807,664 shares that are issuable by us upon the exercise of the GF SVS Warrants, including the SAFE Warrants, the BDC SVS Warrants and the Weil SVS Warrants;

•
11,978,950 shares that are issuable by us upon the conversion of Earnout Shares; and

•
6,662,778 shares that are issuable by us upon the exercise of the Spring Valley Private Placement Warrants.

Warrants offered by the securityholders
10,556,367 GF PIPE Warrants
1,666,667 Working Capital Warrants
Terms of the offering
The selling securityholders will determine when and how they will dispose of the Subordinate Voting Shares, the GF PIPE Warrants and the Working Capital Warrants registered under this prospectus for resale.
Use of proceeds
We will not receive any proceeds from the sale of Subordinate Voting Shares, the GF PIPE Warrants or the Working Capital Warrants by the selling securityholders or the exercise of (i) an aggregate of 9,269,018 of the GF SVS Warrants representing the BDC and Weil Warrants or (ii) the Spring Valley Warrants, SAFE Warrants and/or GF PIPE Warrants on a cashless basis.
Risk Factors
See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
Market for Subordinate Voting Shares and Public Warrants
“GFUZ” and “GFUZW”

Lock-Up Restrictions
Our Subordinate Voting Shares are traded on the Nasdaq under the symbol “GFUZ.” The Spring Valley Public Warrants are listed on the Nasdaq under the symbol “GFUZW”. Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Securities Act Restrictions on Resale of our Securities — Lock-Up Restrictions” for further discussion.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the risk and uncertainties described under the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition, and results of operation may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.
Risks Related to General Fusion’s Business
Our business is at a pre-commercial stage of development and has never generated any revenues or profits and there can be no assurance that our fusion technology will ever be commercially viable, or that our business will generate revenue or profit in the future.
The fusion market is still emerging and has not been established, our business is at a pre-commercial stage and we have no history of revenues or profits. Our views of the total addressable market (the “TAM”) are based on a number of internal and third-party reports. These assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the TAM for our planned products and services, as well as the expected growth rate for the TAM for our planned products and services, may prove to be incorrect. There can be no assurance that our fusion technology will ever be commercially viable, or that our business will generate revenue or profit in the future. Our growth depends on successfully developing and commercializing fusion energy. Although we have been able to produce fusion reactions, commercially viable fusion has not yet been demonstrated, and several critical technologies, some of which have not yet been fully developed or industrialized, are required to enable the successful commercialization of fusion energy. In addition, if the commercialization or adoption of fusion is delayed, our projections of the global energy market share addressable by fusion may prove to be inaccurate and our business and future potential revenues, profitability, growth rates and/or market share may be adversely affected.
As a result of our limited operating history and ongoing changes in our new and evolving industry, including evolving demand for our planned products and services and the potential development of technologies that may prove to be more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described in this prospectus. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. We may also not receive revenue if we are unable to demonstrate any part of our conceptual technology, or if our scientific or technical assumptions are wrong. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and the price of our securities to decline.
Our business plan involves development of our MTF technology, and makes certain scientific and technical assumptions with respect to plasma properties, commercial systems, tritium extraction and management, and balance of plant systems as a result of this concurrent development approach which may not be accurate or correct. Any adverse change to these assumptions may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.
Our long-term business plan to construct and operate our CPP is subject to the continued development of our MTF technology and makes scientific and technical assumptions, including with respect to plasma properties, commercial systems, tritium extraction and management, and balance of plant systems of our

MTF technology. If such assumptions are not accurate, we may be unable to successfully commercialize our MTF technology in a timely and cost-effective manner or at all, and/or properly position and/or price our products, and our business, results of operations, or financial position could be materially impacted.
Our business is subject to risks associated with research and development achievements, costs and schedules, engineering design, manufacturing, construction and operation of the LM26 and the targeted future CPP, specialized components and systems, cost overruns and delays, and other business challenges that may arise. Such risks may adversely affect our business, revenues, profitability, growth rates and/or market share.
The achievement of targeted technical milestones for the LM26; the design, engineering, manufacturing and integration of some specialized components and systems for our technology development, such as compression system rotors, fusion vessels, plasma injectors, pulsed power systems, vacuum systems, liquid metal systems, tritium extraction and storage, power conversion systems, centre conductors and compression drivers; and the translation of our LM26 design and its component technologies to our targeted future CPP may require more time, cost more, or present more difficulty and complexity to achieve, than currently anticipated. We may experience additional supply chain constraints and additional costs associated with building and sourcing the materials required to operate or upgrade the LM26 as we continue testing our MTF technology. Construction of a fusion plant at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder construction because they end up costing more in order to meet the code requirements. Meaningful delays or cost overruns may impact our recognition of revenue in certain cases and/or impact partner and potential future customer relationships, either of which could impact our business and profitability.
Furthermore, we may in the future elect to work with contractors to help with site construction. Working with contractors may require us to obtain licenses or require us or our prospective future customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. In addition, if these contractors are unable to provide timely, thorough and quality installation-related services, prospective future customers could fall behind their construction schedules leading to liability to us or cause prospective future customers to become dissatisfied with the products and services we plan to offer and our overall reputation would be harmed
While certain MTF technology systems and other core technologies that are important to our business have been tested on an individual basis at small and large scales, and on an integrated basis at sub-scale, they have not yet been integrated and demonstrated at power plant relevant scales in the LM26, which implies additional commercialization uncertainty and risk.
Our success depends in large part on our ability to demonstrate sufficient fusion reactions at power plant relevant scales in the LM26 program, as well as our ability to design, engineer and demonstrate certain commercial systems not incorporated in LM26, both of which will require significant capital expenditures. While MTF technology systems and other core technologies that are important to our business, such as magnetized plasma formation/injection and the use of a metal liner for plasma compression have been tested on an individual basis at small and large scales, and on an integrated basis at sub-scale, they have not yet been demonstrated at power plant relevant scales in the LM26, which implies additional commercialization uncertainty and risk. References to our technologies being tested at “large scale” or similar terms or phrases do not indicate that we have tested such technologies at a commercial scale. As of the date of this prospectus, we have built and tested some of our technologies at large scale, but we have not undertaken the build-out or operation at a commercial scale. Additionally, LM26 is a demonstration machine designed to reduce some of the plasma and fusion science risks of MTF through its intended scientific and technical milestones. However completion of the LM26 program and achieving its intended milestones does not, by itself, prove that MTF technology can be successfully commercialized in a targeted future CPP. Commercialization of fusion technology involves additional technology advances, research and development, engineering design, systems integration, regulatory and licensing progress, and supply chain development that may necessitate future testing or demonstration projects that are not currently contemplated as part of our MTF technology commercialization program, or it may take significantly longer than anticipated to commercialize MTF technology. The future growth and success of our business is dependent upon the commercial viability of our MTF technology and is therefore highly correlated with, and dependent upon, the global energy market’s adoption of our targeted future CPPs.
Fusion technology has historically faced plasma physics and materials science challenges, engineering challenges, as well as fusion regulatory framework and public acceptance uncertainty. If we are unable to address these challenges, we may be unable to successfully commercialize our targeted future Commercial Power Plant (“CPP”).
The fusion industry has faced and continues to face plasma physics and materials science challenges such as plasma stability and the durability of fusion vessel materials, engineering challenges including confinement and exhaustion of fusion particles and reaction ash, and fusion systems reliability and maintenance, as well as fusion regulatory framework and public acceptance uncertainty, such as licensing processes and environmental permitting. Our planned products and services are highly technical, very complex, require high standards to manufacture and will likely in the future experience defects, errors or reliability issues at various stages of development. We may be unable to timely release new products or services, develop and manufacture products or services, correct problems that have arisen or correct such problems to our prospective future customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products and services are introduced or as new versions are released, could result in serious injury to the end users of technology incorporating our planned products and services, or those in the surrounding area, our prospective future customers never being able to commercialize technology incorporating our planned products and services, litigation against us, negative publicity and other consequences. If we are unable to address these challenges, we may be unable to successfully commercialize our targeted future CPP.
We have not yet delivered our targeted future CPP to customers and have not achieved final investment decisions for any power plants. Any setbacks we may experience during our first commercial delivery, if achieved, and other demonstration and commercial missions or failure to obtain final investment decisions could have a material adverse effect on our business, financial condition and results of operations, and could harm our reputation.
The success of our business will depend in large part on our ability to successfully deliver our targeted future CPP to customers on-time and on-budget at guaranteed performance levels, which would tend to establish greater confidence in our subsequent customers. There is no guarantee that our planned delivery of CPPs, if achieved, will be successful, timely, or on budget. There can be no assurance that we will not experience operational or process failures and other problems during any first commercial delivery and other demonstrations and commercial missions or any planned deliveries, demonstrations or missions thereafter. Any failures or setbacks, particularly on our first commercial delivery, could harm our reputation and have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that if we commence selling CPPs in the future, we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin on CPPs.
The market for fusion energy has not been established, is still emerging and may not achieve the potential we expect, may grow more slowly than we expect, or may not generate any revenues at all, if certain assumptions about future government policy, global energy industry dynamics and the development and industrialization of several critical technologies we have made do not materialize.
Our future growth is highly dependent upon the adoption of fusion energy by businesses and consumers. The market for fusion energy has not been established and is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Although interest in fusion energy has grown in recent years, there is no guarantee of successful commercialization or future demand. If the market for fusion energy develops more slowly than expected, or if interest in fusion energy decreases, our business, prospects, financial condition and operating results would be harmed. The market for fusion energy could be affected by numerous factors, such as:
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perceptions about fusion power’s quality, safety, reliability, performance and cost;

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competition from, and the success of, other alternative fuel and technologies;

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fluctuations in economic and market conditions that affect the viability of conventional and other renewable energy sources, such as increases or decreases in the prices of oil, gas and other fossil fuels;

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regulation of electricity supply;

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increases in fuel efficiency;

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government regulations; and

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economic incentives, including adverse changes in, or expiration of, favorable subsidies and tax incentives related to fusion energy.

Changes in the availability and cost of electricity and other forms of energy are subject to volatile market conditions that could adversely affect our business.
The prices for and availability of electricity, and other energy resources are subject to volatile market conditions. We do not control these market conditions, which are, moreover, often affected by political and economic factors beyond our control. Decreases in energy prices, or changes in nuclear fusion energy costs relative to other forms of energy, may adversely affect our business. To the extent that these uncertainties cause suppliers and prospective future customers to be more cost sensitive or to adjust their business plans and operations, fluctuations in energy prices may have an adverse effect on our business, results of operations and financial condition.
The cost of electricity generated from nuclear fusion sources may not be cost competitive with other electricity generation sources in some markets, which could materially and adversely affect our business.
Many U.S. electricity markets price electric energy, capacity, and/or ancillary services on a competitive basis, with market prices subject to substantial fluctuations. Other markets remain heavily regulated by state or local utility regulatory authorities, with power purchase decisions by electric utilities subject to various competitiveness or prudence tests. As a result of competitive pressures, some electricity markets experience low marginal energy prices at certain times due to a combination of subsidized generating resources, competitors with low-cost or no-cost fuel sources, or market-design features that create incentives for certain attributes or deliver revenue in unpredictable ways over time, and we may not be able to compete in these markets unless the benefits of the low-carbon, reliable and/or resilient energy generation provided by our targeted future CPPs and related services are sufficiently valued. Even in markets that price reliable capacity on a long-term basis, there is no guarantee that our targeted future CPPs and related services and our operations will be sufficiently low-cost so as to clear auction-style capacity markets, and clearing in any one year is no guarantee of clearing in successive years. Moreover, our current calculation of our potential levelized cost of electricity (“LCOE”) for our targeted future CPPs is based on internal assumptions and estimates as well as a selection of third-party information that may prove to be inaccurate. Additionally, our targeted future CPPs and related services will likely serve a specific market segment of smaller distributed generation, remote application or industrial customers, who may have lower cost power/heat alternatives available to them, especially in the near-term.
Given the relatively lower electricity prices and higher availability of power in the United States and Canada when compared to many international markets, the risk may be greater with respect to our business in the United States and Canada. Regardless of jurisdiction, however, failure of our targeted future CPPs and related services to provide competitively priced electricity or heat could materially and adversely affect our business.
We continue to implement strategic plans and operational initiatives designed to develop, mature, and commercialize our MTF technology, generate revenues, and grow our business. Execution of these plans and initiatives may prove to be more costly than we currently anticipate, we may not succeed in generating future revenue in an amount sufficient to offset the costs of these initiatives, and we may not achieve or maintain profitability.
We continue to make investments and implement initiatives designed to grow our business, including:

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investing in research and development;

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expanding our teams;

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expanding our promotional and marketing efforts to attract potential partners and future customers;

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further enhancing our manufacturing processes, supply chain and partnerships;

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taking measures to protect our intellectual property; and

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investing in legal, accounting, and other administrative functions necessary to support our operations as a public company.

These initiatives may prove to be more expensive than we currently anticipate, and we may not succeed in generating revenue in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. The market opportunities we are pursuing are at an early stage of development, and it may be many years before the end markets we expect to serve generate demand for our planned products and services at scale, if at all. Our future revenue may be adversely affected for a number of reasons, including the development and/or market acceptance of new technologies that competes with ours, our inability to enter new markets or help our potential future customers adapt our planned products and services for new applications or our failure to attract new customers or expand orders from prospective future customers or increasing competition. Furthermore, it is difficult to predict the size and growth rate of our target markets, customer demand for our planned products and services, commercialization timelines, the entry of competitive products and services, or the success of existing competitive products and services. For these reasons, we do not expect to achieve profitability over the near term. If our revenue does not grow over the long term, our ability to achieve and maintain profitability may be adversely affected, and the value of our business may significantly decrease.
We are an early-stage company with a history of financial losses (e.g., negative cash flows), and we expect to incur significant expenses and continuing financial losses until our targeted future CPP becomes commercially viable, which may never occur.
We incurred negative cash flows from operations of $24.0 million for the fiscal year ended December 31, 2025. As of December 31, 2025, we had an accumulated deficit of $332.0 million. We believe we will continue to incur significant operating expenses and financial losses in future periods for the near term. There can be no assurance that we will be able to achieve or maintain profitability in the future or be able to financially support the development and operation of LM26 or CPP. Our potential profitability is particularly dependent upon the adoption of fusion power by utilities, independent power producers, industrial heat and power consumers, data centers, grid operators, and the government that may own, control or regulate these entities, which may not occur.
Our target MTF technology demonstration, commercialization and market development timelines, assessments of total serviceable addressable market opportunity, estimates of LCOE, targets for market adoption of our MTF technology, estimates and forecasts of market growth, and any statements we make about such estimates, forecasts, targets, or assessments, may prove to be inaccurate.
This prospectus includes estimates of the addressable market for our planned products and services and the fusion energy market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates. The anticipated targeted future CPP economics and LCOE are based on significant assumptions related to future government policy, global energy industry dynamics, and the development and industrialization of several critical technologies, as well as market size and pricing estimates, all of which may be subject to change due to fluctuations in global financials, regulatory and legal environments, and other factors, including, but not limited to, the factors discussed herein.

Any delays in the development and manufacture of our services and technology may adversely impact our business and financial condition.
We have previously experienced and may experience in the future, delays or other complications in the design and construction of our LM26 and related technology that could prevent us from delivering any CPPs and related services in the future. If delays like this occur, if our remediation measures and process changes do not continue to be successful, if we fail to find satisfactory manufacturers or suppliers, or if we experience issues with planned manufacturing activities or design and safety, we could experience issues or delays in sustaining or further increasing production and sales of our targeted future CPPs and related services. The effect of such delays may be increased as a result of rising commodity prices and interest rates, which may increase costs to us and to our customers and may adversely affect the competitiveness of our future potential CPPs compared to more established, competing means of supplying electricity or heat.
If we encounter difficulties in scaling our production and delivery capabilities, if we fail to develop and successfully commercialize our targeted future CPPs and related services and related technologies, if we fail to develop such technologies before our competitors or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe or less efficient than those of our competitors, our business and financial condition could be materially and adversely impacted.
We expect to incur research and development costs and devote significant resources to developing our MTF technology and targeted future CPPs and related services, which could significantly reduce our ability to achieve or maintain profitability, or which may never result in any revenues.
Our future growth depends on achieving our targeted LM26 technical milestones, developing and commercializing our CPP, penetrating new markets, adapting our CPP to new applications and customer requirements, and establishing new technologies that achieve market acceptance. Failure to effectively market our targeted future CPPs and related services to the global energy industry could harm our ability to acquire prospective future customers or achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop and introduce new technologies, products, and services. Our research and development expenses were $18.4 million during the fiscal year ended December 31, 2025, and are likely to grow in the future. Further, our research and development program may not produce successful results and any new technologies, products, and services may not achieve market acceptance, create additional revenue or become profitable.
We may not be able to develop, mature, and commercialize our MTF technology and associated target future CPPs and related services as necessary to satisfy changes in prospective future customer demand or industry standards, or be able to attract any customers at all.
Our MTF technology requires additional scientific, design and engineering development before it will be commercially viable, some of which will rely on access to enabling technical capabilities and knowledge that we do not own or control. Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the industries of many of our potential future customers. Our financial performance depends, in part, on our ability to design, develop, manufacture, assemble, test, market and support new technologies and enhancements on a timely and cost-effective basis.
We have not commercialized any of our planned products or services. Our principal focus has been on research and development activities to develop, demonstrate and improve our technology and make our planned product offerings commercially viable and attractive to potential future customers. These activities are subject to various risks and uncertainties we are not able to control, including changes in customer demand or industry standards, advances in other alternative energies such as electric power, and the introduction of new or superior technologies by others, whether within or outside of the fusion energy space. Moreover, any failure by us in the future to develop new technologies or to timely react to changes in existing technologies could materially delay our development of new products or services, which could result in technological obsolescence, decreased revenues and a loss of our market share to our competitors. Our competitors could develop fusion energy technology products and services or could retain customers in a way that decreases the demand for any targeted future CPPs and related services we may offer in the future, adversely affecting our business. In addition, products or services developed by others in the energy industry may render our planned products or services obsolete or non-competitive. Successful commercialization of new, or further enhancements to existing, alternative carbon-free energy generation technologies, such as adding carbon capture and sequestration/storage mechanisms to fossil fuel power plants, wind, solar, or nuclear fission, may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect the market demand for, and our ability to, successfully commercialize our targeted future CPPs. Further, if our planned products or services are not in compliance with prevailing industry standards, such non-compliance could materially and adversely affect our business, financial condition and results of operations.
Any failure to effectively update the design, construction and operations of our targeted future CPPs to ensure cost competitiveness could reduce the marketability of our designs and has the potential to impact deployment schedules.
Developing our designs, construction, and operations will be necessary to be competitive and attractive in the market, particularly in the United States, Canada and other markets where the price of power is generally lower than in certain other key markets. If we are not able to achieve and maintain cost-competitiveness in the United States, Canada or elsewhere, our business could be materially and adversely affected.
We operate in a highly competitive industry, and our current or future fusion technology competitors may develop commercially viable fusion technology sooner than we do, or may be able to compete more effectively than we will, which could have a material adverse effect on our business and targeted future revenues, profitability, growth rates and/or market share.
The markets and industries in which we expect to compete are highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors also have long operating histories and greater resources than we do and could focus their substantial financial resources to develop a competitive advantage. Our competitors may also offer energy solutions at prices below cost, devote significant sales forces to competing with us or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. These competitors may have access to greater sources of funding to develop and commercialize their fusion energy products and services than we do, whether as a result of potential competitive advantages or from supportive national governments. This market environment may result in increased pressures on our pricing and other competitive factors. Additionally, we expect competition to intensify in the future as existing competitors and new market entrants introduce new products into the markets in which we expect to compete. Any of these competitive factors could make it more difficult for us to attract and retain prospective future customers, increase our sales and marketing expenses, reduce profit margins, cause us to lower our prices in order to compete, and reduce our revenues, any of which could have a material adverse effect on our financial condition and operating results. We may not effectively compete against our expected competitors or additional companies that may enter the markets in which we expect to compete.
In addition, we may also face competition based on technological developments that compete with our planned products and services. Our competitors may develop technology that would make ours non-competitive or obsolete. If we do not keep pace with product and technology advances and otherwise keep our planned product offerings competitive, there could be a material and adverse effect on our competitive position, revenue and prospects for growth. Some of our existing competitors, have, and some of our potential competitors could have, substantial competitive advantages such as:
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greater name recognition, longer operating histories and larger customer bases;

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larger sales and marketing budgets and resources;

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broader and deeper product lines;

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greater customer support resources;

•
greater resources to make acquisitions;

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lower labor and research and development costs;

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substantially greater financial and other resources; and

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larger scale manufacturing operations.

Some of our expected larger competitors may have substantially broader product offerings and may be able to leverage their relationships with partners and customers based on other products to gain business in a manner that discourages potential future customers from purchasing our fusion plants, including by selling at zero or negative margins or product bundling. In addition, innovative start-up companies and larger companies that are making significant investments in research and development may invent similar or superior technologies that compete with ours. Our expected and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, some of which are now, or may in the future be, better capitalized than we are, our business, financial condition and results of operations could be adversely affected.
Our business operations may be adversely impacted by, and growth of our business may be limited by, many factors, including global industrial infrastructure constraints, supply chain limitations, global economic conditions, war, regulatory constraints, social acceptance, political resistance to fusion energy, and/or concerns related to issues beyond our control, such as energy security, the environment, and safety.
The number of existing nuclear fusion development projects is limited, and new or expanded nuclear fusion development projects are highly complex and capital intensive. Many factors could negatively affect continued development of nuclear fusion-related infrastructure or disrupt the supply of any future nuclear fusion energy, including:
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limited downstream infrastructure restricting the development of new or expanded CPPs;

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local community resistance to proposed or existing nuclear fusion facilities based on perceived safety, environmental or security concerns;

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any significant explosion, radiation release or similar incident involving a nuclear fusion plant or vessel involved in transportation and storage of activated components from a nuclear fusion plant; and

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labor or political unrest affecting existing or proposed sites for nuclear fusion plants.

We expect that, in the event any of the factors discussed above negatively affect us, we may abandon some of our plans to develop nuclear fusion facilities and other downstream infrastructure or these plans may be significantly delayed. If the nuclear fusion supply chain is disrupted or does not continue to grow, or if a significant explosion, spill or similar incident occurs within the nuclear fusion industry, it could have a material adverse effect on our business, financial condition and results of operations.
We rely on third-party suppliers and, because some raw materials and key components expected to be used in our targeted future CPPs and related services may come from limited or single source suppliers, we are susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and could delay technology development, production and/or deliveries of our targeted future CPPs to prospective future customers.
We may in the future face supply constraints related to components needed to upgrade the LM26, achieve MTF technology commercialization, and construct or scale the market adoption of our future targeted CPPs and related services. Some of the components that go into the manufacture of our solutions are sourced from third-party suppliers. To date, we have produced our planned prototypes for use in research and development programs. Although we do not have any experience in managing our supply chain to manufacture and deliver our planned products at scale, our future success will depend on our ability to manage our supply chain to manufacture and deliver our products at scale. Some of the key materials, such as deuterium, tritium, lithium and other elements used to manufacture and operate our planned products may come from limited or single source suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our planned products. Additionally, the imposition of tariffs on raw materials or supplied components for our planned products and technologies could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner. Such prolonged disruptions could also cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.
We have a global supply chain, and work stoppages or interruptions may adversely affect our ability to source components in a timely or cost-effective manner from our third-party suppliers. For example, our planned products depend on energy storage capacitors and switching systems, large-forged components and vacuum systems and we currently procure products and materials with a limited supplier base. Any shortage of lithium, deuterium and high strength steels could materially and adversely affect our ability to develop and manufacture our products that are under development. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience component shortages and price fluctuations of certain key components and materials, and the predictability of the availability and pricing of these components may be limited. Component shortages or pricing fluctuations could be material in the future. In the event of a component shortage, supply interruption or material pricing change from suppliers of these components, we may not be able to develop alternate sources in a timely manner or at all in the case of sole or limited sources. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly, and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill potential future customer orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our development and potential future product delivery schedules. This could adversely affect our relationships with our prospective future customers and channel partners and could cause delays in shipment of our planned products and adversely affect our operating results. In addition, increased component costs could result in lower gross margins. Even where we are able to pass increased component costs along to our prospective future customers, there may be a lapse of time before we are able to do so such that we must absorb the increased cost. If we are unable to buy these components in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products to our prospective future customers, which may result in such customers using competitive products instead of ours.
We are reliant on key technical, material, and services inputs, so our inability to control their availability or their costs could negatively impact our MTF technology commercialization timeline, the schedule for development of our MTF technology elements, the market adoption of our targeted future CPPs, and our targeted future profitability.
Our planned products and services are expected to be dependent on producing or sourcing certain key components and raw materials at acceptable price levels. If we are unable to adequately source and control the costs of such key components, we will be unable to realize manufacturing cost targets, which could reduce the market adoption of our targeted future CPPs, damage our reputation with current partners or prospective customers, and harm our brand, business, prospects, financial condition and targeted future profitability.
Developing and constructing any future targeted CPPs will involve a significant degree of risk and uncertainty in terms of schedule and cost due to complex project management, reliance on MTF technology development partners and suppliers, and manufacturing process uncertainty for our technology development, as well as power plant components.
The complexity of our MTF technology and any targeted future CPPs and related services could result in unforeseen development and delivery delays or expenses, hindering the viability of, or reducing the market adoption of, our targeted future CPPs and related services, and could damage our reputation with prospective future customers, expose us to product liability and other claims, and adversely affect our business, revenues, profitability, growth rates and/or market share. We may be unable to timely release new products, manufacture products, correct problems that have arisen or correct such problems to our potential future customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products and services are introduced or as new versions are released, could result in serious injury to the end users of our planned products, or those in the surrounding area, litigation against us, negative publicity and other consequences. These risks are particularly prevalent in the highly competitive fusion market. Some errors or defects in our planned products may only be discovered after they have been tested, commercialized and deployed by potential future customers. If that is the case, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims, including class actions, against us by our potential future customers or others. Our reputation or brand may be damaged as a result of these problems and potential future customers may be reluctant to use our planned products and services, which could adversely affect our ability to attract new customers and could adversely affect our financial results.
In addition, we could face material legal claims for breach of contract, product liability, fraud, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of us and our planned products and services. In addition, our business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms or at all. These product-related issues could result in claims against us and our business could be adversely affected.
Our LM26 and targeted future CPP design, development or construction activities may not be successful, and/or we may make significant investments without first obtaining project financing, which could adversely increase our business costs and impair our ability to recover our investments through future revenues.
The development and construction of our targeted future CPPs will involve numerous risks. We may be required to spend significant sums for preliminary engineering, permitting, legal and other expenses before we can determine whether a project is feasible, economically attractive or capable of being built. In addition, we may choose to bear the costs of such efforts prior to obtaining project financing, prior to getting final regulatory approval and/or prior to our final sale to a customer, if any.
Successful completion of a particular project may be adversely affected by numerous factors, including: failures or delays in obtaining desired or necessary land rights, including ownership, leases and/or easements; failures or delays in obtaining necessary permits, licenses or other governmental support or approvals, or in overcoming objections from members of the public or adjoining land owners; uncertainties relating to land costs for projects; unforeseen engineering problems; access to available transmission for energy generated by our targeted future CPPs; construction delays and contractor performance shortfalls; work stoppages or labor disruptions and compliance with labor regulations; cost over-runs; availability of products and components from suppliers; adverse weather conditions; environmental, archaeological and geological conditions; and availability of construction and permanent financing. Additionally, development and construction of some of our targeted future CPPs would be the first of their kind, which means we will face many unknowns that may lead to increased costs or an inability to finalize construction and/or commission the relevant facility.
If we are unable to complete the development of one or more of our targeted future CPPs or fail to meet one or more target construction milestone dates that we may agree on in the future, we may incur losses or be liable for damages or penalties that we are not able to offset, which would have an adverse impact on our results of operations and financial position in the period in which the loss is recognized. We expect that some projects will require self-financing to develop and/or build. If we are unable to complete a project, capital costs whether self-financed or not would also be an exposure that may need to be written off, which would have an adverse impact on our results of operations and financial position in the period in which the loss is recognized.
Liability relating to potential contamination and other environmental conditions may require us to conduct investigations or undertake remediation at the properties underlying our projects, either of which may impact the value of any properties that we may acquire.
We may incur liabilities for the investigation and cleanup of any environmental contamination at the properties underlying or adjacent to any future projects, or at off-site locations where we may arrange for the disposal of hazardous substances or wastes. We are subject to certain laws that often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances or whether the conduct giving rise to the release was legal at the time when it occurred. In addition, liability under certain of these laws is joint and several. We also may be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. The presence of any environmental contamination with respect to one of our planned projects could adversely affect our operations, and we may incur substantial investigation, remediation or other costs or damages, thus harming our business, financial condition and results of operations.
Our business plan requires us to attract and retain qualified personnel including personnel with highly technical expertise. If we are not able to successfully recruit and retain experienced and qualified personnel, it could have a material adverse effect on our business.
Our MTF technology development, commercialization, future growth rate, ability to compete in the global energy market and our future success depends in part on our ability to contract with, hire, integrate, and retain highly competent engineers and scientists and other qualified personnel. Competition for the limited number of these skilled professionals is intense. If we are unable to adequately anticipate our needs for certain key competencies and implement human resource solutions to recruit or improve these competencies, our business, results of operations and financial condition would suffer. If we are unable to recruit and retain highly skilled personnel, especially personnel with sufficient technical expertise to develop our technologies and services, we may experience delays, increased costs and reputational harm.
Currently, we have the majority of key personnel, skills and competencies that we believe will be necessary to execute the LM26 program. If we are unable to retain key LM26 personnel and add personnel as needed to execute the program, we may experience delays, increased costs and reputational harm.
We depend on key executives and management to execute our business plan and conduct our operations. A departure of key personnel could have a material adverse effect on our business.
Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineers, manufacturing and quality assurance, finance, marketing and sales personnel. Our senior management team has extensive experience in the energy and manufacturing industries, and we believe that their depth of experience is instrumental to our continued success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business and financial condition if we are unable to successfully attract and retain qualified and highly skilled replacement personnel.
If we are unable to establish and maintain confidence in our long-term business prospects within the global energy market and among investors, prospective future customers, and external business analysts, or if we are subject to negative publicity, then our business, financial condition, operating results, future business prospects, and access to capital may suffer materially.
Adoption of our MTF technologies, or of fusion energy generally, among our potential future customers may progress more slowly than we anticipate or may be more expensive to bring potential future customers into our pipeline. Any delays or failure to attract potential future customers to our targeted future CPPs or MTF technology may have a material and adverse impact on our business and financial condition.
Our investments in educating prospective future customers about the advantages of fusion energy and its applications may not result in sales of our targeted future CPPs and related services, which could have a material adverse effect on our business, future potential revenues, profitability, growth rates and/or market share.
Educating our prospective future customers about fusion energy, its advantages over other forms of energy and fusion’s ability to convey value in different industries and deployments is an integral part of developing new business and the fusion market generally. If prospective future customers have a negative perception of, or experience with, fusion or a competitor’s fusion products, they may be reluctant to adopt fusion in general or specifically our planned products and services. Adverse statements about fusion by influential market participants may also deter adoption. Some of our competitors have significant financial or marketing resources that may allow them to engage in public marketing campaigns about their alternative technology, fusion or solutions. Our efforts to educate potential future customers and the market generally and to counter any adverse statements made by competitors or other market participants will require significant financial and personnel resources. These educational efforts may not be successful and we may not offset the costs of such efforts with revenue from potential future customers. If we are unable to acquire customers to offset these expenses or if the market accepts such adverse statements, our results of operations and financial condition will be adversely affected.
Our prospective future customers may be large corporations with substantial negotiating power, exacting product and service standards, price concessions, and potentially competitive alternative solutions. If we are unable to sell our targeted future CPPs and related services to these prospective future customers, or if the profit margins of our sales are diminished below our expectations, then our future business prospects, financial performance, and results of operations will be adversely affected.
Our potential future customers may be large, multinational corporations with substantial negotiating power relative to us and, in some instances, may have internal solutions that are competitive to our planned products and services. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing commercial opportunities with any of these companies will require a substantial investment of our time and resources. We cannot assure you that these or other companies will seek our planned products and services or that we will generate meaningful revenue or competitive margins from the sales of our planned products and services to these key potential future customers. If our planned products and services are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on our business.
We may depend on a small number of customers for a substantial portion of our revenue, and the loss of, or a significant reduction in usage from, one or more of our major customers could have a material adverse effect on our revenue and operating results.
Our customer base could be highly concentrated to certain industries and individual customers as we scale operations. A highly concentrated customer base may cause our revenue and results of operations to fluctuate from quarter to quarter and will make it difficult to estimate.
If our customer base is highly concentrated, we may be unable to sustain or increase our revenue from our larger customers or offset the discontinuation or delay of concentrated usage by our larger customers with purchases by new or existing customers. Our business success could depend on our ability to maintain strong relationships with our customers. The loss of any future key customers for any reason, or a change in our relationship with any future key customers, including a significant delay or reduction in their purchases, may cause a significant decrease in our future revenue.
In the future, we may see consolidation of our customer base. Industry consolidation generally has negative implications for equipment suppliers, including a reduction in the number of potential customers, a decrease in aggregate capital spending and greater pricing leverage on the part of consumers over equipment suppliers.
Our business could be materially and adversely affected if we lost any of our largest prospective future customers or if they were unable to pay our invoices.
Although we continue to pursue a broad customer base, we may become dependent on a collection of large customers with strong purchasing power. The loss of business from any of our largest prospective future customers (whether by lower overall demand for our planned products and services, cancellation of contracts or product orders or the failure to award us new business) could have a material adverse effect on our business.
There is also a risk that one or more of our major potential future customers could be unable to pay our invoices as they become due or that a customer will simply refuse to make such payments if it experiences financial difficulties. If a major potential future customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, we could be forced to record a substantial loss.
We operate in multiple countries, which exposes us to additional tax, compliance, regulatory, market, foreign currency, and other multi-jurisdictional financial risks.
We operate primarily in the United States, Canada and the United Kingdom, while we maintain contractual relationships with parts and manufacturing suppliers and service providers in Europe, Asia, Mexico and other locations. We may continue to invest to increase our presence in key markets outside the United States, Canada and the United Kingdom. Managing any future expansion requires additional resources and controls, and could subject us to risks associated with international operations, including:
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conformity with applicable business customs, including translation into foreign languages and associated expenses;

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lack of availability of government incentives and subsidies;

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challenges in arranging, and availability of, financing for potential future customers;

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potential changes to our business model;

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cost of alternative power sources, which could vary meaningfully outside the United States, Canada and the United Kingdom;

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difficulties in staffing and managing foreign operations in an environment of diverse cultures, laws, and potential future customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

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installation challenges;

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different levels of demand among potential future commercial, fleet and residential customers;

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compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the California Consumer Privacy Act, as amended by the California Privacy Rights Act, the Personal Information Protection and Electronic Documents Act (Canada) and state privacy laws in the United States, including in Virginia and Colorado, the European Union and U.K. General Data Protection Regulation, national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

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compliance with United States and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”), the Corruption of Foreign Public Officials Act (Canada) and the United Kingdom Anti-Bribery Act 2020;

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conforming products to various international regulatory and safety requirements;

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difficulty in establishing, staffing and managing foreign operations;

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difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

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restrictions on repatriation of earnings;

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compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable Canadian, United States and United Kingdom tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

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regional economic and political conditions.

As a result of these risks, any potential future international expansion efforts may not be successful.

Our business is subject to the risks of accidents, earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as changes in politics, public policy, social attitudes toward fusion energy and the environment, national commitments to achieving “Net Zero” carbon emissions targets, disruption in global trade, supply chain disruption, terrorism, and war.
Accidents, terrorism, war, a natural disaster such as an earthquake, fire, flood, hurricane or significant power outage or other similar event, or other incidents occurring at any targeted future CPP, including the release of radioactive materials, could result in the shutdown of these plants or impact the acceptance of fusion technology and demand for our targeted future CPPs and related services. Any or all of these events could adversely affect our business, demand for fusion energy and our targeted future CPPs and related services, reputation and operating results, including our financial performance. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by man-made problems, such as power disruptions, could adversely affect our business. We do not have a formal disaster recovery plan or policy in place and do not currently require that our suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays, supply chain disruptions, or cancellations of orders or impede our suppliers’ ability to timely deliver product components, or the deployment of our planned products, our business, operating results and financial condition would be adversely affected. A disruption in global trade, including delivery of air, sea, and land freight, could delay or increase the costs of upgrading our LM26 and/or developing, manufacturing and constructing our targeted future CPPs, or providing targeted future services to any such CPPs, which could adversely affect our business and results of operations. Further, unforeseen changes in fusion regulatory frameworks, any developments deterring national commitments to achieving “Net Zero” carbon emissions targets, and social attitudes toward fusion energy and the environment could adversely affect our business and results of operations.
Interruption or failure of our information technology and communications could have adverse effects, including regulatory effects, on our business and results of operations.
We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we collect, store and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result, we manage a number of third-party contractors who have access to our confidential information.
Given their size and complexity and the increasing amounts of confidential information that they maintain, our internal information technology systems and those of our contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyberattacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to data leakage. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and reputational damage and the further development and commercialization of our planned products and services could be delayed.
While we have not experienced any such system failure, accident or security breach to date that we are aware of, we cannot assure you that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition.
Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including, but not limited to, intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information related to our employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.
The direct and indirect impact on us and our prospective future customers from severe weather and other effects of climate change and the economic impacts of the transition to non-carbon based energy, could adversely affect our business, financial condition and results of operations.
Our operations and properties, and those of our prospective future customers, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other natural disasters and other effects of severe weather conditions that may be caused or exacerbated by climate change. These events can force our prospective future customers to suspend operations at impacted properties and may result in significant damage to such properties. Even if these events do not directly impact us or our prospective future customers they may indirectly impact us and our prospective future customers, including through increased insurance, energy or other costs. In addition, although the ongoing transition to non-carbon based energy is creating significant opportunities for us and our prospective future customers, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our business, financial condition and results of operations.
A pandemic, epidemic or outbreak of an infectious disease in Canada, the United States or worldwide could adversely impact our business operations and our financial results.
We face current and potential future business risks related to health pandemics which could materially and adversely affect the progress of our MTF technology program, business development, and the financial performance of our business.
If a pandemic, epidemic, or outbreak of an infectious disease or other public health crisis were to affect our markets, facilities or our potential future customers, our business could be adversely affected. A pandemic, epidemic, or outbreak of an infectious disease or other public health crisis could disrupt certain aspects of our operations, including the ability of certain of our employees to collaborate in-person, and may adversely impact our business operations and financial results, including our ability to execute on our business strategy and goals. The potential future spread of other infectious diseases and related precautionary measures may result in delays or disruptions in our supply chain, delays in the launch or execution of certain of our potential future customers’ projects and a decrease of our operational efficiency in the development of our systems, products, technologies and services. Moreover, any measures we may take within our facilities to support the health and safety of our employees may also result in a reduction of operational efficiency within our impacted workforce.
Infectious diseases could result in significant disruption and volatility of global financial markets. This disruption and volatility may adversely impact our ability to access capital. In the future, this could negatively affect our liquidity and capital resources. Given the rapid and evolving nature of pandemics, epidemics, outbreaks of infectious diseases and other public health crises, responsive measures taken by governmental authorities and uncertainty about their impact on society and the global economy, we cannot predict the extent to which our operations would be affected, particularly if these impacts were to be persistent or worsen over an extended period of time.
Tax matters, including increases in income tax rates, disagreements with tax authorities, or changes in tax laws, could materially adversely affect our business, results of operations, or financial condition.
We are subject to taxes in Canada, the United States and the United Kingdom and may be subject to taxes in certain other foreign jurisdictions in the future. Due to economic and political conditions, tax rates in various jurisdictions, including Canada, the United States and the United Kingdom, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. We may be subject to income and other tax audits by various tax jurisdictions. An adverse resolution by one or more taxing authorities could have a material impact on our finances. Further, we may be unable to utilize any net operating losses in the event a change in control is determined to have occurred.
We are subject to ongoing milestone and other requirements under agreements that could result in the termination, suspension, or clawback of government funding.
In connection with the Business Combination, our government funding agreements include ongoing obligations to achieve certain milestones, and our failure to achieve such milestones may result in the termination, suspension, or clawback of the funding provided under such agreements. There can be no assurance that we will achieve applicable milestones under our government funding agreements in the future, or that we will not otherwise experience an event of default under such agreements. Any of the foregoing may require us to make substantial payments or could result in the termination of such agreements, which may materially adversely impact our ability to commercialize our targeted future CPPs and our future business prospects, financial performance, and results of operations.
In the future, we may pursue acquisitions, dispositions, or strategic transactions, and if we fail to successfully integrate acquired businesses, technologies or personnel into our business or if such transactions fail to deliver the expected return on investment, our business, financial condition and results of operations could be adversely affected.
We may in the future acquire or invest in businesses, technologies, intellectual property, products, services, or talent that we believe could complement or expand our operations, enhance our technical capabilities, accelerate commercialization of our MTF technology, or otherwise offer growth opportunities. We may not be able to fully realize the anticipated benefits of such acquisitions, investments, dispositions or other strategic transactions. The pursuit of potential transactions may divert the attention of management and cause us to incur significant expenses related to identifying, investigating and pursuing suitable opportunities, whether or not they are consummated. There are inherent risks in integrating and managing acquisitions. If we acquire additional businesses, technologies or assets, we may not be able to assimilate or integrate the acquired personnel, operations, products, services, technologies or rights successfully, or effectively manage the combined business following the acquisition.
We also may not achieve the anticipated benefits or synergies from an acquired business, technology or asset due to a number of factors, including, without limitation:
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unanticipated costs or liabilities associated with the acquisition, including claims related to the acquired company, products, services or technology;

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incurrence of acquisition-related expenses, which would be recognized as current-period expenses;

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inability to generate sufficient revenue or other benefits to offset acquisition or investment costs;

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inability to maintain relationships with customers, suppliers, partners or other counterparties of the acquired business;

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challenges with incorporating acquired technology and rights into our MTF technology development and commercialization program and maintaining quality, safety, regulatory and security standards consistent with our business;

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inability to identify technical, regulatory, security or other vulnerabilities in acquired technology prior to integration with our technology and operations;

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inability to achieve anticipated synergies or unanticipated difficulty integrating the acquired business into our corporate culture;

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delays in customer, partner or supplier commitments due to uncertainty related to any acquisition or other strategic transaction;

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the need to integrate or implement additional controls, procedures and policies;

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challenges caused by distance, language and cultural differences;

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harm to our existing business relationships with partners, suppliers, customers or other counterparties as a result of the acquisition;

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potential loss of key employees;

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use of resources that are needed in other parts of our business and diversion of management and employee resources; and

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use of substantial portions of our available cash, the incurrence of debt or the issuance of equity or equity-linked securities to consummate the acquisition or investment.

Acquisitions also increase the risk of unforeseen legal liability, including for potential violations of applicable law or industry rules and regulations, arising from prior or ongoing acts or omissions by the acquired businesses that are not discovered by due diligence during the acquisition process. We may have to pay cash, incur debt, or issue equity or equity-linked securities to pay for any future acquisitions, each of which could adversely affect our financial condition or the market price of our Subordinate Voting Shares. The sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations. Any of the foregoing could adversely affect our business, financial condition and results of operations.
Operating as a public company requires us to incur substantial costs and requires substantial management attention. In addition, key members of our management team have limited experience in operating a public company.
As a public company, we incur substantial legal, accounting, administrative and other costs and expenses that Old General Fusion did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the PCAOB and Nasdaq, impose additional reporting and other obligations on public companies. Compliance with public-company requirements increases costs and makes certain activities more time-consuming. For example, we are required to maintain board committees, internal controls, and disclosure controls and procedures appropriate for a public company. In addition, we incur expenses associated with SEC reporting requirements. Furthermore, if any issues in complying with those requirements are identified, including if management or our independent registered public accounting firm identifies additional material weaknesses in our internal control over financial reporting, we could incur additional costs to remediate those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our Board or as executive officers.
The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert resources that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
Additionally, many members of our management team have limited experience managing a publicly traded company, interacting with public-company investors and complying with the increasingly complex laws pertaining to public companies. These obligations and constituencies require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States and Canada. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Risks Related to General Fusion’s Capital Resources
To the extent we require additional funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding.
To raise capital, we may sell Subordinate Voting Shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine or complete a debt financing. If we sell Subordinate Voting Shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences and privileges senior to the holders of our Subordinate Voting Shares. Any debt financing obtained, or credit facilities entered into, by us in the future could involve restrictive covenants relating to our ability to incur additional indebtedness, our capital raising activities and/or other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We cannot predict the size of any such future debt or equity financings or the dilutive effect, if any, that such financings will have on the market price of our securities.
Our business requires substantial investment.
The aggregate capital raised from the PIPE Financing and the Business Combination is expected to fund the LM26 program into 2028 but will not be sufficient to finance the total capital required for our business plan to achieve commercialization of our targeted CPPs.
There can be no assurances that we will be successful in raising additional capital, if needed, or able to do so on attractive terms, which may prevent, materially delay, or otherwise materially adversely affect our ability to develop, manufacture, develop required MTF technologies, or otherwise develop our targeted future CPPs and related services that we expect to sell to our prospective future customers. Furthermore, if we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.
The holders of our Multiple Voting Shares have significant protective provisions, including consent rights over certain corporate actions, which may limit our operational and financial flexibility and create divergent interests between the PIPE Investors and holders of our Subordinate Voting Shares.
Pursuant to our articles (the “Articles”), for so long as 20% of the Multiple Voting Shares issued as of the Closing are outstanding, we may not, without the affirmative vote or action by written consent of a majority of the issued and outstanding Multiple Voting Shares held by the PIPE Investors (the “Required Holders”), take any of the following actions: (1) liquidate, dissolve or wind up our affairs; (2) amend, alter, or repeal any provision of the Articles or any similar document of the Company in a manner adverse to the Multiple Voting Shares; (3) create or authorize the creation of, or issue, any other security convertible into or exercisable for any equity security unless such security ranks junior to the Multiple Voting Shares with respect to its rights, preferences and privileges, or increase the authorized number of Multiple Voting Shares; (4) purchase or redeem, or pay any cash dividend on, any share of the Company ranking junior to the Multiple Voting Shares, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan of the Company; (5) enter into any transaction with an affiliate that is not on arm’s-length terms, other than the issuance of equity or awards to eligible participants under the Incentive Plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of the Company; or (6) incur or guarantee any indebtedness, other than equipment leases or trade payables incurred in the ordinary course of business.
In addition, the accrued value of each Multiple Voting Share, being the sum of the original issue price paid for such share (which is deemed to be US$12.00) plus each Periodic AV Increase (as defined below), to the extent applicable (the “Accrued Value”), will automatically be increased by 12% of the Accrued Value annually (the “Periodic AV Increase”) unless the Company elects to declare and pay annual cumulative dividends in cash at the rate of 10% of the Accrued Value. The Multiple Voting Shares are also entitled to vote together with the Subordinate Voting Shares as a single class on an as-converted basis. The Multiple Voting Shares and GF PIPE Warrants held by certain PIPE Investors are also subject to a beneficial ownership limitation (“blocker”) of 9.9%, which prohibits such investors from converting or exercising such securities to the extent that such conversion or exercise would cause them to beneficially own in excess of 9.9% of the outstanding Subordinate Voting Shares. These protective provisions may constrain our ability to pursue strategic transactions, raise additional capital through debt or equity financings, make acquisitions or enter into affiliate transactions. In particular, the restriction on incurring or guaranteeing indebtedness may limit our ability to access credit facilities or other borrowing arrangements that could be important to fund our operations and development programs. The consent rights of the Required Holders may result in delays or the inability to consummate transactions that our Board believes are in the best interests of the Company and holders of Subordinate Voting Shares. Furthermore, the interests of the holders of Multiple Voting Shares may diverge from those of the holders of Subordinate Voting Shares, particularly with respect to transactions or corporate actions where the PIPE Investors’ preferential economic rights (including their liquidation preference, dividend accrual and conversion price protections) may incentivize outcomes that do not maximize value for holders of Subordinate Voting Shares. There can be no assurance that these consent rights will not be exercised in a manner that adversely affects our business, financial condition or results of operations, or the market price of our Subordinate Voting Shares.
Our Amended and Restated SIF Contribution Agreement Contains Events of Default
We have received contributions from the federal government of Canada pursuant to the Amended and Restated SIF Contribution Agreement (as defined below) in an aggregate amount of $55.1 million (CAD $74.3 million). The Amended and Restated SIF Contribution Agreement contains certain events of default, including but not limited to, failure to comply with its covenants under the agreement, use of funding for purposes other than those permitted, and insolvency-related events, upon the occurrence of which, we could be required to repay those contributions, in cash. Although we are currently in compliance with the Amended and Restated SIF Contribution Agreement, the occurrence of an event of default as a result of which we are required to repay all or part of the contributions received to date would have a material adverse effect on our financial condition.
Our corporate expenditures are subject to numerous risks and uncertainties.
Our current and future operating expenses are uncertain and impacted by various factors outside of our control, including the impact of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall expenses and related outspend could be significantly higher than the levels we currently estimate, and any increases could have a material adverse effect on our business, financial condition and results of operations.
The exercise of outstanding warrants and the conversion of Multiple Voting Shares and GF PIPE Warrants will result in dilution to holders of Subordinate Voting Shares, which dilution may increase as a result of price adjustment provisions applicable to certain of these securities.
As of the date of this prospectus, there are outstanding warrants (including the Spring Valley Warrants, GF PIPE Warrants, and GF SVS Warrants) and Multiple Voting Shares, each exercisable or convertible into Subordinate Voting Shares. The exercise or conversion of these securities will dilute existing holders of Subordinate Voting Shares. Moreover, the Multiple Voting Shares are convertible at the Accrued Value divided by a Conversion Price that is initially $12.00 but subject to a VWAP-based reset (to as low as $5.00 per share) and anti-dilution adjustments for below-market issuances. Similarly, the exercise price of the GF PIPE Warrants are subject to the VWAP reset (to as low as $5.00 per share). If the Conversion Price resets to the $5.00 floor, the Subordinate Voting Shares issuable upon conversion would increase significantly.
The SAFE Warrants similarly contain adjustment provisions that may increase the number of shares issuable upon exercise in connection with dilutive events. Holders of Subordinate Voting Shares will have no anti-dilution protections with respect to any increased issuances resulting from the foregoing adjustments. The actual number of Subordinate Voting Shares that may be issued upon exercise or conversion of these securities, and the resulting dilution to existing holders, cannot be determined at this time and will depend on market conditions and future events.
Changes in our accounting estimates and assumptions could negatively affect the reporting of our financial position and results of operations.
We prepare our consolidated financial statements in accordance with GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, expense recognition, recoverability of assets, grant receivables, contingencies, valuation of financial instruments, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. For additional information regarding the critical accounting estimates that impacted the preparation of our consolidated financial statements as of and for the years ended December 31, 2025 and 2024 and our condensed consolidated financial statements as of and for the three and six months ended June 30, 2026 and 2025, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our consolidated financial statements.
We have identified material weaknesses in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.
We are required to evaluate and determine the effectiveness of internal control over financial reporting. Neither we nor our independent registered public accounting firm were required to, and therefore did not, perform an evaluation of the effectiveness of our internal control over financial reporting as of or for any period included in our financial statements included herein, nor any period subsequent in accordance with the provisions of the Sarbanes-Oxley Act. However, in connection with the preparation of our financial statements, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified pertained to:
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we lacked adequate documentation across key processes and did not design and maintain adequate formal documentation of our internal control procedures and policies including an absence of an internal process to identify and assess deficiencies in our internal controls on a timely basis;

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we lacked adequate information technology general controls over our key financial reporting systems, including ineffective segregation of duties, change management and program development in our control environment; and

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we did not maintain a sufficient complement of personnel with requisite knowledge and experience in the application of complex areas of GAAP and SEC rules to appropriately present certain complex and non-routine debt and government assistance transactions in conformity with GAAP. Our internal review process lacked the requisite knowledge to effectively monitor the work of third-party consultants and ensure compliance with GAAP and SEC reporting requirements.

We are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, including the following:
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designing and implementing our financial control framework to identify, assess, and respond to the risks of material misstatement;

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designing and implementing certain information technology general controls over our information technology systems with the assistance of external advisors with the requisite experience and knowledge;

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adding additional qualified accounting personnel with experience with complex GAAP and SEC rules; and

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engaging an accounting advisory firm to assist with the documentation, evaluation, remediation and testing of our internal control over financial reporting based on the criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Remediation will require validation of control design and a period of sustained operating effectiveness before management can conclude the material weakness has been remediated. We will not be able to conclude that our internal control over financial reporting is effective until management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. We can give no assurance that our efforts will remediate these material weaknesses in our internal control over financial reporting, or that additional material weaknesses will not be identified in the future. Additionally, there can be no assurance that we have identified all material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act.
Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on our business.
In connection with filing our first Annual Report on Form 20-F following the Closing, we will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Old General Fusion as a privately-held company.
If during the evaluation and testing process we identify additional material weaknesses in our internal control over financial reporting or determine that existing material weaknesses have not been remediated, our management will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our auditors are unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial statements, the market price of our Subordinate Voting Shares could be adversely affected and we could become subject to litigation or investigations by governmental agencies and securities, accounting and other regulatory authorities, which could require additional financial and management resources.
We may experience a disproportionately higher impact from inflation and rising costs.
While inflation rates have moderated in the last year, they still remain elevated compared to the prior decade. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects.
Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact may not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to sell to customers, which could have a material adverse effect on our business, financial condition and results of operations.
Certain of our warrants are classified as liabilities and are required to be measured at fair value at issuance and at each reporting period with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Subordinate Voting Shares.
Under U.S. GAAP, we are required to evaluate our warrants to determine whether they should be classified as liabilities or as equity. We have concluded that certain of our warrants must be classified as liabilities as they contain provisions that preclude equity classification. As a result of this classification, these warrants are recorded at fair value at issuance and remeasured at fair value at the end of each reporting period, with changes in fair value recognized in our consolidated statements of operations. The impact of changes in fair value on our net loss may have an adverse effect on the market price of our Subordinate Voting Shares and may cause fluctuations in our results of operations based on factors that are outside of our control.
Risks Related to Legal and Regulatory Matters
The regulatory framework and licensing process for commercial fusion energy are still under development in key jurisdictions (e.g., the United States, Canada, and the United Kingdom), and, therefore, their exact nature, extent, and process for compliance have not been established, and their expected impact on our business is uncertain. Most, if not all, countries do not yet have an approved regulatory framework or licensing process for commercial fusion energy.
The regulatory framework and licensing process for governing commercial fusion energy are evolving and any failure or perceived failure to comply with applicable laws or regulations as they emerge may adversely affect our business. Fusion energy and our business are subject to oversight by government regulatory and permitting organizations and agencies in the jurisdictions in which we operate, and fusion energy and our business may be subject to such oversight in other jurisdictions in which we may operate in the future, any of which could subject us to obligations, restrictions and limitations with an adverse effect on our ability to attract customers, our ability to achieve our targeted business performance, our financial condition, and our results of operations. New insurance pools may need to be formed to provide nuclear liability and onsite nuclear property damage coverage, or applicable legal frameworks could change to make fusion facilities subject to international or domestic nuclear liability laws, which, while traditionally the responsibility of the facility operators, could adversely affect our business. Additionally, fusion energy facilities are likely to be subject to financial assurance requirements by government regulatory and permitting organizations and agencies for the purposes of decontamination and decommissioning, and while these requirements are traditionally the responsibility of end-use customers, materially adverse requirements could impact our business.
Failure to comply with anticorruption, economic sanctions and anti-money laundering laws, including the FCPA, Corruption of Foreign Public Officials Act (Canada), Criminal Code, Special Economic Measures Act, Justice for Victims of Corrupt Foreign Officials Act, United Nations Act and Freezing of Corrupt Foreign Officials Act, UK Bribery Act 2010 and similar laws associated with activities inside or outside of the United States or Canada, could subject us to penalties and other adverse consequences.
We are subject to the FCPA, Corruption of Foreign Public Officials Act (Canada), Criminal Code, Special Economic Measures Act, Justice for Victims of Corrupt Foreign Officials Act, United Nations Act and Freezing of Corrupt Foreign Officials Act, UK Bribery Act 2010 and similar laws associated with activities inside or outside of the United States or Canada and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. We face significant risks if we fail to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil penalties or sanctions and other consequences which could have a materially adverse effect on our reputation, business, operating results and prospects. In addition, ensuring compliance may be costly and time-consuming and responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.
We are subject to governmental export and import control laws and regulations, as well as laws and regulations relating to foreign ownership and economic sanctions. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial performance, and results of operations.
Our planned products and services are expected to be subject to export control and import laws and regulations, including the Export and Import Permits Act (Canada), the Customs Act (Canada) and regulations, the United States Export Administration Regulations, United States Customs regulations and various economic and trade sanctions regulations administered by the United States Treasury Department’s Office of Foreign Assets Controls. Export control laws and regulations and economic sanctions in the United States and other jurisdictions prohibit the shipment of certain products and services to, or from, certain embargoed or sanctioned states, countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of our planned products and technology must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.
We rely on third-party consultants for our regulatory compliance, and we could be adversely impacted if the consultants do not correctly inform us of relevant legal or regulatory changes.
We depend on third-party consultants to work with us across all of our operations to ensure correct legal, permitting and regulatory compliance and keep us apprised of relevant legal or regulatory changes. We may face non-compliance or legal challenges if our third-party consultants do not inform us of the proper compliance measures or if we fail to maintain our engagement with third-party consultants. Any failure, or perceived failure, by us to comply with current and future legal or regulatory requirements could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on our reputation and brand, disruption to our business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause potential future customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.
Our business is subject to a variety of risks, some of which may not be covered by our future or existing insurance policies.
In the course of implementing our business plan, including, among other things, upgrading of the LM26, commercial technology maturation, developing, manufacturing and constructing our targeted future CPPs, and providing targeted future services to any such CPPs, and commencing our commercial scale operations, we may be subject to a variety of risks that could result in (i) damage to, or destruction of, proposed or existing nuclear fusion facilities, (ii) personal injury or death, (iii) environmental damage, (iv) delays, (v) monetary losses, (vi) natural disasters, and (vii) legal liability, among others. It is not always possible to fully insure against such risks, and new insurance pools may need to be formed to provide adequate liability and damage coverage. We may determine not to insure against all such risks as a result of high premiums or for other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in an increase in cost and a decline in the value of our securities. We cannot be certain that insurance for some or all of these risks will be available on acceptable terms or conditions, if at all, and in some cases, coverage may not be acceptable or may be considered too expensive relative to the perceived risk.
Changes to trade policy, economic sanctions, tariffs, and import/export regulations may have a material adverse effect on our business, financial performance, and results of operations.
Changes in global political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories or countries where we purchase our components, sell our planned products or otherwise conduct our business may adversely affect the progress of our MTF technology commercialization program, business development, and the financial performance of our business. The United States has instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the United States and other countries where we conduct our business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. Although our current operations are in Canada, such changes could adversely affect the alternative energy market, our ability to access key components or raw materials needed to continue to develop our technology, manufacture our planned products, our ability to sell our planned products and services to prospective future customers outside of the United States and the demand for our planned products and services. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with such changes, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations. Canada may also impose sanctions and/or tariffs affecting countries where our operations currently reside, which could adversely affect our business.
We will likely be subject to, and will be required to remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, construction, and servicing of our targeted future CPPs. Prospective future customers may also require that we comply with their own unique requirements relating to these matters, including provision of data and related assurance for environmental, social, and governance related standards or goals.
We will likely be subject to, and will be required to remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, construction, and servicing of our targeted future CPPs. Since we operate on a global basis, this is a complex process which requires continual monitoring of laws and regulations and an ongoing compliance process to ensure that we and our suppliers are in compliance with existing laws and regulations in each market where we operate. For example, we are currently operating the LM26 facility under a license from the Canadian Nuclear Safety Commission (“CNSC”) which is also subject to Canadian laws and government regulations. If there is an unanticipated new law or regulation that significantly impacts our use of items such as our license with CNSC or our sourcing of various components, or that requires more expensive components, that law or regulation could materially and adversely affect our business, results of operations and financial condition.
Our planned products and services are expected to be subject to complicated laws and regulatory schemes that vary from jurisdiction to jurisdiction. These are rapidly evolving areas where new laws or regulations could impose limitations on fusion generally or our planned products and services specifically. If we fail to adhere to these new laws or regulations or fail to continually monitor the updates, we may be subject to litigation, loss of prospective future customers or negative publicity and our business, results of operations and financial condition will be adversely affected.
Our business may be adversely affected by changes in the regulation of fusion energy and the broader global energy industry, or by concerns that result in the promulgation or adoption of unanticipated fusion energy regulatory requirements.
Government energy regulations are an important factor for our business. Our business may be adversely affected by changes in the regulation of fusion energy and the broader global energy industry, or by concerns that result in the promulgation or adoption of unanticipated fusion energy regulatory requirements. National governments may institute policies related to fusion based on national security, which may limit our ability to market our technology to the full breadth of our anticipated TAM for future CPPs and related services.
Government safety regulations are subject to change based on a number of factors that are not within our control, including new scientific or technological data, adverse publicity regarding the industry, accidents involving our planned products and services, domestic and foreign political developments or considerations, and litigation relating to our planned products and services and our competitors’ products and services. Changes in government regulations could adversely affect our business. If government priorities shift and we are unable to adapt to changing regulations, our business may be materially and adversely affected.
Federal and local regulators impose more stringent compliance and reporting requirements in response to safety issues in the alternative energy and fusion energy industries. If future CPPs and related services are established, the obligations of complying with safety regulations and reporting requirements could increase and it could require increased resources and adversely affect our business. Fusion may be subject to new and complex regulatory framework requirements that are more stringent, more expensive, or take more time to license our targeted future CPPs than we currently anticipate, any of which could adversely affect our business.

Significant adverse changes to legislation and regulations, including proposed regulatory frameworks applicable to fusion energy, may have a significant adverse impact on our ability to execute our business plans in a timely and cost-effective manner and may have a material adverse effect on our ability to achieve our targeted business performance, financial condition, and results of operations.
Uncertain global macro-economic and political conditions could materially adversely affect our business, results of operations and financial condition.
Our business, financial condition and results of operations are materially affected by economic, financial and political conditions in Canada, the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws, the effects of governmental initiatives to manage economic conditions, political instability, civil unrest, terrorist attacks and war or military action. Future potential customers may delay or decrease spending on our planned products and services as their business and budgets are impacted by economic conditions and political uncertainty. The inability of potential future customers to pay us for our planned products and services may adversely affect our earnings and cash flows.
In addition, global supply chain disruptions have increasingly affected both the availability and cost of raw materials, component manufacturing and deliveries. These disruptions may result in delays in equipment deliveries and cost escalations that could adversely affect our business. Future supply chain disruptions could prevent our ability to obtain necessary raw materials in a timely and cost-effective manner.
Existing and future environmental health and safety laws and regulations could result in increased compliance costs, additional business operating costs, increased costs to operate or upgrade the LM26 and/or design, construct and manufacture targeted future CPPs, and other unanticipated business restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial performance or results of our business operations.
Our company and its operations, as well as those of our contractors, suppliers and potential future customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes. These laws may require us or others in our value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business.
Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted.
Further, we currently rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is ours or our contractors’, may result in liability under environmental laws, including, but not limited to, the Canadian Environmental Protection Act and the United States Comprehensive Environmental Response, Compensation and Liability Act, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

We are subject to multiple environmental permitting processes at the international, national, sub-national, and/or local levels. Failure to obtain necessary permits and approvals may adversely impact our business.
The design, construction and operation of LM26 are regulated activities. We will be required to obtain permits and licenses according to local regulatory authorities with respect to any new construction, expansion or modification of our facilities, and maintain or renew such permits and licenses. We cannot control the outcome of the regulatory review and approval processes. Certain of these governmental permits, approvals and authorizations are or may be subject to rehearing requests, appeals and other challenges.
There is no assurance that we will obtain and maintain or renew these governmental permits, approvals and authorizations, or that we will be able to obtain them on a timely basis, and failure to obtain and maintain any of these permits, approvals or authorizations could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
Fusion energy facilities generate certain short- and medium-term radioactive waste materials that must be isolated, transported, or otherwise disposed of at radioactive waste disposal facilities in accordance with government regulatory and permitting requirements. Failure to comply with applicable regulatory requirements may result in substantial fines or other restrictions or limitations that could have an adverse effect on our business, prospects, financial condition, and results of operations.
Our targeted future CPPs are expected to produce certain radioactive waste in the form of tritium and activated metals that will likely need to be transported offsite and disposed of in a low-level radioactive waste disposal facility. Tritium has a half-life of about 12 years. Targeted future CPPs are expected to both generate tritium and use tritium as a fuel, but excess tritium may be disposed of as waste if not sold to other users. A release of these materials could pose a health risk to humans, plants and animals or the environment. If an accident were to occur, its severity would depend on the volume and location of the release and the speed of corrective action taken by emergency response personnel, as well as other factors beyond our control, such as weather and wind conditions. Failure to comply with applicable regulatory requirements may result in substantial fines or other restrictions or limitations that could have an adverse effect on our business, prospects, financial condition, and results of operations.
Under federal, state, provincial and local laws and regulations, a current or former owner or operator of real property may be liable for costs to remediate contamination resulting from the presence or release of hazardous substances, wastes or petroleum products. These costs could be substantial and liability under such laws is strict and may attach whether or not the owner or operator knew of or caused such contamination. Moreover, the presence of contamination may expose us to third-party claims for property damage or bodily injury, subject our properties to liens in favor of the government for damages and cleanup costs, impose restrictions on the manner in which we use our properties, and materially adversely affect our ability to sell, lease, insure, or develop our properties. We also may be liable for costs of remediating third-party disposal sites to which we arranged for the disposal or treatment of hazardous substances without regard to whether such disposal occurred in compliance with environmental laws. These matters could have an adverse effect on our financial condition.
Additionally, we may be responsible for the decontamination or decommissioning of facilities where we conduct, or previously conducted, operations. Activities of our contractors, suppliers or other counterparties similarly may involve toxic, hazardous, and radioactive materials and we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities, including the decontamination or decommission of third-party facilities.
Risks Related to Technology, Privacy and Intellectual Property
We may not be able to adequately protect or enforce our intellectual property rights or prevent unauthorized parties from infringing, misappropriating, copying or reverse engineering our proprietary technologies and technical solutions. Our efforts to protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly and time consuming and, therefore, may adversely affect our business.
The success of our planned products and services and our business depends in part on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for our planned products in the United States and other international jurisdictions. We rely on a combination of patent, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection.
We cannot be assured that any patents will be issued with respect to our currently pending patent applications or that any trademarks will be registered with respect to our currently pending applications in a manner that gives us adequate defensive protection or competitive advantages, if at all, or that any patents issued to us or any trademarks registered by us will not be challenged, invalidated or circumvented. We have filed for patents and trademarks in the United States and in certain international jurisdictions, but such protections may not be available in all countries in which we operate or in which we seek to enforce our intellectual property rights, or may be difficult to enforce in practice. Our currently issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to us or infringe our intellectual property.
Protecting against the unauthorized use of our intellectual property and other proprietary rights is expensive and difficult, particularly internationally. We believe that our patents are foundational in the area of fusion products and services and intend to enforce the intellectual property portfolio we have built.
Unauthorized parties may attempt to copy or reverse engineer our technology or certain aspects of our planned products or services that we consider proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our planned products or services, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States.
Any such litigation, whether initiated by us or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect our business, operating results and financial condition. Even if we obtain favorable outcomes in litigation, we may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering our solutions.
Further, many of our current and potential competitors have the ability to dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than we have. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.
Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our planned products become available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, operating results, financial condition and prospects.
Third-party claims alleging that we are infringing, misappropriating or otherwise violating another person’s intellectual property rights, whether successful or not, could subject us to costly and time-consuming litigation, require us to enter into expensive intellectual property licenses, or otherwise place limitations on our use of such intellectual property, which could adversely affect our business.
If we fail to comply with our obligations under license or technology agreements with third parties, we may be required to pay damages or could potentially lose intellectual property rights that are critical to our business. Although we hold key patents related to our planned products, a number of companies, both within and outside of the fusion industry, hold other patents covering aspects of fusion products and services. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is potential for litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. We may receive inquiries from other intellectual property holders and may become subject to claims that we infringe their intellectual property rights, particularly as we expand our presence in the market, expand to new use cases and face increasing competition. In addition, parties may claim that the names and branding of our planned products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, we may have to change the names and branding of our planned products in the affected territories and we could incur other costs.
We currently have, and may in the future have, a number of agreements in effect pursuant to which we have agreed to defend, indemnify and hold harmless our potential future customers, suppliers, and channel partners and other partners from damages and costs which may arise from the infringement by our planned products and services of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Our insurance may not cover all intellectual property infringement claims. A claim that our planned products or services infringe a third party’s intellectual property rights, even if untrue, could adversely affect our relationships with our prospective future customers, may deter future customers from purchasing our planned products and services and could expose us to costly litigation and settlement expenses. Even if we are not a party to any litigation between a future customer and a third party relating to infringement by our planned products and services, an adverse outcome in any such litigation could make it more difficult for us to defend our planned products and services against intellectual property infringement claims in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand and operating results.
Our defense of intellectual property rights claims brought against us or our potential future customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force us to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages or obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our planned products and services to our potential future customers and may require that we procure or develop substitute products or services that do not infringe, which could require significant effort and expense. Any of these events could adversely affect our business, operating results, financial condition and prospects.
We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.
Our confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. While we require certain of our employees, consultants, and contractors to assign such intellectual property to us in the event that the intellectual property is not automatically assigned (e.g., as work made for hire), those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, we have not obtained intellectual property assignment agreements from all employees, consultants and contractors, which also may result in the misappropriation of our intellectual property.
We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or the right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.
We currently enjoy only limited geographical protection with respect to certain issued patents and may not be able to protect our intellectual property rights throughout the world.
We do not have worldwide patent rights for our planned products, services and related proprietary technologies because there is no such thing as worldwide or “international patent rights.” Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Filing, prosecuting and defending patents on our intellectual property worldwide can pose several challenges. First, procuring patent rights in multiple jurisdictions would be cost prohibitive because individual patent offices in different jurisdictions will have to examine each patent application separately. Therefore, costs such as examination fees, translation fees and attorneys’ fees are considered. Once a patent is registered, we or our licensors will also have the continued obligation of paying maintenance fees periodically to avoid patents from becoming abandoned or lapsed. Second, the breadth of claims in patents may vary from jurisdiction to jurisdiction. For instance, certain patent offices may require narrower claims, resulting in patent rights that are less extensive. Further, as noted above, we may not be able to obtain patents in some jurisdictions even if we obtain patents in other jurisdictions. Accordingly, our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection or pending patent applications.
Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.
Our intellectual property applications in applicable jurisdictions may not be granted, issued, or registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting fusion energy technology substantially similar to our own.
We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will be issued, or that our issued patents will afford protection against competitors with similar technology. The legal protections afforded by any additional patents or other intellectual property registrations may not adequately cover the full scope of our business activities or permit us to gain or keep any competitive market position. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.
In addition to patented MTF technology, we rely on our unpatented proprietary MTF technology, trade secrets, processes and know-how, and any failure to protect and enforce such unpatented intellectual property rights may have an adverse effect on our business, financial condition and results of operations.
We rely on the protection of our trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Although we have entered into confidentiality agreements with third parties and confidential information and inventions agreements with employees, consultants and advisors, we cannot provide any assurances that all such agreements have been duly executed, and any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets.
Moreover, third parties may still obtain this information or may come upon this or similar information independently, and we would have no right to prevent them from using that technology or information to compete with us. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced, and our competitive position would be harmed. If we do not apply for patent protection prior to such publication or if we cannot otherwise maintain the confidentiality of our proprietary technology and other confidential information, then our ability to obtain patent protection or to protect our trade secret information may be jeopardized.
Some of our planned products and services contain open-source software, which may pose specific risks to our proprietary software, or our targeted future CPPs and related services, in a manner that could harm our business.
We use open-source software in some of our planned products and services, and we anticipate using open-source software in the future in our targeted CPPs. Some open-source software licenses require those who distribute open-source software as part of their own software product to publicly disclose all or part of the source code to such software product or to make available any derivative works of the open-source code on unfavorable terms or at no cost, and we may be subject to such terms. The terms of many open-source licenses have not been interpreted by United States or foreign courts, and there is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our planned products or services.
In addition, we rely on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for our current MTF development. In our future targeted CPPs, we may continue to rely on similar copyleft licenses. Third parties may assert a copyright claim against us regarding our use of such software or libraries, which could lead to a limitation of our use of such software or libraries. Use of such software or libraries may also force us to provide third parties, at no cost, the source code to our proprietary software, which may decrease revenue and lessen any competitive advantage we have due to the secrecy of our source code.
We could face claims from third parties claiming ownership of, or demanding release of, the open-source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement, which may be a costly and time-consuming process, and we may not be able to complete the re-engineering process successfully.
Additionally, the use of certain open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties or controls on the origin of software. There is typically no support available for open-source software, and we cannot ensure that the authors of such open-source software will implement or push updates to address security risks or will not abandon further development and maintenance. Many of the risks associated with the use of open-source software, such as the lack of warranties or assurances of title or performance, cannot be eliminated, and could, if not properly addressed, have an adverse effect on our business and results.
We may be subject to liabilities or damages resulting from claims that we or our employees wrongfully misappropriated, used, or disclosed trade secrets or other confidential information of our competitors or other third parties.
We may be subject to claims that we or our employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of our competitors or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our planned products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

We are subject to cybersecurity and data privacy risks to our operational systems, security systems, information technology infrastructure, integrated software, and customer data processed by us or third-party vendors or suppliers. Any material failure, weakness, interruption, cyber event, incident, or breach of security could prevent us from effectively operating our business or result in financial losses and reputational harm.
We are at risk for interruptions, outages and breaches of operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us or our third-party vendors or suppliers; in-product technology owned by us or our third-party vendors or suppliers; or potential future customer data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of potential future customers, employees, suppliers, drivers or others; jeopardize the security of our facilities; or affect the performance of our planned products and services. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect us against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, and deliver our planned products and services, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.
A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, our insurance coverage for cyberattacks may not be sufficient to cover the losses we may experience as a result of a cyber incident.
The fusion industry is characterized by unforecastable and rapid technology advancement, which could adversely affect the market adoption of our targeted future CPPs and related services.
While we intend to invest substantial resources to remain at the forefront of technological development, continuing technological changes in fusion technology and the markets for these products and services could adversely affect adoption of fusion and/or our planned products and services, either generally or for particular applications. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our planned product and services offerings, as well as introduce a variety of new product and services offerings, to address the changing needs of the markets in which we expect to offer our planned products and services. We cannot guarantee that our new products or services will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products and services that meet customer requirements could damage our relationships with future customers and lead them to seek alternative sources of supply. If fusion commercializes, we will be required to develop and deliver solutions at price points that enable wider and ultimately mass-market adoption. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or services at competitive prices may cause potential future customers to purchase our competitors’ products or turn to alternative energy sources.
If we are unable to devote adequate resources to develop our planned products and services or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our planned products and services could lose market share, our revenue will decline, we may experience operating losses and our business and prospects will be adversely affected.
The Canadian or U.S. governments’ budget deficits and national debts, as well as any inability of Canada or the U.S. government to complete its budget or appropriations process for any government fiscal year, could have an adverse impact on our business, financial condition and results of operations.
The Canadian or U.S. governments’ budget deficits and national debts, as well as any inability of Canada or the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition and results of operations.
Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the energy spending priorities of the Canadian and U.S. governments, what challenges budget reductions will present for the energy industry and whether annual appropriations bills for all agencies will be enacted for fiscal year 2026 and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The Canadian or U.S. governments’ budget deficits and national debts could have an adverse impact on our business, financial condition and results of operations in a number of ways, including the following:
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The Canadian or U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;

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Canadian or U.S. government spending could be impacted by alternate arrangements to sequestration, which increases the uncertainty as to Canadian or U.S. government spending priorities and levels; and

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We may experience declines in revenue, profitability and cash flows as a result of reduced or delayed orders or payments or other factors caused by economic difficulties of our prospective future customers, including Canadian, provincial, or U.S. federal, state and local governments.

These factors may be exacerbated by elevated interest rates as more Canadian or U.S. government spending must be appropriated to servicing the national debt. Furthermore, we believe continued budget pressures could have serious negative consequences for the fusion industry and the customers, employees, suppliers, investors and communities that rely on companies in the fusion industry. Budget and program decisions made in this environment would have long-term implications for us and the entire fusion industry.
Continued compliance with federal, state, local and international data privacy and security laws, rules and regulations may require costly capital expenditures, and a failure to comply with new laws, rules and regulations could adversely affect our business.
Our current and potential future operations and sales subject us to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission and the U.K. have adopted the General Data Protection Regulation and California enacted the California Consumer Privacy Act, as amended by the California Privacy Rights Act, both of which provide for potentially material penalties for non-compliance. These regimes, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. While, generally, we will not have access to, collect, store, process, or share information collected by our planned products and services unless our potential future customers choose to proactively provide such information to us, our planned products and services may evolve both to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time.
We may also be affected by cyberattacks and other means of gaining unauthorized access to our planned products, systems, and data. For instance, cyber criminals or insiders may target us or third parties with which we have business relationships to obtain data, or in a manner that disrupts our operations or compromises our planned products or the systems into which our planned products are integrated.
We are assessing the continually evolving privacy and data security regimes and measures we believe are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like ours, we may need to update or enhance our compliance measures as our planned products, markets and potential future customer demands further develop, and these updates or enhancements may require implementation costs. In addition, we may not be able to monitor and react to all developments in a timely manner. The compliance measures we do adopt may prove ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyberattacks, or improper access to, use of, or disclosure of data, or any security issues or cyberattacks affecting us, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on our reputation and brand, loss of proprietary information and data, disruption to our business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause potential future customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.
Risks Related to Securities Ownership
The Expiry of Lock-Up Period May Cause the Price of Our Subordinate Voting Shares to Fall
If our existing shareholders sell or indicate an intention to sell substantial amounts of our Subordinate Voting Shares in the public market, the trading price of our Subordinate Voting Shares could decline. In addition, Subordinate Voting Shares underlying any outstanding options, warrants or Earnout Shares will become eligible for sale if exercised or settled, as applicable, and to the extent permitted by the provisions of various vesting agreements, Rule 144 of the Securities Act and Canadian securities laws. If these additional Subordinate Voting Shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Subordinate Voting Shares could decline.
Further, the Working Capital Warrants and the Subordinate Voting Shares issuable upon exercise thereof are being registered for resale pursuant to this prospectus and are not subject to any contractual lock-up or resale restrictions; accordingly, those warrants may be exercised and the underlying Subordinate Voting Shares sold in the public market at any time following the effectiveness of the registration statement of which this prospectus forms a part, which could result in dilution to our existing shareholders and adversely affect the prevailing market price of our Subordinate Voting Shares. In addition, approximately 40,897,648 Subordinate Voting Shares issued to former Old General Fusion shareholders are subject to a 180 day lock-up. The market price of our Subordinate Voting Shares could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of Subordinate Voting Shares in the public market could occur at any time after the expiry of the lock-up period. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Subordinate Voting Shares.
Our governance documents permit us to issue an unlimited number of Subordinate Voting Shares and 12,000,000 Multiple Voting Shares without seeking approval of the shareholders. We may complete additional financings in the future, which may have a dilutive or negative effect on existing shareholders.
Our governance documents permit us to issue an unlimited number of Subordinate Voting Shares. Subject to the requirements of the BCBCA, the rights of the PIPE Investors described below, applicable securities laws and securities exchange rules and policies, we are not required to obtain the approval of shareholders for the issuance of additional Subordinate Voting Shares. Any further issuances of Subordinate Voting Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.
Our governance documents also permit us to issue an unlimited number of preferred shares, issuable in series and, subject to the requirements of the BCBCA, having such designations, rights, privileges, restrictions and conditions, including dividend and voting rights, as the Board may determine, and which may be superior to those of the Subordinate Voting Shares. The issuance of preferred shares could, among other things, have the effect of delaying, deferring or preventing a change in control and might adversely affect the market price of the Subordinate Voting Shares. Subject to the provisions of the BCBCA, the rights of PIPE Investors described below, Nasdaq, and any other securities exchange that our Subordinate Voting Shares may be listed on, we may not be required to obtain the approval of the holders of Subordinate Voting Shares for the issuance of preferred shares or to determine the maximum number of shares of each series of preferred shares, create an identifying name for each series and attach such special rights or restrictions as the Board may determine.
The rights and restrictions attached to the Multiple Voting Shares provide that for as long as 20% of the Multiple Voting Shares issued as of the Closing are held by the PIPE Investors, the Company shall not, without the affirmative vote or action by written consent of the Required Holders (as defined below), among other things, create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Multiple Voting Shares with respect to its rights, preferences and privileges, or increase the authorized number of Multiple Voting Shares. As such, for so long as the 20% of the Multiple Voting Shares issued as of the Closing are held by the PIPE Investors, the Company’s ability to raise additional funds by way of the issue of securities with rights ranking senior to the Multiple Voting Shares is subject to the consent of the Required Holders, which may or may not be obtained in a timely manner or on reasonable terms.
We may be, or may become, a passive foreign investment company, or PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders.
If General Fusion is or becomes a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations”), such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements.
Because Spring Valley was a blank-check company with no active business prior to the Business Combination, Spring Valley may have been classified as a PFIC for its taxable year ended December 31, 2025. General Fusion expects it should be treated as the same corporation as Spring Valley for purposes of the PFIC rules, and the PFIC income and asset tests in respect of General Fusion for the current taxable year should be applied based on the income and assets of the combined business.
Because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine the PFIC status of General Fusion for any taxable year until after the close of that taxable year. Accordingly, there can be no assurance as to the PFIC status of General Fusion for the current taxable year or any future taxable year.
If General Fusion is, or is treated as, a PFIC for any taxable year during a U.S. Holder’s holding period for Subordinate Voting Shares, the Working Capital Warrants and/or the GF PIPE Warrants, the U.S. Holder generally will be subject to adverse U.S. federal income tax consequences, including (subject to certain elections described in the subsection entitled “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules — PFIC Elections”) increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements.
Please see the section entitled “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to the PFIC status of General Fusion. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to them.

We have never paid cash dividends on our Subordinate Voting Shares and do not anticipate paying dividends in the foreseeable future.
We have never paid cash dividends on our Subordinate Voting Shares and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of the Board and will depend on financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of our Subordinate Voting Shares will be the sole source of gain for the foreseeable future.
The price of our securities may be subject to significant fluctuations.
There can be no assurance that an active and liquid market for our securities will develop or be maintained or that the price of our securities will not decline. In addition, the trading price of our Subordinate Voting Shares will be volatile and could be subject to significant fluctuations in response to various factors, some of which are beyond our control. These factors include:
•
actual or anticipated fluctuations in operating results;

•
the lock-up restrictions placed on a majority of the Company’s Subordinate Voting Shares following the Closing, and the subsequent expiration of such restrictions as described in further detail above;

•
failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•
issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•
announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•
changes in competitive factors;

•
operating and share price performance of other companies in the industry or related markets;

•
sales of our shares into the market pursuant to the exercise of registration rights described elsewhere in this prospectus;

•
the timing and magnitude of investments in the growth of the business;

•
actual or anticipated changes in laws and regulations;

•
additions or departures of key management or other personnel;

•
increased labor costs;

•
disputes or other developments, including litigation, related to intellectual property or other proprietary rights;

•
our ability to achieve technical milestones on their anticipated timeline, or at all;

•
sales of substantial amounts of shares or other securities by the Board, executive officers or significant shareholders or the perception that such sales could occur;

•
changes in our capital structure, including the number of shares outstanding, future issuances of securities or the incurrence of debt; and

•
general economic, political and market conditions and changes thereto.

As a result of these and other factors, the market price of our securities may be volatile in the future.
Further, the stock market in general, and the stock prices of growth-oriented and early stage companies, and alternative energy companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the market price of our securities may be volatile in the future.

In the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.
The coverage and recommendations of our business or our securities by securities or industry analysts, or the absence thereof, could adversely affect the trading price and volume of our shares, warrants and other securities.
The trading market for our securities is influenced in part by research and other reports that industry or securities analysts publish about us or our business or industry from time to time. We do not control these analysts or the content and opinions included in their reports. We may be slow to attract equity research coverage, and the analysts who publish information about our securities may have had relatively little experience with us, which could affect their ability to accurately forecast our results and make it more likely that we fail to meet their estimates. If no or few analysts commence equity research coverage of us, the trading price and volume of our securities would likely be negatively impacted. If analysts do cover us and one or more of them downgrade our securities, or if they issue other unfavorable commentary about us or our industry or inaccurate research, our stock price would likely decline. Furthermore, if one or more of these analysts cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets. Any of the foregoing would likely cause our stock price and trading volume to decline, perhaps significantly. Accordingly, we cannot assure you of the likelihood that an active trading market will be maintained, the liquidity of any trading market, your ability to sell our securities when desired or the price that you may be able to obtain in any such sale.
We are an emerging growth company within the meaning of the Securities Act, and intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies. Such a determination could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Subordinate Voting Shares that are held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2030. Investors may find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As a foreign private issuer of securities in the United States, we are permitted to and may adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Listing Rules; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Listing Rules.
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to United States domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material non-public information under Regulation FD.
We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by United States domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a United States domestic issuer.
We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.
We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act; however, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.
In the future, we would lose our foreign private issuer status if a majority of our shareholders are United States residents or if a majority of our directors or management are United States citizens or residents, and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. We may lose our foreign private issuer status or our foreign private issuer status may be impacted in the future if the SEC implements changes to a foreign private issuer’s regulatory accommodations based on their current ongoing reevaluation of the definition for a foreign private issuer. Although we have elected to comply with certain United States regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under United States securities laws as a United States domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We will also have to mandatorily comply with United States federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. We may also be required to modify certain of our policies to comply with good governance practices associated with United States domestic issuers. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on Nasdaq that are available to foreign private issuers.
Our securities are subject to restrictions on resale in Canada.
The securities issued to holders of Old General Fusion securities pursuant to the Business Combination include a legend restricting the transfer under Canadian securities laws before the date we become a reporting issuer in Canada. Once we file a final a Canadian non-offering prospectus, the securities received by Old GF Securityholders pursuant to the Business Combination will no longer include legends restricting transfer under Canadian securities laws and may be resold in each of the provinces and territories of Canada, provided that: (i) the trade is not a “control distribution” (as defined in National Instrument 45-102 — Resale of Securities (“NI 45-102”)); (ii) no unusual effort is made to prepare the market or create a demand for the securities that are the subject of such trade; (iii) no extraordinary commission or consideration is paid in respect of such trade; and (iv) if the selling securityholder is an “insider” or “officer” (as defined under applicable Canadian securities legislation) of ours, the selling securityholder has no reasonable grounds to believe that we are in default of applicable Canadian securities legislation. Each holder of our securities is urged to consult the holder’s professional advisors with respect to applicable restrictions.
Certain Canadian law may delay, condition or discourage certain actions and takeover attempts that shareholders may consider favorable.
Limitations on the ability to acquire and hold Subordinate Voting Shares may also be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in a company. Moreover, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded.
Our governance documents provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in the Province of British Columbia, Canada, and contain an exclusive federal forum provision for certain claims under the Securities Act, which could limit your ability to obtain a favorable judicial forum for disputes with us.
Our governance documents include a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, will be the sole and exclusive forum for certain matters, including the following: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or our governance documents (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and their respective securityholders, directors and/or officers, but excluding claims related to our business or that of such affiliates. The forum selection provision also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. The forum selection provision may impose additional litigation costs on securityholders in pursuing any such claims. This provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our governance documents provide that the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). Application of the Federal Forum Provision means that suits brought by shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in any state court.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Shareholders will not be deemed to have waived compliance with the federal securities laws and the regulations promulgated thereunder.
Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to the aforementioned forum selection provisions, including the Federal Forum Provision. Additionally, our securityholders cannot waive compliance with the federal, state or provincial securities laws and the rules and regulations thereunder. These provisions may limit our securityholders’ ability to bring a claim in a judicial forum they find favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our governance documents to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
As a company organized under the laws of the Province of British Columbia, Canada, with some of our directors and officers residing outside of the United States, it may be difficult for investors to enforce civil liabilities against us based solely upon the federal securities laws of the United States.
We are incorporated under the laws of the Province of British Columbia with our registered office located in British Columbia, Canada. Many of our directors and officers are expected to reside outside of the United States and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or our directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of United States courts obtained in actions against us or such persons predicated upon the civil liability provisions of the United States federal securities laws or the securities or blue-sky laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the United States federal securities laws or any such state securities or blue-sky laws.

USE OF PROCEEDS
All of the securities offered by the selling securityholders, including Subordinate Voting Shares underlying warrants, pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
Each Spring Valley Warrant entitles the holder thereof to purchase upon exercise one Subordinate Voting Share for $11.50 per share and is exercisable until seven years from the Closing Date.
Each GF PIPE Warrant entitles the holder thereof to purchase upon exercise one Subordinate Voting Share for $12.00 per share and is exercisable until five years from the Closing Date.
Each SAFE Warrant entitles the holder thereof to purchase upon exercise one Subordinate Voting Share for $11.548 per share and is exercisable until November 19, 2028.
The BDC SVS Warrants entitle the holder thereof to acquire upon exercise an aggregate of 9,076,980 Subordinate Voting Shares for no additional consideration in repayment of contributions made by the Minister under the SRF Contribution Agreement. The BDC SVS Warrants have no expiration date.
The Weil SVS Warrants entitle the holder thereof to acquire upon exercise 192,038 Subordinate Voting Shares for no additional consideration in repayment of legal services provided by Weil to Old General Fusion. The Weil SVS Warrants are exercisable until the earliest of: (a) a deemed liquidation event of the Company as defined in the Articles (as defined below) of the Company and (b) December 19, 2026.
We would receive approximately $339.9 million in gross proceeds assuming the cash exercise in full of all of the Spring Valley Warrants, SAFE Warrants and GF PIPE Warrants, including approximately $126.7 million from the GF PIPE Warrants, approximately $88.2 million from the Spring Valley Public Warrants, approximately $76.6 million from the Spring Valley Private Placement Warrants, approximately $29.3 million from the SAFE Warrants, and approximately $19.2 million from the Working Capital Warrants. However, the Spring Valley Private Placement Warrants, the Working Capital Warrants, the SAFE Warrants and the GF PIPE Warrants permit the holders thereof to exercise such warrants on a cashless basis. Unless we inform you otherwise in a prospectus supplement, we intend to use any net proceeds from the exercise of the warrants for general corporate purposes, which may include research and development, capital expenditures and working capital. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of warrants will elect to exercise any or all of the warrants.
With respect to the registration of the GF PIPE Warrants, the Working Capital Warrants and the Subordinate Voting Shares offered by the selling securityholders pursuant to this prospectus, the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

MARKET PRICE AND DIVIDEND INFORMATION
Our Subordinate Voting Shares and Public Warrants are currently listed on the Nasdaq under the symbols “GFUZ” and “GFUZW,” respectively. Prior to the Closing, the Spring Valley Class A Shares and Spring Valley Public Warrants were listed on the Nasdaq under the symbols “SVAC” and “SVACW,” respectively. On September 4, 2026, the closing sale price of our Subordinate Voting Shares was $8.24 per share and the closing price of the Spring Valley Public Warrants was $1.47 per warrant.
As of September 4, 2026, there were 53,132,058 Subordinate Voting Shares issued and outstanding held of record by approximately 258 holders and 15,996,064 Spring Valley Warrants issued and outstanding held of record by 14 holder(s). The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares and warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
We have never declared or paid any cash dividends on our share capital, and do not intend to pay cash dividends to our shareholders in the foreseeable future. We expect to retain all available funds and any future earnings, if any, to fund the development and expansion of our business. Investors should not purchase our Subordinate Voting Shares with the expectation of receiving cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
The following unaudited pro forma condensed combined financial statements of the Company were provided to aid you in your analysis of the financial aspects of the Business Combination and the transactions contemplated therein, including the PIPE Financing.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the transactions occurred on the dates indicated. Further, the pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical audited consolidated financial statements of Old General Fusion as of and for the fiscal year ended December 31, 2025, and the related notes included elsewhere in this prospectus;

•
the historical unaudited condensed consolidated financial statements of Old General Fusion as of and for the three and six month periods ended June 30, 2026 included elsewhere in this prospectus;

•
the historical audited consolidated financial statements of Spring Valley as of December 31, 2025 and for the period from March 12, 2025 (inception) through December 31, 2025, and the related notes included elsewhere in this prospectus;

•
the historical unaudited condensed consolidated financial statements of Spring Valley as of and for the three and six month periods ended June 30, 2026 included elsewhere in this prospectus; and

•
the section titled “Management’s Discussion and Analysis” included elsewhere in this prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Business Combination as if it occurred on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives effect to the Business Combination as if it occurred on January 1, 2025, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2026 gives effect to the Business Combination as if it occurred on January 1, 2026, the beginning of the fiscal year presented.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 includes Old General Fusion’s and Spring Valley’s results of operations for the year ended December 31, 2025. The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2026 includes Old General Fusion’s and Spring Valley’s results of operations for the six months ended June 30, 2026.
Accounting for the Business Combination
The Transaction Value and related exchange mechanics were established pursuant to the Business Combination Agreement and were not derived from Old General Fusion’s historical shareholders’ deficiency, as the Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2026
(in thousands, except share and per share data)
	General Fusion	Spring Valley	Transaction Accounting Adjustments	Note	Pro Forma Combined (Consolidated)
ASSETS
Current assets
Cash and cash equivalents	31,975	1,889	107,675	(5a)	156,163
			(2,530)	(5a)
			(1,952)	(5c)
			236,690	(5l)
			(770)	(5a)
			(216,814)	(5q)
Restricted cash	305				305
Other receivables	277				277
Prepaid expenses and other	28,959	183	(27,925)	(5t)	1,217
Total current assets	61,516	2,072	94,374		157,962
Property and equipment, net	5,036	—			5,036
Right-of-use assets	2,706	—			2,706
Other assets	37				37
Long-term prepaid insurance	—	8			8
Investments held in Trust Account	—	236,690	(236,690)	(5l)	—
Total assets	69,295	238,770	(142,316)		165,749
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable and accrued liabilities	4,907	36			4,943
Advance from related party	—	1			1
Lease liabilities	390				390
SRF contribution liability	87,417				87,417
Warrant liability	—		45,972	(5a)	47,472
			1,500	(5r)
SAFE liabilities	56,153		(56,153)	(5f)	—
PIPE subscription obligation	21,976		(21,976)	(5a)	—
Subscription agreement liability		21,976	(21,976)	(5u)
Accrued offering costs	—	73	(73)	(5c)	—
Deferred underwriting fee	—	9,200	9,200	(5a)	—
Convertible promissory note – related party	—	1,500	1,500	(5r)	—
Total current liabilities	170,843	32,786	(63,406)		140,223
Lease liabilities	3,875				3,875
Share-based compensation	22,477		(22,477)	(5j)	—
SAFE warrants	15,467		(15,467)	(5h)	—
Earnout liability	—		80,356	(5g)	80,356
Earnout warrant liability	—		20,764	(5i)	20,764
Earnout option liability	—		4,228	(5k)	4,228
Total liabilities	212,662	32,786	3,998		249,446
See accompanying notes to the unaudited pro forma condensed combined financial information.

	General Fusion	Spring Valley	Transaction Accounting Adjustments	Note	Pro Forma Combined (Consolidated)
Redeemable shares
Class A ordinary shares subject to possible redemption		236,587	(19,794)	(5o)	—
			(216,793)	(5q)
Redeemable convertible preferred shares	122,953		2,641	(5d)	—
			(125,594)	(5e)
Redeemable convertible common shares	26,306		(26,306)	(5s)	—
Redeemable convertible PIPE preferred shares			82,046	(5a)	107,020
			42,997	(5b)
			(18,023)	(5t)
Shareholders’ deficiency
Common shares	146,609		125,594	(5e)	374,457
			56,153	(5f)
			19,795	(5o)
			26,306	(5s)
Class B ordinary shares		1	(1)	(5n)	—
Class A shares			1	(5n)	—
			(1)	(5o)
Additional paid-in capital	18,586	—	(42,997)	(5b)	—
			(80,356)	(5g)
			(20,764)	(5i)
			(4,228)	(5k)
			15,467	(5h)
			22,477	(5j)
			(30,604)	(5m)
			(21)	(5q)
			21,976	(5u)
			100,464	(5p)
Accumulated other comprehensive loss	(3,365)				(3,365)
Accumulated deficit	(454,456)	(30,604)	(897)	(5a)	(561,809)
			(9,902)	(5t)
			(1,879)	(5c)
			(2,641)	(5d)
			8,430	(5a)
			30,604	(5m)
			(100,464)	(5p)
Total shareholders’ deficiency	(292,626)	(30,603)	132,512		(190,717)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficiency	69,295	238,770	(142,316)		165,749

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2026
(in thousands, except share and per share amounts)
	General Fusion	Spring Valley	Transaction Accounting Adjustments	Note	Pro Forma Combined (Consolidated)
Research and development	12,215		(1,640)	(6bb)	10,575
Business development, marketing, communications and government relations	2,334		(13)	(6bb)	2,321
General and administrative	11,840	570	(3,158)	(6bb)	9,252
Depreciation and amortization	1,722				1,722
Operating loss	28,111	570	(4,811)		23,870
Interest expense	24				24
Interest income and other income	(694)				(694)
Financing costs	26				26
Interest earned on investments held in Trust Account	—	(4,124)	4,124	(6aa)	—
Loss on the revaluation of SRF contribution liabilities	58,042				58,042
Loss on the revaluation of SAFE liabilities	16,242		(16,242)	(6cc)	—
Loss on the revaluation of PIPE subscription obligation	22,051		(22,051)	(6dd)	—
Change in fair value of the subscription agreement liability	—	21,976	(21,976)	(6dd)	—
Foreign exchange loss	(1,298)				(1,298)
Net loss (income) before income taxes	122,504	18,422	(60,956)		79,970
Income tax expense
Current	—				—
Deferred	—				—
Net loss (income) for the period	122,504	18,422	(60,956)		79,970
Redeemable convertible PIPE preferred share 12% periodic accrued value increase			6,654	8	6,654
Net loss (income) attributable to common shareholders	122,504	18,422	(54,302)		86,624
Net loss (income) per share, basic	$8.49	$(0.60)		8	$1.63
Net loss (income) per share, diluted	$8.49	$(0.60)		8	$1.63
Weighted average number of shares outstanding, basic	14,435,062	30,666,667		8	53,154,059
Weighted average number of shares outstanding, diluted	14,435,062	30,666,667		8	53,154,059
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands, except share and per share amounts)
	General Fusion	Spring Valley	Transaction Accounting Adjustments	Note	Pro Forma Combined (Consolidated)
Research and development	18,365		(1,873)	(7bbb)	16,492
Business development, marketing, communications and government relations	3,502		(82)	(7bbb)	3,420
General and administrative	13,372	450	(3,402)	(7bbb)	10,420
Professional fees	—	—	2,776	(7ddd)	2,776
Depreciation and amortization	2,882				2,882
Government assistance	(5,921)				(5,921)
Operating loss	32,200	450	(2,581)		30,069
Interest expense	1,127				1,127
Interest income and other income	(1,445)				(1,445)
Financing costs	3,693				3,693
Interest earned on investments held in Trust Account	—	(2,810)	2,810	(7aaa)	—
Loss on the revaluation of SRF contribution liabilities	7,313				7,313
Gain on the revaluation of convertible notes	(22,036)				(22,036)
Loss on the revaluation of SAFE liabilities	10,133		(10,133)	(7ccc)	—
Foreign exchange loss	321				321
Gain on disposal of assets	(10)				(10)
Net loss (income) before income taxes	31,296	(2,360)	(9,904)		19,032
Income tax expense
Current	2				2
Deferred	72				72
Net loss (income) for the period	31,370	(2,360)	(9,904)		19,106
Redeemable convertible PIPE preferred share 12% periodic accrued value increase			13,309	8	13,309
Redeemable convertible PIPE preferred share deemed dividend			45,639	8	45,639
Net loss (income) attributable to common shareholders	31,370	(2,360)	49,044		78,054
Net loss (income) per share, basic	$5.40	$(0.15)		8	$2.28
Net loss (income) per share, diluted	$5.40	$(0.14)		8	$2.69
Weighted average number of shares outstanding, basic	6,209,121	16,217,687		8	34,273,750
Weighted average number of shares outstanding, diluted	6,209,121	16,442,177		8	36,831,334
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.   Description of the Transactions
On January 21, 2026, Spring Valley, Old General Fusion, and 1573562 B.C. Ltd., a British Columbia limited company and a wholly-owned direct subsidiary of Spring Valley (“NewCo”), entered into the Business Combination Agreement as further described in this Prospectus.
2.   Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and Canadian Form 41-101F1 Information Required in a Prospectus. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”).
General Fusion has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of General Fusion upon consummation of the Business Combination.
The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Business Combination as if it occurred on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives effect to the Business Combination as if it occurred on January 1, 2025, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2026 gives effect to the Business Combination as if it occurred on January 1, 2026, the beginning of the fiscal year presented.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 includes Old General Fusion’s and Spring Valley’s results of operations for the year ended December 31, 2025. The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2026 includes Old General Fusion’s and Spring Valley’s results of operations for the six months ended June 30, 2026.
Management has made significant estimates and assumptions in its determination of the pro forma Transaction Accounting Adjustments. The pro forma Transaction Accounting Adjustments reflecting the Business Combination are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The pro forma Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma Transaction Accounting Adjustments, and it is possible that any differences may be material.
Management believes that its assumptions and methodologies provide a reasonable basis for presenting the significant effects of the Transaction Accounting Adjustments based on information available to management at this time and that the pro forma Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Old General Fusion and Spring Valley have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3.   Accounting for the Business Combination
Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Spring Valley will be treated as the acquired company for financial reporting purposes; whereas Old General Fusion will be treated as the accounting acquirer with the net identifiable assets of Spring Valley deemed to have been acquired by Old General Fusion in exchange for Old GF Shares accompanied by a recapitalization. The net assets of Spring Valley will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Old General Fusion.
Old General Fusion has been determined to be the accounting acquirer and accordingly the Business Combination is treated as an equivalent to an acquisition of Spring Valley accompanied by a recapitalization.
4.   Post-Amalgamation Shareholdings
The following summarizes the pro forma ownership of voting shares of General Fusion following the Business Combination on a non-diluted basis including Subordinate Voting Shares and Multiple Voting Shares.
Post-Amalgamation Shareholdings	Voting Shares(1)(2)	% of Voting Ownership(1)(2)
Old General Fusion shareholders	40,897,648	64
Spring Valley public shareholders	1,924,104	3
Sponsor, Spring Valley Directors, and Lead SAFE investor	6,666,667	10
PIPE investors (including Commitment Shares)	14,056,373	23
Total Subordinate Voting Shares	63,544,786	100

(1)
The PIPE Financing was consummated in accordance with its terms for aggregate proceeds of $107.7 million in connection with the issuance of 10,556,367 Multiple Voting Shares issued to the PIPE investors.

(2)
Reflects the issuance of 40,897,648 Subordinate Voting Shares (other than the Commitment Shares) to Old General Fusion shareholders in connection with the reverse recapitalization. The 60,000,000 Subordinate Voting Shares represent the aggregate replacement equity issued in the Business Combination on a fully diluted basis, including (i) 7,294,729 GF SVS Options, and (ii) 11,807,664 SVS Warrants issued to the former holders of Old GF Options and Old GF Warrants, respectively. Please refer to the “Description of Securities” included in the Prospectus.

5.   Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma notes
A.
Derived from the unaudited interim condensed consolidated balance sheet of Old General Fusion as of June 30, 2026.

B.
Derived from the unaudited interim condensed balance sheet of Spring Valley as of June 30, 2026.

Pro forma Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, are as follows:
(a)
Represents the issuance of 10,556,367 Old GF Convertible Preferred Shares and 10,556,367 Old GF PIPE Warrants for $107.7 million issued concurrently with closing of the Business Combination. The adjustment results in an increase in cash and cash equivalents of $107.7 million, net of transaction cost of $3.3 million, and the previously recognized PIPE subscription obligation of $22.0 million was derecognized. The previously accrued deferred underwriting fee of $9.2 million was derecognized to accumulated deficit, less the transaction costs of $0.8 million.

The net proceeds are allocated to Old GF PIPE Warrants and Old GF Convertible Preferred Shares based on their fair value of $46.0 million and $83.7 million, respectively. The Old GF Convertible Preferred Shares are puttable at the option of the holder resulting in classification as temporary equity, whereas the Old GF PIPE Warrants are classified as liability and carried at fair value. Transaction costs of $0.9 million allocated to the warrant liability were recorded to accumulated deficit. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial statements.
(b)
Represents the adjustment to record the Old GF Convertible Preferred Shares at their redemption value, which is assumed to be equal to the original issue price of $12.00 per preferred share as the PIPE Financing closed concurrently with the closing of the Business Combination. The adjustment results in an increase in redeemable convertible PIPE preferred shares by $43.0 million, a decrease in additional paid-in capital (“APIC”) by $43.0 million.

(c)
Represents transaction costs to be incurred in connection with the Business Combination, which are expected to be settled through $2.0 million in cash, of which $0.1 million was accrued for previously and the difference of $1.9 million has been recorded to accumulated deficit.

(d)
Represents the adjustment of $2.6 million to reflect additional Old GF Preferred Shares issued to the holders of Old GF Preferred Shares, due to the triggering of the down-round feature immediately before the Amalgamation, which is recorded as a deemed dividend in accumulated deficit.

(e)
Represents the automatic conversion, on a one-to-one basis, of all outstanding shares of Old GF Preferred Shares, with a carrying amount of $125.6 million, into Old GF Class A Common Shares.

(f)
Represents the issuance of approximately 34,425,136 Old GF Class A Common Shares in relation to the SAFE Conversion resulting in the derecognition of SAFE liabilities and an increase in common shares of $56.2 million, representing the fair value of the SAFE immediately before conversion.

The final amount of Subordinate Voting Shares issued pursuant to the SAFE Conversion is based on a formula which includes the fully diluted shares outstanding of Old General Fusion at the time of conversion. Upon the closing of the Business Combination, the Old GF Shares were exchanged for Subordinate Voting Shares based on the Exchange Ratio. The Subordinate Voting Shares attributable to the settlement of the SAFE liabilities are included within Old General Fusion Shareholders Post-Amalgamation Shareholdings of 40,897,648 Subordinate Voting Shares in Note 4, Post-Amalgamation Shareholdings.
The estimated fair value of the SAFE liabilities was determined using the Probability-Weighted Expected Return Method (“PWERM”). This methodology incorporates management’s assumptions regarding the timing and probability of four mutually exclusive liquidity scenarios: a Special Purpose Acquisition Company (“SPAC”) merger, an Initial Public Offering (“IPO”), a change of control event, and dissolution.
The PWERM valuation of the SAFE liabilities differs from the implied value per share as it accounts for the possibility of non-SPAC outcomes and the projected timeline for the SPAC merger’s execution. The implied value per share is derived from the formula associated with shares to be issued based on the Transaction Value as defined in the Business Combination Agreement.
(g)
Represents an adjustment to reflect Earnout Shares issued to the Old General Fusion Shareholders and the Sponsor, which are convertible into Subordinate Voting Shares upon achieving share price or change of control price targets during the term of 5 years. The Earnout Shares are liability classified and are carried at their fair value of $80.4 million with a corresponding amount recorded to APIC. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial statements.

(h)
Represents the exchange of all the SAFE Warrants for GF Exchange Warrants to acquire Subordinate Voting Shares and Earnout Shares — see Transaction Accounting Adjustment (i) for GF Exchange Warrants. On exchange, General Fusion’s liability-classified SAFE Warrants having fair value of $15.5 million immediately before exchange, were derecognized, with the GF SVS Warrants classified as equity and therefore recorded in APIC. GF SVS Warrants have the same terms, therefore the fair value of the GF SVS Warrants is assumed to be equal to the fair value of the SAFE Warrants on exchange resulting in no additional adjustment.

(i)
Represents the adjustment to reflect the estimated fair value of the liability classified GF Earnout Warrants issued to holders of Old GF Warrants of $20.8 million with corresponding amount recorded to APIC. As the GF Earnout Warrants are liability classified, they are carried at fair value through profit or loss (“FVTPL”). The underlying Earnout Shares are convertible into Subordinate Voting Shares upon achieving share price or change of control price targets during the term of 5 years. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial statements.

(j)
Represents the exchange of Old GF Options into GF Exchange Options to acquire Subordinate Voting Shares and Earnout Shares — see Transaction Accounting Adjustment (k) for GF Exchange Options. The adjustment results in a reclassification of $22.5 million from share-based compensation liability to APIC due to certain options that meet the criteria for equity classification upon the replacement of options by General Fusion who has a USD functional currency. GF SVS Options are exchangeable at the same terms as Old GF Options and are assumed to be equal to the fair value of Old GF Options on exchange, resulting in no additional compensation adjustment.

(k)
Reflects the recognition of a liability for the issuance of GF Earnout Options to Old GF Option holders. The GF Earnout Options for employees are liability-classified because the underlying Earnout Shares are liability-classified. The adjustment reflects the estimated fair value of the vested liability-classified GF Earnout Options issued to Old GF Option holders with a corresponding decrease of APIC by $4.2 million. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial statements.

(l)
Reflects the reclassification of the cash and investments held in the Trust Account to cash and cash equivalents.

(m)
Represents the elimination of Spring Valley’s historical accumulated deficit upon close of the Business Combination, as a result of the reverse recapitalization of Old General Fusion. The adjustment results in an $30.6 million decrease in accumulated deficit and corresponding decrease in APIC.

(n)
Represents the conversion, on a one-to-one basis, of all outstanding Class B Founder Shares issued to the Sponsor, Spring Valley directors, and lead SAFE investor (6,666,667 shares) into a SPAC Class A Share.

(o)
Assumes that 91.6% (the ultimate redemption percentage) of the eligible SPAC Class A Shares exercise the redemption rights with respect to their 23,000,000 SPAC Class A eligible for redemption. This adjustment represents the conversion, on a one-to-one basis, of 91.6% of the SPAC Class A Shares subject to possible redemption (23,000,000 shares) and SPAC Class A Shares held by the

Sponsor, Spring Valley Directors, and Lead SAFE investor (6,666,667 shares) into Subordinate Voting Shares resulting in an increase to Subordinate Voting Shares of $19.8 million.
(p)
Represents the adjustment to reclassify negative APIC balance to accumulated deficit by $100.5 million.

(q)
Reflects that Spring Valley shareholders exercised their redemption rights with respect to 21,075,896 SPAC Class A Shares at a redemption price of $10.29 per share, or aggregate cash redemptions of approximately $216.8 million. The adjustment resulted in less than $0.1 million decrease in additional paid-in capital which reflects the true-up to actual redemption price.

(r)
Reflects that the Sponsor, a significant shareholder of Spring Valley, has converted all of the principal outstanding under its convertible promissory note into 1,666,667 Working Capital Warrants. The Working Capital Warrants are classified as equity and therefore recorded in APIC.

(s)
Reflects the conversion of the Old GF Class B Common Shares to Subordinate Voting shares on a 1:1 basis.

(t)
Represents that the deferred issuance costs of the fair value of the Old GF Class B Common Shares issued on January 21, 2026, less the proceeds received, represents a commitment fee paid to the lead PIPE Investor for the issuance of Old GF Convertible Preferred Shares and Old GF PIPE Warrants upon closing of the Business Combination. This has been recorded as a decrease to the carrying value of the Old GF Convertible Preferred Shares of $16.8 million and an increase to accumulated deficit of $9.2 million representing the amount allocated to warrant liability. The remaining deferred issuance costs of $2.0 million was proportionally recorded as a decrease to the carrying value of the Old GF Convertible Preferred Shares of $1.3 million and a decrease to accumulated deficit of $0.7 million representing the amount allocated to warrant liability.

(u)
The previously recognized PIPE subscription obligation of $22.0 million was derecognized to APIC.

6.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2026

The pro forma transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 2026, are as follows:
(aa)
Represents the adjustment to the pro forma condensed combined statement of operations to reverse the income earned from investments held in the Trust Account of $4.1 million for the six month period ended June 30, 2026.

(bb)
Represents the reversal of the fair value loss recognized on the share-based compensation liability of $4.8 million from the pro forma condensed combined statement of operations for the six month period ended June 30, 2026, as if the Business Combination consummated at the beginning of the earliest period presented in the statement of operations. This adjustment reflects that, in connection with the close of the Business Combination, certain Old GF Options were reclassified from liability to equity upon exchange into GF Exchange Options at the beginning of the earliest period presented resulting in the reversal. Equity-classified options are not subject to fair value remeasurement, so no such gain or loss would have occurred in the period presented.

(cc)
Represents the reversal of the fair value loss recognized on the SAFE liabilities of $16.2 million from the pro forma condensed combined statement of operations for the six month period ended June 30, 2026, as if the Business Combination consummated at the beginning of the earliest period presented in the statement of operations. This adjustment reflects that, in connection with the close of the Business Combination, the SAFEs were converted into Subordinate Voting Shares and SAFE Warrants exchanged for GF Exchange Warrants, both of which are equity instruments, at the beginning of the earliest period presented resulting in the reversal of fair value loss. Equity-classified warrants are not subject to fair value remeasurement, so no such gain or loss would have occurred in the period presented.

(dd)
Represents the reversal of the fair value loss recognized on the PIPE subscription obligation of $22.1 million from the pro forma condensed combined statement of operations for the six month period ended June 30, 2026, as if the Business Combination consummated at the beginning of the earliest period presented in the statement of operations. This adjustment reflects that, in connection with the close of the Business Combination, the PIPE proceeds were converted into Multiple Voting Shares and GF PIPE Warrants, of which the Multiple Voting Shares are equity instruments, at the beginning of the earliest period presented. Equity-classified warrants are not subject to fair value remeasurement, so no such gain or loss would have occurred in the period presented. The GF PIPE Warrants are liability classified, which are subject to fair value remeasurement, however it is assumed the difference between the beginning of the earliest period presented and the six months ended June 30, 2026 is not material.

7.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025

The pro forma transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, are as follows:
(aaa)
Represents the adjustment to the pro forma condensed combined statement of operations to reverse the income earned from investments held in the Trust Account of $2.8 million for the period ended December 31, 2025.

(bbb)
Represents the reversal of the fair value loss recognized on the share-based compensation liability of $5.4 million from the pro forma condensed combined statement of operations for the year ended December 31, 2025, as if the Business Combination consummated at the beginning of the earliest period presented in the statement of operations. This adjustment reflects that, in connection with the close of the Business Combination, certain General Fusion Options were reclassified from liability to equity upon exchange into GF Exchange Options at the beginning of the earliest period presented resulting in the reversal. Equity-classified options are not subject to fair value remeasurement, so no such gain or loss would have occurred in the period presented.

(ccc)
Represents the reversal of the fair value loss recognized on the SAFE liabilities of $10.1 million from the pro forma condensed combined statement of operations for the year ended December 31, 2025, as if the Business Combination consummated at the beginning of the earliest period presented in the statement of operations. This adjustment reflects that, in connection with the close of the Business Combination, the SAFEs were converted into Subordinate Voting Shares and SAFE Warrants were exchanged for GF Exchange Warrants, both of which are equity instruments, at the beginning of the earliest period presented resulting in the reversal of fair value loss. Equity-classified warrants are not subject to fair value remeasurement, so no such gain or loss would have occurred in the period presented.

(ddd)
Represents transaction costs to be incurred in connection with the closing of the Amalgamation and issuance of liability classified GF PIPE Warrants, expected to be settled through $2.8 million in cash.

8.   Earnings Per Share
Pro forma basic and diluted net loss per share is presented in the unaudited pro forma condensed combined statement of operations using the weighted average number of shares outstanding during each period adjusted to give effect to the number of shares issued to consummate the transaction assuming the Business Combination occurred on January 1, 2025 for the year ended December 31, 2025 and on January 1, 2026 for the six months ended June 30, 2026. As the Old GF Convertible Preferred Shares are entitled to a 12% periodic accrued value increase, the two-class method to calculate earnings per share is applied assuming that the Old GF Convertible Preferred Shares remain outstanding during each period. Pro forma basic and diluted earnings per share is calculated as follows for the year ended December 31, 2025 and the six month period ended June 30, 2026:

Expressed in thousands of U.S dollars, except share amounts	For the Six Months Ended June 30, 2026(1)	Period Ended December 31, 2025(1)
Numerator:
Pro forma net loss for the period	$79,970	$19,106
Less: periodic accrued value increase to redeemable convertible PIPE preferred shareholders(2)	6,654	13,309
Less: deemed dividend to redeemable convertible preferred shareholders(2)	—	45,639
Pro forma net loss attributable to common shareholders	86,624	78,054
Less: interest expense of convertible notes	—	(1,127)
Less: gain on revaluation of convertible notes	—	22,036
Pro forma net loss used in the calculation of diluted net loss per share	$86,624	$98,963
Denominator:
Weighted average General Fusion common shares(4)	35,202,664	16,322,355
Spring Valley Public Shares	1,924,104	1,924,104
SAFEs	5,860,624	5,860,624
Sponsor, Spring Valley Directors, and Lead SAFE investor shares	6,666,667	6,666,667
Commitment shares	3,500,000	3,500,000
Pro forma weighted average shares outstanding, basic(3)	53,154,059	34,273,750
Convertible debt	—	2,557,584
Pro forma weighted average shares outstanding, diluted	53,154,059	36,831,334
Pro forma basic net loss per share	$1.63	$2.28
Pro forma diluted net loss per share	$1.63	$2.69

(1)
Reflects the actual redemption of 21,075,896 SPAC Class A Shares in connection with the Business Combination, for an aggregate payment of approximately $216.8 million (based on an actual per-share redemption price of approximately $10.29 per share) from the Trust Account, based on funds in the Trust Account as of July 10, 2026. Following such redemptions, 1,924,104 SPAC Class A Shares remained outstanding.

(2)
Reflects 12% periodic accrued value increase attributable to Old GF Convertible Preferred Shares of $107.7 million, resulting in $13.3 million for the year ended December 31, 2025 and $6.7 million for the period ended June 30, 2026 assuming these are outstanding during the period (see note b). Further, upon initial recognition of the Old GF Convertible Preferred Shares, $43.0 million was recorded to APIC representing an adjustment to redemption value of the Old GF Convertible Preferred Shares (see note b), and $2.6 million was recorded to accumulated deficit to reflect additional Old GF Convertible Preferred Shares issued to Old General Fusion’s preferred shareholders due to a down-round feature being triggered (see note d), each of which both adjustments are treated as a deemed dividend under the two-class method.

(3)
Outstanding GF SVS Warrants, Spring Valley Public Warrants and Spring Valley Private Warrants, GF PIPE Warrants, and GF SVS Options are anti-dilutive and are not included in the calculation of diluted net loss per share. As of June 30, 2026, there are 7,666,667 Spring Valley Public Warrants, 7,046,111 Spring Valley Private Warrants, 1,666,667 Working Capital Warrants, 10,556,367 GF PIPE Warrants, 7,294,729 GF SVS Options outstanding and 2,538,646 GF SVS Warrants, excluding SVS Warrants issuable upon conversion of the SRF contribution liability and SVS Warrants exercisable for no additional consideration. Additionally, 13,500,000 potentially dilutive Earnout Shares issuable upon closing of the Business Combination were excluded from the computation of pro forma basic net loss per share and diluted net loss per share because issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

The Company’s SRF contribution liability may be settled in Subordinate Voting Shares upon conversion. The potential issuance of shares upon settlement of the SRF contribution liability, together with the related adjustment to pro forma net loss to reverse the loss on fair value remeasurement associated with the liability, was anti-dilutive and therefore excluded from the computation of pro forma diluted net loss per share. As of June 30, 2026, 9,076,980 Subordinate Voting Shares were issuable upon settlement of the SRF contribution liability.
(4)
Weighted average Old General Fusion common shares includes equity classified warrants exercisable for no additional consideration.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This Management Discussion and Analysis (“MD&A”) provides information which General Fusion’s management believes is relevant to an assessment and understanding of Old General Fusion’s consolidated results of operations and financial condition. The MD&A should be read together with the (i) audited consolidated financial statements of Old General Fusion for the years ended December 31, 2025, and 2024 and the related notes prepared in accordance with U.S. GAAP and (ii) unaudited interim condensed consolidated financial statements for the three and six month periods ended June 30, 2026 and June 30, 2025 and the related notes prepared in accordance with U.S. GAAP, each as included elsewhere in this prospectus. General Fusion’s actual results may differ materially from those anticipated in these forward-looking statements, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, as a result of various factors. All references to $ or dollar herein are to U.S. dollars. The Company uses certain non-GAAP financial measures in this MD&A. None of these measures are standardized financial measures under U.S. GAAP and these measures may not be comparable to similar financial measures disclosed by other issuers. See section “Non-GAAP Measures” below for a discussion of the specified financial measures used in this document and a reconciliation to the most directly comparable U.S. GAAP measures.
Background
Old General Fusion was incorporated under the Company Act of British Columbia on April 16, 2002, and amalgamated under the British Columbia Business Corporations Act with Fusion Energy Ventures Ltd. as one company under the name “General Fusion Inc.” on January 1, 2023.
Since 2002, Old General Fusion has been advancing its technology using hands-on engineering and experimental validation. As one of the world’s longest-tenured fusion companies, Old General Fusion has built and operated a series of purpose-built testbeds, each designed to answer a specific scientific or engineering question and to systematically reduce technical risk. These efforts have generated a substantial body of meaningful experimental results — many the subject of peer reviewed publications- and viable engineering solutions for major components.
As previously stated, upon completion of the Business Combination on July 10, 2026, Old General Fusion amalgamated with Newco, and the amalgamed entity became a wholly-owned subsidiary of the Company, and the business of Old General Fusion is now the business of the Company. This MD&A relates to the business, financial condition and results of operations of Old General Fusion for the three and six months ended June 30, 2026 and the years ended December 31, 2025 and 2024, which precede the completion of the Business Combination but otherwise describes the business and operations of the Company after giving effect to the Business Combination.
Overview of the Business
General Fusion’s MTF technology design combines magnetic confinement with rapid mechanical compression of plasma to achieve fusion conditions. This approach integrates advanced plasma physics with mechanical and materials engineering, within a plant architecture intended to enable efficient systems integration. The MTF architecture incorporates a liquid metal-based compression system that converts fusion energy using conventional steam turbine power-generation systems and existing industrial materials. MTF technology is designed to use deuterium-tritium fuel, with deuterium derived from seawater and tritium produced within the fusion machine through neutron interactions with the liquid lithium-based metal wall. The liquid metal wall is designed to generate sufficient tritium fuel to support sustained operations while simultaneously capturing fusion energy for conversion to electricity.
General Fusion’s business model ultimately includes a commercial plant concept designed to deliver grid-scale power by integrating a General Fusion MTF fusion machine, referred to as a “Fusion Island” with a conventional steam turbine balance-of-plant infrastructure. Each Fusion Island is expected to be designed to produce approximately 150 megawatt electrical net electricity through a heat exchanger system that generates steam to drive a turbine-generator.

General Fusion’s MTF technology design and commercial plant concept has several defining characteristics including the following:
•
Engineering-Led Fusion Approach.   General Fusion’s MTF technology uses an engineering-driven approach that is designed to address key barriers to commercial fusion energy. Rather than operating at the extremes of plasma confinement or density, MTF technology plans to achieve fusion conditions through the mechanical compression of a magnetized plasma operating at moderate parameters. This design philosophy enables a power-plant-oriented architecture built around robust, practical technologies and materials. The MTF architecture incorporates a liquid metal-based compression system designed to mitigate neutron damage, produce sufficient tritium fuel and enables more efficient energy capture. By prioritizing durability, simplicity, and system efficiency, the system is designed for long operational lifetimes. Fusion energy is converted using conventional steam turbine power-generation systems and existing industrial materials, providing a potentially scalable and economically viable pathway to commercial fusion power.

•
Durable, Machine-Based Design.   MTF technology is engineered for planned durability and repetitive operation in a power-plant environment. Building on its liquid metal-based compression architecture, the system is designed to protect critical structural components from the intense neutron environment generated during fusion by absorbing high-energy neutrons and shielding solid materials from neutron damage. By avoiding direct neutron exposure of solid first-wall materials, we expect MTF technology to mitigate material degradation challenges common to fusion systems, thereby extending machine life, reducing maintenance and enabling the use of conventional structural materials. In combination, this is expected to support a machine-based fusion system operating in a repetitive, engine-like cycle with consistent compression and reset rates designed for long-term baseload power plant operations.

•
Grid-Scale Power Architecture.   General Fusion’s commercial plant architecture concept is designed to integrate into conventional steam turbine balance-of-plant infrastructure, leveraging established balance-of-plant systems to facilitate integration.

•
Fuel Advantages.   General Fusion expects its commercial fusion machines to use deuterium-tritium fuel, with deuterium derived from seawater, which is readily available, and tritium produced within the fusion machine itself through neutron interactions with the liquid lithium-based metal wall.

•
Safety.   General Fusion’s MTF technology does not include a self-sustaining chain reaction like fission energy. When operating conditions are not met, MTF technology is designed to automatically cease working without the risk of core meltdown, and no long-lived high level radioactive waste, positioning it to be strategically placed at or near high energy demand locations, significantly reducing the need to construct costly grid infrastructure. As a result, emerging regulatory frameworks such as in the United Kingdom and the United States reflect these characteristics and support a risk-informed approach to fusion regulation.

In 2025, the Company began operating its fusion demonstration machine, Lawson Machine 26 (“LM26”) which forms and compresses plasma with a lithium liner at 50% of commercial scale diameter, based on current design parameters. LM26 was designed to validate key elements of its MTF technology.
The Company is currently executing a demonstration program using LM26, aimed at achieving three milestones: plasma heating to 1 keV electron temperature, or approximately 10 million degrees Celsius, then 10 keV temperature, or approximately 100 million degrees, and ultimately, the Lawson criterion. For General Fusion, achieving the Lawson criterion within LM26 means simultaneously demonstrating, using hydrogen fuel, the temperature, density and energy confinement time which combined correspond to operating conditions required for deuterium-tritium plasma to achieve fusion power in excess of the rate of heat loss.
In June 2026, the Company announced significant progress toward the 1 keV milestone, with meaningful plasma heating to electron temperatures of approximately 8.4 million degrees Celsius, or 0.72 keV, driven by the compression of a plasma with a lithium liner.
As the LM26 program progresses, the Company will advance its engineering efforts to design and demonstrate key commercial systems and components, including seals, valves, and heat exchange systems to support final plant design and construction of a first-of-a-kind (“FOAK”) facility.

The Company’s business plan also includes separately but concurrently evaluating potential FOAK sites and building a market framework to support its goal of operating a net energy plant, such that customer engagement, government support and regulatory frameworks will be mature when its technology is commercialized. These market development initiatives include government engagement and support, regulatory framework development and engagement with the utility and industrial members of the Company’s Market Development Advisory Committee (“MDAC”). The MDAC consists of 13 potential end users working with the Company on technology development and commercialization efforts including potential siting of a FOAK plant, feasibility, economic analysis, regulatory pathways and operational planning.
Key Factors that Significantly Affect our Business
Revenue
To date, we have not generated any revenue, and we have incurred losses from operations since our inception. We have primarily funded our operations with the net proceeds from the issuance of redeemable convertible preferred shares, common shares, convertible notes, simple agreements for future equity (“SAFEs”), warrants and government assistance.
We expect to incur significant expenses and operating losses for the foreseeable future as we continue to advance our technology and execute on our business plan. We expect our research and development, business development, marketing, communications and government relations, and general and administrative costs will continue to increase significantly, including the costs associated with operating as a public company following the completion of the Business Combination on July 10, 2026.
Due to the numerous risks and uncertainties associated with the development of an MTF power plant, we are unable to accurately predict the timing or amount of increased expenses or the timing of when, or if, we will be able to achieve profitability and cash flows from operations. Even if we generate revenue, we may not become profitable. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations at planned levels and be forced to reduce or terminate our operations.
Availability of Financing
Current cash and cash equivalents will be used to fund our planned operations for at least 12 months from the date of this MD&A. Our operations are capital intensive and future capital expenditures are expected to be substantial. As such, we expect the Company to require additional financing as we advance towards an MTF power plant. There is no assurance that the Company will be able to obtain such financings or obtain them on favorable terms.
Macroeconomic Environment
Negative conditions in the general economy in Canada, the United States and abroad, including conditions resulting from changes in gross domestic product growth, inflation, interest rates, financial and credit market fluctuations, international trade relations and tariffs, pandemics, political turmoil, natural catastrophes, warfare, and terrorist attacks, could negatively affect our business, including if such factors affect our access to additional capital, progress in the development of our MTF technology. It is not possible at this time to estimate the long-term impact that these and related events could have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.
Material Events During the Three and Six Months Ended June 30, 2026
Business Combination and Private Investment in Public Equity
In connection with the transactions contemplated by the Business Combination Agreement, Old General Fusion and Spring Valley entered into securities purchase agreements for a Private Investment in Public Equity (“PIPE”) financing with several investors for total gross proceeds of $107.7 million (collectively, the “PIPE Purchase Agreements”). Pursuant to the PIPE financing, investors agreed, among other things, to purchase an aggregate of 10,556,367 units of Old General Fusion at a price of $10.20 per unit, each unit comprising (i) one convertible preferred share of Old General Fusion; and (ii) one warrant exercisable for a Subordinate Voting Share at a price of $12.00 per share, to be consummated on the closing date of the Business Combination.
Additionally, in connection with the PIPE financing, the lead PIPE investor subscribed for an additional 3.5 million non-voting Class B common shares of Old General Fusion for gross proceeds of $0.35 million in January 2026 as part of their overall lead investment terms. These non-voting Class B common shares converted into Subordinate Voting Shares on a 1:1 basis upon closing of the Business Combination on July 10, 2026.
Simple Agreement for Future Equity
In the fourth quarter of 2025 and January 2026, Old General Fusion closed a simple agreement for future equity financing for gross proceeds of $44.5 million (“SAFE Financing”). Under the SAFEs, investors provide upfront cash in exchange for the right to receive future shares upon the occurrence of specified events. The proceeds of the SAFE Financing consisted of $44.2 million in respect of the SAFE investment and $0.3 million for warrants to purchase Class A common shares (“SAFE Warrants”). In total, Old General Fusion issued 14,681,427 SAFE Warrants inclusive of 3,625,000 SAFE Warrants issued as consideration for finders’ fees related to the total SAFE Financing.
The closing of the Business Combination on July 10, 2026, constituted a triggering event under the terms of the SAFEs, and immediately prior to the consummation of the Business Combination, all outstanding SAFEs were converted into Class A common shares of Old General Fusion. Upon closing, those common shares were exchanged for Subordinate Voting Shares and Earnout Shares at the exchange ratio prescribed in the Business Combination Agreement, resulting in 5,887,331 Subordinate Voting Shares being issued to former SAFE holders. In addition, the SAFE Warrants were exchanged for 2,538,601 warrants to purchase Subordinate Voting Shares with the exercise price correspondingly adjusted to reflect the exchange ratio, after giving effect to the anti-dilution adjustment provided for in the SAFE Warrants.
Amended and Restated SIF Contribution Agreement
In 2019, Old General Fusion entered a contribution agreement with His Majesty The King In Right of Canada, as represented by the Ministry of Industry (the “Minister”) under the Strategic Innovation Fund (“SIF”), wherein the Minister agreed to fund a portion of certain of the Company’s eligible research and development expenditures, and as consideration therefore, the Company would issue Class B non-voting common share purchase warrants (“SIF Warrants”). The agreement was subsequently amended in 2020, 2023 and January 2025 (as amended, the “SIF Contribution Agreement”). During the three months ended June 30, 2026, the Company issued 1,048,211 SIF Warrants under the SIF Contribution Agreement.
In March 2026, Old General Fusion and SIF entered into the Amended and Restated SIF Contribution Agreement (the “Amended and Restated SIF Contribution Agreement”), which extended the project completion date to March 31, 2026, and increased total allowable eligible costs from CAD 138.6 million ($97.6 million) to CAD 148.6 million ($104.5 million). As a result, total funding available to Old General Fusion increased by CAD 5.0 million ($3.6 million). The project completion date represents the date through which Old General Fusion can incur eligible costs under the agreement.
As consideration for the additional funding available under the Amended and Restated SIF Contribution Agreement, Old General Fusion agreed to issue to SIF Class B1 Preferred Share warrants at an issue price of $1.587 per warrant (the “Class B1 Warrants”). For each Class B1 Warrants issued, Old General Fusion also agreed to concurrently issue 12.542 Class B3 Preferred Share warrants (the “Class B3 Warrants” and, together with the Class B1 Warrants, the “Preferred Share Warrants”). Each Class B1 Warrant is exercisable into one Class B1 Preferred Share and each Class B3 Warrant is exercisable into one Class B3 Preferred Share, in each case for no additional consideration.
During the three and six months ended June 30, 2026, Old General Fusion exercised its contractual right to receive funding under the Amended and Restated SIF Contribution Agreement and received $3.6 million (CAD 5.0 million) under the Amended and Restated SIF Contribution Agreement, resulting in the issuance of 2,283,169 Class B1 Warrants and 28,635,504 Class B3 Warrants to SIF. Total cumulative funding contributed by SIF as of June 30, 2026 was $55.1 million (CAD 74.3 million).
Subsequent to June 30, 2026, in connection with the closing of the Business Combination on July 10, 2026, all outstanding SIF Warrants and Preferred Share Warrants were exchanged for warrants to purchase Subordinate Voting Shares at the exchange ratio prescribed in the Business Combination Agreement.
Material Events During the Year Ended December 31, 2025
Rights Offering
On August 6, 2025, Old General Fusion closed a rights offering financing for total proceeds of $18.4 million (the “Rights Offering”).
As part of this Rights Offering, Old General Fusion
•
Consolidated all classes of shares on a 10:1 basis;

•
Exchanged all outstanding Class A through Class F redeemable convertible preferred shares (the “Existing Preferred Shares”) into a new single class of Class A redeemable convertible preferred shares with multiple series (“New Class A Redeemable Shares”) or converted into Class A common shares, as applicable; and

•
issued new Class B redeemable convertible preferred shares in multiple series to investors participating in the Rights Offering, new investors and convertible debt holders.

Under the Rights Offering, shareholders who participated in the Rights Offering up to their pre-Rights Offering pro-rata shareholding, had their 10:1 consolidation reversed in line with the pro rata portion of their pre-Rights Offering pro rata shareholding that they invested. Shareholders who did not participate in the Rights Offering converted their remaining redeemable convertible preferred shares into Class A common shares at a conversion ratio of 1:1.
In addition, existing Class F Series 1 redeemable convertible preferred shares were exchanged for New Class A Redeemable Shares at a ratio of 1.225:1 to account for accrued dividends under their original issuance terms.
As a result, Old General Fusion issued (i) 56,010,259 New Class A Redeemable Shares and 11,960,577 Class A common shares in exchange for Existing Preferred Shares, (ii) 12,010,362 Class B Series 2 redeemable convertible preferred shares in exchange for the existing Class F Series 1 redeemable convertible preferred shares and related accrued dividends on the Class F redeemable convertible preferred shares, and (iii) 14,955,023 Class B Series 2 redeemable convertible preferred shares in exchange for the $15.8 million plus accrued interest at 12% per annum owing under Old General Fusion’s secured convertible promissory notes issued in July 2024.
New investors and existing preferred shareholders who purchased Class B Series 1 redeemable convertible preferred shares exceeding their pre-Rights Offering pro-rata shareholding were eligible to receive 12.542 Class B Series 3 redeemable convertible preferred shares for each Class B Series 1 redeemable convertible preferred share purchased that exceeded the shareholder’s pro-rata shareholding, at an issue price of $0.0001 per Class B Series 3 redeemable convertible preferred share. As a result, the Company issued 11,612,203 Class B Series 1 redeemable convertible preferred shares and 95,229,750 Class B Series 3 redeemable convertible preferred shares. Of the 11,612,203 Class B Series 1 redeemable convertible preferred shares and 95,229,750 Class B Series 3 redeemable convertible preferred shares issued, related parties of the Company purchased 6,136,975 and 50,414,582 shares, respectively.
As part of the Rights Offering, the constating documents of Old General Fusion were amended to, among other things, amend the automatic triggers in the event of a public listing for conversion of preferred shares to Class A common shares by reducing the threshold of gross proceeds to $60.0 million and eliminating the minimum pre-money valuation requirement.

Convertible Notes
On July 16, 2024, Old General Fusion issued convertible promissory notes (the “Convertible Notes”) in an aggregate principal amount of $15.8 million, bearing simple interest at 12% per annum. The Convertible Notes were originally scheduled to mature on July 16, 2025. All accrued interest was payable in kind and convertible into equity upon conversion of the principal amount of the Convertible Notes.
The Convertible Notes provided holders with multiple settlement alternatives depending on the circumstances:
Maturity:   At maturity, holders could elect a cash repayment of principal and interest or to convert into the most senior class of shares, at the lower of (i) a 25% discount to the most recent qualifying financing round, or (ii) a price implied by a $300.0 million valuation cap (the “Valuation Cap”).
Liquidity Event:   In the case of a liquidity event prior to conversion or repayment, holders could elect cash repayment at two times the then outstanding principal and interest or convert into equity at the lower of (i) a 25% discount to the most recent qualified financing round, or (ii) the Valuation Cap.
Financing Events:   Upon the closing of a financing, holders could elect to convert the Convertible Note into the shares issued in such financing at the more favorable of (i) a 20% discount to the financing price, or (ii) the Valuation Cap. The Convertible Notes converted automatically upon the closing of a “Qualified Financing”, defined as an equity financing of at least $44.0 million from primarily new, arm’s-length investors.
As further described above, in August 2025, Old General Fusion completed the Rights Offering. Concurrent with the closing of the Rights Offering, Old General Fusion issued 14,955,023 Class B Series 2 redeemable convertible preferred shares at a 25% discount to the Class B Series 1 redeemable convertible preferred share price to settle the outstanding principal and accrued interest under the Convertible Notes.
SIF Contribution Agreement
In January 2025, Old General Fusion entered into the third amending agreement to the SIF Contribution Agreement. The third amending agreement to the SIF Contribution Agreement extended the completion date from June 30, 2024 to April 30, 2025, increased the total allowable eligible research and development costs from CAD 132.3 million (approximately $92.0 million) to CAD 138.6 million (approximately $96.3 million), and increased the contribution ratio from 41.02% to 50.0%. As a result of the third amending agreement, Old General Fusion received CAD 15.0 million (approximately $10.5 million) during the year ended December 31, 2025.
Components of Results of Operations
Revenue
To date, we have not generated any revenue and do not expect to generate any revenue from the sale of products or services or from other sources in the near future, if at all.
Research and development
Research and development costs consist primarily of compensation and related costs for personnel, including share-based compensation, supplies and materials, contractor and consultant fees, patent fees, and allocations of overhead costs, such as rent, facilities and information technology. Research and development costs have been expensed as incurred. As we continue to develop our MTF technology, we expect research and development costs to increase.
Business development, marketing, communications and government relations
General Fusion is focused on building a market framework for its planned future commercial fusion power plant design such that customer engagement, government support and regulatory frameworks will be mature when our technology is commercialized. These market development initiatives are currently focused on government engagement and support, regulatory framework development and engagement with the utility and industrial members of the MDAC.
Business development, marketing, communications and government relations costs are predominantly comprised of personnel related expenses including contractor and consultant fees, costs for direct advertising, marketing and promotional expenditures. We anticipate increases in business development, marketing, communications and government relations costs in the future as we continue to develop our MTF technology and progress towards commercialization.
General and administrative
General and administrative costs consist primarily of compensation and related costs for personnel, including share-based compensation. In addition, general and administrative expenses include third-party consulting, professional fees, and allocations of overhead costs, such as rent, facilities and information technology.
General Fusion is implementing measures to scale its administrative infrastructure to support the growth of the Company, its commercialization trajectory and its transition to a public company. In respect of this, we are investing in a number of initiatives including an increase in headcount across the finance, human resources, and information technology departments. These initiatives will likely result in a higher general and administrative cost structure in future periods. In addition, we also expect an increase in our general and administrative costs as a result of becoming a public company, including but not limited to regulatory fees, transfer agent fees, professional fees and insurance.
Government assistance
As described above, the SIF Contribution Agreement provided funding for a portion of our eligible research and development expenditures in accordance with its terms.
Pursuant to the SIF Contribution Agreement, Old General Fusion issued SIF Warrants equal to 75% of the funding received. The number of SIF Warrants was based on a formula incorporating Old General Fusion’s most recent arm’s length qualified share issuance price, as defined in the SIF Contribution Agreement. Funds received under the SIF Contribution Agreement are recognized as a financial liability recorded at fair value and as government assistance. The portion of those funds related to the financial liability is equal to the fair value of the SIF Warrants, adjusted by the contingent repayment feature, with the remaining cash received recognized as government assistance.
Under the terms of the Amended and Restated SIF Contribution Agreement, Old General Fusion is subject to events of default, including but not limited to, failure to comply with its covenants under the agreement, use of funding for purposes other than those permitted, and insolvency-related events (each, an “Event of Default”). Upon the occurrence of an Event of Default, Old General Fusion could be required to pay all or a portion of funding received under the agreement. As the occurrence of certain of those Events of Default is not solely within its control, the SIF Warrants and the Preferred Share Warrants do not qualify for equity classification and are classified as liabilities in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity.
The SIF Warrants and Preferred Share Warrants are subject to the terms of the Amended and Restated SIF Contribution Agreement including the Events of Default described above.
We remain in compliance with all obligations under the Amended and Restated SIF Contribution Agreement.
Loss (gain) on revaluation of SIF contribution liabilities
This financial statement line item includes gain and losses on the revaluation of both the SIF contribution liability and warrant liabilities. The SIF contribution liability includes the funding liability and warrant obligation, with the funding liability representing the value of the issued SIF Warrants, Preferred Share Warrants and the contingent obligation to repay contributions in cash upon an Event of Default (the “Contingent Repayment Obligation”).

Amounts reported as the warrant obligation represent the value for contributions received, for which SIF Warrants have yet to be issued. The fair value of the funding liability was estimated using the Probability-Weighted Expected Return Method (“PWERM”), which accounts for the complexity of the dual-settlement nature of the arrangement by assigning probabilities to discrete future outcomes. The value of the Contingent Repayment Obligation that is subject to the PWERM valuation is estimated using a discounted cash flow model.
Loss on revaluation of SAFE liabilities
This financial statement line item loss on revaluation of SAFE liabilities includes gains and losses on the revaluation of both the SAFEs and SAFE Warrants. The SAFEs are considered freestanding financial instruments as they are legally detachable and separately exercisable from other instruments and do not meet the criteria to be classified as equity. Similarly, the SAFE Warrants do not qualify for equity classification. Both the SAFEs and SAFE Warrants are measured to their estimated fair values at each financial reporting date. The fair value of the SAFEs is estimated using a PWERM, which incorporates assumptions regarding the timing and probability across four mutually exclusive scenarios: SPAC conversion, IPO conversion, change of control event, and dissolution. The fair value of the SAFE Warrants is estimated using the Black-Scholes model.
Loss (gain) on revaluation of convertible notes
In accordance with ASC 825-10, Financial Instruments, the Company has irrevocably elected the Fair Value Option (“FVO”) to account for the Convertible Notes in their entirety at fair value. The fair value of the Convertible Notes at issuance, December 31, 2025 and June 30, 2025 was estimated using the Monte Carlo valuation method with key assumptions used including the estimated per share fair value of Old General Fusion’s preferred shares, credit spread and expected volatility. The estimated fair value of the Convertible Notes at settlement was based on the fair value of the redeemable convertible preferred shares that the notes were exchanged for at maturity.
Loss on revaluation of PIPE subscription obligation
The PIPE subscription obligation represents a freestanding forward sale contract obligating the Company to issue, and the PIPE investors to purchase, the units, comprising redeemable convertible preferred shares and liability-classified warrants, upon satisfaction of the conditions to closing of the Business Combination. Old General Fusion’s obligation under the PIPE Purchase Agreements is recognized as a liability in accordance with ASC 480, Distinguishing Liabilities from Equity. The liability is measured to its estimated fair value at each financial reporting date, with changes in fair value recognized in the consolidated statements of loss until the contract is settled or expires.
The fair value of the PIPE subscription obligation at the date of the agreements and as of June 30, 2026 was estimated using a Monte Carlo simulation valuation method, measured as the difference between the estimated fair value of the units to be issued and the contractual subscription proceeds to be received. Key assumptions used include the estimated fair value of the Subordinate Voting Shares of the combined entity upon the consummation of the Business Combination, the probability of redemption by Old General Fusion the expected term, expected volatility, and estimated discount rate.
Results of Operations
Three and six months ended June 30, 2026 compared to three and six months ended June 30, 2025
Old General Fusion incurred an operating loss during both the three and six months ended June 30, 2026 and June 30, 2025.
Operating loss for the three months ended June 30, 2026 increased 150% to $15.1 million, compared to $6.0 million for the three months ended June 30, 2025, due to increases in both general and administrative and research and development expenses, as well as the absence of government assistance recognized in the prior year period. Similarly, operating loss for the six months ended June 30, 2026 increased 171% to $28.1 million, compared to $10.4 million for the six months ended June 30, 2025, with the increase primarily attributable to an increase in general and administrative expenses and a decrease in government assistance. The increase in general and administrative expenses was mainly due to transaction costs and a significant increase in share-based compensation. Adjusted Operating Costs, a non-GAAP measure defined as operating loss excluding share-based compensation, government assistance, and depreciation and amortization, increased 65% to $9.6 million for the three months ended June 30, 2026, from $5.8 million for the three months ended June 30, 2025, and increased 35% to $18.4 million for the six months ended June 30, 2026, from $13.7 million for the six months ended June 30, 2025. These increases were primarily due to costs incurred (directly and indirectly) in respect of the go-public process, including increased salaries and benefits, marketing, travel and investor relations activities, and professional fees.
Year ended December 31, 2025 compared to December 31, 2024
We incurred an operating loss during the years ended December 31, 2025 and December 31, 2024.
Operating loss for the year ended December 31, 2025 decreased by approximately $19.7 million, declining from $51.9 million for the year ended December 31, 2024, to $32.2 million. While research and development decreased $4.65 million for the year ended December 31, 2025 compared to the year ended December 31, 2024, the year-over-year decrease was primarily due to a $16.8 million impairment of a prepaid rent asset recognized in 2024 with no comparable impairment in 2025. Further, government assistance increased by $3.2 million for the year ended December 31, 2025, compared to the year ended December 31, 2024, resulting in a corresponding decrease to our operating loss.
For the year ended December 31, 2025, Adjusted Operating Costs decreased 45% to $25.6 million for the year ended December 31, 2025, from $46.8 million for the year ended December 31, 2024. This decrease was primarily attributable to reduced business activities and headcount due to cash restraints, partially offset by the increase in government assistance. Further details on the calculation of Adjusted Operating Costs for the three and six months ended June 30, 2026 and June 30, 2025 and for the year ended December 31, 2025 are provided under Non-GAAP Measures.
Further details regarding the individual financial statement line items for the three and six months ended June 30, 2026 and June 30, 2025 and for the year ended December 31, 2025 contributing to our operating loss are provided in the subsections below.
The following tables set forth our results of operations for the periods presented. The period-to-period comparisons of financial results are not necessarily indicative of future results.

	Three months ended June 30,		Six months ended June 30,		Year ended December 31,
(In thousands of dollars)	2026	2025	2026	2025	2025	2024
Operating Costs
Research and development	$6,432	$3,676	$12,215	$9,331	$18,365	$23,016
Business development, marketing, communications and government relations	1,405	713	2,334	1,573	3,502	2,690
General and administrative	6,362	1,739	11,840	3,879	13,372	8,607
Depreciation and amortization	878	711	1,722	1,509	2,882	3,449
Prepaid rent write-down	—	—	—	—	—	16,813
Government assistance	—	(801)	—	(5,921)	(5,921)	(2,681)
Operating loss	15,077	6,038	28,111	10,371	32,200	51,895
Other Expense (Income)
Interest expense	22	469	24	925	1,127	883
Interest income and other income	(315)	(64)	(694)	(133)	(1,445)	(599)
Financing costs	2	—	26	—	3,693	—
Foreign exchange gain (loss)	(609)	(411)	(1,298)	(1,017)	321	(1,308)
Loss (gain) on revaluation of convertible notes	—	(1,051)	—	508	(22,036)	5,939
Loss (gain) on revaluation of SIF contribution liabilities	53,589	(959)	58,042	(944)	7,313	(958)
Loss on revaluation of SAFE liabilities	7,775	—	16,242	—	10,133	—
Loss on revaluation of PIPE subscription obligation	8,151	—	22,051	—	—	—
Loss (gain) on disposal of assets	—	—	—	—	(10)	7
Net loss for the before income taxes	83,692	4,022	122,504	9,710	31,296	57,775
Current tax expense (recovery)	—	—	—	—	2	10
Deferred tax expense (recovery)	—	—	—	—	72	(15)
Net loss for the period	$83,692	$4,022	$122,504	$9,710	$31,370	$57,770
Other comprehensive (income) loss:
Foreign currency translation	(2,453)	2,517	(3,339)	3,206	2,565	(311)
Change in fair value of convertible notes attributable to changes in credit risk	—	9	—	(57)	(57)	(290)
Reclassification of changes in fair value attributable to changes in credit risk upon settlement	—	—	—	—	347	—
Total other comprehensive (income) loss for the period	(2,453)	2,526	(3,339)	3,149	2,855	(601)
Total comprehensive loss for the period	$81,239	$6,548	$119,165	$12,859	$34,225	$57,169
Three and six months ended June 30, 2026 compared to three and six months ended June 30, 2025
Research and development
A breakdown of the research and development costs for the three and six months ended June 30, 2026 and 2025 is presented below:

	Three months ended June 30,			Six months ended June 30,
In thousands of dollars, except percentages	2026	2025	% Change	2026	2025	% Change
Salaries and benefits	$3,056	$2,848	7%	$6,063	$6,192	(2)%
Materials and consumables	945	351	169%	1,803	1,661	9%
Professional fees and contractors	293	(8)	(3,760)%	453	201	125%
Office, insurance and travel	480	328	47%	1,036	778	33%
Software and information technology	166	144	15%	316	312	1%
Share-based compensation	1,492	13	11,380%	2,544	187	1,261%
Total	$6,432	$3,676	75%	$12,215	$9,331	31%
Research and development costs increased 75% to $6.4 million for the three months ended June 30, 2026, from $3.7 million for the three months ended June 30, 2025, primarily driven by an increase in share-based compensation due to a higher estimated per share value fair value of the Company’s common shares, which resulted in an increase in the estimated fair value of the Company’s liability-classified stock options. The increase in the estimated fair value of the Company’s common shares reflects the increased assessed probability of the Company completing a go-public transaction in fiscal 2026. In comparison, the Company’s estimated common share fair value at March 31, 2025 and June 30, 2025 was unchanged from December 31, 2024. Materials and consumables expense increased quarter-over-quarter starting with a lower expense recorded for the three months ended June 30, 2025, primarily due to the impact of capital restraints during the prior year quarter. Professional fees and contractor expenses increased in the three months ended June 30, 2025 relative to the second quarter of the prior year, in which a portion of actual costs relating to external engineering and diagnostics costs came in below prior estimates.
Research and development expenses increased 31% to $12.2 million for the six months ended June 30, 2026, from $9.3 million for the six months ended June 30, 2025, primarily due to an increase in share-based compensation compared to the prior year period for the same reason discussed above, as well as an increase in professional fees and contractor expenses as discussed above. Partially offsetting these increases was a decrease in salaries and benefits due to lower average headcount attributable to a headcount reduction in May 2025.
Business development, marketing, communications and government relations
A breakdown of the business development, marketing, communications and government relations costs for the three and six months ended June 30, 2026 and 2025 is presented below:
	Three months ended June 30,			Six months ended June 30,
In thousands of dollars, except percentages	2026	2025	% Change	2026	2025	% Change
Salaries and benefits	$562	$353	59%	$983	$864	14%
Professional fees and contractors	333	41	711%	565	67	743%
Office, marketing, insurance and travel	290	101	187%	461	206	124%
Software and information technology	24	4	501%	50	9	456%
Share-based compensation	196	214	(8)%	275	427	(36)%
Total	$1,405	$713	97%	$2,334	$1,573	48%
Business development, marketing, communications and government relations expenses increased 97% to $1.4 million for the three months ended June 30, 2026, from $0.7 million for the three months ended June 30, 2025, primarily driven by increases in professional fees and contractor expenses due to fees to external advisors assisting the Company with its go-public marketing program and website design, office, marketing, insurance and travel due to increased conference attendance and related expenses, and salaries and benefits, mainly due to increased headcount associated with the go-public process.
Business development, marketing, communications and government relations expenses increased 48% to $2.3 million for the six months ended June 30, 2026, from $1.6 million for the six months ended June 30, 2025, primarily driven by an increase in professional fees and contractor expenses, mainly due to fees to external advisors assisting with the go-public marketing program and website redesign, and office, marketing, insurance and travel for the reasons discussed above. These increases were partially offset by lower share-based compensation due to the impact of forfeited options.
General and administrative
A breakdown of the general and administrative costs for the three and six months ended June 30, 2026 and 2025 is presented below:
	Three months ended June 30,			Six months ended June 30,
In thousands of dollars, except percentages	2026	2025	% Change	2026	2025	% Change
Salaries and benefits	$1,092	$1,163	(6)%	$2,335	$2,239	4%
Professional fees and contractors	1,048	106	889%	1,619	410	295%
Transaction related costs	632	—	—%	1,303	—	—%
Office, insurance and travel	455	236	93%	1,044	453	131%
Software and information technology	221	160	38%	419	291	44%
Share-based compensation	2,914	74	3,838%	5,120	486	953%
Total	$6,362	$1,739	266%	$11,840	$3,879	205%
General and administrative expenses increased 266% to $6.4 million for the three months ended June 30, 2026, from $1.7 million for the three months ended June 30, 2025, primarily driven by an increase in share-based compensation due to an increase in the estimated per share fair value of Old General Fusion’s common shares resulting in an increase in the estimated fair value of the Company’s liability-classified stock options, an increase in transaction related costs and professional fees and contractor expenses relating to audit, tax, and advisory costs incurred in connection with the Business Combination Agreement, plus higher fees to external advisors assisting with recruitment of management and Board of Director positions, and increases in office, insurance and travel due mainly to increased travel activities.
General and administrative expenses increased 205% to $11.8 million for the six months ended June 30, 2026, from $3.9 million for the six months ended June 30, 2025, primarily driven by an increase in share-based compensation, transaction related costs, professional fees and contractor expenses, and office, insurance, and travel expenses for the same reasons discussed above.
Depreciation and amortization
Depreciation and amortization expense increased 23% to $0.9 million for the three months ended June 30, 2026, from $0.7 million for the three months ended June 30, 2025, and increased 14% to $1.7 million for the six months ended June 30, 2026, from $1.5 million for the six months ended June 30, 2025, which primarily reflects a higher depreciable asset base as of June 30, 2026 compared to the prior year due to higher capital asset additions.
Government assistance
Government assistance decreased to $nil for each of the three and six months ended June 30, 2026, from $0.8 million and $5.9 million for the three and six months ended June 30, 2025, respectively. The decrease was primarily due to the third amending agreement to the SIF Contribution Agreement, entered into in January 2025, which increased available funding under the agreement from CAD 54.3 million ($38.3 million) to CAD 69.3 million ($48.8 million). During the six months ended June 30, 2025, the Company received CAD 15.0 million ($10.5 million) in funding under the SIF Contribution Agreement.
Comparatively, government assistance for the six months ended June 30, 2026 was $nil as the Company had submitted claims up to its maximum available funding prior to the execution of the Amended and Restated SIF Contribution Agreement in March 2026, and the additional CAD $5.0 million ($3.6 million) of funding received thereunder was fully attributed to the fair value of the warrant consideration, resulting in no residual amount recognized as government assistance.

Interest expense
Interest expense decreased to less than $0.1 million for each of the three and six months ended June 30, 2026, from $0.5 million and $0.9 million for the three and six months ended June 30, 2025, respectively, as the Convertible Notes, which were outstanding throughout the comparable 2025 periods, were settled in August 2025.
Interest and other income
Interest and other income increased 392% to $0.3 million for the three months ended June 30, 2026, from $0.1 million for the three months ended June 30, 2025, and increased 422% to $0.7 million for the six months ended June 30, 2026, from $0.1 million for the six months ended June 30, 2025, primarily due to higher average cash and cash equivalents on-hand compared to the prior year, resulting in an increase in interest income earned.
Foreign exchange loss (gain)
Foreign exchange gain increased 48% to $0.6 million for the three months ended June 30, 2026, from $0.4 million for the three months ended June 30, 2025, primarily due to the revaluation of USD cash held within a Canadian functional currency entity, and to a lesser degree, USD denominated receivables held within the same entity. In comparison, for the three months ended June 30, 2025, the foreign exchange gain is mainly due to the revaluation of USD denominated payables held with a GBP functional currency entity.
Foreign exchange gain increased 28% to $1.3 million for the six months ended June 30, 2026, from $1.0 million for the six months ended June 30, 2025, primarily due to the revaluation of USD cash held within a Canadian functional currency entity. In comparison, for the six months ended June 30, 2025, the foreign exchange gain is mainly due to the revaluation of GBP intercompany receivables held within the same Canadian functional currency entity.
Loss (gain) on revaluation of convertible notes
For the three months ended June 30, 2025, the gain on the change in the fair value of the Convertible Notes of $1.1 million was primarily due to the impact of movement in Canadian and US dollar foreign exchange rates.
For the six months ended June 30, 2025, the loss of $0.5 million on the change in the fair value of the Convertible Notes was primarily due to changes in the instrument-specific discount and changes to probabilities of the debt settlement options.
As the Convertible Notes were settled in August 2025 and Old General Fusion did not issue any other convertible debt subsequently, the revaluation amount is $nil for the three and six months ended June 30, 2026.
Loss (gain) on revaluation of SIF contribution liabilities
Old General Fusion recognized a loss on revaluation of SIF contribution liabilities of $53.6 million and $58.0 million for the three and six months ended June 30, 2026, respectively. This is consistent with an increase in the estimated fair value of Old General Fusion’s common shares as of June 30, 2026 compared to the estimated fair value at both March 31, 2026 and December 31, 2025, as well as a significant increase in the number of warrants subject to remeasurement due to additional funding received and the warrants issued during the three months ended June 30, 2026.
In comparison, Old General Fusion recognized a gain on revaluation of SIF contribution liabilities of $1.0 million and $0.9 million for the three and six months ended June 30, 2025, respectively. The gain on the change in fair value of the SIF contribution liabilities for the three and six months ended June 30, 2025 was primarily attributable to movements in the Canadian — U.S. dollar exchange rate as the estimated fair value of Old General Fusion’s common shares was unchanged during the three and six months ended June 30, 2025.

Loss on revaluation of SAFE liabilities
The loss on revaluation of SAFE liabilities of $7.8 million and $16.2 million for the three and six month ended June 30, 2026, respectively, is mainly due to an increase in the estimated probability of completing a SPAC transaction and a decrease in the expected duration until closing of the transaction. Similarly, the increase in the estimated fair value of the SAFE Warrants is primarily attributable to an increase in the estimated fair value of the Old General Fusion’s common shares as of June 30, 2026 compared to the estimated fair value at both March 31, 2026 and December 31, 2025.
In comparison, Old General Fusion first issued SAFE instruments in November 2025, therefore there was no comparative revaluation gain or loss for the three and six months ended June 30, 2025.
Loss on revaluation of PIPE subscription obligation
The loss on revaluation of PIPE subscription obligation of $8.2 million and $22.1 million for the three and six months ended June 30, 2026, respectively, relates to the remeasurement of the PIPE subscription obligation to its estimated fair value. The loss for the three and six months ended June 30, 2026 is due to an increase in the estimated fair value of the PIPE subscription obligation, which was mainly due to an increase in the estimated fair value of the Company’s common shares as of June 30, 2026 compared to the estimated fair value at both March 31, 2026 and December 31, 2025.
In comparison, there is no comparative revaluation gain or loss for the three and six months ended June 30, 2025 as the PIPE financing was entered into in January 2026.
Year ended December 31, 2025 compared to December 31, 2024
Research and development
A breakdown of the research and development costs by nature for the years ended December 31, 2025 and 2024 is presented below:
	Year ended December 31,
In thousands of dollars, except percentages	2025	2024	% Change
Salaries and benefits	$10,068	$13,877	(27)%
Materials and consumables	2,732	4,305	(37)%
Professional fees and contractors	494	1,071	(54)%
Office, insurance and travel	1,674	1,720	(3)%
Software and information technology	597	1,063	(44)%
Share-based compensation	2,800	980	186%
Total	$18,365	$23,016	(20)%
Research and development expenses decreased by $4.65 million (20%) from $23.0 million for the year ended December 31, 2024 to $18.4 million for the year ended December 31, 2025. The decrease was primarily driven by a $3.8 million decrease in salaries and benefits and a $1.6 million decrease in materials and consumables. The decrease in salaries and benefits was mainly due to a reduction in headcount in May 2025. The decrease in materials and consumables was consistent with an overall reduction in research and development activities largely due to cash restraints prior to the Rights Offering in August 2025 as well as increased procurement of materials related to LM26 in 2024, including forgings for compression coils and vessel and sub-scale compression prototypes.
Offsetting the aforementioned decreases was a $1.8 million increase in share-based compensation. The increase in share-based compensation was mainly due to an increase in the estimated per share fair value of the Company’s common shares, which resulted in a significant increase in the estimated fair value of the Old General Fusion’s liability-classified stock options as of December 31, 2025. The increase in the estimated fair value of the Company’s common shares was mainly attributable to the impact of the SAFE financing completed in the fourth quarter of 2025 as well as an increased assessed probability of Old General Fusion completing a listing transaction in fiscal 2026. Another contributing factor to the increase in share-based compensation was the vesting terms of the August 2025 option grant, which included a portion of the stock option grant vesting immediately for certain grantees.
Professional fees decreased by $0.6 million as the year ended December 31, 2024, included higher external advisory costs related to diagnostics and controls work on our LM26 machine.
Office, insurance, and travel costs remained relatively consistent between periods, and software and technology expenses decreased by approximately $0.5 million reflecting a reduced scope of simulation software required to support LM26 activities.
Business development, marketing, communications and government relations
A breakdown of the business development, marketing, communications and government relations costs by nature for the years ended December 31, 2025 and 2024 is presented below:
	Year ended December 31,
In thousands of dollars, except percentages	2025	2024	% Change
Salaries and benefits	$1,459	$1,460	—%
Professional fees and contractors	185	65	185%
Office, marketing, insurance and travel	637	302	111%
Software and information technology	16	43	(63)%
Share-based compensation	1,205	820	47%
Total	$3,502	$2,690	30%
Business development, marketing, communications and government relations expenses increased by $0.8 million (30%), from $2.7 million for the year ended December 31, 2024, to $3.5 million for the year ended December 31, 2025. The increase is mainly due to an increase in share-based compensation primarily attributable to stock option grants to new personnel and an increase in office, marketing, insurance and travel mainly due to an increase in marketing activities including redesigning our website as part of the go-public marketing and development program.
General and administrative
A breakdown of the general and administrative costs by nature for the years ended December 31, 2025 and 2024 is presented below:
	Year ended December 31,
In thousands of dollars, except percentages	2025	2024	% Change
Salaries and benefits	$4,115	$4,425	(7)%
Professional fees and contractors	740	(186)	(498)%
Transaction related costs	1,105	—	—%
Office, insurance and travel	1,119	1,105	1%
Software and information technology	662	718	(8)%
Share-based compensation	5,631	2,545	126%
Total	$13,372	$8,607	55%
General and administrative expenses increased by $4.8 million (55%) from $8.6 million for the year ended December 31, 2024 to $13.4 million for the year ended December 31, 2025. The increase was primarily driven by a $3.1 million increase in share-based compensation between the respective periods. The increase in share-based compensation was primarily due an increase in the estimated per share fair value of Old General Fusion’s common shares resulting in an increase in the estimated fair value of the Company’s liability-classified stock options, as well as the vesting terms of the August 2025 option grant, which included a portion of the stock option grant vesting immediately for certain grantees.

Professional fees and contractors expense for the year ended December 31, 2024 included the reversal of previously accrued amounts related to legal services for a transaction that did not materialize. As a result of negotiations with the law firm, Old General Fusion recorded a $1.1 million reduction to accrued professional fees during the year ended December 31, 2024.
Transaction related costs were approximately $1.1 million for the year ended December 31, 2025. The expense for 2025 relates to costs incurred in connection with the Business Combination Agreement entered into subsequent to year-end in January 2026. The 2025 expense is largely attributable to audit, tax and advisory as well as fees to external counsel in connection with the Business Combination Agreement.
Salaries and benefits also decreased $0.3 million compared to the prior year period, which was mainly due to a reduction in headcount in May 2025.
Depreciation and amortization
Depreciation and amortization expenses decreased by $0.6 million (16%), from $3.5 million for the year ended December 31, 2024, to $2.9 million for the year ended December 31, 2025. The decrease primarily reflects a lower depreciable asset base for the year ended December 31, 2025, due to minimal capital asset additions in both the current and prior year periods.
Prepaid rent write-down
Old General Fusion previously entered into a Project Development Agreement (“PDA”) with the UK Atomic Energy Authority (“UKAEA”) to support the construction of a building in the United Kingdom for our planned Fusion Demonstration Plant (“FDP”). Under the arrangement, UKAEA would fund up to GBP 30.0 million (approximately $38.4 million) toward its construction. Old General Fusion was responsible for funding construction costs in excess of the UKAEA’s contribution, with its portion recorded as a prepaid rent asset to be amortized against lease payments over the anticipated 19-year lease term.
During the year ended December 31, 2024, due to the uncertainty of proceeding with the FDP due to the continued focus on the LM26 program and the scheduled expiry of the PDA in March 2025, the Company determined that the recoverable amount of the prepaid rent asset was nil. Accordingly, an impairment charge for the full carrying amount of $16.8 million (GBP 13.3 million) was recorded for the year ended December 31, 2024.
Government assistance
Government assistance increased to $5.9 million for the year ended December 31, 2025, compared with $2.7 million for the year ended December 31, 2024, an increase of $3.2 million (121%). The increase was primarily due to the third amending agreement to the SIF Contribution Agreement, entered into in January 2025, which resulted in funding under the agreement increasing from CAD 54.3 million (approximately $39.6 million) to CAD 69.3 million (approximately $50.5 million). The full CAD 15.0 million (approximately $10.5 million) of incremental funding was received during the year ended December 31, 2025.
Comparatively, government assistance for the year ended December 31, 2024 was lower as Old General Fusion received less funding during the year as it had submitted claims up to its maximum allowable contractual amount; thereby, constraining reimbursable expenditures.
Interest expense
Interest expense increased to $1.1 million for the year ended December 31, 2025 from $0.9 million for the year ended December 31, 2024, an increase of $0.2 million (28%). The year-over-year change was mainly due to interest expense recognized on the Convertible Notes issued in July 2024 as the Convertible Notes were outstanding for approximately seven months during the year ended December 31, 2025, compared to approximately five months of the year ended December 31, 2024.
Interest and other income
Interest and other income increased from $0.6 million for the year ended December 31, 2024, to $1.5 million for the year ended December 31, 2025. The increase year-over-year was largely due to the gain recognized on the settlement of payables in December 2025 as the Company issued 1,122,904 warrants exercisable into Class A common shares with an estimated fair value of $1.1 million. The fair value of the warrant consideration was based on the estimated fair value of Old General Fusion’s Class A common shares which the warrants are exercisable into for no additional consideration, which resulted in a gain of $0.9 million being recognized on settlement of the payables. No comparable settlement transaction occurred during the year ended December 31, 2024.
Foreign exchange loss (gain)
For the year ended December 31, 2025, the foreign exchange loss is primarily attributable to the revaluation of USD denominated intercompany receivables as well as USD cash held within the parent entity, which has a Canadian functional currency. In comparison, for the year ended December 31, 2024, the foreign exchange gain is mainly due to the revaluation of GBP and USD denominated intercompany receivables held within the parent entity.
Loss (gain) on revaluation of convertible notes
For the year ended December 31, 2024, the loss on the change in the fair value of the Convertible Notes was primarily due to changes in the instrument-specific discount and credit spread assumptions. Comparatively, the gain on the change in fair value of the Convertible Notes during the year ended December 31, 2025, was largely due to a deterioration in Old General Fusion’s credit profile that was reflected in the estimated fair value of Old General Fusion’s redeemable preferred shares issued as part of the Rights Offering in August 2025.
Loss (gain) on revaluation of SIF contribution liabilities
The revaluation of the SIF contribution liabilities increased from a loss of $1.0 million for the year ended December 31, 2024, to a loss of $7.3 million for the year ended December 31, 2025, representing a change of $6.3 million between the respective periods. The increased loss for the year ended December 31, 2025 is consistent with the receipt of funding under the SIF Contribution Agreement resulting in the recognition of an aggregate liability of $4.6 million at issuance as well as an increase in the estimated fair value of Old General Fusion’s Class A common shares to $1.28 per share. In comparison, the estimated fair value of Old General Fusion’s Class A Common share price was unchanged during the year ended December 31, 2024.
Loss on revaluation of SAFE liabilities
The loss on the revaluation of the SAFEs as of December 31, 2025, is mainly due to a higher estimated probability of completing a SPAC transaction, including a shorter expected duration until closing of the transaction. The increase in the estimated fair value of the SAFE Warrants is primarily attributable to an increase in the estimated fair value of Old General Fusion’s Class A common shares as of December 31, 2025.
In comparison, Old General Fusion did not issue SAFE instruments during the year ended December 31, 2024; therefore, no comparative revaluation gain or loss was recognized in 2024.
Financing costs
In November and December 2025, Old General Fusion issued SAFEs to several investors for gross proceeds of $44.3 million. As the SAFEs and SAFE Warrants are liability classified, costs incurred in relation to the issuance of the SAFE liabilities were expensed as incurred. In connection with the issuance of the SAFE liabilities, Old General Fusion issued 3,625,000 SAFE Warrants as consideration for finders’ fees. The SAFE Warrants were recorded at their estimated fair value at issuance, which resulted in the recognition of an expense of $1.9 million. Old General Fusion also incurred finders’ fees payable in cash of approximately $1.6 million.
Liquidity and Capital Resources
As of June 30, 2026, Old General Fusion had cash and cash equivalents of $32.0 million. In January 2026, in connection with the transactions contemplated by the Business Combination Agreement,

Old General Fusion and Spring Valley entered into the PIPE Purchase Agreements with several investors for total gross proceeds of $107.7 million. Receipt of the proceeds was contingent on the closing of the Business Combination, which occurred on July 10, 2026, subsequent to the period end.
To date, we have not generated any revenue, and we have incurred losses from operations since our inception. As of June 30, 2026, our accumulated deficit amounted to $457.0 million. We expect to incur significant expenses and operating losses for the foreseeable future as we advance our MTF technology development towards a commercial fusion power plant. As such, we expect our research and development, business development, marketing, communications and government relations, and general and administrative costs will continue to increase. In addition, we will incur additional costs associated with operating as a public company following the closing of the Business Combination such as regulatory fees, transfer agent fees, professional fees and insurance premiums. We do not expect to generate any revenue from the sale of products or services or from other sources in the near future, if at all. We have historically financed our operations through the issuance of redeemable convertible preferred shares, common shares, convertible notes, SAFEs, warrants and government assistance.
On July 10, 2026, in connection with the closing of the Business Combination, General Fusion received aggregate net proceeds of approximately $123.4 million, consisting of (i) $104.4 million from the PIPE Financing (gross proceeds of $107.7 million less certain transaction costs) and (ii) $19.0 million representing the balance of Spring Valley’s trust account of $19.8 million, inclusive of accrued interest, together with funds in Spring Valley’s operating account, less certain transaction costs paid at closing. As a result, our existing cash resources are expected to provide sufficient funds to carry out our planned operations for at least 12 months from the date of this prospectus.
Current cash and cash equivalents will be used to fund our planned operations for at least 12 months from the date of this prospectus. Our operations are capital intensive and future capital expenditures are expected to be substantial. As such, we expect the Company to require additional financing as we advance towards an MTF fusion power plant. There is no assurance that the Company will be able to obtain such financings or obtain them on favorable terms.
Sources of liquidity
Simple Agreements for Future Equity:   In the fourth quarter of 2025 and January 2026, Old General Fusion issued SAFEs resulting in gross proceeds of $44.5 million. Under the SAFEs, investors provide upfront cash in exchange for the right to receive future shares upon the occurrence of specified events.
Subsequent to June 30, 2026, the closing of the Business Combination constituted a triggering event under the terms of the SAFEs, and immediately prior to the consummation of the Business Combination, all outstanding SAFEs were converted into common shares of Old General Fusion. Upon closing, those common shares were exchanged for Subordinate Voting Shares at the exchange ratio prescribed in the Business Combination Agreement.
SIF Contribution Agreement:   In March 2026, Old General Fusion finalized the Amended and Restated SIF Contribution Agreement, resulting in receipt of the additional funding of CAD 5 million ($3.6 million), which was received in April and May 2026.
Business Combination with SPAC:   At closing of the Business Combination, $19.8 million remained in Spring Valley’s trust account, inclusive of accrued interest on the trust capital funds. After the payment of certain transaction costs at closing, approximately $19.0 million was remaining in Spring Valley, consisting of the net trust capital and funds remaining in Spring Valley’s operating account.
PIPE Financing:   On July 10, 2026, Old General Fusion and Spring Valley completed the previously described Business Combination and concurrently therewith, the PIPE financing, resulting in net proceeds of $104.4 million representing gross proceeds of $107.7 million less certain transaction costs.
Cash Flows
We use traditional measures of cash flow, including net cash used in operating activities, net cash used in or provided by investing activities and net cash provided by financing activities to evaluate our periodic cash flow results. Below is a summary of our cash flows for the six months ended June 30, 2026 and 2025 and the years ended December 31, 2025 and 2024:
	Six months ended June 30,			Year ended December 31,
In thousands of dollars	2026	2025	$ Change	2025	2024	$ Change
Cash flows used in operating activities	(21,155)	(6,544)	(14,611)	(23,988)	(29,110)	5,122
Cash flows used in investing activities	(392)	(157)	(235)	(442)	(656)	214
Cash flows provided by financing activities	4,178	4,572	(394)	67,151	17,352	49,799
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(143)	322	(465)	510	(782)	1,292
Net change in cash, cash equivalents and restricted cash	(17,512)	(1,807)	(15,705)	43,231	(13,196)	56,427
Cash flows used in operating activities
Old General Fusion’s cash flows used in operating activities to date have been primarily comprised of personnel costs, materials and supplies for research and development activities, facilities expense and contractor services related to research and development, business development, marketing, communications and government relations, and general administrative activities. General Fusion intends to continue to grow operations as we pursue our MTF technology development and operate as a public company. Accordingly, we expect cash used in operating activities to increase significantly prior to us generating any cash flows from our operations.
Cash flows used in operating activities were $21.2 million for the six months ended June 30, 2026, compared to $6.5 million for the six months ended June 30, 2025, an increase in cash flows used in operating activities of $14.6 million. The period-over-period increase was primarily driven by an increase in operating expenses, a decrease in government assistance of approximately $5.9 million, and an outflow of $3.6 million related to changes in operating assets and liabilities during the six months ended June 30, 2026, mainly attributable to a decrease in accounts payable and accruals and an increase in prepaid and other assets. In comparison, changes in operating assets and liabilities resulted in a net inflow of $1.1 million during the six months ended June 30, 2025, mainly driven by an increase in accounts payable and accruals.
Cash flows used in operating activities were $24.0 million for the year ended December 31, 2025, compared to $29.1 million for the year ended December 31, 2024, a decrease of $5.1 million (18%). The year-over-year decrease was primarily driven by a decrease in operating expenses excluding share-based compensation and an increase in government assistance of approximately $3.2 million.
Cash flows used in investing activities
Cash flows used in investing activities were $0.4 million for the six months ended June 30, 2026 compared to $0.2 million for the six months ended June 30, 2025 with the increase due to greater capital additions in the current year, whereas Old General Fusion had relatively limited capital additions in the same period in 2025.
Cash flows used in investing activities were $0.45 million for the year ended December 31, 2025 compared to $0.7 million for the year ended December 31, 2024, a decrease of $0.2 million (33%). Purchases of property and equipment were limited during the year ended December 31, 2025, reflecting Old General Fusion’s focus on preserving capital prior to the closing of the Rights Offering in August 2025.
Cash flows provided by financing activities
Cash flows provided by financing activities were $4.2 million for the six months ended June 30, 2026, compared to $4.6 million for the six months ended June 30, 2025, a decrease of $0.4 million. For the six months ended June 30, 2026, Old General Fusion received proceeds of $3.6 million on the issuance of SIF Preferred Share Warrants in relation to the SIF Amended and Restated Contribution Agreement. Old General Fusion also received proceeds of $0.2 million for the issuance of SAFE instruments and $0.4 million for the issuance of Class B common shares in connection with the PIPE financing.

In comparison, for the six months ended June 30, 2025, Old General Fusion received proceeds of $4.6 million on the issuance of SIF Warrants pursuant to the SIF Contribution Agreement.
Cash flows provided by financing activities were $67.2 million for the year ended December 31, 2025, compared to $17.4 million for the year ended December 31, 2024, an increase of $49.8 million (287%). Old General Fusion completed financings in both years with the increase in 2025 reflecting the completion of an additional financing as well as the larger quantum of the financings. In the year ended December 31, 2025, Old General Fusion completed the SAFE Financing resulting in gross proceeds of $44.4 million as well as gross proceeds of $17.0 million relating to the Rights Offering and $1.4 million from a short-term related party loan that was subsequently settled through subscription to the Rights Offering. Furthermore, Old General Fusion received $4.6 million of proceeds from the issuance of SIF Warrants in relation to the SIF Contribution Agreement. In comparison, for the year ended December 31, 2024, cash inflows from financing activities consisted mainly of $15.8 million of proceeds from the issuance of Convertible Notes and $1.5 million of proceeds from the issuance of SIF Warrants.
Uses of Liquidity
Until General Fusion can generate sufficient revenue to fund operating expenses, and capital expenditures, we expect to primarily fund cash needs through a combination of equity and/or debt financing. If we raise funds by issuing equity securities, shareholders will be diluted. Any equity securities issued may also provide for rights, preferences, or privileges senior to the Multiple Voting Shares. If we raise funds by issuing debt securities, the terms of debt securities or borrowings could impose significant restrictions on our operations.
Although we have successfully completed equity financings in the past, there can be no assurance that equity offerings in the future will be successful. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing. If we are unable to raise additional capital necessary on acceptable terms to fund our operations and invest in continued innovation, we may need to reconsider our growth plans or limit our research and development activities, which could have a material adverse impact on our business prospects and results of operations.
Old General Fusion’s principal uses of cash in recent periods have been funding our operations. General Fusion’s future capital requirements will depend on many factors including timing of MTF development, commercialization of MTF and subsequent revenue growth rate.
Material Contractual Obligations and Commitments
The following table summarizes estimates of future commitments related to the various agreements that Old General Fusion has entered into as of June 30, 2026.
In thousands of dollars:	June 30, 2026
Less than 1 year	832
1 – 3 years	1,839
More than 3 years	3,315
Impact of discounting	(1,721)
Total	4,265
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reported periods.
We have identified the accounting estimates listed below as critical to understanding and evaluating the financial results reported in our consolidated financial statements. These accounting estimates require the application of significant management judgment and are critical due to the significant level of estimation uncertainty regarding the assumptions involved and the magnitude of the asset, liability, revenue or expense being reported. We base our assumptions and estimates on historical experience and various other sources that we believe to be reasonable under the circumstances. We review the underlying factors used in our estimates regularly, including reviewing the significant accounting policies impacting the estimates, to ensure compliance with U.S. GAAP. However, due to the uncertainty inherent in our estimates, actual results may materially differ from the estimates we calculate.
For a complete summary of all of our significant accounting policies refer to Note 3: Significant Accounting Policies of the notes to the consolidated financial statements for the years ended December 31, 2025 and 2024 elsewhere in this prospectus.
Fair value measurements
Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is defined as an exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Assets and liabilities measured at fair value are classified into the following categories based on the inputs used to measure fair value:
•
(Level 1) — Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•
(Level 2) — Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly; and,

•
(Level 3) — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. In addition to unobservable inputs, the valuation models for Level 3 financial instruments typically also rely on a number of inputs that are readily observable, either directly or indirectly. The Company’s assessment of a particular input to the fair value measurement requires management to make judgments and consider factors specific to the asset or liability. The fair value hierarchy requires the use of observable market data when available in determining fair value. The Company recognizes transfers between levels within the fair value hierarchy, if any, at the end of each period. There were no transfers between levels during the periods presented. Old General Fusion had no material non-financial assets valued on a non-recurring basis that resulted in an impairment in any period presented.
The estimated fair values of the share-based compensation liability, SIF contribution liability, SAFE liabilities and PIPE subscription liabilities are considered Level 3 fair value measurements due to the use of the estimated per share fair value of Old General Fusion’s common shares, which is classified as a level 3 input within the fair value measurement hierarchy.
The estimated fair values of the Convertible Notes are considered Level 3 fair value measurements due to the use of the estimated per share fair value of Old General Fusion’s preferred shares, which is classified as a level 3 input within the fair value measurement hierarchy.
Share-based compensation
We measure share-based awards at fair value on the date of the grant and expense the awards in our consolidated statements of operations and comprehensive loss over the requisite service period of employees and others providing similar services. The fair value of stock options is determined using the Black-Scholes option pricing model. Share-based payments for liability-classified awards is determined in the same manner as equity-settled transactions, except that the fair value of liability-classified awards is remeasured to fair value at each reporting date through the date of settlement, with changes in fair value recognized in the operating loss for the portion of the requisite service period rendered.
The Black-Scholes option pricing model requires inputs based on certain subjective assumptions, including the estimated fair value of common shares, expected stock price volatility, the expected term of the award, the risk-free interest rate, and expected dividends. These assumptions involve inherent uncertainties and the application of management’s judgment.
Determination of fair value of common share valuations
As there had been no public market for our common shares to date, the estimated fair value of Old General Fusion’s common shares was determined by our Board of Directors, as of the date of each option grant with input from management, considering our most recently available third-party valuations of common shares, and our Board of Directors assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. Third-party valuations of common shares are obtained at minimum on an annual basis or more frequently if circumstances necessitate, such as completing an equity issuance or qualitative indicators of a change in value of Old General Fusion since the most recent valuation. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Our common share valuation was prepared using a market approach to estimate our enterprise value and an option pricing method, (“OPM”), to allocate value to the common shares. The OPM treats common shares and convertible preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common shares have value only if the funds available for distribution to stockholders exceeded the value of the convertible preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. A discount for lack of marketability of the common shares is then applied to arrive at an indication of value for the common shares.
Given the absence of a public trading market, numerous objective and subjective factors were used to determine the fair value of common shares. The factors included, but were not limited to:
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the prices at which we sold convertible preferred shares and the superior rights and preferences of the convertible preferred shares relative to our common shares at the time of each grant;

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our ability to raise future financings;

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the progress of our research and development efforts;

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the lack of liquidity of our equity as a private company;

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our stage of development and business strategy and the material risks related to our business and industry; and

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the likelihood of achieving a liquidity event for the holders of our convertible preferred stock and holders of our common shares, such as an initial public offering, or a sale of our company, given prevailing market condition.

The assumptions underlying these valuations were highly complex and subjective and represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common shares and our share-based compensation expense could have been materially different.
The Subordinate Voting Shares commenced trading on the Nasdaq in July 2026. As an active market for the Subordinate Voting Shares has been established it will no longer be necessary for our Board of Directors to estimate the fair value of our Subordinate Voting Shares in connection with our accounting for granted stock options and other such awards we may grant, as the fair value of our Subordinate Voting Shares will be determined based on the quoted market price of our Subordinate Voting Shares.
As of June 30, 2026, a change in the Class B common share estimated fair value per share by 20% would have resulted in an increase to the estimated fair value of the share-based compensation liability of approximately $4.7 million, an increase to the SIF contribution liability of approximately $17.5 million, and an increase to the SAFE Warrants of $4.0 million, resulting in a corresponding increase of net loss of approximately $26.2 million.

Valuation of the SIF contribution liability
Funds received under the agreement result in the recognition of a financial liability recorded at fair value and the recognition of government assistance. The portion of those funds related to the financial liability is equal to the fair value of the warrants adjusted by the contingent repayment feature with the remaining cash received recorded as government assistance.
The fair value of the SIF contribution liability is estimated using a PWERM, which accounts for the dual-settlement nature of the arrangement by assigning probabilities to discrete future outcomes being the share and cash settlement outcomes. The estimate of the fair value of the SIF Warrants is based on the fair value of the underlying securities that the warrants are exercisable into. The fair value of the Contingent Repayment Obligation was estimated using a discounted cash flow that utilized publicly traded as a market proxy of an event of default.
Valuation of the SAFE liabilities
The SAFE liabilities are classified as liabilities within the consolidated balance sheets and are measured to fair value at each financial reporting date with changes in fair value recognized within net loss for the period.
The fair value of the SAFEs was estimated using a PWERM, which incorporates assumptions regarding the timing and probability of across four mutually exclusive scenarios: SPAC conversion, IPO conversion, change of control event, and dissolution. The fair value of the SAFE Warrants was estimated via the Black Scholes model.
As of June 30, 2026, all other variables remaining unchanged, a change in the probability of completing a SPAC transaction of +/- 3% would have resulted in a change in the estimated fair value of the SAFEs of approximately $1.5 million ($1.5 million), respectively.
Valuation of PIPE subscription agreements
The PIPE Subscription Agreements are classified as liabilities within the consolidated balance sheets and are measured to fair value at each financial reporting date with changes in fair value recognized within net loss for the period.
The fair value of the PIPE subscription obligation at the date of the agreements and as of June 30, 2026 was estimated using a Monte Carlo simulation valuation method, measured as the difference between the estimated fair value of the units to be issued and the contractual subscription proceeds to be received. Key assumptions used include the estimated fair value of the post de-SPAC Subordinate Voting Shares, the probability of redemption by Old General Fusion, the expected term, expected volatility, and estimated discount rate.
As of June 30, 2026, all other variables unchanged, an increase or decrease in the weighted average discount rate assumption by +/- 10% would result in an increase (decrease) in the estimated fair value of the PIPE subscription obligation of approximately $11.0 million ($11.0 million), respectively
Related Party Transactions
For transactions with related parties, refer to (i) the consolidated financial statements of Old General Fusion for the years ended December 31, 2025, and 2024 and the related notes thereto, and (ii) the interim condensed consolidated financial statements of Old General Fusion for the three and six months ended June 30, 2026 and 2025, and the related notes thereto, in each case prepared in accordance with U.S. GAAP and included elsewhere in this prospectus.
Key Performance Indicators
Management’s key performance indicators primarily relate to the advancement of the LM26 program’s key technical milestones by the end of 2028, the Company’s currently operating MTF demonstration machine. Key 2025 performance indicators included the LM26 achieving successful commissioning, first plasma and plasma compression. First plasma was achieved in February 2025, demonstrating that all major systems are working as designed, and first plasma compression was achieved in April 2025, validating the integrated performance of the platform.
With LM26 now fully operational, the program focuses on progressively improving performance and advancing toward the first major technical milestone of 1 keV temperature (approximately 10 million °C). Achieving this milestone requires plasma performance comparable to that previously demonstrated with the Company’s Plasma Injector 3 (PI3) platform, together with a radial compression ratio similar to that achieved under the Plasma Compression Science (PCS) program. Old General Fusion announced achieving 0.72 keV electron temperature in June 2026. Following achievement of the 1 keV temperature milestone, the Company expects to advance toward the 10 keV (approximately 100 million °C) temperature milestone by increasing plasma compression ratios, and ultimately toward achieving 100% of the Lawson criterion through further increases in compression ratio and plasma density.
Recent Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 3: Significant Accounting Policies in the notes to the interim condensed consolidated financial statements for the three and six months ended June 30, 2026 and 2025 and the notes to the consolidated financial statements as of December 31, 2025 and 2024, each as included elsewhere in this prospectus.
Quantitative and Qualitative Disclosures About Market Risk
Our exposure to market risks includes, but is not limited, interest rates, inflation and foreign currency, as well as risks to the availability of funding.
Liquidity Risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through ongoing monitoring of cash flows, budgeting, and maintaining relationships with potential investors and financing partners. Cash flow forecasting is performed regularly to ensure that there is sufficient liquidity to meet short-term business requirements. Refer to the “Liquidity and Capital Resources” section of this MD&A for further discussion regarding the Company’s ability to continue as a going concern.
Credit risk
Credit risk reflects the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations. This risk arises principally in respect of the Company’s cash and cash equivalents. The majority of Old General Fusion’s bank balances are uninsured as of June 30, 2026. In order to mitigate its exposure to credit risk, the Company monitors its financial assets and maintains substantially all of cash deposits in a Schedule I chartered bank in Canada. The Company does not consider any of Old General Fusion’s financial assets to be impaired as of June 30, 2026.
Interest Rate Risk
As of June 30, 2026, Old General Fusion had cash and cash equivalents of $32.0 million, consisting of interest-bearing money market accounts for which the fair market value would be affected by a change in the general level of U.S. interest rates. Interest income is sensitive to changes in the general level of interest rates. We have not entered into investments for trading or speculative purposes. Due to the conservative nature of our investments, which is predicated on capital preservation of investments with short-term maturities, we do not believe an immediate 10% change in interest rates would have a material effect on the fair market value of our investment portfolio.
As of June 30, 2026, Old General Fusion had no long-term debt outstanding, and therefore we are not subject to interest rate risk related to debt.

Foreign Currency Risk
Foreign currency risk exposures arise from transactions denominated in a currency other than the functional currency of our legal entities. Our foreign currency risk arises primarily with respect to USD denominated balances in our Canadian functional currency entity. Based on Old General Fusion’s USD denominated monetary assets and monetary liabilities as of June 30, 2026, a 10% change in the USD and CAD exchange rate would change Old General Fusion’s net (income) loss by approximately $1.8 million (CAD 2.5 million).
Effects of Inflation
Inflation generally affects us by increasing our labor and materials costs. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, we may experience some effect in the near future (especially if inflation rates continue to rise) due to an impact on the costs to advance our research and development, including labor and materials costs, and other operational costs. An inflationary environment could adversely affect our business, financial condition and results of operations.
Capital Management
The Company’s objectives in managing capital are to safeguard the ability to continue as a going concern and provide financial capacity to meet its strategic objectives. Management monitors the amount of cash and cash equivalents and equity in the capital structure and adjusts the capital structure, as necessary, to continue as a going concern and to support our research and development activities. To maintain or adjust the capital structure, the Company may issue new shares of the Company, and/or issue new debt.
Forecasts are regularly reviewed and updated for changes in circumstances so that appropriate capital allocation, investment and financing decisions are made for the Company.
Non-GAAP Measures
This MD&A makes reference to a financial measure not recognized under U.S. GAAP, being “Adjusted Operating Costs”. This measure does not have any standardized meaning prescribed within U.S. GAAP and, therefore, may not be comparable to similar measures presented by other companies. This measure is provided as additional information to complement U.S. GAAP measures by providing a further understanding of Old General Fusion’s financial performance from management’s perspective. General Fusion’s management uses this measure to assess Old General Fusion’s performance, identify trends affecting Old General Fusion’s business, formulate business plans, and make strategic decisions.
To facilitate a more meaningful evaluation of our period-over-period performance, General Fusion utilizes “Adjusted Operating Costs.” This non-GAAP measure excludes government assistance and non-cash expenses, specifically share-based compensation, and depreciation and amortization. General Fusion does not believe that such items directly reflect Old General Fusion’s core operations and may therefore not be indicative of its recurring operating costs.
Results and reconciliation of Non-GAAP Financial Measure Adjusted Operating Costs for the three and six months ended June 30, 2026 and 2025:
(In thousands of dollars, except percentages)	Three months ended June 30,			Six months ended June 30,			Year ended December 31,
	2026	2025	% Change	2026	2025	% Change	2025	2024	% Change
Operating costs	$15,077	$6,038	150%	$28,111	$10,371	171%	$32,200	$51,895	(38)%
Share-based compensation	(4,603)	(301)	1,429%	(7,940)	(1,100)	622%	(9,636)	(4,345)	122%
Government assistance	—	801	(100)%	—	5,921	(100)%	5,921	2,681	121%

(In thousands of dollars, except percentages)	Three months ended June 30,			Six months ended June 30,			Year ended December 31,
	2026	2025	% Change	2026	2025	% Change	2025	2024	% Change
Depreciation and amortization	(878)	(711)	23%	(1,722)	(1,509)	14%	(2,882)	(3,449)	(16)%
Adjusted Operating Costs	$9,596	$5,827	65%	$18,449	$13,683	35%	$25,603	$46,782	(45)%

Internal Control over Financial Reporting
We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in a timely manner.
In the course of the external audit of Old General Fusion’s financial statements, Old General Fusion identified material weaknesses in our internal control over financial reporting. Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with the applicable accounting standards, which for us is U.S. GAAP.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
In connection with the preparation of its consolidated financial statements on as of December 31, 2025 and 2024 for the years ended December 31, 2025 and 2024, Old General Fusion identified the following material weaknesses in its internal control over financial reporting: (i) lack of formalized policies, procedures and controls: Old General Fusion lacked adequate documentation across key processes and did not design and maintain adequate formal documentation of its internal control procedures and policies including an absence of an internal process to identify and assess deficiencies in its internal controls on a timely basis; (ii) lack of IT General Controls: Old General Fusion lacks adequate information technology general controls over its key financial reporting systems, including ineffective segregation of duties, change management and program development in its control environment; and (iii) lack of qualified personnel: Old General Fusion did not maintain a sufficient complement of personnel with requisite knowledge and experience in the application of complex areas of U.S. GAAP and SEC rules to appropriately present certain complex and non-routine debt and government assistance transactions in conformity with U.S. GAAP and its internal review process lacked the requisite knowledge to effectively monitor the work of third-party consultants and ensure compliance with U.S. GAAP and SEC reporting requirements.
We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate these material weaknesses. Such measures include, but are not limited to: designing and implementing our financial control framework to identify, assess, and respond to the risks of material misstatement; designing and implementing certain information technology general controls over our information technology systems with the assistance of external advisors with the requisite experience and knowledge; adding additional qualified accounting personnel with experience with complex U.S. GAAP and SEC rules; and engaging an accounting advisory firm to assist with the documentation, evaluation, remediation and testing of our internal control over financial reporting based on the criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.
Our failure to correct these deficiencies or our failure to discover and address any other deficiencies could result in material misstatements in General Fusion’s financial statements that would not be prevented or detected and impair General Fusion’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.
General Fusion is subject to the Sarbanes-Oxley Act of 2002 (“SOX”), and Section 404(a) of SOX requires management to assess and report on the effectiveness of General Fusion’s internal control over financial reporting in its annual report on Form 20-F, beginning with the annual report for the fiscal year ending December 31, 2026.
Foreign Private Issuer
General Fusion meets the requirements to qualify as a Foreign Private Issuer (“FPI”) for the purpose of filing a combined proxy and initial registration statement on Form F-4 for the following reasons:
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The majority of General Fusion’s executive officers and directors are not U.S. citizens or residents

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Less than 50% of General Fusion’s assets are located in the U.S.

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General Fusion’s business is not administered principally in the U.S.

As an FPI, General Fusion will have a number of obligations under U.S. securities laws and regulations, including reporting requirements and disclosure obligations. General Fusion will continue working with existing U.S. advisors and legal counsel to support compliance with applicable laws and regulations.
Emerging Growth Company Status
General Fusion is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. General Fusion has elected to not opt out of such extended transition period.
Outstanding Share Information
As of June 30, 2026, Old General Fusion’s outstanding share capital consisted of (i) 13,324,608 Class A common shares, (ii) 3,500,000 Class B common shares, and (iii) 189,817,561 redeemable convertible preferred shares, which were convertible into common shares of Old General Fusion.
In addition, as of June 30, 2026, there were (i) 22,157,346 Class B common share warrants outstanding, each of which was exercisable or exchangeable for one common share of Old General Fusion, (ii) 1,122,904 Class A common share warrants outstanding, each of which was exercisable for one common share of Old General Fusion, (iii) 30,918,673 Preferred Share Warrants outstanding, each of which was exercisable or exchangeable for one preferred share of Old General Fusion, and (iv) 42,691,102 options were issued and outstanding, each of which was exercisable for one common share of Old General Fusion.

BUSINESS
Overview
The Company is a fusion technology development company. Located in British Columbia, Canada, the Company’s mission is to commercialize fusion energy. The Company aims to deliver economical, carbon-free fusion energy in the next decade through its practical Magnetized Target Fusion (“MTF”) technology, an engineering-driven approach to fusion energy.
The Company’s business model ultimately includes a commercial plant concept designed to deliver grid-scale power by integrating a MTF fusion machine, referred to as a “Fusion Island” with a conventional steam turbine balance-of-plant infrastructure. In its current commercial concept, each Fusion Island is expected to produce approximately 150 megawatt electrical net electricity through a heat exchanger system that generates steam to drive a turbine-generator, with a reference power plant configuration of 300 MWe net electricity consisting of two fusion islands integrated with a conventional balance of plant.
In 2025, the Company began operating its fusion demonstration machine, Lawson Machine 26 (“LM26”) which forms and compresses plasma with a lithium liner at 50% of commercial scale diameter, based on current design parameters. LM26 was designed to validate key elements of its MTF technology.
The Company is currently executing a demonstration program using LM26, aimed at achieving three milestones: plasma heating to 1 keV electron temperature, or approximately 10 million degrees Celsius, then 10 keV temperature, or approximately 100 million degrees, and ultimately, the Lawson criterion. For General Fusion, achieving the Lawson criterion within LM26 means simultaneously demonstrating, using hydrogen fuel, the temperature, density and energy confinement time which combined correspond to operating conditions required for deuterium-tritium plasma to achieve fusion power in excess of the rate of heat loss.
As the LM26 program progresses, the Company expects to transition into its commercialization program, potentially as early as 2027 by advancing its engineering efforts to design and demonstrate key commercial systems and components, including seals, valves, and heat exchange systems to support final plant design and construction of a first-of-a-kind (“FOAK”) facility with initial operations targeted around 2035.
The Company’s business plan also includes separately but concurrently evaluating potential FOAK sites and building a market framework to support its goal of operating a net energy plant, such that customer engagement, government support and regulatory frameworks will be mature when its technology is commercialized. These market development initiatives include government engagement and support, regulatory framework development and engagement with the utility and industrial members of the Company’s Market Development Advisory Committee (“MDAC”). The MDAC consists of 13 potential end users working with the Company, pursuant to written agreements, on technology development and commercialization efforts including potential siting of a FOAK plant, feasibility, economic analysis, regulatory pathways and operational planning.
Industry
According to the International Energy Agency’s most recent World Energy Outlook 2025 under the Stated Policies Scenario (“STEPS”), global electricity demand is expected to increase by nearly 1,000 terawatt-hours (“TWh”) per year through 2035 — equivalent to adding the annual electricity consumption of a major industrialized economy each year. This growth is being driven by population expansion, rising living standards, electrification of transportation and buildings, and the rapid deployment of energy-intensive digital infrastructure, including data centers supporting artificial intelligence and cloud computing. Historically, incremental electricity demand has been met primarily through fossil fuel generation. Today, however, a combination of technological, economic, regulatory, social, and investor forces is accelerating the transition toward carbon-free, reliable, and scalable power generation solutions.
Technology Improvements.   Advancements in carbon-free power technologies have historically driven adoption by improving performance, reliability, and cost competitiveness. Over the past decade, significant reductions in the cost of renewable generation and energy storage have materially expanded their deployment and role in global electricity systems. Similar innovation-driven progress is now occurring across advanced nuclear and fusion technologies, where improved materials, engineering approaches, computing methods and system integration are enabling more scalable designs, enhanced operational reliability, and clearer pathways toward commercial viability (International Energy Agency, Renewables 2025, October 7, 2025).
Economics.   Utilities and large electricity consumers, such as data centers and hyperscalers, are increasingly prioritizing energy solutions that deliver reliable, around-the-clock power at predictable long-term costs (McKinsey & Company, Global Energy Perspective 2025, October 13, 2025). While wind and solar generation have achieved cost competitiveness, their intermittency, land-use requirements, and reliance on additional grid infrastructure, energy storage, or backup capacity introduce system-level costs and operational complexity (International Energy Agency, Renewables 2025, October 7, 2025). These factors are driving growing interest in carbon-free technologies capable of providing firm, dispatchable generation with a compact footprint, long asset lives, and the potential for stable operating economics across market cycles.
Regulatory.   Public policy initiatives increasingly support the development of advanced nuclear, including fusion, and other carbon-free energy technologies as part of broader decarbonization and energy-security objectives. In May 2025, the U.S. Administration issued an Executive Order directing federal agencies to accelerate the development, demonstration, and commercialization of nuclear energy technologies, emphasizing streamlined regulatory engagement, expanded public-private collaboration, and strengthened domestic leadership in next-generation clean power. In February 2026, the U.S. Nuclear Regulatory Commission (“NRC”) published a proposed rule for fusion machines and associated draft licensing guidance in the Federal Register for a 90-day public comment period that ended in May 2026.
Internationally, governments have adopted policy frameworks and cooperative agreements, such as the Paris Agreement, designed to accelerate the deployment of carbon-free electricity generation through national decarbonization targets, public funding, research collaboration, and market-based incentives.
Social and Investor Pressures.   Growing societal focus on climate change, sustainability, and energy resilience is influencing public policy, corporate strategy, and capital allocation. Corporations and institutions are increasingly committing to emissions-reduction and net-zero targets, driving demand for clean and reliable electricity. At the same time, institutional investors are placing greater emphasis on environmental considerations and long-term risk management, reinforcing interest in carbon-free power technologies capable of supporting durable, system-wide decarbonization (Sustainable Signals: Institutional Investors Survey 2025, November 2025, Morgan Stanley Insights).
Recent History
Over the last three completed financial years, General Fusion has operated as a development-stage fusion energy company focused on advancing its proprietary MTF technology. During this period, General Fusion’s activities were primarily directed toward research and development, including engineering work, technology validation, and the expansion of technical and operational capabilities mainly related to the LM26 program. General Fusion did not complete any material acquisitions or dispositions during this time, and its development was influenced by funding requirements, technical milestones, and general market and macroeconomic conditions affecting early-stage energy technology companies.
In June 2026, General Fusion announced a phased, milestone-based framework agreement with Renexia S.p.A., a Toto Group company, to collaborate on the potential commercial deployment of the Company’s fusion energy technology in Italy. This agreement represents another step in expanding relationships ahead of future commercialization.
Also, in June 2026, General Fusion announced significant progress toward the 1 keV milestone, with meaningful plasma heating to electron temperatures of approximately 8.4 million degrees Celsius, or 0.72 keV, driven by the compression of a plasma with a lithium liner.
Following the Business Combination, General Fusion has continued to focus on the LM26 program, further technology development and organizational growth in support of its long-term commercialization objectives.

Our Market Opportunity
According to STEPS, global clean and renewable power generation capacity is expected to expand materially through 2030, supporting rising electricity demand and accelerating the decline of coal-fired generation. Meeting this demand will require substantial investment, with annual global energy investment projected to reach approximately $3.2 trillion by 2030, including an estimated $2.1 trillion directed toward clean energy technologies. As electricity systems become increasingly electrified and decarbonized, the scale and pace of required investment underscore the need for carbon-free power sources that can be deployed alongside renewables to support reliable system operation.
Fusion power offers potential advantages in addressing several of the structural challenges associated with large-scale decarbonization of electricity systems. Fusion is designed to provide continuous, high-capacity, carbon-free power that is not subject to intermittency or seasonal variability and can operate independently of weather conditions. In addition, fusion power plants are expected to have a compact physical footprint relative to many renewable generation sources and minimal fuel supply requirements. If successfully commercialized, fusion could complement renewable generation by supplying firm, dispatchable capacity, enhancing grid reliability, and supporting long-term decarbonization and energy-security objectives.
Fusion power systems are advanced energy technologies designed to generate electricity by replicating the physical processes that power the sun, using the fusion of light atomic nuclei to release energy. Fusion has a number of inherent advantages over traditional large-scale nuclear, small modular fission reactors (“SMRs”), and other carbon-free power generation.
With respect to nuclear, the advantages of fusion include:
Inherent Safety Characteristics.   The expected radiation profile for a fusion power plant is significantly improved compared to a fission plant. Fusion power does not generate either high-level or long-lived radioactive waste requiring permanent geological disposal, unlike conventional nuclear fission and SMR technologies (UKAEA, Fusion Technology Report — Issue 1, September 2021). As a result, fusion systems are expected to avoid the long-term storage, monitoring, and regulatory burdens associated with high-level radiation operations and spent nuclear fuel management, which account for a significant portion of the cost and complexity of traditional nuclear power generation (Fusion Industry Association, Global Fusion Industry Report 2025, July 2025).
Abundant and Secure Fuel Supply.   Fusion power is designed to use hydrogen isotopes, such as deuterium and tritium, as fuel, which are derived from widely available sources and are not dependent on complex enrichment or fuel fabrication processes. Unlike conventional nuclear fission, fusion fuel supply is not concentrated in a limited number of jurisdictions, reducing geopolitical risk and supporting a more resilient and diversified long-term fuel supply (Fusion Industry Association, Fusion Industry Supply Chain — 2025 Edition, June 3, 2025), (Fusion Industry Association, Fusion Fuel Supply Security Brief, January 31, 2022).
Reduced Regulatory and Siting Complexity.   Fusion power systems are not subject to the same NRC licensing and oversight framework that governs nuclear fission facilities, which is primarily designed around sustained chain reactions, high-level radiation, and long-lived radioactive waste (Fusion Industry Association, Fusion Regulatory Framework Update, February 26, 2026). As a result, fusion projects are expected to face reduced regulatory complexity, emergency planning requirements, and long-term site obligations, supporting greater flexibility in siting and project development.
For renewables such as wind and solar, the advantages of fusion include:
Reliable, Dispatchable Baseload Power.   Fusion power is designed to provide continuous, dispatchable electricity that is not dependent on weather or time-of-day conditions. Unlike wind and solar generation, which are inherently intermittent, fusion power systems are intended to operate as firm baseload resources, supporting grid reliability, and complementing variable renewable energy sources.
Smaller Footprint.   Fusion power facilities are expected to require significantly less land per unit of electricity produced than many renewable generation sources, such as wind and solar. A compact footprint may reduce land-use constraints, transmission requirements, and siting challenges, supporting deployment near demand centers and integration within existing energy infrastructure (Lovering et al., Land-Use Intensity of Electricity Production and Tomorrow’s Energy Landscape, July 6, 2022).
Our Technology
General Fusion takes a differentiated, engineering-driven approach to commercial fusion energy designed to deliver safe, scalable, and reliable carbon-free power. The Company’s core technology is based on MTF, which combines magnetic confinement with rapid mechanical compression to achieve fusion conditions. This approach integrates advanced plasma physics with proven mechanical and materials engineering within a simplified plant architecture intended to support efficient system integration.
Other fusion approaches currently under development include Magnetic Confinement Fusion (“MCF”) and Inertial Confinement Fusion (“ICF”). MCF typically applies extremely strong magnetic fields, often generated using superconducting magnets, to achieve very long plasma energy confinement times. ICF generally requires large arrays of high-powered laser systems to rapidly compress a fuel target and achieve extremely high plasma densities. These approaches operate at extremes of key physics parameters. By contrast, General Fusion’s MTF technology operates at moderate plasma density and energy confinement time, achieving fusion conditions through rapid mechanical compression.
In MTF, relatively modest weak magnetic fields are used to provide initial plasma confinement, while rapid mechanical compression supplied by the liquid metal based system provides the necessary heating and density increase. This creates an operating regime in which a pre-heated magnetized plasma is compressed quickly enough to reach fusion conditions before significant energy loss occurs, supporting a more practical and scalable fusion architecture.
General Fusion has over two decades of experience advancing its MTF technology from concept development to integrated hardware demonstrations. The Company’s approach builds on foundational research in liquid metal compression conducted at the U.S. Naval Research Laboratory (“NRL”) and on magnetized plasma generation techniques originally developed using Marshall guns at Los Alamos National Laboratory and Lawrence Livermore National Laboratory.
MTF Operating Sequence
General Fusion’s commercial fusion machine is designed to operate through a repeatable, integrated sequence of processes optimized for continuous power generation:

1.
Plasma Formation and Injection.   A magnetized deuterium-tritium plasma is formed and injected into a vacuum cavity created by a rotating liquid metal wall. The liquid metal simultaneously serves as the compression medium, the primary protective interface for the machine, the tritium-breeding medium, the energy recovery medium, and the heat transfer medium to the balance of plant for electricity production via steam turbines. The liquid metal also acts as a magnetic flux conserver for the plasma.
2.
Liquid Metal Compression.   The liquid metal cavity is quasi-spherically compressed using external pneumatic piston drivers, achieving an approximate 1,000× volumetric compression ratio. This rapid compression increases the temperature and density of the plasma to fusion conditions.

3.
Energy Capture and Power Conversion.   Fusion neutrons deposit their energy in the liquid metal wall, where the energy is converted to heat. The heated liquid metal flows continuously to a heat exchanger to generate steam, which is used to produce electricity through a conventional steam turbine generator.

4.
Repetitive Operation.   The plasma formation, injection, and compression sequence is repeated at approximately once per second (1 Hz), enabling steady-state, baseload power generation.

In general, a commercial fusion power system must generate a plasma, achieve fusion within that plasma, capture the resulting energy, and convert that energy into usable power. General Fusion’s MTF technology is designed to scale to cost-efficient power plants while addressing key commercialization challenges, including material degradation, fuel production, energy capture, and overall system cost.
We believe the architecture described above offers several advantages:
Elimination of component damage from fusion neutrons while using existing materials.   Based on established neutron transport and material interaction principles, along with modeling of neutron behavior in liquid metal systems to assess material protection and expected component lifetimes, the Company believes that General Fusion’s MTF approach is effectively designed to protect the machine from neutron damage by using a liquid metal first wall. This design significantly reduces neutron-induced material degradation by capturing neutrons within the liquid metal, enabling the use of existing, commercially available materials to build the machine and support longer component lifetimes compared to conventional solid-wall fusion concepts. This core design captures and absorbs fusion neutrons within the liquid metal, thereby reducing neutron flux to structural materials. The key assumptions underlying this analysis include: (i) effective neutron attenuation within the liquid metal layer, (ii) stable operation and replenishment of the liquid metal wall, and (iii) the use of commercially available structural materials outside the neutron-shielded region. Based on these inputs, General Fusion concluded that its MTF design can significantly reduce neutron-induced degradation, enabling the use of existing materials and extending component lifetimes relative to conventional solid-wall fusion approaches.
Sufficient tritium fuel breeding and recovery for the life of the power plant.   Tritium breeding performance and fuel cycle viability are critical to the commercial feasibility of fusion energy systems (U.S. Department of Energy — Office of Science, Fusion Science and Technology Roadmap, October 2025). Based on established physics models, neutron transport simulations, material property data relevant to lithium-based breeding systems, and modelling representative of the Company’s commercial MTF concept, General Fusion projects that its power plant design, which incorporates a lithium-containing liquid metal wall, can achieve Tritium Breeding Ratios above the level required to sustain tritium fuel for the life of the plant and to support efficient tritium recovery and fuel cycle operation. The Company believes that the design requires less tritium for start-up and has a comparatively low tritium doubling time compared to traditional tokamak fusion approaches, reinforcing confidence in long-term fuel self-sufficiency. These projections rely on assumptions including: (i) the configuration and composition of the liquid metal wall, (ii) expected neutron flux and energy spectra from the fusion reactions, (iii) tritium production and extraction efficiencies, and (iv) operational parameters consistent with the current MTF design concept.
Efficient energy conversion from fusion yield.   General Fusion’s MTF power plant approach incorporates an inherent heat sink to efficiently capture fusion energy through its liquid metal wall. The liquid metal wall completely encases the fusion process and absorbs the fusion energy as heat, which then enables the direct conversion of energy in the heated liquid metal to steam in a heat exchanger system for electricity generation using conventional steam turbine technology. Management believes this approach is expected to have significantly reduced thermal and structural energy losses compared to approaches with solid first-wall designs.
Potentially lower capital cost compared to conventional fusion systems.   General Fusion’s MTF power plant is designed to avoid reliance on high-temperature superconducting magnets, high-power laser systems, or other exotic materials that remain under development in alternative fusion approaches. Instead, fusion island emphasizes the use of existing materials and technologies that are commercially available today, and is designed to integrate with common balance-of-plant architectures used in conventional thermal power plants. This approach is intended to reduce technical complexity, replacement and maintenance costs, and capital intensity, while enabling operability and access to established global supply chains.
General Fusion expects each commercial fusion machine to generate approximately 150 MWe net electricity. One fusion island, comprising the fusion machine and support systems within a fusion building, is currently expected to require approximately 7000 m2 of space, or less than two acres. The combined fusion island and balance of plant including steam turbine generators for one 150 MWe net electricity machine is currently estimated to require approximately 64,000 m2 of space, or less than 16 acres, not including space required for electrical switchgear and transmission. The Company anticipates that multiple fusion islands can be co-located to provide customers the flexibility of installing capacity in 150 MWe net electricity increments, with two or more 150 MWe net electricity fusion machines sharing balance of plant infrastructure. These estimates are subject to change as the Company refines and optimizes its commercial design.
Pictured: General Fusion’s Magnetized Target Fusion commercial machine design.
Design Features and Innovations
Our machine introduces integrated, engineering-driven design features intended to directly address the core challenges of building a practical, reliable commercial fusion plant. Commercial fusion has historically been constrained by fundamental challenges, including rapid material degradation from neutron exposure, limited fuel availability, complex or impractical energy capture, and high system cost. General Fusion’s technology aims to address these barriers through an integrated, engineering focused design in which fusion occurs within a magnetized plasma that is mechanically compressed by a liquid metal system. This integrated architecture prioritizes durability, simplicity, and system efficiency, enabling fusion energy to be converted using conventional steam turbines and existing industrial materials. This focus on practical engineering solutions provides a scalable and economically viable pathway toward the commercialization of fusion energy.
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Liquid Metal Compression and Neutron Management.   General Fusion’s machine architecture uses a liquid metal wall to encase the plasma and drive the compression process while simultaneously mitigating the extreme neutron environment generated during fusion. The liquid metal absorbs high-energy fusion neutrons and shields solid structural components from radiation damage, significantly extending machine lifetime. This neutron management capability reduces wear and maintenance demands and supports durable, repetitive operation suitable for long-term power plant applications.
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Use of Existing, Proven Industrial Materials.   General Fusion’s MTF approach uses well understood industrial materials and components to reduce cost and technical risk. By protecting structural components from neutron damage, the liquid metal system enables the fusion machine to be constructed using readily available materials commonly used in heavy industry and power generation. By designing the fusion machine around materials already used in heavy industry and power generation, General Fusion minimizes supply chain constraints and manufacturing complexity. This approach also reduces the need for frequent replacement of neutron damaged components, supporting higher availability and more economical operation compared with fusion concepts that depend on highly specialized materials or the development of new materials, where the MTF approach uses existing materials.

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Integrated Fuel Breeding and Energy Capture.   The liquid metal system integrates fuel production and energy capture within a single architecture. When fusion occurs inside General Fusion’s MTF machine, the emitted neutrons interact with the liquid lithium-based metal wall and tritium fuel is generated at a ratio sufficient to sustain plant operations over its lifetime. At the same time, the liquid metal absorbs thermal energy from the fusion process. Integrating these functions eliminates the need for separate fuel breeding blankets and heat capture systems, improving efficiency and reducing system complexity.

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Compatibility with Conventional Power Plant Infrastructure.   General Fusion’s MTF power plant design uses a liquid metal and steam-turbine-based energy conversion approach that is compatible with conventional power plant infrastructure. Heat absorbed by the liquid metal is transferred through heat exchangers to produce steam, which then drives a traditional steam turbine to generate electricity. This allows fusion power plants to use established turbine generator and balance of plant technologies already deployed globally. By leveraging existing power generation infrastructure and operating practices, General Fusion reduces development risk and accelerates the path to grid integration, enabling fusion energy to be deployed as a practical, utility scale power source.

Key Milestones Achieved
General Fusion’s MTF technology is the result of more than 20 years of development and is supported by 167 issued patents and more than 43 pending patent applications. Over this period, the Company has achieved three core technological milestones that collectively demonstrate progress toward commercial MTF:
Plasma Compression.   General Fusion demonstrated a stable fusion process and significant fusion neutron yield through plasma compression. Throughout the 2010s, the Company conducted a series of subscale experiments under the Plasma Compression Science (“PCS”) program, aimed at compressing magnetically confined deuterium plasmas using imploding aluminum liners. The PCS campaign demonstrated that significant volumetric compression of spherical tokamak plasmas is feasible, establishing the technical foundation for compression-based fusion at scale.
Plasma Performance.   General Fusion has demonstrated plasma lifetime and performance characteristics required for successful large-scale MTF operation. Over the past two decades, the Company has developed more than 20 plasma injectors, culminating in its most advanced system, Plasma Injector 3 (“PI3”). Commissioned in 2017, PI3 operated at approximately 50% commercial scale by diameter, based on current design parameters, and successfully formed approximately 20,000 plasmas. PI3 routinely produced magnetically confined spherical tokamak plasmas with diameters of approximately two meters and demonstrated energy confinement times significantly longer than the expected compression time. These results fall within the performance regime required for LM26 to achieve sequential milestones toward satisfying the Lawson criterion for fusion plasma energy gain.
Liquid Compression Performance.   General Fusion demonstrated the liquid compression technology required for smooth, rapid and symmetric compression of a liquid cavity at scale. A key technical challenge in MTF is shaping and controlling the inner surface of a rotating, imploding liquid metal liner to compress a magnetized plasma target. To validate this capability, General Fusion constructed a subscale experimental platform known as the Cylindrical Water Compressor (“CWC”), which used water as a surrogate for liquid metal. Experimental results showed close agreement between modeled and observed liner trajectories across a wide range of implosion parameters, supporting the development of scalable and stable liquid liner compression systems. The CWC experiments demonstrated:
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Controlled shaping of an initially cylindrical liner surface during implosion.

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Symmetric compression at radial compression ratios of at least 7:1, when driven by pneumatic piston arrays.

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Suppression of key hydrodynamic instabilities, including Rayleigh — Taylor instability, through liner rotation. Coherent, smooth compression with surface variation of dR/R < 7% peak-to-peak at a 7:1 radial compression ratio.

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Repeatable, predictable, and controllable performance consistent with computational fluid dynamics (CFD) modeling results.

These collective findings informed the design of LM26, the Company’s currently operating MTF demonstration machine.
LM26 Fusion Demonstration Machine
Pictured: LM26 at the Company’s facilities in Richmond, B.C., Canada
The Company’s progress in advancing its MTF technology since 2002 is now being applied to the Company’s large-scale fusion demonstration, LM26. LM26 represents the Company’s most advanced and integrated demonstration system to date. This world-first MTF machine at this scale is designed to achieve key technical milestones that are critical to commercializing fusion energy by compressing deuterium plasma at approximately 50 percent commercial scale by diameter (based on current design parameters): 10 million degrees Celsius (1 keV), 100 million degrees Celsius (10 keV), and ultimately achievement of the Lawson criterion.
For General Fusion’s approach, achieving the Lawson criterion with LM26 entails simultaneously demonstrating, using hydrogen fuel, the temperature, density, and energy confinement time that combined correspond to the operating conditions required for deuterium-tritium plasma to achieve fusion power in excess of the rate of heat loss.

LM26 uses a solid lithium liner compressed by theta-pinch coils. A Marshall gun injects a magnetized deuterium-deuterium (“D-D”) plasma into the cavity formed by the liner, after which pulsed magnetic coils implode the liner, trapping and compressing the plasma. This configuration enables MTF plasma physics validation without the complexity and cost associated with liquid rotor systems or tritium handling. LM26 is equipped with an extensive diagnostic suite to measure key plasma parameters. Performance simulations are conducted using General Fusion’s Integrated System Model, which enables rapid testing and iteration across different LM26 operating configurations.
The LM26 program was launched in 2023 and the key milestones described below are targeted for completion by 2028. LM26 was designed, built, assembled, and brought into operation in under two years. Assembly was completed in December 2024, and operations commenced on time and on budget. Since entering operation, LM26 has achieved several critical milestones, including first plasma in February 2025, confirming that all major subsystems were operating as designed. In April 2025, LM26 achieved its first plasma compression, with multiple compression events completed since that time, validating integrated system performance.
With LM26 now fully operational, the LM26 program is focused on progressively improving performance and advancing toward the first major technical milestone of 1 keV (approximately 10 million °C). Achieving this milestone requires plasma performance comparable to that previously demonstrated with the Company’s PI3 platform, together with a radial compression ratio similar to that achieved under the PCS program. Following achievement of the 1 keV milestone, General Fusion expects to advance toward the 10 keV (approximately 100 million °C) milestone by increasing plasma compression ratios, and ultimately toward achieving 100% of the Lawson criterion through further increases in compression ratio and plasma density.
As previously stated in June 2026, Old General Fusion announced significant progress toward the 1 keV milestone, with meaningful plasma heating to electron temperatures of approximately 8.4 million degrees Celsius, or 0.72 keV, driven by the compression of a plasma with a lithium liner.
Path to Commercialization
The Company believes that the LM26 program represents an important step toward the potential development of a first-of-a-kind fusion power plant, which, if successfully commercialized, could support initial operations in the mid-2030s.
As the LM26 program progresses, the Company expects to transition into its commercialization program, potentially as early as 2027, by advancing its engineering efforts to design and demonstrate key commercial systems and components, including seals, valves, and heat exchange systems. Completion of this commercial systems demonstration program is expected to support final plant design and the construction of a first-of-a-kind facility, with initial operations targeted around 2035.

Pictured: General Fusion’s commercialization program will design and demonstrate key commercial systems and components for an MTF power plant.
Products and Services
General Fusion Machine
During the construction phase, General Fusion expects to operate an asset-light, high-margin OEM business model focused on its core fusion technology and intellectual property. We plan to supply the sale, engineering, installation, and commissioning of its fusion island systems. Each fusion island is expected to produce 150 MWe net electricity, with a reference power plant configuration of 300 MWe net electricity consisting of two fusion islands integrated with a conventional balance of plant. General Fusion’s scope will be centered on the fusion machine and related systems, while an engineering, procurement, and construction (“EPC”) partner will manage overall plant construction, supplier coordination, and contractor execution on behalf of the plant owner.
Services
Over the operational lifetime of the plant, General Fusion plans to transition to a recurring services model that delivers long-term revenue. Services will include the periodic replacement and refurbishment of fusion island equipment, such as plasma injectors, as well as ongoing technical support for the fusion system and associated components. Power plant owners and operators such as utilities, energy companies, or infrastructure investors are expected to retain responsibility for long-term financing, ownership, and day-to-day plant operations.
Competitive Strengths
Clear Advantage in Carbon-Free Baseload Power.   General Fusion’s MTF technology is designed to deliver clean, reliable baseload electricity, a critical requirement as global energy demand accelerates due to electrification, artificial intelligence, and data centers. Unlike intermittent renewables, fusion energy produced using General Fusion’s MTF technology is expected to provide continuous power without carbon emissions, high-level radiation or long-lived radioactive waste, or fuel supply constraints. Fusion uniquely addresses land use, safety, reliability, and scalability challenges that limit other clean energy solutions. By enabling dependable, carbon-free baseload generation, General Fusion is well-positioned to support global decarbonization objectives and long-term energy security.

Innovative Technology Platform and Intellectual Property Portfolio.   General Fusion’s MTF approach is a differentiated, engineering-driven fusion platform based on over 20 years of experimental results and operational experience. The Company has published meaningful, peer-reviewed fusion results along the path toward the Lawson criterion and operates its current fusion demonstration machine, LM26, with commercially relevant scale plasma. This technical foundation is protected by an intellectual property portfolio of 167 issued patents and more than 43 pending patent applications, complemented by trade secrets and proprietary know-how derived from operating test beds and prototypes. Together, General Fusion expects this intellectual and experience create a substantial barrier to entry, particularly within MTF.
Simplified Approach Doesn’t Require High Temperature Superconducting Magnets or Lasers.   General Fusion’s MTF approach avoids the extreme requirements of traditional magnetic confinement fusion and inertial confinement fusion. Unlike competitors relying on high temperature superconducting magnets or massive, complex laser systems, General Fusion uses moderate plasma conditions combined with pulsed mechanical compression. This simplified approach enables the use of existing, proven materials and reduces system complexity, cost, and operational risk. By operating in a sweet spot of plasma density and confinement time, General Fusion believes it has identified a more practical and scalable path to commercial fusion energy.
Durable, Integrated Design with Built-In Fuel Breeding and Energy Capture.   At the core of the design of General Fusion’s fusion machine is a proprietary liquid metal wall that simultaneously performs multiple critical functions. It drives the fusion process, protects the machine’s structural materials from neutron damage, enables efficient heat extraction through a traditional steam turbine balance of plant, and supports the sufficient re-breeding of tritium fusion fuel for sustained operations. This integrated approach reduces component stress, extends machine lifetime, and simplifies energy conversion. By combining durability, fuel production, and efficient energy capture in a single system, General Fusion’s MTF system is designed to address key commercialization barriers that challenge other fusion technologies.
Recognized List of Key Collaborators and Suppliers.   General Fusion collaborates with a recognized network of government laboratories, industrial partners, and key suppliers that leverages subject matter experts to contribute significantly to General Fusion’s technology development and eventual commercial deployment. Key technology development collaborators include the UKAEA, the U.S. Department of Energy through national laboratories such as Oak Ridge, Lawrence Livermore, Princeton Plasma Physics Laboratory, and Canadian Nuclear Laboratories and TRIUMF in Canada, as well as a range of universities around the world. Industrial and engineering partners, collaborators and suppliers such as Hatch, General Atomics, COMSOL, Kyoto Fusioneering, Sheffield Forgemasters, Motus Design Group, a major global automaker and others have supported or continue to support advanced modeling, manufacturing, and system development. This ecosystem of partners contributes significantly to General Fusion’s technology development and commercialization efforts.
Cost-Competitive.   General Fusion expects its fusion power plants to be cost competitive with legacy energy sources such as natural gas, coal and geothermal power on a LCOE basis, driven by multiple inherent advantages of fusion energy and General Fusion’s specific key commercialization advantages. Fusion plants are projected to deliver approximately four times more energy per unit of fuel than fission, with reduced waste and no high-level or long-lived radioactive byproducts (IAEA, Department of Nuclear Sciences and Applications, 2023). Additional potential LCOE benefits include lower capital costs compared to conventional nuclear fission plants, expected simplified regulatory requirements due to the absence of long-lived radioactive waste, and extremely low fuel costs due to the tritium fuel breeding process within MTF.
Proven Management Team.   General Fusion is led by a proven leadership team with ta combination of deep scientific insight and demonstrated commercialization experience. Founder and Chief Science Officer Dr. Michel Laberge is a pioneering plasma physicist and the architect of General Fusion’s unique MTF approach, with more than two decades dedicated to designing, building, and operating fusion test beds that underpin the Company’s technology today. Chief Executive Officer Greg Twinney has over 20 years of experience scaling disruptive technology companies, including leading businesses through IPOs and strategic transactions. The leadership team is further strengthened by executives with experience spanning nuclear operations, policy, finance, strategy, and organizational development.

Competition
Our competitors are other power generation technologies, including traditional baseload, renewables, long duration storage, SMRs, and other fusion power technologies.
Traditional Baseload.   Traditional baseload power generation sources include natural gas, coal, and oil-fired generation, as well as conventional large-scale nuclear power. According to the International Energy Agency (“IEA”), fossil fuels account for nearly 60% of global electricity generation as of 2024, with coal alone contributing roughly one-third of that total (International Energy Agency, Global Energy Review 2025, March 2025). Fossil-based baseload resources are generally dispatchable and cost-effective but are carbon-intensive and face increasing policy and market pressure to decarbonize. Conventional nuclear generation is carbon-free and highly reliable, but has historically required significant upfront capital investment, complex construction and licensing processes, long development timelines, and specialized safety, security, and spent fuel management requirements (International Energy Agency, The Path to a New Era for Nuclear Energy, January 16, 2025).
Renewables.   Renewable generation sources, including wind, solar, and hydropower, represent a growing share of global electricity supply as costs decline and deployment accelerates. According to the IEA’s Global Energy Review 2025, renewable energy sources collectively accounted for approximately one-third of global electricity generation in 2024, led by hydropower, wind, and solar, and their share is expected to continue increasing under the IEA’s Stated Policies Scenario. While renewables provide carbon-free electricity, wind and solar generation are inherently intermittent and non-dispatchable, often requiring additional transmission, storage, and complementary firm generation resources to meet continuous, around-the-clock power requirements, particularly for large electricity consumers.
Long Duration Storage.   Long-duration energy storage plays an important role in balancing variable renewable generation but faces scaling and duration constraints. According to the IEA, achieving high-renewables power systems would require a more than 30-fold increase in grid-scale battery storage by 2030. Storage technologies remain limited in multi-day and seasonal applications, differentiating them from firm, dispatchable carbon-free generation such as fusion (International Energy Agency, Grid-scale Storage, July 11, 2023).
SMRs.   Small modular fission reactors are designed to provide firm, carbon-free baseload power with enhanced siting flexibility relative to conventional nuclear plants. However, SMRs remain subject to nuclear fission regulatory frameworks, including Nuclear Regulatory Commission licensing, emergency planning requirements, and long-term spent fuel management obligations. According to the International Energy Agency, the pace and scale of SMR deployment depend on regulatory progress and policy support under existing nuclear governance regimes (International Energy Agency, The Path to a New Era for Nuclear Energy, January 2025).
Other Fusion Power Technologies.   A number of fusion power concepts are under development globally, including magnetic confinement and inertial confinement approaches pursued by public and private organizations. These efforts vary widely in technical design, development maturity, capital requirements, and commercialization pathways, and many remain focused on scientific validation or early-stage demonstration. Based on its multi-decade development history and demonstrated progress in plasma compression, plasma performance, and liquid compression performance, the Company believes its MTF approach offers a more practical pathway toward scalable, commercially relevant fusion power.
Customers
General Fusion’s potential customers and early adopters include electric utilities, independent power producers, state-owned enterprises, energy developers, and industrial companies seeking firm, low-carbon electricity and process heat. Target applications include grid-scale electricity generation, industrial heat and steam applications, power supply for artificial intelligence and data centers, and deployments supporting mission-critical operations, including defense or remote installations.
As previously stated, the MDAC consists of 13 potential end users working with the Company, pursuant to executed agreements, on technology development and commercialization efforts, including potential siting of a FOAK plant, feasibility, economic analysis, regulatory pathways and operational planning. The MDAC is established as a by-invitation platform and framework for companies with expertise in evaluating, deploying and operating commercial or industrial power generation assets or industrial processing facilities to:
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gain real-time updates on our technology advances, including project timing to support the inclusion of fusion generation in resource planning models;

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provide us with input so we can align models, demonstration requirements and FOAK plant features with potential customer expectation;

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provide us with information about relevant public policy and regulations; and

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cooperate with us to provide support for potential projects of mutual benefit.

MDAC participants include major utilities and energy companies such as Bruce Power, Ontario Power Generation, FortisBC, BC Hydro, Duke Energy, Southern Company, the Tennessee Valley Authority, E.ON, ENGIE, Eneco, Renexia, Stegra, and ACEN. In addition, Bruce Power has entered into a memorandum of understanding with General Fusion to evaluate the potential development of a fusion power plant in Ontario, Canada.
Growth Strategy
We intend to grow our business by leveraging our competitive advantages across multiple market segments. The Company has identified several pathways to achieve growth:
Traditional Applications.   General Fusion expects early adopters for its initial commercial deployments to include electric utilities that operate nuclear fission assets and therefore possess the regulatory experience, skilled workforce, and institutional readiness required to integrate a first-of-a-kind fusion power generation plant. The Company’s MDAC includes potential early adopters of General Fusion’s technology, including nuclear operators such as the Tennessee Valley Authority, Bruce Power, and Ontario Power Generation.
Given fusion energy’s inherent safety characteristics and anticipated comparatively simplified regulatory requirements relative to nuclear fission, the Company expects subsequent expansion to focus on utilities without existing nuclear assets, including through the repowering of retired or retiring coal-fired power plants. The compatibility of General Fusion MTF approach with conventional steam balance-of-plant infrastructure is also expected to support entry into industrial decarbonization markets, including applications such as net-zero steel production.
International Customer Development.   General Fusion anticipates early deployment in North America, followed by expansion into Europe and Asia through relationships with MDAC utility members and in countries demonstrating increased governmental support for fusion energy. For example, in Asia, countries such as Japan exhibit strong policy alignment through national fusion roadmaps, advanced industrial capabilities, and nuclear-ready regulatory institutions. In Europe, growing public and private investment in fusion, including European Union — level programs as well as national initiatives in countries such as Germany, creates a favorable environment for international commercialization. While early deployments are expected to concentrate in jurisdictions with established nuclear regulatory frameworks, the inherent safety characteristics of fusion are anticipated to support adoption beyond markets traditionally regulated for nuclear fission.
Expanded Applications.   Beyond grid-scale electricity generation, General Fusion sees significant opportunities for its fusion technology in applications that benefit from reliable, carbon-free thermal energy and electrical output. These include large-scale desalination, where continuous power and heat can enhance water security in arid regions, as well as remote and defense-related installations that require resilient, on-site energy generation. In addition, fusion-enabled hydrogen production through electrolysis represents a strategic growth opportunity, supporting decarbonization of hard-to-abate sectors such as heavy industry, transportation, and chemicals by leveraging surplus off-peak generation capacity.
AI and Data centers.   The rapid growth of artificial intelligence and data center infrastructure is driving unprecedented demand for reliable, high-density, around-the-clock baseload power. General Fusion’s technology is well positioned to address this demand by providing firm, carbon-free baseload electricity capable of supporting large power loads and continuous, long-duration operations. Unlike intermittent renewable energy sources, fusion offers the stability, scalability, and energy security required by hyperscale and mission-critical data center operators, enabling continued digital expansion while aligning with corporate and governmental decarbonization objectives.
Supply Chain
General Fusion’s MTF design is intentionally based on existing industrial technologies and materials already used in adjacent sectors, avoiding reliance on undeveloped or exotic materials and enabling direct access to established global supply chains.
The main components of supply for our technology development program at present include machined parts, electronics and controls, ingots of natural lithium, and energy storage capacitors. Over more than 20 years of development, General Fusion has worked with suppliers of these components worldwide and actively engages manufacturers of forged and precision-machined components.
The Company is mapping future supply requirements across multiple qualified partners, including through a recent memorandum of understanding with a major automotive manufacturer related to its piston and compressed gas driver system.
In addition, General Fusion collaborates with a broad network of suppliers and technical partners, including national laboratories, universities, and industrial organizations, to support technology development and manufacturing readiness.
Partnerships
General Fusion has entered into a number of collaboration and partnership agreements to support its technology development and commercialization activities.
Bruce Power.   General Fusion, Bruce Power, and the Nuclear Innovation Institute have entered into a memorandum of understanding to evaluate the potential deployment of a fusion power plant in Canada and to accelerate the development of clean fusion energy. The collaboration is intended to build on the parties’ combined expertise to shape strategy, engage stakeholders, and explore how fusion energy could contribute to Canada’s long-term energy needs and net-zero objectives.
Kyoto Fusioneering.   General Fusion and Kyoto Fusioneering have signed a memorandum of understanding to accelerate the commercialization of General Fusion’s MTF technology, targeting grid-ready fusion power in the early to mid-2030s. The collaboration brings together the parties’ complementary expertise in order to advance key fusion power plant systems, including the tritium fuel cycle, liquid metal balance of plant, and power conversion systems. Through joint development of these technologies, the parties aim to reduce technical risk and accelerate progress toward commercially viable fusion energy.
UK Atomic Energy Authority.   General Fusion and the UKAEA have entered into a collaborative agreement to advance MTF toward commercial power generation. The partnership combines General Fusion’s technology with UKAEA’s scientific and engineering expertise, including plasma physics, diagnostics, modeling, and materials science. Together, the organizations aim to reduce technical risk, strengthen system performance understanding, and accelerate progress toward a commercially viable fusion power system.
Major Automaker.   General Fusion has entered into a memorandum of understanding with a major global automaker related to the development of advanced mechanical components for its MTF technology. The collaboration is intended to leverage the automaker’s advanced engineering and manufacturing expertise to jointly explore the design, testing, and prototyping of critical components, including pistons, rotors, vessels, and seals. This partnership is expected to reduce technical risk, inform long-term research, development, and manufacturing roadmaps, and support progress toward commercialization.
Other Collaboration.   General Fusion regularly collaborates with leading Canadian research institutions to advance key elements of its MTF development. Through a partnership with Canadian Nuclear Laboratories, the Company is strengthening CPP design through assessment of balance-of-plant integration, power conversion systems, and critical technologies such as tritium handling and heat transfer. In parallel, General Fusion works with TRIUMF, Canada’s national particle accelerator centre, to develop advanced diagnostics and measurement capabilities for LM26. General Fusion also maintains a longstanding collaboration with McGill University pursuant to which the Company has especially benefited from the parties’ work on the contribution to, and refinement of approach to plasma compression science and the study of ejecta formation in shock loaded metals. Finally, General Fusion has collaborated with other institutions on approaches to technology development including Simon Fraser University with respect to the development of neutron diagnostics and Queens University on the study and iterations of magneto-hydrodynamic computational simulations. Collectively, General Fusion believes that these collaborations reduce technical risk, deepen performance understanding, and accelerate progress toward a reliable, cost-competitive fusion energy system.
Intellectual Property
General Fusion’s technology development and commercialization strategy is supported by a significant intellectual property portfolio and a substantial body of proprietary know-how developed through more than two decades of research, development and testing. General Fusion’s intellectual property is intended to protect key aspects of its MTF approach, including plasma formation and injection, liquid metal wall formation and compression, pulsed power and compression systems, fusion machine architecture and related balance-of-plant integration concepts.
As of the most recent practicable date, General Fusion maintains an extensive patent portfolio comprised of 167 patents issued and 43 patents pending, as well as significant trade secrets and know-how developed through the operation of its testbeds and prototypes. The Company also maintains internal technical documentation, design specifications, modeling capabilities, manufacturing methods, and experimental operating data that collectively represent important proprietary assets supporting its development programs, including LM26. The following is an overview of General Fusion’s patent portfolio:
Patent Family No.	Total No. Of Patents (Patent Applications)	Ownership Status	Type of Patent	Expiration Date (without patent term adjustments or extensions)	Jurisdiction	Technology
US 10002680	1	Owned	Utility	2027-10-02	US	Pressure Wave Generator And Controller For Generating A Pressure Wave In A Medium
US 8891719 9271383	11(1)	Owned	Utility	2030-07-28	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	Systems And Methods For Plasma Compression And Heating With Recycling Of Projectiles
US 8537958 9424955 9875816 10984917	14	Owned	Utility	2030-02-03	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	Systems And Methods For Compressing Plasma
US 8887618 9746008	11	Owned	Utility	2032-02-08	US, CA, DE, FR, UK, RU, CN, JP, KR, BR	Pressure Wave Generator With Movable Control Rod For Generating A Pressure Wave In A Medium
US 9267515 9463478 10092914	14	Owned	Utility	2033-04-04	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	Jet Control Devices And Methods
US 9596745	11	Owned	Utility	2033-08-29	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	Apparatus For Accelerating And Compressing Plasma
US 9403191 10391520	12	Owned	Utility	2034-02-07	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	Pressure Wave Generator With A Sabot Launched Piston
US 9967963	11	Owned	Utility	2035-08-18	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	System And Method For Controlling Plasma Magnetic Field In Plasma Confinement System
US 10546660	11	Owned	Utility	2036-01-14	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	System And Method For Generating A Vortex Cavity In A Rotating Fluid
US 10115486	10(1)	Owned	Utility	2036-03-03	US, CA, DE, FR, UK, RU, CN, IN, JP, KR, BR	Modular Compression Chamber
US 11398425	6(4)	Owned	Utility	2040-05-28	US, CA, DE, FR, UK, CN, IN, JP, KR, BR	System And Method For Generating And Accelerating Magnetized Plasma
US 10798808	7	Owned	Utility	2038-04-16	US, CA, DE, FR, UK, CN, JP	Methods And Systems For Forming A Liquid Liner Of A Cavity
US 11066327	8	Owned	Utility	2038-05-22	US, DE, FR, UK, RU, IN, KR, BR	Vacuum Compatible Insulator

Patent Family No.	Total No. Of Patents (Patent Applications)	Ownership Status	Type of Patent	Expiration Date (without patent term adjustments or extensions)	Jurisdiction	Technology
US 11404174	11	Owned	Utility	2038-02-28	US, CA, DE, FR, UK, CN, RU, IN, JP, KR, BR	System And Method For Generating Plasma And Sustaining Plasma Magnetic Field
US 10811144	3	Owned	Utility	2038-06-04	US, CA, JP	System And Method For Plasma Generation And Compression
US 11064601	7	Owned	Utility	2038-04-16	US, CA, DE, FR, UK, CN, JP,	Methods And Systems For Imploding A Liquid Liner
US 11711884	5(5)	Owned	Utility	2040-12-02	US, CA, DE, FR, UK, CN, IN, JP, KR, BR	Plasma Compression Driver
PCT CA2021/051824	6(4)	Owned	Utility	2041-12-16	US, CA, DE, FR, UK, CN, IN, JP, KR, BR	Rotating Core Plasma Compression System
PCT CA2021/051825	7(3)	Owned	Utility	2041-12-16	US, CA, DE, FR, UK, CN, IN, JP, KR, BR	Method And Apparatus For Controlling Plasma Compression
PCT CA2023/050331	(10)	Owned	Utility		US, CA, DE, FR, UK, CN, IN, JP, KR, BR	Plasma Compression System Utilizing Poloidal Field Coils
PCT CA2023/050186	(10)	Owned	Utility		US, CA, DE, FR, UK, CN, IN, JP, KR, BR	Fast Opening, Low Force Poppet Valve
General Fusion’s approach to protecting intellectual property includes filing patents in jurisdictions around the world that it believes are strategically important, regularly evaluating new inventions for patentability, and using confidentiality agreements and other contracts to protect its intellectual property when engaging with employees, collaborators and suppliers. In addition to patents, General Fusion relies on trade secrets and other confidential information to protect certain elements of its technology where patent protection may be impractical or where confidentiality may provide longer-term protection. Pursuant to the Amended and Restated SRF Contribution Agreement, ownership of the intellectual property developed under Amended and Restated SRF Contribution Agreement must remain in Canada during the term of the agreement or unless as otherwise agreed to by the Canadian government.
General Fusion believes that the combination of its patent portfolio, trade secrets and accumulated know-how creates meaningful barriers to entry for competitors, particularly in the area of MTF, and supports the Company’s ability to pursue future commercial deployment opportunities.
Research & Development
General Fusion’s operations are dependent on sustained research and development activities. Since its founding in 2002, the Company has invested more than $400 million in research, development, and engineering related to its MTF technology. Research and development activities include plasma physics, pulsed power systems, liquid metal dynamics, diagnostics, modeling and simulation, materials and component testing, tritium fuel cycle development, and power plant system integration. Research and development expenditures have historically represented a significant portion of the Company’s operating expenses and are expected to remain significant. As a pre-revenue company, General Fusion has funded its research and development activities primarily through a combination of equity financing and non-dilutive government funding. Research and development expenses consist primarily of personnel costs, experimental facilities and equipment, prototype manufacturing and testing, external research collaborations, and technical consulting services.
General Fusion’s research and development activities are supported in part by government programs in Canada, the United States, and the United Kingdom.
As of the date hereof, Old General Fusion had received an aggregate of CAD 74.3 million (approximately $55.1 million) in funding pursuant to the Amended and Restated SRF Contribution Agreement (including the predecessor agreement). SRF is a program administered by the of the Canadian federal government that provides repayable and non-repayable contributions to support large-scale, commercially oriented innovation projects. SRF supports projects across all sectors of the economy that promote clean growth, technology commercialization, and the development of strategically important technologies. The program provides flexible, milestone-based funding to accelerate research and development, facilitate technology transfer, and support the scaling of innovative technologies. SRF funding has played an important role in enabling General Fusion to advance its proprietary MTF technology, supporting both core research and development activities and the progression toward commercially relevant fusion demonstrations.
General Fusion also participates in collaborative research programs supported by the Natural Sciences and Engineering Research Council of Canada (“NSERC”), including NSERC Alliance grants. These programs support joint research focused on diagnostics and measurement systems required for fusion demonstration and future commercial system development. Under these programs, the Company collaborates with TRIUMF, Simon Fraser University, Université de Sherbrooke, and McGill University on the design and development of neutron, plasma, and photon-based diagnostic instrumentation and related data acquisition and analysis capabilities.
In addition, General Fusion collaborates with the University of Lisbon’s Instituto Superior Técnico and Instituto de Plasmas e Fusão Nuclear on plasma diagnostic techniques and data interpretation supporting magnetized plasma characterization.
General Fusion maintains a formal collaboration with Canadian Nuclear Laboratories to support research and analysis related to balance-of-plant integration, heat transfer systems, and tritium handling for future commercial fusion power plants. In the United States, the Company has received awards from the U.S. Department of Energy through programs such as INFUSE, enabling collaboration with national laboratories on modeling, diagnostics, and materials research. In the United Kingdom, General Fusion has entered into a collaborative agreement with the UK Atomic Energy Authority covering plasma physics, diagnostics, modeling, and materials science.
General Fusion intends to continue to conduct its research and development activities through a combination of internal engineering efforts, government-supported programs, and formal collaborations with academic institutions and national laboratories as development activities progress.
Stage of Development
The Company is a pre-revenue fusion technology development company. The Company’s mission is to commercialize fusion energy. General Fusion aims to deliver economical, carbon-free fusion energy in the next decade through its MTF technology, an engineering-driven approach to fusion energy.
General Fusion’s operations are dependent on sustained research and development activities. The progress made in MTF throughout the Company’s history is now being applied to the Company’s large-scale fusion demonstration machine, LM26. LM26 represents the Company’s most advanced and integrated demonstration system to date. With LM26 now fully operational, the program focuses on progressively improving performance and advancing toward the first major technical milestone of 1 keV electron temperature (approximately 10 million °C), then advancing towards 10 keV (approximately 100 million °C), and ultimately toward achieving 100% of the Lawson criterion. The LM26 program was launched in 2023 and the Company has as its target completion of these milestones by 2028.
The Company believes that the LM26 program represents an important step toward the potential development of a first of a kind fusion power plant, which, if successfully commercialized, could support initial operations in the mid-2030s.
Human Capital
General Fusion’s operations depend on a highly skilled workforce with deep expertise across fusion science, advanced engineering, manufacturing, finance, and technology commercialization. The Company’s executive leadership team brings decades of experience scaling complex, capital-intensive technologies, including leading organizations through public listings, mergers and acquisitions, commercialization of new technologies, and large-scale industrial development programs. This depth of experience supports disciplined execution, effective risk management, and long-term strategic planning.
As of June 30, 2026, General Fusion had 133 employees. Approximately 75% of employees hold technical roles, including engineering, scientific research, and advanced manufacturing functions. The workforce includes a significant number of employees with advanced degrees in engineering, computational science and plasma physics, including Ph.Ds, reflecting the specialized expertise required to develop, operate, and commercialize proprietary fusion technology.
The Company’s human capital strategy focuses on attracting, developing, and retaining specialized talent while maintaining organizational flexibility as programs progress from experimental validation toward commercialization. Management regularly reviews organizational structure, leadership development, and succession planning to ensure alignment with operational requirements and long-term growth objectives. General Fusion believes its experienced leadership team and technically concentrated workforce compare favorably with peers in the advanced nuclear and clean energy sectors and represents a critical asset supporting the Company’s operations and strategy.
Facilities
General Fusion is headquartered in Richmond, British Columbia, Canada, within the greater Vancouver metropolitan area, a region recognized for its innovation ecosystem spanning clean energy, advanced manufacturing, and applied science. British Columbia and Canada provide access to a highly skilled technical workforce, leading academic institutions, and supportive public-sector programs that are aligned with the development of advanced energy technologies.
The Company operates a 100,000-square-foot, Canadian Nuclear Safety Commission (“CNSC”) licensed fusion facility at its headquarters in Richmond, British Columbia. This facility supports General Fusion’s experimental operations, engineering development, and systems integration activities, including the development and operation of LM26. The scale and licensing status of the facility are intended to support both current research activities and future technology advancement.
In addition to its Canadian headquarters and primary facility, General Fusion has subsidiaries in the United States and the United Kingdom. These subsidiaries support business development, government engagement, partnerships, and technical collaboration in key international markets. The Company believes that maintaining a multinational footprint enhances access to talent, strategic partners, and government programs, while supporting future deployment and commercialization efforts.
Management believes that the Company’s geographic footprint and facilities are adequate for current operational needs and provide flexibility to scale operations as technical milestones are achieved and commercialization activities advance.
Regulations
The establishment of regulatory frameworks in major markets in the next 5 – 10 years will be critical to the widespread deployment of fusion power plants and General Fusion’s business plan. Governments in the U.S., Canada, U.K., and Asia have begun to advance favorable regulatory frameworks.
United States
In the U.S., fusion power plants will be regulated by the U.S. Nuclear Regulatory Commission (NRC). The NRC has stated its intent to follow a risk-informed approach and regulate fusion machines under the 10 CFR Part 30 byproduct material licensing framework, with modifications specific to fusion, rather than under the utilization facility frameworks that apply to commercial fission reactors. General Fusion’s approach towards safety analysis, regulatory compliance, and licensing is expected to align with this framework.
The ADVANCE Act, signed into law on July 9, 2024, established a statutory basis for the regulation of fusion machines in the U.S., including by defining fusion machine, and is intended to streamline the deployment of fusion in the U.S. In July 2025, the NRC submitted a report to Congress on how it can support the licensing of mass-manufactured fusion machines as required by Section 205(c)(2) of the ADVANCE Act. In February 2026, the NRC published a proposed rule for fusion machines and associated draft licensing guidance in the Federal Register for a 90-day public comment period that ended in May 2026. The NRC is currently considering comments received on the proposed rule and draft guidance as it proceeds towards issuance of a final regulatory framework.

International
A number of efforts are underway globally to advance a risk-informed and harmonized regulatory framework for fusion.
United Kingdom.   In May 2024, the UK Department for Energy Security and Net Zero (DESNZ) published a scoping consultation on a new National Policy Statement (NPS) for fusion energy to guide the planning process for fusion facilities in the U.K. The NPS followed the U.K. Energy Act 2023 which confirmed that fusion facilities will be regulated separately from fission by the U.K Environment Agency (EA) and Health & Safety Executive (HSE), similar to industrial facilities or hospitals using medical isotopes and will not be regulated by or be subject to oversight by its nuclear regulatory body. The NPS is expected to provide further clarity on the fusion planning process for developers and communities in the U.K., as matters evolve. The UK’s 2026 Fusion Energy Strategy, detailed in March 2026 by the Department for Energy Security and Net Zero, announced that the country was backing fusion research and commercialization by committing over £2.5 billion over five years. These funds are to support commercial fusion deployment in the 2030s, aiming to accelerate research, technology development, and commercialization, while building supply chains, skills, and a global leadership position in the sector.
Canada.   The Canadian Nuclear Security Commission published a position paper stating that it will take a risk-informed approach to regulating fusion, acknowledging that the hazards associated with fusion are lower than the ones from fission. In 2025, the CNSC collected comments from industry on that discussion paper for regulating fusion energy and is carrying out a public comment process.
Other.   In a 2023 Agile Nations report, Canada, Japan, and the UK jointly recommend that fusion facilities be regulated in proportion to their safety hazards and should be considered in the context of other industrial processes that generate electricity. These three countries further acknowledge the difference in safety risks between fusion and fission and suggested a different regulatory framework for each of the two. On October 31, 2025, the G7 Ministers of Energy released a Statement on Nuclear and Fusion Energy, which included a call for the harmonization of standards as well as consistent approaches to fusion regulation as appropriate, which would enable the deployment of fusion energy technologies and emphasized the importance of communication between the G7 member states regarding the respective regulatory frameworks and technical standards for fusion facilities and their further development.
Legal
General Fusion may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. General Fusion is currently not aware of any such legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition, or operating results.
Foreign Operations
General Fusion is headquartered in Canada. Currently, over 90% of General Fusion’s employees are based in Canada. In connection with General Fusion’s operations, General Fusion collaborates both with a number of Canadian institutions as well as some foreign based organizations such as UKAEA and U.S. based universities and national laboratories. In addition to its Canadian headquarters and primary facility, General Fusion has subsidiaries in the United States and the United Kingdom.
While its collaborations with non-Canadian organizations and the implications of foreign environmental protection requirements may effect General Fusion’s capital expenditures, profit or loss and competitive position in the future, there are alternatives available to General Fusion and it is not dependent on foreign operations at this time.
Environmental Protection
General Fusion currently uses natural lithium for its LM26 program, purchased and stored in solid form. Quantities and costs of the lithium are not significant to the Company’s financial statements. The Company maintains storage and operational standards in handling and storing the lithium consistent with required safety standards and in accordance with fire safety codes. To date, the Company has not experienced any environmental incidents and maintains commercial general liability insurance to provide financial security in the event of an environmental incident.

MANAGEMENT
Directors and Executive Officers
The following table sets forth the age, province or state, and country of residence, and the respective positions of the executive officers, senior management, key employees and directors of the Company.
Name	Age	Province/State and Country of Residence	Position
Greg Twinney	54	British Columbia, Canada	Chief Executive Officer and Director
Megan Wilson	48	North Carolina, USA	Chief Strategy Officer
Michel Laberge	64	British Columbia, Canada	Founder and Chief Science Officer
Robert Crystal	50	British Columbia, Canada	Senior Vice President, Finance
Jan Laishley	62	British Columbia, Canada	Chief People and Culture Officer
Mike Donaldson	54	British Columbia, Canada	Senior Vice President, Technology Development
Klaas de Boer	61	London, United Kingdom	Director
Wendy Kei	58	Ontario, Canada	Director
Norman Harrison	74	Buckinghamshire, United Kingdom	Director
Mark Little	63	Alberta, Canada	Director
Chris Sorrells	58	Texas, USA	Director
Thomas Boehlert	66	New York, USA	Director
Board of Directors
The board of directors of the Company (the “Board”) consists of Greg Twinney, Chris Sorrells, Klaas de Boer, Wendy Kei, Norman Harrison, Mark Little and Thomas Boehlert. The executive management team of General Fusion consists of Greg Twinney, Megan Wilson, Michel Laberge, Robert Crystal, Jan Laishley and Mike Donaldson. For Mr. Twinney’s biographical information, please see “— Executive Officers.”
Klaas de Boer.   Mr. de Boer served as chairman of the Old General Fusion board since July 2020 and as a member of its board of directors since July 2009 and now serves as chairman of the Board. He has also served as chairman of the board of directors of Xeros Technology Group plc (AIM: XSG), a technology company focused on developing solutions to reduce the environmental impact of textiles and apparel manufacturing, since January 2020, as a member of the board of directors of SmartKem Inc. (Nasdaq: SMTK — on Nasdaq since May 2024, prior to that on the OTC since February 2021, and prior to that a UK private company) a technology company developing advanced semiconductor materials, since January 2018, and as Senior Independent Director of CelLBxHealth plc (AIM: CLBX), a company active in the space of liquid biopsies, since January 2026. In addition, Mr. de Boer has served as a member of the investment committee for the direct investment activities of the British Business Bank, a UK government-backed co-investment fund for late-stage deep technology companies, from September 2021 until March 2026, and is currently an independent advisor to that investment committee. He served as a board member for veriNOS Pharmaceuticals GmbH, a biopharmaceutical company, from January 2023 to November 2024. From October 2006 to June 2021, Mr. de Boer served as Managing Partner of Entrepreneurs Fund, a European venture capital fund, and in which capacity he served on numerous boards. Mr. de Boer began his career as a strategy consultant at McKinsey & Company, a global management consulting firm, from December 1991 to September 1997. He subsequently joined Vanenburg Group, a private investment firm, from October 1997 to June 1999, where he established and managed a corporate venturing team responsible for investments across Europe, Israel and the United States, including WebEx. Mr. de Boer holds an M.Sc. in Applied Physics from Delft University of Technology and an M.B.A. from INSEAD.
Mr. de Boer was elected to serve on our Board because of his extensive venture capital experience, deep expertise in scaling and exiting technology companies, and his global investment and governance experience.
Wendy Kei.   Ms. Kei served on the Old General Fusion board since April 2026 and now serves on the Board. Ms. Kei also has served as chair of the board of directors of Ontario Power Generation Inc., a major electricity generation company, since June 2019 (first appointed to the board in March 2017), and as chair of the audit committee of Centerra Gold Inc. (TSX: CG.TO; NYSE: CGAU), a gold mining company, since May 2023 (first appointed to the board in May 2022). Ms. Kei has also served as a member of the board of directors of the Institute of Corporate Directors since January 2026. Ms. Kei previously served as Chief Financial Officer of Dominion Diamond Corporation, a diamond mining company. Ms. Kei is a Fellow Chartered Professional Accountant (FCPA, FCA), a Fellow of the Institute of Corporate Directors (F.ICD), and holds an ESG designation (GCB.D) from Competent Boards. Ms. Kei holds a Bachelor of Mathematics (Honours) in Chartered Accountancy and Information Systems from the University of Waterloo.
Ms. Kei was elected to serve on our Board because of her extensive experience in finance, accounting, corporate governance, and board leadership across public companies.
Norman Harrison.   Mr. Harrison is an experienced energy sector executive with over 40 years of leadership experience across both fusion energy and nuclear fission industries. Mr. Harrison served on the Old General Fusion board since January 2022 and now serves on the Board. He also currently serves as a senior advisor to the UK Atomic Energy Authority board, the United Kingdom’s national organization responsible for fusion energy research and development, having previously served as a non-executive director board member from 2016 to 2020, and served as the Chief Executive Officer from 2006 to 2010, where he oversaw the Joint European Torus, the world’s largest fusion experiment and the only facility operating with deuterium-tritium fuel. Earlier in his career, Mr. Harrison held senior operational leadership roles in the United Kingdom, including Director of the Dounreay nuclear site, as well as the Heysham 1 and Sizewell B nuclear power stations. He has also served as a Trustee and Director of the Nuclear Liabilities Fund and as Deputy Chair of the Board of Governors at Manchester Metropolitan University. Mr. Harrison was appointed Commander of the Order of the British Empire (CBE) in 2021 in recognition of his contributions to the fusion and fission industries. Mr. Harrison holds an honorary Doctorate in Business Administration from Manchester Metropolitan University and is a Fellow of the Nuclear Institute, the Royal Society of Chemistry and the Royal Society of Arts.
Mr. Harrison was elected to serve on our Board because of his extensive experience in nuclear and fusion energy, his leadership of major research and operational programs, and his deep technical and governance expertise.
Mark Little.   Mr. Little has spent more than 35 years in the Canadian energy industry in senior leadership roles including responsibility for operations in Africa, the Middle East, Europe and North America, joined the Old General Fusion board in October 2023 and now serves on the Board. He is currently the founder and CEO of Jotson Inc., a technology company providing tools to manage energy consumption, costs and emissions, since March 2023. Prior to that, he served as president and chief executive officer and other senior leadership positions at Suncor Energy Inc. (TSX:SU, NYSE: SU), a Canadian integrated energy company with global operations, from November 2008 to July 2022. Mr. Little also held various roles at Imperial Oil (TSX: IMO, NYSE: IMO), a Canadian integrated oil and gas company and affiliate of ExxonMobil Corporation, from June 1985 to October 2008. He was also one of the founding CEOs of Pathways Alliance, an initiative focused on achieving net-zero CO₂ emissions across Canada’s oil sands industry. In addition, Mr. Little is an advisor to the Coalition for a Better Future, and previously an advisor to Cycle Capital from 2022 to 2025. Mr. Little received a B.Sc. in Computer Science from the University of Calgary and a Bachelor of Applied Petroleum Engineering Technology from the Southern Alberta Institute of Technology. He also graduated from the Advanced Management Program at Harvard Business School.
Mr. Little was elected to serve on our Board because of his extensive executive leadership experience in the energy sector, his expertise in large-scale project development and operations, and his leadership in energy transition and decarbonization initiatives.
Chris Sorrells.   Mr. Sorrells has been an investor, operator, advisor, and board member in the Natural Resources and Decarbonization industries for over 30 years. Mr. Sorrells served as Chairman and Chief Executive Officer of Spring Valley II from its inception in January 2021 until February 2026. Mr. Sorrells served as the Chief Executive Officer and a director of Spring Valley I from its inception in November 2020 until the closing of the Nuscale merger in May 2022 at which time Mr. Sorrells began serving as a member of the board of directors of the post-closing company, Nuscale Power Corporation, until May 2024.

Mr. Sorrells also serves as the Chairman and Chief Executive Officer of Spring Valley IV. From 2005 to 2019, Mr. Sorrells served as a Managing Director and then as an Operating Partner of NGP Energy Technology Partners (“NGP ETP”), an affiliate of Natural Gas Partners (“NGP”), a leading energy private equity fund with $25 billion of capital commitments. Mr. Sorrells served as Lead Director for Renewable Energy Group, Inc. (Nasdaq: REGI) until the completion of its merger with Chevron Corporation for $3.1 billion in June 2022, having previously served as Vice Chairman of its board and led the $100 million financing in 2006 to create the company. In addition, the stock price for REGI appreciated significantly following its initial public offering in January 2012 of $10 per share to the $61.50 acquisition price paid by Chevron. Previously, As an operator, Mr. Sorrells has held a variety of senior executive leadership roles at Natural Resource and Decarbonization-focused companies including serving as Chief Operating Officer and Director of GSE Systems, Inc. Mr. Sorrells started his career in the energy, power and decarbonization industries as an investment banker at Salomon Smith Barney in 1996 and later at Banc of America Securities LLC where he created one of the first decarbonization-focused investment banking teams in 2000. Mr. Sorrells received his Master of Accounting from the University of Southern California, an M.B.A. from The College of William and Mary and a B.A. from Washington and Lee University.
Mr. Sorrells was elected to serve on our Board because of his significant experience in the sustainability industry in both private and public companies.
Thomas Boehlert.   Mr. Boehlert served as Chief Financial Officer of US Strategic Metals, a metal processing and refining development company, from January 2024 to October 2025. Mr. Boehlert also served as Strategic Advisor of Beta Technologies (NYSE: BETA), an electric aircraft and charging infrastructure manufacturing company, from 2022 to 2023, Executive Director and Chief Financial Officer of RCF Acquisition Corp. (NYSE: RCFA), a special purpose acquisition company, from 2021 to 2023, and as a director and Audit Committee Chair and Compensation Committee Chair of Arizona Sonoran Copper Company Inc. (TSX: ASCU), a copper development and mining company, from 2020 to 2023. Mr. Boehlert served as a director and Audit Committee Chair of TMAC Resources Inc. (TSX: TMR), a Canadian mining company, from 2019 to 2021. Mr. Boehlert previously served as Executive Vice President and Chief Financial Officer of Bunge Limited (NYSE: BG), a Fortune 250 global agribusiness company, from December 2016 to May 2019. Prior to that, Mr. Boehlert served as Chief Executive Officer, President and a member of the board of directors of First Nickel Inc. (TSX: FNI), a nickel mining company, from 2011 to 2015 and as a director of Harry Winston Diamond Corporation (NYSE: HWD), a diamond mining and luxury jewelry company, from 2009 to 2010. Earlier in his career, Mr. Boehlert held Executive Vice President and Chief Financial Officer roles at Kinross Gold Corporation (NYSE: KGC; TSX: K), a gold mining company, from 2006 to 2011, Texas Genco, a power generation company, in 2005, Direct Energy, a retail and wholesale energy company, from 2004 to 2005, and served as a Senior Vice President and Chief Financial Officer at Sithe Energies, a power generation company, from 2000 to 2003. Mr. Boehlert held senior leadership roles at Credit Suisse, a global investment bank, where he served as an infrastructure and project finance banker from 1986 to 2000. Mr. Boehlert began his career at KPMG LLP, a global professional services firm, as a senior auditor from 1983 to 1986. Mr. Boehlert holds an M.B.A. from New York University and a B.S. from Indiana University. He is a Certified Public Accountant (inactive) and holds the ICD.D designation.
Mr. Boehlert was elected to serve on our Board because of his extensive experience as a public company chief executive officer, director and chief financial officer, his deep expertise in capital-intensive industries combined with his background in the power generation sector.
Executive Officers
Greg Twinney.   Mr. Twinney is our Chief Executive Officer and Board member and was the Chief Executive Officer and member of Old General Fusion’s board of directors since July 2022 after serving as Old General Fusion’s Chief Financial Officer starting in February 2020. Mr. Twinney brings a proven track record of executive leadership to General Fusion. During his tenure, Mr. Twinney has expanded the company’s investor base, built deep relationships with industry partners, and promoted fusion energy on the global stage. Mr. Twinney has led the strategy and discipline behind building a fusion company grounded in external scientific validation and peer-reviewed results, with a focus on meaningful, independently credible technical progress and capital efficient execution. Mr. Twinney’s experience prior to joining General

Fusion demonstrates his ability to set the groundwork to create massive shareholder value for technology-enabled companies. With more than twenty years of experience commercializing new technologies, he has helped guide multiple companies through IPOs and mergers and acquisitions in various management roles, including at Real Matters, Kobo and Opalis. Mr. Twinney is a Chartered Professional Accountant and graduate from University of Calgary with a Bachelor of Accounting Science Degree.
Megan Wilson.   Ms. Wilson is our Chief Strategy Officer, where she is responsible for long-term strategy development and execution as well as all external relations, including marketing, communications, government relations, external validation and strategic partnerships, and was the Chief Strategy Officer of Old General Fusion. While in this role, Ms. Wilson has advanced the Company’s commercialization roadmap including a strategic pivot to the LM26 demonstration program. Prior to joining General Fusion, Ms. Wilson spent more than 14 years at Babcock & Wilcox Enterprises (B&W), where she was responsible for B&W’s strategy development and execution efforts, merger, acquisition and divestiture activities, public company investor relations and government relations through a progression of roles. Prior to B&W, she served as a surface warfare officer and nuclear engineering officer with the U.S. Navy from 2000 to 2007. During her time as a naval officer, she completed two sea tours, including serving as the Reactor Controls Division Officer on the nuclear-powered aircraft carrier USS George Washington. Ms. Wilson holds a Master of Business Administration degree from The George Washington University and a Bachelor of Science in Engineering degree from Duke University in biomedical and electrical engineering.
Dr. Michel Laberge.   Dr. Laberge founded Old General Fusion in 2002 and currently serves in the role of Chief Science Officer of the Company, overseeing all scientific decision making and initiatives. Dr. Laberge is a physicist with overall practical experience in plasma physics and modern plasma diagnostic techniques. He has extensive knowledge of the latest technologies related to electronics, computers, materials, lithography, optics and fabrication and is experienced in designing and constructing test apparatuses to evaluate technical concepts. Prior to establishing Old General Fusion, Dr. Laberge spent nine years at Kodak (Creo) in Vancouver as a senior physicist and principal engineer. His roles included inventor, designer, and scientific project leader on projects that resulted in more than $1 billion worth of product sales. Dr. Laberge holds a Ph.D. in Physics from the University of British Columbia, as well as bachelor’s and master’s degrees in physics from Université Laval in Québec.
Robert Crystal.   Mr. Crystal joined Old General Fusion October 2020 as Director of Finance and elevated to Vice President of Finance in January 2022, then joining the executive leadership team as Senior Vice President of Finance in June 2023 and serving at the corporate secretary, a role he now occupies at the Company. He is responsible for oversight of all financial aspects of the Company including capital formation, financial reporting, financial planning and analysis, tax, legal and information technology. Mr. Crystal brings more than 20 years of international accounting, tax and finance experience supporting cleantech growth companies. He has successfully built-up departments with international expansion, public company readiness, capital formation and restructuring thereof. Mr. Crystal spent nine years at Ostara, a world leader in nutrient recovery and one of Canada’s premier cleantech companies growing the finance department from the research & development phase into commercialization and global expansion. He also spent a year at AES Engineering as a Director, helping build and scale the company’s Finance team for growth in one of Western Canada’s premier engineering consulting firms. Mr. Crystal is a Chartered Professional Accountant and graduate from the University of British Columbia with a Master of Arts degree in Economics as a well as a Bachelor of Arts degree from Concordia University in Economics.
Jan Laishley.   Ms. Laishley joined Old General Fusion as Chief People and Culture Officer in April 2022 and is now in this role at the Company, where she is responsible for the critical priorities of organizational development, employee experience, talent acquisition, employee retention, talent management/development and total compensation, ensuring all people initiatives and programs align with General Fusion’s vision, mission, and culture. Ms. Laishley has more than 25 years of global experience in Human Resources in the technology sector. She was the Senior Vice President, Human Resources at Ballard Power Systems, Inc., a global provider of clean energy solutions, where she held roles of increasing responsibility in Human Resources. Throughout her career, Jan has focused on building organizational cultures which recognize that “people drive technology”, attracting and retaining an innovative, diverse, engaged workforce during high growth and expansion across North America, Europe, and China. Ms. Laishley earned a Master of Arts in Organizational Development and Leadership and a Certificate in Evidence Based

Coaching at Fielding Graduate University. She also holds a Certificate in Human Resources Management from British Columbia Institute of Technology and a Bachelor of General Studies from Simon Fraser University.
Michael “Mike” Donaldson.   Mr. Donaldson joined Old General Fusion in March 2009 and currently serves as the Company’s Senior Vice President of Technology Development, overseeing all aspects of technology development. He is a systems engineer with more than 25 years of experience in the development of novel and disruptive technologies. He has broad experience in product development, production engineering and engineering management. He has led multidisciplinary teams in high-risk and complicated technical projects with a focus on risk reduction through rapid prototyping and physical testing. Prior to joining General Fusion, Mr. Donaldson had been with Kodak (Creo) since 1999, contributing to production engineering and product development roles. Mr. Donaldson is a registered Professional Engineer in British Columbia, and graduate from the University of British Columbia with a Masters of Applied Science degree in Engineering Physics, as well as a Bachelor’s of Applied Science degree from Queen’s University at Kingston in Engineering Physics.
Committees of the Board
Audit Committee
We have established an audit committee of the board of directors. The members of our audit committee are comprised of Wendy Kei, Thomas Boehlert and Mark Little. Wendy Kei serves as the chairman of the audit committee. Each member of the audit committee is independent and financially literate under the Nasdaq Listing Rules, NI 52-110 and under Rule 10A-3 of the Exchange Act. General Fusion will comply with NI 52-110 and intends to rely on the exemptions for U.S. listed issuers thereunder.
We have adopted an audit committee charter setting forth the purpose, composition, authority and responsibility of the audit committee, consistent with NI 52-110 and Nasdaq Rule 5605(c)(1), which details the principal functions of the audit committee, including:
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appointing, compensating, retaining, evaluating, terminating and overseeing General Fusion’s independent registered public accounting firm;

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overseeing the integrity of General Fusion’s financial statements and related information;

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overseeing General Fusion’s compliance with applicable legal and regulatory requirements;

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overseeing risk management and internal control over financial reporting and disclosure controls and procedures;

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overseeing discussions with General Fusion’s independent registered public accounting firm their independence from General Fusion’s management, qualifications and appointment;

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reviewing with General Fusion’s independent registered public accounting firm the scope and results of their audit;

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making recommendations regarding the approval of all audit and permissible non-audit services to be performed by General Fusion’s independent registered public accounting firm;

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overseeing the financial reporting process and discussing with General Fusion’s management and General Fusion’s independent registered public accounting firm the interim and annual financial statements;

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reviewing with management and recommending to the Board for approval, the annual consolidated financial statements of General Fusion;

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reviewing and monitoring General Fusion’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing General Fusion’s policies on risk assessment and risk management;

•
review, approve and ratify related party transactions; and

•
establishing procedures for (a) the receipt, retention and treatment of complaints received by General Fusion regarding accounting, internal controls or auditing matters; and (b) the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Nominating and Corporate Governance Committee
We have established a nominating and corporate governance committee of the Board, which is comprised of Thomas Boehlert, Wendy Kei and Klaas de Boer, each of whom is independent under the applicable rules of the SEC, the Nasdaq Listing Rules, and NI-58-101. Thomas Boehlert serves as the chairperson of the committee. The Board has adopted a nominating and corporate governance charter, which details the principal functions of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on the Board.
The nominating and corporate governance committee is responsible for, among other things:
•
identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•
selecting or recommending that the Board select director nominees for the next annual general meeting of shareholders and determining the composition of the Board and its committees;

•
leading the Board in its periodic review of the board’s performance and succession planning;

•
overseeing management succession planning;

•
developing and implementing General Fusion’s policies regarding corporate governance; and

•
reviewing developments in corporate governance compliance and developing and recommending to the Board a set of corporate governance guidelines and principles for inclusion in the Corporate Governance Guidelines.

The nominating and corporate governance committee considers appropriate persons identified by its members, management, directors and others. The guidelines for selecting nominees, which are specified in the nominating and corporate governance committee charter or the Corporate Governance Guidelines, provide that the committee will take into account such factors as it determines relevant, including the following:
•
personal and professional integrity;

•
ethics and values;

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
experience in the industries in which General Fusion competes;

•
experience as a board member or executive officer of another publicly held company;

•
diversity;

•
conflicts of interest; and

•
practical and mature business judgment.

The nominating and corporate governance committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee will not distinguish among nominees recommended by General Fusion Securityholders and other persons.

Human Resources and Compensation Committee
We established a human resources and compensation committee comprised of Mark Little, Norman Harrison and Chris Sorrells, and all members are independent under the applicable rules of the SEC, the Nasdaq and NI-58-101. Mark Little serves as chairman of the compensation committee.
The Board adopted a compensation committee charter, which will detail the principal functions of the compensation committee. The human resources and compensation committee’s purpose is to assist the Board in its oversight of executive compensation, director compensation and executive compensation disclosure.
The principal responsibilities and duties of the Human Resources and Compensation Committee include:
•
reviewing at least annually General Fusion’s executive compensation plans;

•
reviewing annually the compensation of General Fusion’s Chief Executive Officer, taking into account the performance of General Fusion’s Chief Executive Officer in light of pre-established goals and performance objectives and, based on such evaluation, recommending to the Board the Chief Executive Officer’s annual compensation;

•
reviewing on an annual basis the compensation structure for General Fusion’s senior executive officers taking into account the performance of such senior executive officers in light of pre-established goals and performance objectives and make recommendations to the Board with respect to the compensation for such officers;

•
assessing the competitiveness and appropriateness of General Fusion’s policies relating to the compensation of executive officers on an annual basis; and

•
reviewing and, if appropriate, recommending to the Board the approval of any adoption, amendment and termination of General Fusion’s incentive compensation plans, overseeing their administration, and discharging any duties imposed on the Human Resources and Compensation Committee by any of those plans.

The charter also provides that the human Resources and compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the human resources and compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last completed fiscal year as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or our compensation committee.
Science and Technology Committee
In September 2026, the Board established a Science and Technology Committee to assist the Board in overseeing the Company’s scientific and technical strategy, development programs, technical performance, and the resources and systems required to advance the Company’s technology toward commercially viable fusion energy (the “S&T Committee”). The S&T Committee mandate includes in material part: (i) reviewing annually the Company’s overall scientific and technical strategy, including the principal technical objectives, development pathways, sequencing of programs, key assumptions and risks and alignment with the Company’s strategic plan and enterprise risk; (ii) reviewing and monitoring the Company’s technical program plans as against its overall scientific and technical strategy including the principal technical milestones and decision gates, including the criteria for determining whether milestones have been achieved, interdependencies, contingencies; (iii) reviewing the technical and project components of the Company’s overall annual operating plan and budget, and any material changes thereto, and make recommendations to the Board regarding whether proposed expenditures are appropriately aligned with technical priorities, milestones, risks and available capital; and (iv) evaluating performance of the Company’s technical program against approved technical program budgets, schedules and milestones including significant variances, management’s corrective actions and any resulting implications for capital requirements and/or the Company’s overall scientific and technical strategy and whether programs should proceed, be modified, accelerated, deferred or discontinued. The S&T Committee will meet as often as necessary to carry out its responsibilities, but shall meet at least four times per year. The S&T Committee is comprised of Mr. Harrison and Mr. de Boer, with Mr. de Boer also acting as Chair.
Code of Business Conduct and Ethics
The Board adopted a code of business conduct and ethics (“Code of Business Conduct and Ethics”) and posted such Code of Business Conduct and Ethics that applies to all officers, directors, employees, consultants, contractors and agents of General Fusion and its affiliates and subsidiaries worldwide, and any amendments on its website. It will also be available under General Fusion’s profile on SEDAR+ at www.sedarplus.ca. The objective of General Fusion’s Code of Business Conduct and Ethics is to provide guidelines for maintaining General Fusion’s and its affiliates and subsidiaries’ integrity, trust and respect. The Code of Business Conduct and Ethics addresses compliance with laws, rules and regulations, conflicts of interest, confidentiality, commitment, preferential treatment, financial information, internal controls and disclosure, protection and proper use of General Fusion’s assets, communications, fair dealing, fair competition, due diligence, illegal payments, equal employment opportunities and harassment, privacy, use of company computers and the internet, political and charitable activities and the reporting of any violations of law, regulation or the Code of Business Conduct and Ethics. Any person subject to the Code of Business Conduct and Ethics is expected to report all violations of law, regulation or of the Code of Business Conduct and Ethics of which they become aware to any one of General Fusion’s senior executives.
The Board is responsible for monitoring compliance with the Code of Business Conduct and Ethics and annually reviews and evaluates the effectiveness of the Code of Business Conduct and Ethics. General Fusion discloses any amendments to certain provisions of its Code of Business Conduct and Ethics in a manner consistent with NI 58-101 and the applicable rules or regulations of the SEC and the Nasdaq.
Penalties or Sanctions
To our knowledge and based on the information furnished to us by our directors and executive officers, none of the directors or executive officers of General Fusion is as at the date of this prospectus, or has been within the 10 years before the date of this prospectus, a director, chief executive officer or chief financial officer of any company that (a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, in each case, that was in effect for a period of more than 30 consecutive days.
Individual Bankruptcies
To our knowledge and based on the information furnished to us by our directors and executive officers, none of the directors or executive officers of General Fusion, and to the best of General Fusion’s knowledge, no shareholder that holds a sufficient number of securities to affect materially the control of General Fusion (a) is, as at the date of this prospectus, or has been within the 10 years before the date of this prospectus, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (b) has, within the 10 years prior to the date of this prospectus: become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.
Corporate Cease Trade Orders and Bankruptcies
To our knowledge and based on the information furnished to us by our directors and executive officers, none of the directors or executive officers of General Fusion, and to the best of General Fusion’s knowledge, no shareholder that holds a sufficient number of securities to affect materially the control of General Fusion, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.
Conflicts of Interest
To our knowledge and based on the information furnished to us by our directors and executive officers, there are no existing or potential material conflicts of interest between General Fusion or a subsidiary of General Fusion and any of our directors or officers.

EXECUTIVE COMPENSATION
This section presents the executive compensation of Old General Fusion prior to the consummation of the Business Combination, including presenting equity awards on a pre-Business Combination basis. This section also provides an overview of certain compensation arrangements adopted in connection with the Business Combination, which became effective at the Closing.
Executive and Director Compensation
For purposes of this section, the following terms are defined as follows:
“NEO” or “named executive officer” means each of the following individuals:
(a)
each individual who during any part of the most recently completed financial year ended December 31, 2025 served as chief executive officer (“CEO”) of Old General Fusion, including an individual performing functions similar to a CEO;

(b)
each individual who during any part of the most recently completed financial year ended December 31, 2025 served as chief financial officer (“CFO”) of Old General Fusion, including an individual performing functions similar to a CFO;

(c)
the three additional most highly compensated executive officers of Old General Fusion, other than the individuals identified in paragraphs (a) and (b), at the end of the financial year ended December 31, 2025 whose total compensation was more than CAD$ 150,000 for that financial year; and

(d)
each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was not an executive officer of Old General Fusion, and was not acting in a similar capacity, at the end of the most recently completed financial year ended December 31, 2025.

Director and NEO Compensation
During financial year ended December 31, 2025, based on the definition above, the NEOs of Old General Fusion were:
•
Greg Twinney, Chief Executive Officer and a director

•
Robert Crystal, SVP, Finance

•
Megan Wilson, Chief Strategy Officer

•
Michael Donaldson, SVP, Technology

•
Jan Laishley, Chief People and Culture Officer

The directors of Old General Fusion, who were not also NEOs, during the financial year ended December 31, 2025 were:
• Huw Critchley • Klaas de Boer • Kelly Edmison • Catriona Fallon • Grant Gardiner • Norman Harrison	• Mark Little • Douglas McIntyre • Adam Rodman • Zoltan Tompa • Wal van Lierop

The following table provides a summary of the compensation paid by Old General Fusion to the NEOs for the financial year ended December 31, 2025.
					Non-equity incentive plan compensation(3) ($)
Name and principal position	Year	Salary ($)	Share- based awards	Option- based awards(1)(2) ($)	Annual Incentive Plan	Long- term Incentive Plan	Pension value ($)	All other compensation(4) ($)	Total compensation ($)
	US$/CAD$(5)
Greg Twinney, Chief Executive Officer and Director	2025	475,230	N/A	856,326	907,271	N/A	N/A	25,762	2,264,589
Robert Crystal, SVP, Finance	2025	236,421	N/A	104,972	333,829	N/A	N/A	12,691	687,913
Megan Wilson, Chief Strategy Officer	2025	466,087	N/A	157,413	649,970	N/A	N/A	37,996	1,311,466
Michael Donaldson, SVP, Technology	2025	330,220	N/A	187,096	381,287	N/A	N/A	17,380	915,983
Jan Laishley, Chief People and Culture Officer	2025	331,026	N/A	146,889	359,509	N/A	N/A	17,421	854,845

(1)
Values for the fair value of the options are calculated based on the Black-Scholes model at the market share price on the grant date. Old General Fusion used the Black-Scholes model to calculate the fair value of option-based awards on the grant date. Old General Fusion chose the Black-Scholes model because it is a widely recognized and utilized model for option pricing. The Black-Scholes model requires six key inputs: risk-free interest rate, exercise price of the option, market price of the common share at the date of grant, expected dividend yield, expected life and share price volatility. In calculating the options granted in 2025, management estimated the fair value using a Black-Scholes option pricing model with the following weighted average assumptions: a weighted average risk-free interest rate of 3.0877%, exercise price of $0.09, a fair value of common shares of $0.09, weighted average expected volatility of 139%, a weighted average expected term of 7.0 years, and an expected dividend yield of nil.

(2)
In August 2025, Old General Fusion completed a rights offering (the “Rights Offering”). As a result of the Rights Offering, the outstanding stock options held by Old General Fusion employees and directors were consolidated on a 10:1 basis with a proportionate increase in the exercise price. To address the negative dilution impact of the Rights Offering to Old General Fusion employees and directors, Old General Fusion’s Board of Directors (the “Old General Fusion Board”) approved an additional stock option grant (the “Top Up Options”) to be made after the closing of the Rights Offering to the Old General Fusion employees and directors to maintain their ownership percentage following the Rights Offering (the “Stock Option Reset”). In connection with Stock Option Reset, the amount reported in this column includes the fair value of the Top Up Options issued to Old General Fusion NEOs in 2025 (the “NEO Top Up”). The vesting of the NEO Top Up options corresponds to the vesting of the outstanding award to which such NEO Top Up relates and not the four-year vesting schedule applicable to typical annual stock option grants. No option grants were made in 2025 for purposes of compensation or retention purposes, other than the Top Up Options.

(3)
Represents (i) the annual cash incentives for the financial years ended December 31, 2023 and 2024 that Old General Fusion paid in 2025 as a result of cash constraints in each of 2023 and 2024 (the “Prior Bonuses” or a “Prior Bonus”); (ii) retention bonus payments to Mr. Crystal and Ms. Wilson (the “Retention Bonuses” or a “Retention Bonus”) and (iii) the annual cash incentive earned by the NEOs under the annual cash incentive program for the financial year ended December 31, 2025 that was paid in 2026.

Prior Bonuses:   The amounts included in the table for the Prior Bonuses are as follows: Mr. Twinney — $602,411, Mr. Crystal — $166,039, Ms. Wilson — $363,098, Mr. Donaldson — $253,017, and Ms. Laishley — $230,926. In connection with the Rights Offering, the NEOs were provided an opportunity to receive their Prior Bonuses in connection with the closing of the Rights Offering contingent on such NEO agreeing that they would reinvest the Prior Bonus (after tax) in such Rights Offering. At the time such election was offered to the NEOs it was uncertain if Old General Fusion would be able to pay the Prior Bonuses in 2025. Mr. Twinney elected to participate in the Rights Offering and as a result received a payment of $529,062 which represents a portion of his Prior Bonus (the “Prior Bonus Payment”). Mr. Twinney invested the Prior Bonus Payment (after tax) to purchase shares in the Rights Offering. The other NEOs that elected to not participate in the Rights Offering each received their Prior Bonuses subsequent to the Rights Offering after Old General Fusion had determined there were adequate funds to pay the Prior Bonuses. Mr. Twinney also received the remaining amount of his Prior Bonus of $73,349 at the same time the other NEOs received the payment of their respective Prior Bonus.
Retention Bonuses:   For Mr. Crystal, the amount included in this column includes the payment of $73,000, which represents a payment of half of the Retention Bonus granted to him in 2025. The remaining $73,000 of Mr. Crystal’s Retention Bonus was paid to him in July 2026 after certain performance metrics were satisfied. Mr. Crystal is obligated to repay his Retention Bonus if he voluntarily resigns before March 31, 2027. For Ms. Wilson, this includes a Retention Bonus of $100,000 that was paid in 2025. Ms. Wilson was obligated to repay her Retention Bonus if she had voluntarily resigned before March 31, 2026. A variety of factors were considered by the Old General Fusion Board when making the decision to provide the Retention Bonuses, including the criticality of their roles throughout the transition process and to the future Old General Fusion organization, as well as the need to ensure business stability, particularly in their respective functions.
(4)
Represents amounts contributed to the Registered Retirement Savings Plan (“RRSP”) account or 401(k) account, as applicable, of the NEO. The amount is calculated as 5% of the NEO’s annual base salary. For all NEOs, the column also includes the amount paid by Old General Fusion for various life insurance premiums. For Mr. Twinney, this also includes the amount for annual financial planning services and for Ms. Wilson, the amount for reimbursement of certain US health insurance premiums ($14,692).

(5)
All compensation amounts in this table and throughout this executive compensation section are expressed in USD. All NEOs are paid in CAD$ except for Ms. Wilson who is paid in USD. For the NEOs paid in CAD$, their respective compensation was converted to USD at an exchange rate as of December 31, 2025 of CAD$1 = $0.73.

Director Compensation
The Old General Fusion director compensation program included the following annual retainers for service on the Old General Fusion Board for the financial year ended December 31, 2025:
Board Role	Retainer Amount $	Stock Grant Shares
Each Independent Director	45,000	One-time grant of options to purchase 200,000 Common A shares
Chair of the Board	25,000	One-time grant, in addition to grant noted above, to purchase 300,000 Common A shares
Each Committee Chair	5,000	One-time grant, in addition to grants noted above, to purchase 50,000 Common A shares

The following table summarizes the compensation paid to Old General Fusion’s directors for the financial year ended December 31, 2025. This table does not include Mr. Twinney as he is reflected in the table above.
Name	Board Role	Fees Earned $	Share-Based Payments $(1)(2)	Total $
Huw Critchley(3)	Director	N/A	N/A	N/A
Klaas de Boer*	Board Chair, Governance Committee Chair	75,000	76,003	149,209
Kelly Edmison	Director	N/A	N/A	N/A
Catriona Fallon*(3)	Audit Committee Chair	16,667	N/A	16,667
Grant Gardiner	Director	N/A	N/A	N/A
Norman Harrison*(4)	Director	65,100	36,108	101,208
Mark Little*(5)	Compensation and Human Resources Committee Chair	50,000	40,714	90,714
Douglas McIntyre	Director	N/A	N/A	N/A
Adam Rodman	Director	N/A	N/A	N/A
Zoltan Tompa	Director	N/A	N/A	N/A
Wal van Lierop(6)	Director	11,250	3,995	15,245

*
Independent

(1)
Values of the fair value of the options are calculated based on the Black-Scholes model at the market share price on the grant date. Old General Fusion used the Black-Scholes model to calculate the fair value of option-based awards on the grant date. Old General Fusion chose the Black-Scholes model because it is a widely recognized and utilized model for option pricing. The Black-Scholes model requires six key inputs: risk-free interest rate, exercise price of the option, market price of the common share at the date of grant, expected dividend yield, expected life and share price volatility. In calculating the options granted in 2025, management estimated the fair value using a Black-Scholes option pricing model with the following weighted average assumptions: a weighted average risk-free interest rate range of 2.73 – 3.19%, exercise price of $0.09, a fair value of common shares of $0.09, weighted average expected volatility of 139%, a weighted average expected term range of 5 – 7 years, and an expected dividend yield of nil.

(2)
The Old General Fusion Board approved the Stock Option Reset to be made after the closing of the Rights Offering to the Old General Fusion employees and directors to maintain their ownership percentage following the Rights Offering. This amount includes the fair value of the Top Up Options issued to members of the Old General Fusion Board in 2025 (the “Board Top Up”) pursuant to the Option Reset. The vesting of the Board Top Up options corresponds to the vesting of the outstanding award to which such Board Top Up options relate and not the four-year vesting schedule for the initial board stock option grants previously disclosed. In addition to the Board Top Up, the amounts in this column also includes (i) for each of Messrs. Harrison and Little, an additional stock option grant of 100,000 options on September 11, 2025 with a grant date fair value of $8,470 and (ii) for Mr. van Leirop, the van Lierop Options (defined below).

(3)
Mr. Critchley resigned from the Old General Fusion Board on May 9, 2025. Ms. Fallon resigned from the Old General Fusion Board on May 1, 2025.

(4)
Includes $20,100 received for service on the board of General Fusion (UK) Limited, a wholly owned subsidiary of Old General Fusion. Mr. Harrison’s UK Fee was converted to USD at an exchange rate as of December 31, 2025 of GBP £1 = $1.34.

(5)
On July 22, 2025, Mr. Little entered into a $400,000 secured loan agreement with Old General Fusion. The loan was an interest-bearing loan at 15% per annum, with repayment due upon the earlier of a qualifying financing or August 8, 2025. The loan plus accrued interest was repaid by the issuance of 253,498 Series 1 Old General Fusion Class B Preferred Shares and 3,179,370 Series 3 Old General Fusion

Class B Preferred Shares, issued as 50% of such shares to Mark Little and 50% of such shares to Mark Little’s spouse, Ruth Little, on August 6, 2025.
(6)
In connection with certain services provided to Old General Fusion by Mr. van Lierop, which services were outside of his duties as a director of Old General Fusion, Mr. Van Lierop received a grant of 50,000 stock options on September 14, 2025 with a grant date fair value of $3,995 that vested immediately (the “van Lierop Options”).

Effective upon the closing of the Business Combination, the Board adopted the following new compensation program for directors of General Fusion to reflect market practice among similarly situated issuers.
Type of Fee	Role	Base Cash Retainer ($)	Additional Cash ($)	Equity Retainer ($)(1)
Board Member Retainer	Board Member	50,000	—	150,000
	Non-Executive Chair	50,000	50,000	150,000
	Lead Independent Director	50,000	25,000	150,000
Committee Chair Retainer	Audit Committee Chair	—	20,000	—
	Human Resources & Compensation Committee Chair	—	15,000	—
	Nominating & Governance Committee Chair	—	12,000	—
Committee Member Retainer	Audit Committee	—	10,000	—
	Human Resources & Compensation Committee	—	7,500	—
	Nominating & Governance Committee	—	6,000	—

(1)
For the first two years following the Closing, the equity component of the retainer will be 50% option awards and 50% restricted stock units, which initial grants will vest over three years, and all other equity awards will vest over one year.

Option Awards
The following table sets out information concerning the option-based awards previously granted to the NEOs and directors of Old General Fusion that were outstanding as of December 31, 2025 (and prior to giving effect to the exchange of the Old GF Options for GF Exchange Options).
Name	Number of securities underlying unexercised options (#)(1)	Option exercise price ($)(1)(2)	Option expiration date(1)	Vesting Terms	Value of unexercised in-the-money options ($)(9)
Greg Twinney	100,000	1.09 (CAD)	12/23/2029	(3)	48,430
	170,000	1.14	04/13/2031	(3)	23,800
	32,000	1.14	12/22/2031	(3)	4,480
	400,000	1.55	07/06/2032	(3)	N/A
	200,000	0.94	08/01/2033	(3)	68,000
	50,000	0.93	09/11/2034	(3)	17,500
	10,354,602	0.09	08/06/2035	(4)	12,321,976
Robert Crystal	10,000	1.09 (CAD)	10/01/2030	(3)	4,843
	20,000	1.14	12/22/2031	(3)	2,800

Name	Number of securities underlying unexercised options (#)(1)	Option exercise price ($)(1)(2)	Option expiration date(1)	Vesting Terms	Value of unexercised in-the-money options ($)(9)
	70,000	0.94	08/01/2033	(3)	23,800
	16,700	0.93	09/11/2034	(3)	5,845
	1,269,307	0.09	08/06/2035	(5)	1,510,475
Megan Wilson	125,000	1.55	05/03/2032	(3)	N/A
	25,000	0.94	08/01/2033	(3)	8,500
	25,000	0.93	09/11/2034	(3)	8,750
	1,903,419	0.09	08/06/2035	(4)	2,265,069
Michael Donaldson	12,500	0.50 (CAD)	12/04/2029	(3)	11,438
	1,610	0.50 (CAD)	07/01/2026	(3)	1,473
	22,077	0.55 (CAD)	09/11/2027	(3)	19,395
	90,000	1.14	04/13/2031	(3)	12,600
	10,000	1.14	12/22/2031	(3)	1,400
	40,000	0.94	08/01/2033	(3)	13,600
	30,000	0.93	09/11/2034	(3)	10,500
	2,262,346	0.09	08/06/2035	(4)	2,692,192
Jan Laishley	80,000	1.55	05/03/2032	(3)	N/A
	60,000	0.94	08/01/2033	(3)	20,400
	23,300	0.93	09/11/2034	(3)	8,155
	1,776,161	0.09	08/06/2035	(4)	2,113,632
Klaas de Boer	25,000	1.09 (CAD)	03/03/2030	(6)	12,108
	5,000	1.09 (CAD)	03/03/2030	(7)	2,422
	7,500	1.09 (CAD)	07/01/2030	(7)	3,632
	5,000	1.14	03/17/2031	(7)	700
	10,000	1.14	04/13/2031	(3)	1,400
	30,000	1.14	04/13/2031	(3)	4,200
	897,324	0.09	08/06/2035	(4)	1,067,816
Mark Little	20,000	0.94	10/16/2033	(8)	6,800
	15,000	0.93	09/11/2034	(3)	5,250
	380,683	0.09	08/06/2035	(3)	453,013
	100,000	0.09	09/11/2035	(3)	119,000
Norman Harrison	20,000	0.94	09/13/2033	(8)	6,800
	10,000	0.93	09/11/2034	(3)	3,500
	326,299	0.09	08/06/2035	(3)	388,296
	100,000	0.09	09/11/2035	(3)	119,000
Wal Van Lierop	50,000	0.09	09/14/2035	(7)	59,500

(1)
The amount reported in this column reflects the effect of the (i) the 10:1 consolidation of options that were outstanding prior to the closing of the Rights Offering (and the corresponding increase in the exercise price) and (ii) the grant of the Top Up Options on August 6, 2025. The expiration dates remained unchanged as a result of the Rights Offering;

(2)
Unless noted otherwise, the exercise price is in U.S. Dollars.

(3)
Vests 25% on 1-year anniversary and quarterly thereafter for 3 years.

(4)
Vests 50% immediately on grant, 25% on 1-year anniversary, quarter thereafter for 3 years.

(5)
Vests 25% immediately on grant, 25% on 1-year anniversary, quarter thereafter for 3 years.

(6)
Vests 25% on anniversary of grant over 4 years.

(7)
Vested immediately on grant.

(8)
Vests 1/3 on anniversary of grant over 3 years.

(9)
The market value per share is USD$1.28 as of December 31, 2025.

Additional Awards Subsequent to December 31, 2025
On May 27, 2026, Old General Fusion issued additional option-based awards exercisable for an aggregate of 13,624,000 Old GF Class A Common Shares to certain employees and directors with an exercise price equal to $1.53 per Old GF Class A Common Share. On June 17, 2026, Old General Fusion issued additional option-based awards for an aggregate of 68,408 Old GF Class A Common Shares to Michel Laberge with an exercise price equal to $8.95 per Old GF Class A Common Share. On August 25, 2026, General Fusion issued option-based awards exercisable for an aggregate of 41,553 Subordinate Voting Shares with an exercise price of $7.16 to certain employees. On September 2, 2026, General Fusion issued to Christopher Sorrells, a director (i) an option-based award exercisable for 11,065 Subordinate Voting Shares with an exercise price of $11.00 per share and (ii) 6,818 RSUs (as defined below) that vest in three substantially equal annual installments on the first, second and third anniversaries of the original grant by the Company, with the first installment vesting on July 13, 2027.
Additional information regarding the additional option-based awards granted to the NEOs and directors in 2025 (and prior to giving effect to the exchange of these Old GF Options for GF Exchange Options) is set forth in the table below:
Name	Number of shares underlying options
Greg Twinney(1)	3,400,000
Robert Crystal(1)	680,000
Megan Wilson(1)	1,700,000
Michael Donaldson(1)	1,020,000
Jan Laishley(1)	1,020,000
Klaas de Boer(1)	170,000
Mark Little(1)	170,000
Norman Harrison(1)	170,000
Wal Van Lierop	—
Wendy Kei(2)	250,000
Thomas Boelhert(2)	250,000

(1)
Vests 25% on the first year anniversary of the date of grant and quarterly thereafter for three years.

(2)
Vests as to 1/3 on each of the first, second and third anniversaries of the date of grant.

Vested Options
For the option-based awards that vested for each NEO and director during the financial year ended December 31, 2025, no value would have been realized in the aggregate for any NEO or director as the market value per share for any such option-based award that vested before the grant of the Top Up Option was less than the exercise price of the underlying option.

Exercise of Options by NEOs and Directors
The following table shows the value realized upon the exercise of options by Mr. Donaldson during the financial year ended December 31, 2025. No other NEO or director exercised options during the financial year ended December 31, 2025.
Name	Option-based awards — Value realized on exercise ($)
Michael Donaldson	1,059
Compensation Philosophy
Our executive compensation program is designed to attract, retain and motivate experienced, qualified, and innovative professionals. As such, our compensation program provides compensation and total rewards that are competitive in the labor markets we operate in and that provide consistency and are internally equitable. The total compensation program is designed to provide employees with a range of financial and non-financial rewards to properly recognize any individual’s contribution.
Human Resources and Compensation Committee
Our Human Resources and Compensation Committee (the “Compensation Committee”) oversees the process of assessing and approving executive compensation plans. In particular, the Compensation Committee evaluates the recommended compensation plans to the Board, including those of the NEOs and the directors. The Compensation Committee also has oversight of our approach towards broader employee compensation. The Compensation Committee evaluates corporate performance by assessing and recommending to the Board, our annual corporate performance goals. The Compensation Committee focuses on executing our philosophy of incentivizing high performance and tying executive compensation to delivering results for our stakeholders.
Competitive Review and Governance
We focus on recruiting and retaining crucial talent and engage in competitive pay review processes to ensure that compensation is enabling and promotes executive performance and delivery of results. We along with our Compensation Committee carefully review our compensation practices and use an external compensation consultant to compile reliable external market compensation data and trends to enable the Company to provide competitive executive compensation.
Elements of Executive Compensation
Executive compensation at the Company consists of several elements: base salary, short term cash incentive compensation, long term equity incentives, and benefits and other compensation.
Annual Base Salary:   We provide an annual base salary to our executives. Executive base salary compensation is reflective of market levels of compensation, as well as performance, potential, internal equity and organizational criticality.
Short-Term Incentive Compensation — Annual Bonus:   our short-term incentive compensation focuses on annual cash bonus awards that are designed to incentivize and reward employees for our overall success against annual goals established at the beginning of each year. The bonus award takes into consideration both corporate and individual performance results. Payouts, if any, are payable in cash based on achievement of the pre-established annual financial goals and a performance modifier applicable to each executive officer that are approved by the Board. The performance modifier for 2025 was weighted 75% for corporate performance and 25% for individual performance. The bonus award is then reviewed and approved by the Compensation Committee and the Board.
Long-Term Incentive Compensation — Option Awards:   The Company’s long term incentive compensation awards consist of stock options granted by the Company in exchange of stock option (referred to above as the Old GF Options) previously granted by Old General Fusion under its Amended and Restated Stock Option Plan (the “Legacy Plan”) and other awards that the Company may grant from time to time under its long term incentive plan (the “Incentive Plan”), each as described below. All of the Old GF Options granted to the directors and executive officers under the Legacy Plan had been reviewed and approved by the Old General Fusion Board, with Old GF Options to all other employees reviewed and approved by the Old GF Compensation Committee. Similarly, all awards to the directors and executive officers under the Incentive Plan will be reviewed and approved by the Board, with awards to all other employees reviewed and approved by the Compensation Committee.
Benefits and Other Compensation:   We provide executives with certain other benefits and compensation, including: group health, dental and life insurance benefits, critical illness insurance, disability benefits, accidental death and dismemberment benefits, and retirement contributions. For the retirement contributions, employees based in the US and Canada receive 5% of their annual base salary as a non-matching employer contribution to their 401(k) account and group RRSP account.
Employment Agreements
We have entered into employment agreements with each NEO. Each agreement addresses compensation components of annual base salary, target bonus percentage if certain conditions are met, and the grant of stock options. In addition, each agreement addresses termination events, as follows:
Event	Provision
Termination for cause	No notice is required and no additional compensation owed after date of termination.
Resignation	Notice required of 8 weeks for Mr. Twinney and 4 weeks for the other NEOs. Compensation continues to be paid during notice period.
Termination other than for cause	Eligible to receive 12 months of notice, with salary and benefits continued to be paid during the notice period, and/or payment of salary and benefits in lieu of receipt of notice.
Change of Control	For Mr. Twinney, if he is terminated during the two-year period following a change of control, he is entitled to receive compensation equivalent to 18 months’ salary, any unvested stock options vest and can be exercised for a subsequent 12 month period, and he continues to receive certain benefits for three months.
Other	Each agreement contains customary confidentiality and proprietary information provisions, and restrictive covenants for 12 months for non-solicitation and 6 months for non-competition post-termination.
Incentive Plan and Legacy Plan
As of completion of the Business Combination, General Fusion administers two equity incentive plans: the Incentive Plan and the Legacy Plan.
The purpose of the Incentive Plan is to provide a post-closing, public company equity incentive framework under which General Fusion may grant equity-based awards to its directors, officers, employees and consultants to align compensation with shareholder value and support retention and motivation.
The purpose of the Legacy Plan was to amend and continue Old General Fusion’s existing stock option plan to facilitate the exchange of all outstanding Old GF Options pursuant to the Business Combination and thereafter to govern the GF Exchange Options.
Incentive Plan
The Company adopted the Incentive Plan upon obtaining shareholder approval at the Spring Valley Shareholders’ Meeting on July 6, 2026. The Incentive Plan provides for grants of awards to directors, officers, employees and consultants of the Company and its subsidiaries in the form of stock options, restricted share units, deferred share units or other equity-based awards based on Subordinate Voting Shares, with the number of Subordinate Voting Shares initially reserved for issuance under the Incentive Plan equal to 15% of the total number of Subordinate Voting Shares outstanding from time to time. A summary of the Incentive Plan’s terms is below.
Summary of the Incentive Plan
General.   The purpose of the Incentive Plan is to attract, retain and reward those employees, officers, directors, consultants and other individuals of the Company and its subsidiaries (“Participants”), to compensate them for their contributions to the success of the Company and its subsidiaries, and to align the interests of our people with the interests of our stockholders. These incentives are provided through the grant of (a) stock options to purchase Subordinate Voting Share (“GF Options”), (b) restricted share units, being a unit equivalent in value to a Subordinate Voting Share, providing Participants the right to receive Subordinate Voting Shares (“GF RSUs”), (c) deferred share units, being a unit equivalent in value to a Subordinate Voting Share, providing Participants the right to receive Subordinate Voting Shares (“GF DSUs”), and (d) other share-based awards as determined from time to time by the Plan Administrator (as defined below) to provide other types of cash-based, equity-based or equity-related awards (each, an “Award” and collectively, with the GF Options, GF RSUs, and GF DSUs, “Awards”). The Incentive Plan is intended to comply with Section 409A and Section 422 of the United States Internal Revenue Code of 1986, if and when applicable.
Administration.   The Incentive Plan shall be initially administered by the Board (the “Plan Administrator”), which has sole and complete authority, in its discretion, to determine eligible participants, grant Awards, establish the form or forms of Award agreements, cancel or amend Awards, and make all other determinations necessary for the administration of the Incentive Plan, subject to the terms of the Incentive Plan. To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of two or more members of the Board, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3 (the “LTIP Committee”), all or any of the powers conferred on the Plan Administrator pursuant to the Incentive Plan. The LTIP Committee or the Board may sub-delegate to any member(s) of such committee or any specified officer(s) of the Company all or any of the powers delegated by the Board with respect to Participants who are not directors or Participants who are subject to Section 16 of the Exchange Act.
Authorized Shares.   Subject to adjustment as provided for in the Incentive Plan, the aggregate number of Subordinate Voting Shares reserved for issuance from treasury pursuant to Awards granted under the Incentive Plan shall not exceed 15% of the total issued and outstanding Subordinate Voting Shares, from time to time. To the extent any Awards (or portion(s) thereof) under the Incentive Plan are exercised, terminated or are cancelled for any reason prior to exercise in full, or are surrendered or settled by a Participant, any Subordinate Voting Shares subject to such Awards shall be added back to the number of Subordinate Voting Shares reserved for issuance and will again become available for issuance pursuant to the exercise of Awards granted under the Incentive Plan.
Eligibility.   Awards may be granted to officers, employees, directors, consultants, and other individuals of the Company and its subsidiaries, as determined by the Plan Administrator in its sole and absolute discretion, subject to the terms of the Incentive Plan. Notwithstanding anything in the Incentive Plan, the aggregate number of Subordinate Voting Shares issuable to insiders of the Company, as defined in the policies of applicable securities exchanges or trading systems on which the Subordinate Voting Shares are listed at any time, under all of the Company’s securities’ based compensation arrangements, shall not exceed 10% of issued and outstanding Subordinate Voting Shares, and the number of Subordinate Voting Shares issued to such insiders within any one-year period, under all of the Company’s securities’ based compensation arrangements, shall not exceed 10% of the issued and outstanding Subordinate Voting Shares.
GF SVS Options.   Options to purchase Subordinate Voting Shares (“GF SVS Options”) may be granted under the Incentive Plan. The Plan Administrator will establish the exercise price at the time each GF SVS Option is granted, which exercise price must in all cases be not less than the fair market value of a Subordinate Voting Share on the date of grant. Subject to any accelerated termination as set forth in the Incentive Plan, each GF SVS Option expires on its expiry date, which shall be fixed by the Plan Administrator, but shall not exceed ten (10) years from the date of grant. GF SVS Options may be exercised by certified cheque, wire transfer, bank draft, money order, broker-assisted sale of underlying shares, or through a cashless exercise process, or any combination thereof. GF SVS Options granted under the Incentive Plan to U.S. taxpayers may qualify as an incentive stock option under Section 422 of the United States Internal Revenue Code of 1986 (“GF ISOs”), if provided for in the applicable Award agreement. Subject to the Incentive Plan, the aggregate number of Subordinate Voting Shares reserved for issuance in respect of granted GF ISOs shall not exceed the number of Subordinate Voting Shares that will be initially authorized under the Incentive Plan, which shall not be adjusted after the effective date of the Incentive Plan, subject to adjustment under the terms thereof, and the terms and conditions of any GF ISOs granted to a U.S. taxpayer shall be subject to the provisions of Section 422 of the United States Internal Revenue Code of 1986. At the discretion of the Plan Administrator, GF ISOs may only be granted to an individual who is an employee of The Company and its subsidiaries, who is deemed to be a resident of the United States for tax purposes. If a GF ISO is granted to a person who owns Subordinate Voting Shares representing more than 10% of the voting power of all classes of shares of the Company or its subsidiaries, on the date of grant, the term of the GF SVS Option shall not exceed five years from the time of grant and the exercise price shall be at least 110% of the fair market value of the Subordinate Voting Shares subject to the GF SVS Option on the date of grant.
GF RSUs.   GF RSUs may be granted under the Incentive Plan. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of GF RSUs, including vesting conditions relating to the attainment of specified performance goals, provided that the terms comply with Section 409A of the United States Internal Revenue Code with respect to a U.S. taxpayer. The applicable restriction period in respect of a particular GF RSU shall be determined by the Plan Administrator but in all cases shall end no later than the 31st of December of the third calendar year commencing after the calendar year in which the performance of services occurred for which such GF RSU was granted. All unvested GF RSUs shall be cancelled on the date on which the Plan Administrator or Board determines if the performance criteria and/or other vesting conditions with respect to an GF RSU have been met and, in any event, all unvested RSUs shall be cancelled no later than the last day of the restriction period. Subject to certain provisions and except as otherwise provided in an Award agreement, the Company shall redeem each vested GF RSU for one fully paid and non-assessable Subordinate Voting Share issued from treasury to the Participant as soon as practicable and no later than the restriction period.
GF DSUs.   GF DSUs may be granted under the Incentive Plan. A portion of the fees payable to members of the Board may be payable in the form of GF DSUs. In addition, each such Participant is given, subject to the conditions stated therein, the right to elect to receive their elected amount in the form of GF DSUs, which shall be an amount between 0% and 100% of any fees that would otherwise be paid in cash. Except as otherwise determined by the Plan Administrator or as set forth in the particular Award agreement, GF DSUs shall vest immediately upon grant. GF DSUs shall be settled on the date established in the Award agreement, which date shall not be earlier than the date such individual ceases to be a member of the Board or later than the end of the first calendar year commencing after such date.
Other Awards.   The Plan Administrator may grant other types of cash-based, equity-based or equity-related Awards not otherwise described by the terms of the Incentive Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Plan Administrator shall determine. Such Awards may involve the transfer of actual Subordinate Voting Shares to Participants, or payment in cash or otherwise of amounts based on the value of Subordinate Voting Shares.
Dividend Equivalents.   Unless otherwise determined by the Plan Administrator or as set forth in the particular Award agreement, an Award of GF RSUs and GF DSUs shall include the right for such GF RSUs and GF DSUs to be credited with dividend equivalents in the form of additional GF RSUs and GF DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Subordinate Voting Shares, as determined in accordance with the Incentive Plan. Dividend equivalents credited to a Participant’s account shall vest in proportion to the GF RSUs and GF DSUs to which they relate.
Blackout Periods.   In the event that an Award expires or vests at a time when a blackout period imposed by the Company is in place, the expiry or settlement of such Award will be delayed (in a manner and to the extent such delay complies with Section 409A of the United States Internal Revenue Code with respect to any U.S. taxpayer) until the date that is ten (10) business days after such blackout period terminates. Notwithstanding the foregoing, the expiry date of a GF ISO shall not be extended in connection with a blackout period.
Non-Transferability of Awards.   Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect.
Treatment of Awards in case of Termination, Death, and Disability.   Where a Participant’s employment, consulting agreement or arrangement is terminated by the Company or a subsidiary for cause, any Award held by the Participant that has not been exercised, surrendered or settled as of the termination date shall be immediately forfeited and cancelled as of such termination date. Where a Participant’s employment, consulting agreement or arrangement is terminated without cause, by resignation or by reason of death, there will be no further vesting of any unvested Awards after such date. Any vested GF SVS Options may be exercised during the period that terminates on the earlier of the expiry date and the date that is 90 days after their termination date, other than in the event of death of the Participant, in which case the date that is 18 months after the date of death, unless otherwise extended by the Plan Administrator. Where a Participant becomes disabled, any unvested GF SVS Options shall cease to vest on the date the Participant became disabled, and any vested GF SVS Option shall expire on the earlier of the expiry date and the date that is one year after the date on which the Participant is no longer able to perform their duties by reason of disability. Senior executives and directors of the Company holding GF SVS Options who cease to be a senior executive or director (other than by reason of death or cause) shall have their vested GF SVS Options expire on the tenth anniversary of the applicable award date.
Change in Control.   The Incentive Plan provides that in the event of a change of control, as defined in the Incentive Plan, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including without limitation causing outstanding Awards to vest and become exercisable, converting Awards into rights or securities of substantially equivalent value in the surviving entity, terminating Awards in exchange for a cash payment or property equal to the value that would have been attained upon exercise or settlement, or replacing Awards with other rights or property selected by the Board. In the event that, as a result of a change in control, the Subordinate Voting Shares will cease trading on any applicable exchange, the Company may terminate all outstanding Awards, other than a GF SVS Option or GF DSU held by a Canadian taxpayer, by paying to each holder an amount equal to the fair market value of the Award as determined by the Plan Administrator, acting reasonably provided that any vested Awards granted to U.S. taxpayers will be settled within 90 days of the change in control provided that such settlement will occur no later than March 15th of the year following the change in control. It is intended that any actions taken in connection with a change in control will comply with the requirements of Section 409A of the United States Internal Revenue Code with respect to Awards granted to U.S. taxpayers.
Amendment and Termination.   The Incentive Plan will terminate on the date which is ten years from the effective date of the Incentive Plan. The Incentive Plan may be terminated at an earlier date by the Board; provided, however, that any such earlier termination shall not affect any Award agreements executed prior to the effective date of such termination. No amendment, modification, change, suspension or termination of the Incentive Plan or any Awards granted thereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or exchange requirements. Stockholder approval is required for any amendment that reduces the exercise price, extends the term of an Award benefiting an insider, increases the percentage or number of Subordinate Voting Shares reserved for issuance under the Incentive Plan, or increases or removes the 10% limits on Subordinate Voting Shares issuable or issued to insiders, among other things.

Legacy Plan
The following is a summary of the Legacy Plan:
Administration.   The Legacy Plan shall be administered by the Board or if the administration of the Legacy Plan has been delegated by the Board to a committee or subdelegated to a member of the committee or officer of the Company, the committee or sub-delegate, as the case may be (the “Legacy Plan Administrator”).
The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Legacy Plan as it may deem necessary or advisable for the proper administration and operation of the Legacy Plan, and may delegate to any other committee of the Board or director, officer or employee of the Company, as applicable, any of its authority under the Legacy Plan. Any such delegation may be revoked at any time.
Authorized Shares.   The aggregate number of unissued Subordinate Voting Shares that may be issued upon the exercise of GF SVS Options is 7,289,413, representing the number of Subordinate Voting Shares which may be issued pursuant to the GF SVS Options issued under the Business Combination, and the aggregate number of unissued Earnout Shares that may be issued upon the exercise of the GF Earnout Options is 1,517,709, representing the number of Earnout Shares which may be issued pursuant to the GF Earnout Options issued under the Business Combination. From and after the closing of the Business Combination, no new GF Exchange Options, GF SVS Options or GF Earnout Options shall be granted under the Legacy Plan.
Blackout.   In the event that an GF Option held by a person who is not a taxpayer in the United States expires, other than as a result of termination for cause, the expiry of the GF Option will be delayed until the date that is 10 business days after which the blackout.
Insider Participation.   The aggregate number of Subordinate Voting Shares issuable to insiders of the Company, as defined in the policies of applicable securities exchanges or trading systems on which the Subordinate Voting Shares are listed at any time, under all of the Company’s securities based compensation arrangements, shall not exceed 10% of issued and outstanding Subordinate Voting Shares, and the number of Subordinate Voting Shares issued to such insiders within any one-year period, under all of the Company’s securities based compensation arrangements, shall not exceed 10% of the issued and outstanding Subordinate Voting Shares.
Exercise Price.   The exercise price of a GF Option was determined in accordance with the terms of the Plan of Arrangement and is described above under “Explanatory Note”.
Expiry Date of GF Options.   Subject to certain exceptions, the expiry date of a GF SVS Option will be the same expiry date as the Old General Fusion Option for which it was exchanged. The expiry date of a GF Earnout Option will be the later of (a) the expiry date of the corresponding Old GF Option; and (b) 10 business days after the date upon delivery of confirmation by the Company to the holder thereof that the conversion conditions of the Earnout Shares underlying the applicable GF Earnout Option have been met notifying, but shall not exceed the earlier of (i) ten business days after the 5th anniversary of the closing of the Business Combination, and (ii) a “Deemed Liquidation” as defined in the Articles.
Exercise of GF Options.   GF Options may be exercised by cash, certified cheque or bank draft payable to the Company, as applicable, consideration received under a cashless exercise program implemented by the Board, or any other form of legal consideration acceptable to the Board.
GF Options may be granted to U.S. taxpayers under the Legacy Plan, which may be designated and qualified as an “incentive stock option” as defined in Section 422 of the Code (each, an “ISO”). The exercise price per share for Subordinate Voting Shares covered by an ISO shall not be less than 100% of fair market value on the grant date, and such ISO shall not be exercisable more than ten years after the date the ISO is granted. In the case of an ISO granted to a person who owns Subordinate Voting Shares representing more than 10% of the voting power of all classes of shares of the Company or its subsidiaries on the date of the grant, the exercise price shall be not less than 110% of fair market value on the grant date and such ISO shall not be exercisable more than five years after the date the ISO has been granted. To the extent that the aggregate fair market value of Subordinate Voting Shares with respect to which GF Options are exercisable for the first time by a holder during any calendar year exceeds US$100,000, such GF Options will not be designated and qualified as ISOs.
Vesting.   Unless otherwise determined by the Legacy Plan Administrator, as reflected in the applicable option certificate, all GF Exchange Options will vest over four years, with 25% vesting on the first anniversary of the original award date and 6.25% vesting every three months thereafter, until the vesting of the last 6.25% occurs on the fourth anniversary of the original award date.
Once a GF Option becomes vested, it shall remain vested and exercisable until the expiration or termination of such GF Option, and the Legacy Plan Administrator has the right to accelerate the date upon which any GF Option becomes exercisable.
Non-Transferability of Options.   GF Options may not be assigned or transferred, except to the personal representative of the GF Option holder (a “GF Optionholder”).
Treatment of Options in case of Death, Disability or Termination
In the event that the GF Optionholder ceases to be an eligible person as a result of death, the GF Option will cease to vest as of such date and the expiry date for any vested portion of the GF Option will be the earlier of the fixed expiry date and the date that is eighteen months from the date of death.
In the event that the GF Optionholder ceases to be an eligible person by reason of disability, the GF Option ceases to vest as of such date and the expiry date for any vested portion of the GF Option will be the earlier of the fixed expiry date and the date that is one year after the date on which the GF Optionholder is no longer able to perform his or her duties by reason of disability.
In the event that the GF Optionholder ceases to be an eligible person by reason of retirement, the GF Option will cease to vest as of such date and the expiry date for any vested portion of the GF Option will be the earlier of the fixed expiry date and the date that is six months from date of retirement.
If the GF Optionholder holds a GF Option as an employee, consultant or officer and ceases to hold such position (other than by reason of death, disability, retirement or for cause),the GF Option will cease to vest as of such date and the expiry date for any vested portion of the GF Option will be the earlier of the fixed expiry date and the 30th day following the termination date, unless the GF Optionholder ceases to hold such position as a result of cause, in which case the GF Option will cease to vest and will expire on the termination date.
If the GF Optionholder holds a GF Option as a senior executive or as a director and ceases to be a senior executive or director (other than by reason of death or cause), the GF Option will cease to vest as of such date and the expiry date for any vested portion of the GF Option will be the earlier of: (i) fifteen (15) years after the date the senior executive or director ceases to be engaged as an eligible person; (ii) the fifteenth (15th) anniversary of the original award date.
Triggering Event.   In the event of a triggering event, as defined in the Legacy Plan, the Board may, in its sole discretion, deal with outstanding GF Options in the manner it deems fair and reasonable in light of the circumstances of the triggering event, without any action or consent required on the part of any GF Optionholder.
Amendment and Termination.   The Board may from time to time amend the Legacy Plan including for the purpose of meeting any changes in any relevant law, rule or regulation, provided that any such amendment will not materially impair any right of any GF Optionholder without such holder’s consent.
The Board may in its discretion but subject to any necessary approval from any GF Optionholder whose rights are materially impaired, from the GF Shareholders and applicable regulatory authorities, extend the expiry date of any GF Option (provided that in no case will a GF Option expire more than 15 years after the original award date), alter or change the vesting terms applicable to a GF Option, lower the exercise price, or amend any other term of an outstanding GF Option.

The Board may terminate the Legacy Plan at any time, provided that such termination will not alter the terms or conditions of any GF Option or materially impair any right of any GF Optionholder pursuant to any GF Option awarded prior to the date of such termination, which will continue to be governed by the provisions of the Legacy Plan.
The GF Exchange Options were awarded under the Legacy Plan and do not reduce the number of Subordinate Voting Shares reserved for award under the Incentive Plan.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Subordinate Voting Shares as of September 4, 2026 by:
•
each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
each of our executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options or warrants, within 60 days of September 4, 2026. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of September 4, 2026 are considered outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 6020 Russ Baker Way, Richmond, British Columbia V7B 1B4, Canada. The percentage of beneficial ownership is calculated based on 63,548,721 Subordinate Voting Shares and 10,416,663 Multiple Voting Shares outstanding as of September 4, 2026.
Name and Address of Beneficial Owners	Number of Subordinate Voting Shares	%	Number of Multiple Voting Shares	%	% of Total Voting Power
Executive Officers and Directors:
Greg Twinney(1)	1,549,425	2.85%	—	0.00%	2.39%
Megan Wilson(2)	281,590	0.53%	—	0.00%	0.44%
Michel Laberge(3)	293,592	0.55%	—	0.00%	0.46%
Robert Crystal(4)	133,178	0.25%	—	0.00%	0.21%
Jan Laishley(5)	229,936	0.43%	—	0.00%	0.36%
Mike Donaldson(6)	273,748	0.51%	—	0.00%	0.43%
Klaas de Boer(7)	107,460	0.20%	—	0.00%	0.17%
Wendy Kei	—	0.00%	—	0.00%	0.00%
Norman Harrison(8)	22,504	0.04%	—	0.00%	0.04%
Mark Little(9)	653,675	1.23%	—	0.00%	1.03%
Thomas Boehlert(10)	20,000	0.04%	—	0.00%	0.03%
Chris Sorrells	—	0.00%	—	0.00%	0.00%
All directors and officers as a group (11 persons)	3,545,108	6.63%	—	0.00%	5.56%
5% Holders:
Alyeska Master Fund L.P.(11)	3,500,000	6.59%	15,686,274	85.91%	26.88%
BDC Capital Inc.(12)	12,364,463	19.88%	—	0.00%	17.02%
Segra New Energy Opportunities Fund I, L.P.(13)	6,302,213	11.86%	—	0.00%	9.92%
Pender Capital Management Ltd.(14)	6,223,346	11.70%	139,704	1.33%	10.00%

(1)
Greg Twinney beneficially owns 290,533 Subordinate Voting Shares and 1,258,892 fully vested General Fusion Options exercisable within 60 days of September 4, 2026.

(2)
Megan Wilson beneficially owns 51,150 Subordinate Voting Shares, and 230,440 fully vested General Fusion Options exercisable within 60 days of September 4, 2026.

(3)
Michel Laberge beneficially owns 243,030 Subordinate Voting Shares, 50,562 fully vested General Fusion Options exercisable within 60 days of September 4, 2026 directly and indirectly through 1334789 B.C. Ltd owns 116,052 Subordinate Voting Shares.

(4)
Robert Crystal beneficially owns 21,919 Subordinate Voting Shares and 111,259 fully vested General Fusion Options exercisable within 60 days of September 4, 2026.

(5)
Jan Laishley beneficially owns 16,075 Subordinate Voting Shares, and 213,861 fully vested General Fusion Options exercisable within 60 days of September 4, 2026.

(6)
Mike Donaldson beneficially owns 791 Subordinate Voting Shares and 272,957 fully vested General Fusion Options exercisable within 60 days of September 4, 2026.

(7)
Klaas de Boer beneficially owns 107,460 fully vested General Fusion Options exercisable within 60 days of September 4, 2026.

(8)
Norman Harrison beneficially owns 22,504 General Fusion Options exercisable within 60 days of September 4, 2026.

(9)
Mark Little beneficially owns 628,419 Subordinate Voting Shares and 25,256 fully vested General Fusion Options exercisable within 60 days of September 4, 2026 directly and indirectly through Ruth Little. Ruth Little owns 293,977 Subordinate Voting Shares.

(10)
Thomas Boehlert beneficially owns 20,000 Subordinate Voting Shares.

(11)
Alyeska Master Fund L.P. beneficially owns 3,500,000 Subordinate Voting Shares, 7,843,137 Subordinate Voting Shares issuable upon the conversion of the same number of Multiple Voting Shares and 7,843,137 Subordinate Voting Shares issuable upon the exercise of GF PIPE Warrants. The Multiple Voting Shares and GF PIPE Warrants are subject to a beneficial ownership limitation (“blocker”) of 9.9%, which prohibits Alyeska Master Fund, L.P. from converting or exercising such securities to the extent that such conversion or exercise would cause Alyeska Master Fund, L.P. to beneficially own in excess of 9.9% of the outstanding Subordinate Voting Shares. As a result of this blocker provision, the Subordinate Voting Shares underlying such Multiple Voting Shares and GF PIPE Warrants are not exercisable within 60 days but are included in the beneficial ownership in the table above. The business address of Alyeska Master Fund, L.P., is 77 W. Wacker, Suite 700, Chicago, IL 60601. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(12)
BDC Capital Inc. beneficially owns 3,287,483 Subordinate Voting Shares and 9,076,980 General Fusion Warrants. BDC Capital Inc. is a wholly owned subsidiary of the Business Development Bank of Canada, which is a federal Crown corporation wholly owned by His Majesty the King in right of Canada. It is governed by a board of directors appointed by the Business Development Bank of Canada, and the board of directors has overall responsibility for the management and supervision of its business and affairs, subject, for certain prescribed corporate actions, to government approval requirements under a framework of specific approvals, thresholds, and conditions set out through proclamations, regulations, Orders in Council, and applicable Treasury Board policies. Listed address is 5 Place Villa Marie, Bureau 100, Montreal, QC, H3B.

(13)
Segra New Energy Opportunities Fund I, L.P. beneficially owns 6,302,213 Subordinate Voting Shares. The manager of Segra New Energy Opportunities I, L.P. is Segra Capital Management, LLC. Adam Rodman is the Chief Investment Officer of Segra Capital Management, LLC. Segra Capital Management, LLC and Adam Rodman may be deemed to have voting and investment power over the shares held of record by Segra New Energy Opportunities I, L.P. Adam Rodman disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Listed address is 1675 S. State Street, Suite B Dover, DE, USA 19901.

(14)
Pender Capital Management Ltd. (“PenderFund”) is the investment fund manager of Pender Growth Fund Inc., Pender Small Cap Opportunities Fund, Pender Global Small Mid Cap Fund, Pender Alternative Select Equity Fund, and Pender Alternative Special Situations Fund (collectively with PenderFund, the “Pender Funds”). David Barr is the President and Chief Executive Officer of PenderFund and the Manager of the Pender Funds. The Pender Funds beneficially own an aggregate of 6,223,346 Subordinate Voting Shares and 151,541 General Fusion Warrants to purchase Subordinate Voting Shares, allocated as follows: (i) Pender Small Cap Opportunities Fund: 3,548,958 Subordinate Voting Shares and 92,700 General Fusion Warrants; (ii) Pender Growth Fund Inc.: 2,382,544 Subordinate Voting Shares and 58,841 General Fusion Warrants; (iii) Pender Global Small Mid Cap Fund: 82,508 Subordinate Voting Shares and 82,156 Subordinate Voting Shares issuable upon the exercise of GF PIPE Warrants; (iv) Pender Alternative Select Equity Fund: 52,576 Subordinate Voting Shares and 52,352 Subordinate Voting Shares issuable upon the exercise of GF PIPE Warrants; and (v) Pender Alternative Special Situations Fund: 5,219 Subordinate Voting Shares and 5,196 Subordinate Voting Shares issuable upon the exercise of GF PIPE Warrants. The registered office address of PenderFund is 1830-1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2.

SELLING SECURITYHOLDERS
This prospectus relates to the resale of (i) 44,810,873 Subordinate Voting Shares issuable upon the conversion of 10,416,663 Multiple Voting Shares issued in connection with the PIPE Financing, assuming a conversion price of $5.00 per Subordinate Voting Share and the maximum increase in accrued value through the fifth anniversary of the Closing Date; (ii) 140,303 Converted PIPE Shares; (iii) 10,556,367 GF PIPE Warrants and 25,335,276 Subordinate Voting Shares issuable upon the exercise of the GF PIPE Warrants, assuming an exercise price of $5.00 per share; (iv) 1,666,667 Working Capital Warrants and 1,666,667 Subordinate Voting Shares issuable upon the exercise of the Working Capital Warrants; (v) 11,807,664 Subordinate Voting Shares issuable upon the exercise of GF SVS Warrants; (vi) 11,978,950 Subordinate Voting Shares issuable upon the conversion of Earnout Shares, including the Earnout Shares underlying the Earnout Warrants; and (vii) 6,662,778 Subordinate Voting Shares issuable upon the exercise of the Spring Valley Private Placement Warrants. This prospectus also relates to the issuance by us of up to 109,928,827 Subordinate Voting Shares upon the exercise or conversion of warrants, including the 15,996,064 Subordinate Voting Shares issuable upon the exercise of the Spring Valley Warrants.
The selling securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and their permitted transferees who later come to hold any of the selling securityholders’ interest in the securities, other than through a public sale.
The following table sets forth, as of September 4, 2026, the names of the selling securityholders, and the aggregate number of Subordinate Voting Shares, GF PIPE Warrants and the Working Capital Warrants that the selling securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 109,928,827 Subordinate Voting Shares upon the exercise or conversion of warrants, including the Spring Valley Warrants, Multiple Voting Shares and Earnout Shares, which is also covered by this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of selling securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Subordinate Voting Shares, GF PIPE Warrants or Working Capital Warrants registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such Subordinate Voting Shares, GF PIPE Warrants or Working Capital Warrants in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the selling securityholders, see the section titled “Certain Relationships and Related Transactions”. Unless otherwise noted, the business address of each of those listed in the table below is c/o General Fusion Group Ltd., 6020 Russ Baker Way, Richmond, British Columbia V7B 1B4, Canada.
	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
0757383 B.C. LTD.(1)	35,315	—	6,087	—	29,228	0.055%	—	—
10K Lakes Fund III, L.P.(2)	13,307	—	2,292	—	11,015	0.021%	—	—
1334789 B.C. LTD.(3)	140,226	—	24,174	—	116,052	0.218%	—	—
1993 J Steven Emerson Family Trust(4)	426,854	86,595	160,188	—	266,666	0.499%	86,595	0.225%
2 Degree Capital Advisors, LLC(5)	17,656	—	3,042	—	14,614	0.027%	—	—

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
733 Properties Inc.(6)	8,701	—	1,494	—	7,207	0.014%	—	—
Aaron Froese(7)	102	—	15	—	87	0.000%	—	—
Abdul Latif Jameel General Technology Ventures Company Limited(8)	1,161,524	—	200,259	—	961,265	1.777%	—	—
Abinger Partners LLC(9)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Abrams Living Trust(10)	42,682	8,660	16,016	—	26,666	0.050%	8,660	0.023%
Adam Greenfield(11)	9,360	1,083	2,694	—	6,666	0.013%	1,083	0.003%
Adelante Capital, LLC(12)	689	—	117	—	572	0.001%	—	—
Adrian Wong(13)	433	—	72	—	361	0.001%	—	—
African Pompano, L.P.(14)	21,338	4,330	8,005	—	13,333	0.025%	4,330	0.011%
Al Ashram Investments LLC(15)	71,078	10,095	22,344	—	48,734	0.092%	10,095	0.026%
Alden Pinnell Revocable Trust(16)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Alexander Wilson(17)	23,855	—	4,104	—	19,751	0.037%	—	—
Alimco Re LTD.(18)	1,693,824	196,078	1,379,557	196,078	314,267	0.588%	—	—
Allan Read(19)	114	—	18	—	96	0.000%	—	—
Alyeska Master Fund, L.P.(20)	56,063,488	7,843,137	52,563,488	7,843,137	3,500,000	6.180%	—	—
Amanda Levete Architects Limited(21)	170,564	—	29,406	—	141,158	0.265%	—	—
Amberbook VIII LP(22)	31,353	—	5,400	—	25,953	0.049%	—	—
American Trading And Production Corporation(23)	43,547	—	7,500	—	36,047	0.068%	—	—
AML Macro Consultancy LLP(24)	602,691	—	103,905	—	498,786	0.930%	—	—
Andre Rofe(25)	9,360	1,083	2,694	—	6,666	0.013%	1,083	0.003%
Andrea M. Volker(26)	143	—	24	—	119	0.000%	—	—
Andrew Lees(27)	267,245	—	46,071	—	221,174	0.415%	—	—
Angela Powell(28)	411	—	69	—	342	0.001%	—	—
ANK Partners Inc.(29)	353,185	—	60,891	—	292,294	0.547%	—	—
Anthony Hollenstein(30)	37	—	6	—	31	0.000%	—	—
Anton Gerdes(31)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Antonis Giannopoulos(32)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
AP Family Trust(33)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
Apeiron Presight Capital Fund II, L.P.(34)	580,759	—	100,128	—	480,631	0.896%	—	—
Ashley Nguyen(35)	89	—	15	—	74	0.000%	—	—
ASI V Blocker 1 LTD.(36)	84,761	—	14,613	—	70,148	0.132%	—	—
Atlas Northern Advisors, Inc.(37)	1,045	—	180	—	865	0.002%	—	—
Attila Regenyi(38)	71	—	9	—	62	0.000%	—	—
Aulds Energy Investments, LLC(39)	549,361	549,361	549,361	215,646	—	—	333,715	0.862%

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
Barbara Graham(40)	120	—	18	—	102	0.000%	—	—
BC Social Venture Partners Foundation(41)	825	—	141	—	684	0.001%	—	—
BDC Capital Inc.(42)	14,940,365	9,076,980	11,652,882	—	3,287,483	5.827%	9,076,980	19.135%
Benjamin Richard Slater IV(43)	93,631	10,825	26,965	—	66,666	0.125%	10,825	0.028%
Blaine Rollins(44)	929	—	156	—	773	0.001%	—	—
Blake P. Callaway(45)	9,360	1,083	2,694	—	6,666	0.013%	1,083	0.003%
Blake Rablah(46)	243	—	42	—	201	0.000%	—	—
BLS Gestion Srl(47)	116,147	—	20,022	—	96,125	0.181%	—	—
Braemar Capital Management II, LLC(48)	20,292	—	3,495	—	16,797	0.032%	—	—
Braemar Energy Executive Fund II LP(49)	10,181	—	1,749	—	8,432	0.016%	—	—
Braemar Power And Communications Management II, LP (GP)(50)	4,343	—	741	—	3,602	0.007%	—	—
Brendan Allan Cassidy(51)	178	—	30	—	148	0.000%	—	—
Brendan Posehn(52)	2	—	—	—	2	0.000%	—	—
Briac Medard De Chardon(53)	204	—	33	—	171	0.000%	—	—
Brian H Emerson(54)	53,353	10,825	20,020	—	33,333	0.063%	10,825	0.028%
Brian Pontifex(55)	1,239	—	213	—	1,026	0.002%	—	—
Brightpath Capital LLC(56)	731,275	605,194	731,275	—	—	—	605,194	1.553%
Bruce H. Etkin(57)	93,631	10,825	26,965	—	66,666	0.125%	10,825	0.028%
Bruce Weiner(58)	93,631	10,825	26,965	—	66,666	0.125%	10,825	0.028%
Bruno Lambert(59)	24,229	1,083	5,256	—	18,973	0.036%	1,083	0.003%
Buckman Family Trust UTA DTD 7/25/14(60)	2,064	—	354	—	1,710	0.003%	—	—
Bursky Family Investments LLC(61)	1,045	—	180	—	865	0.002%	—	—
Canadian Nuclear Laboratories LTD.(62)	1,429,132	—	246,402	—	1,182,730	2.178%	—	—
Carey M. Nelson(63)	7,373	—	1,269	—	6,104	0.011%	—	—
Carl Dunlea(64)	20	—	3	—	17	0.000%	—	—
Carl Voth(65)	411	—	69	—	342	0.001%	—	—
CCSRF H (HK) Investment Limited(66)	498,976	—	86,025	—	412,951	0.771%	—	—
Cenovus Environmental Opportunity Fund LTD.(67)	184,446	—	31,797	—	152,649	0.286%	—	—
Chris Travis(68)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Christopher A Rascoe(69)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Christopher Trautman(70)	17,727	—	3,054	—	14,673	0.028%	—	—
Christopher Wilson(71)	6,199	—	1,062	—	5,137	0.010%	—	—

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
Chrysalix Energy II US Limited Partnership(72)	212,883	—	36,702	—	176,181	0.330%	—	—
Chrysalix Energy III US Limited Partnership(73)	2,365,292	—	407,796	—	1,957,496	3.553%	—	—
Clamantis Holdings Inc.(74)	264,888	—	45,669	—	219,219	0.411%	—	—
Clamantis Holdings LLC(75)	32,011	6,495	12,012	—	19,999	0.038%	6,495	0.017%
Clean Growth Fund V, LP(76)	59,055	—	10,182	—	48,873	0.092%	—	—
Clegg Enterprises LTD.(77)	29,355	—	5,058	—	24,297	0.046%	—	—
CM Life Insurance Company(78)	2,782	—	477	—	2,305	0.004%	—	—
Cohen & Company Securities, LLC(79)	2,172,223	2,172,223	2,172,223	—	—	—	2,172,223	5.359%
Colt Investments LTD.(80)	61,803	—	10,653	—	51,150	0.096%	—	—
Concors 678 Trust(81)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
Courtney Connor(82)	6,199	—	1,062	—	5,137	0.010%	—	—
Creekstone Investment, LLC(83)	130,365	—	22,473	—	107,892	0.203%	—	—
Curtis Gutjahr(84)	61	—	6	—	55	0.000%	—	—
D.B. Rix Holdings LTD.(85)	1,857	—	318	—	1,539	0.003%	—	—
Daniel J Derose(86)	9,360	1,083	2,694	—	6,666	0.013%	1,083	0.003%
Daniel J. Blondal(87)	74	—	12	—	62	0.000%	—	—
Daniel Shribman(88)	20,892	17,292	20,892	—	—	—	17,292	0.045%
Danny W Huff(89)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
Dannye Williams(90)	5,549	1,083	2,037	—	3,512	0.007%	1,083	0.003%
Darren Lindsay(91)	23,126	1,083	5,064	—	18,062	0.034%	1,083	0.003%
David And Lauren Levinson Revocable Trust(92)	206,011	206,011	206,011	80,868	—	—	125,143	0.325%
David B Hathaway(93)	28,086	3,248	8,087	—	19,999	0.038%	3,248	0.008%
David Kaplan(94)	109,218	16,870	102,552	14,705	6,666	0.013%	2,165	0.006%
David Kelly(95)	90	—	15	—	75	0.000%	—	—
David Kyte(96)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
David Plant(97)	931	—	153	—	778	0.001%	—	—
David Pritchard(98)	6,195	—	1,065	—	5,130	0.010%	—	—
David Richardson(99)	132	—	21	—	111	0.000%	—	—
David S. Buzby 2016 Revocable Trust(100)	68,670	68,670	68,670	26,956	—	—	41,714	0.109%
David Taylor(101)	430	—	72	—	358	0.001%	—	—
Deena Ridley(102)	68,670	68,670	68,670	26,956	—	—	41,714	0.109%
Denis Connor & Associates Inc.(103)	151,073	—	26,043	—	125,030	0.235%	—	—
Dennis Castenfelt(104)	377,347	43,623	108,681	—	268,666	0.503%	43,623	0.114%
Dermot Keane(105)	320,006	—	55,170	—	264,836	0.496%	—	—
Devonshire Investment PTE. LTD.(106)	363,949	—	62,745	—	301,204	0.564%	—	—
Dieter Turowski(107)	106,711	21,649	40,045	—	66,666	0.125%	21,649	0.056%

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
Disruptive Technology Solutions XXI, LLC(108)	226,493	—	39,048	—	187,445	0.352%	—	—
Don Dautovich And Eshrat Arjomandi, As Joint Tenants(109)	418	—	72	—	346	0.001%	—	—
Don Froese(110)	655	—	108	—	547	0.001%	—	—
Donald Furseth(111)	17,903	—	3,084	—	14,819	0.028%	—	—
Doug Richardson(112)	1,673	—	288	—	1,385	0.003%	—	—
Douglas Bruce Jelstad(113)	304	—	48	—	256	0.000%	—	—
Douglas Mcintyre(114)	31,783	—	5,478	—	26,305	0.049%	—	—
Douglas Plant(115)	4,090	—	699	—	3,391	0.006%	—	—
DSN Ventures LLC(116)	657,042	98,039	657,042	98,039	—	—	—	—
Edgar I. Mellor III(117)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
EF Investments (Luxembourg) S.A. R.L.(118)	175,034	—	30,171	—	144,863	0.272%	—	—
Ehud And Carol Hubner Irrevocable Trust(119)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Elaine Marie Russell(120)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Elan Rofe(121)	9,360	1,083	2,694	—	6,666	0.013%	1,083	0.003%
Elizabeth Dunn(122)	24,229	1,083	5,256	—	18,973	0.036%	1,083	0.003%
Ellington Investments PTE. LTD.(123)	313,733	—	54,090	—	259,643	0.486%	—	—
Eric Cessford(124)	161	—	27	—	134	0.000%	—	—
Eric Gomberg(125)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Evolution VEP 792 LLC(126)	345,509	39,942	99,510	—	245,999	0.461%	39,942	0.104%
Explore Investments LLC(127)	130,365	—	22,473	—	107,892	0.203%	—	—
Fast Action Management LTD.(128)	292,742	—	50,469	—	242,273	0.454%	—	—
Fatemeh Edalatfar(129)	8	—	—	—	8	0.000%	—	—
Finial Capital SA(130)	20,313	—	3,498	—	16,815	0.032%	—	—
Five Trees LLLP(131)	93,631	10,825	26,965	—	66,666	0.125%	10,825	0.028%
Foster And Foster IV LLC(132)	3,712	—	639	—	3,073	0.006%	—	—
Frank A Opolski II(133)	34,335	34,335	34,335	13,478	—	—	20,857	0.054%
Frederick W. Buckman Jr.(134)	395,867	8,660	76,907	—	318,960	0.597%	8,660	0.023%
Frederick W. Buckman Sr.(135)	198,580	4,296	38,529	—	160,051	0.300%	4,296	0.011%
Gaingels FG 2021 LLC(136)	44,135	—	7,608	—	36,527	0.069%	—	—
Garth Campbell(137)	1,653	—	285	—	1,368	0.003%	—	—
Gary Cook(138)	61,803	—	10,653	—	51,150	0.096%	—	—
Gary Dunn(139)	618	—	105	—	513	0.001%	—	—
Gary Lehrman(140)	517,874	95,255	184,541	—	333,333	0.623%	95,255	0.248%
Gayle Dillman(141)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
GE-0618 Gaingels Fund III, A Series Of Angellist-GP-Funds-I, LP(142)	202,991	—	34,995	—	167,996	0.315%	—	—
GEF Private Equity Partners SPC(143)	1,751	—	300	—	1,451	0.003%	—	—
Gefinor Finance SA(144)	2,025	—	345	—	1,680	0.003%	—	—
GENE Gaingels Fund I, A Series Of Angellist-GP-Funds-I, LP(145)	64,555	—	11,130	—	53,425	0.100%	—	—
GENE-0227 Gaingels Fund II, A Series Of Angellist-GP- Funds-I, LP(146)	14,001	—	2,412	—	11,589	0.022%	—	—
Gerald Toomey(147)	6,399	1,299	2,400	—	3,999	0.008%	1,299	0.003%
GF ACA LLC(148)	56,178	6,495	16,179	—	39,999	0.075%	6,495	0.017%
GIMV NV(149)	10,457	—	1,803	—	8,654	0.016%	—	—
Gordon Faust(150)	152	—	24	—	128	0.000%	—	—
Grace Sullivan(151)	29	—	3	—	26	0.000%	—	—
Green Energy Investors LLC(152)	230,798	—	39,789	—	191,009	0.358%	—	—
Greg Twinney(153)	351,058	—	60,525	—	290,533	0.544%	—	—
Gregg S. Fisher(154)	28,086	3,248	8,087	—	19,999	0.038%	3,248	0.008%
Growthpoint Ventures (VCC) Corp.(155)	357,250	—	61,590	—	295,660	0.553%	—	—
Harbourvest Partners Cleantech Fund I L.P.(156)	11,142	—	1,920	—	9,222	0.017%	—	—
Harold Heuschmidt(157)	238,837	13,970	55,139	—	183,698	0.345%	13,970	0.036%
Hartebeesspoort Partners LP(158)	2,228	—	384	—	1,844	0.003%	—	—
Hatch LTD.(159)	361,830	—	62,379	—	299,451	0.560%	—	—
Helenus Technology Fund Limited Partnership(160)	140	—	21	—	119	0.000%	—	—
Hollyport Secondary Opportunities VIII Limited(161)	16,713	—	2,880	—	13,833	0.026%	—	—
Hong Che(162)	190,962	—	32,922	—	158,040	0.297%	—	—
Howard & Susan Kalka(163)	21,338	4,330	8,005	—	13,333	0.025%	4,330	0.011%
Hsiao-Yu Chen(164)	204	—	33	—	171	0.000%	—	—
I2BF Energy LTD.(165)	10,847	—	1,869	—	8,978	0.017%	—	—
I2BF Global Investments LTD.(166)	54,246	—	9,351	—	44,895	0.084%	—	—
I2BF Keystone LLC(167)	16,798	—	2,892	—	13,906	0.026%	—	—
Ian Smith(168)	355,041	—	61,209	—	293,832	0.550%	—	—
IBX, LLC(169)	5,227	—	900	—	4,327	0.008%	—	—
Inspira Financial Trust, LLC Custodian FBO Ashley G Greene Irat(170)	21,338	4,330	8,005	—	13,333	0.025%	4,330	0.011%
Jacques Besnainou(171)	57,781	—	9,954	—	47,827	0.090%	—	—

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
James M. Fletcher(172)	38,721	—	6,672	—	32,049	0.060%	—	—
James Williams(173)	9,360	1,083	2,694	—	6,666	0.013%	1,083	0.003%
Jan Laishley(174)	19,420	—	3,345	—	16,075	0.030%	—	—
Janice Sardari(175)	114	—	18	—	96	0.000%	—	—
Janis Volker(176)	61,803	—	10,653	—	51,150	0.096%	—	—
Jason Pauley(177)	21,338	4,330	8,005	—	13,333	0.025%	4,330	0.011%
JE Capital Management(178)	32,011	6,495	12,012	—	19,999	0.038%	6,495	0.017%
Jean-Francois Beland(179)	204	—	33	—	171	0.000%	—	—
Jean-Sebastien Dick(180)	1,966	—	339	—	1,627	0.003%	—	—
Jeffery Brown(181)	21,542	4,330	8,038	—	13,504	0.025%	4,330	0.011%
Jim Carls(182)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Jody Boudreau(183)	411	—	69	—	342	0.001%	—	—
John A Stout(184)	106,711	21,649	40,045	—	66,666	0.125%	21,649	0.056%
John Brougham(185)	307	—	51	—	256	0.000%	—	—
John Lipman(186)	85,367	17,319	32,034	—	53,333	0.100%	17,319	0.045%
John M. Bean(187)	38,304	—	6,600	—	31,704	0.060%	—	—
John Pazder(188)	35,547	—	6,126	—	29,421	0.055%	—	—
John Raymond Ratkowski(189)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
John Roesler(190)	61,803	—	10,653	—	51,150	0.096%	—	—
John Woodiwiss And Patricia Woodiwiss(191)	5,334	1,083	2,001	—	3,333	0.006%	1,083	0.003%
Jonathan D. Fraser(192)	247	—	42	—	205	0.000%	—	—
Joseph Gibbons(193)	53,353	10,825	20,020	—	33,333	0.063%	10,825	0.028%
Joshua J. Gardner(194)	5	—	—	—	5	0.000%	—	—
Judith Pazder(195)	17,966	—	3,093	—	14,873	0.028%	—	—
Juranville Finance SA(196)	2,025	—	345	—	1,680	0.003%	—	—
Jurjen Nicolaas Munting(197)	154,223	—	26,583	—	127,640	0.240%	—	—
Justin Malcolm(198)	411	—	69	—	342	0.001%	—	—
Kaitlin Houle(199)	2,217	—	378	—	1,839	0.003%	—	—
Karen Murray(200)	411	—	69	—	342	0.001%	—	—
Keith Higo(201)	27	—	3	—	24	0.000%	—	—
Kelly W. Watkinson(202)	825	—	141	—	684	0.001%	—	—
Kevin Pohler(203)	274,681	274,681	274,681	107,823	—	—	166,858	0.433%
Kevin Wong(204)	3,505	650	1,250	—	2,255	0.004%	650	0.002%
Kim Alfreds, Trustee Of The Alfreds Joint Partner Trust 2018(205)	397,553	—	68,538	—	329,015	0.615%	—	—
Knut J Johnsen III(206)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
KPC Energy Ventures, Inc.(207)	9,283	—	1,599	—	7,684	0.014%	—	—
Kristin Bell(208)	204	—	33	—	171	0.000%	—	—
Lattin Marital Trust(209)	825	—	141	—	684	0.001%	—	—
Lawrence Kaplan(210)	281,338	238,810	248,005	89,493	33,333	0.063%	149,317	0.388%

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
Lennox Investments, LLC – Series 9(211)	187,268	21,649	53,935	—	133,333	0.250%	21,649	0.056%
Lenora M. Jordan(212)	863	—	144	—	719	0.001%	—	—
Lesley MacDonald(213)	411	—	69	—	342	0.001%	—	—
Leveen 2013 Trust(214)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Light Doors LLC(215)	63,574	25,952	36,908	—	26,666	0.050%	25,952	0.068%
Lon McIlwraith(216)	18,271	—	3,144	—	15,127	0.028%	—	—
Loretta Diamond(217)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Louis & Tracy Derose(218)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Madison III, LLC(219)	65,698	9,803	65,698	9,803	—	—	—	—
Mail Holdings, LP(220)	840,522	840,522	840,522	329,937	—	—	510,585	1.314%
Malberry Holdings LTD.(221)	176,588	—	30,444	—	146,144	0.274%	—	—
Mama Huhu SL(222)	88,290	—	15,219	—	73,071	0.137%	—	—
Marathon Capital Markets, LLC(223)	26,114	21,614	26,114	—	—	—	21,614	0.056%
Marbury Holdings Trust(224)	37,449	4,330	10,783	—	26,666	0.050%	4,330	0.011%
Marek Zgrych(225)	100	—	15	—	85	0.000%	—	—
Mark & Anita Schmidt(226)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Mark Bunce(227)	1,919	—	327	—	1,592	0.003%	—	—
Mark Friedman(228)	21,338	4,330	8,005	—	13,333	0.025%	4,330	0.011%
Mark Little(229)	404,114	—	69,672	—	334,442	0.626%	—	—
Mark Mcgaire(230)	204	—	33	—	171	0.000%	—	—
Martin Wight(231)	620	—	102	—	518	0.001%	—	—
Massachusetts Mutual Life Insurance Company(232)	3,775	—	648	—	3,127	0.006%	—	—
Massmutual Trad Private Equity LLC(233)	30,575	—	5,268	—	25,307	0.048%	—	—
Mataking Ventures SDN BHD(234)	284,392	—	49,032	—	235,360	0.441%	—	—
Mathias Kibikas(235)	68,670	68,670	68,670	26,956	—	—	41,714	0.109%
Matthew Connor(236)	6,199	—	1,062	—	5,137	0.010%	—	—
Mayflower Investment Holding LTD.(237)	617	—	105	—	512	0.001%	—	—
MC Everglow Fund, Inc.(238)	42,682	8,660	16,016	—	26,666	0.050%	8,660	0.023%
MCC Fairway LLC(239)	1,067,159	216,487	400,477	—	666,682	1.239%	216,487	0.561%
Meera Bawa(240)	48	—	6	—	42	0.000%	—	—
Megan Wilson(241)	61,803	—	10,653	—	51,150	0.096%	—	—
Melody Haller(242)	18,564	—	3,198	—	15,366	0.029%	—	—
Meritt Reynolds(243)	803	—	132	—	671	0.001%	—	—
Michael Bae(244)	8	—	—	—	8	0.000%	—	—
Michael C. Volker(245)	10,019	1,083	2,805	—	7,214	0.014%	1,083	0.003%
Michael Delage(246)	751	—	129	—	622	0.001%	—	—
Michael Donaldson(247)	953	—	162	—	791	0.001%	—	—
Michael Londry(248)	197,926	4,330	38,449	—	159,477	0.299%	4,330	0.011%
Michael Miller(249)	53,353	10,825	20,020	—	33,333	0.063%	10,825	0.028%

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
Michael Walkinshaw(250)	411	—	69	—	342	0.001%	—	—
Michel Laberge(251)	153,426	—	26,448	—	126,978	0.238%	—	—
Millimeter Wave LTD.(252)	285,652	10,825	60,067	—	225,585	0.423%	10,825	0.028%
Ming Voth(253)	411	—	69	—	342	0.001%	—	—
Minor Capital LTD.(254)	4,467	—	768	—	3,699	0.007%	—	—
Mirror Partners Fund II LP(255)	4,629	—	789	—	3,840	0.007%	—	—
Moreshet LLLP(256)	53,353	10,825	20,020	—	33,333	0.063%	10,825	0.028%
Morgan Oak, LLC(257)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
Morgan Prentice(258)	134	—	21	—	113	0.000%	—	—
Myles Degenstein(259)	459	—	75	—	384	0.001%	—	—
N & A Postma Holdings Inc.(260)	61,803	—	10,653	—	51,150	0.096%	—	—
Napeague Capital LLC(261)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Nepal Management LTD.(262)	167,850	—	28,935	—	138,915	0.261%	—	—
New Ground Ventures, LP(263)	22,171	—	3,819	—	18,352	0.035%	—	—
Oboni Riskope Associates Inc.(264)	25	—	3	—	22	0.000%	—	—
Orion Holdings II LLC(265)	890,160	—	153,474	—	736,686	1.368%	—	—
Paul Burrill(266)	187	—	30	—	157	0.000%	—	—
Paul Emley(267)	255	—	42	—	213	0.000%	—	—
Paul Gasparro(268)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
Paul Geyer(269)	2,478	—	426	—	2,052	0.004%	—	—
Paul Kelley(270)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Paul Koros(271)	17,858	—	3,078	—	14,780	0.028%	—	—
Paul Manning(272)	1,029	—	174	—	855	0.002%	—	—
Pender Alternative Select Equity Fund(273)	178,220	52,352	125,644	52,352	52,576	0.099%	—	—
Pender Alternative Special Situations Fund(274)	17,689	5,196	12,470	5,196	5,219	0.010%	—	—
Pender Global Small/Mid Cap Equity Fund(275)	279,682	82,156	197,174	82,156	82,508	0.155%	—	—
Pender Growth Fund Inc.(276)	2,949,996	58,841	567,452	—	2,382,544	4.292%	58,841	0.153%
Pender Small Cap Opportunities Fund(277)	4,400,334	92,700	851,376	—	3,548,958	6.261%	92,700	0.241%
Pentera Trustees Limited, Trustee Of The La Chaumine Trust(278)	1,480,924	—	255,330	—	1,225,594	2.255%	—	—
Persian Road I, LP(279)	1,113,330	—	191,952	—	921,378	1.705%	—	—
Persian Road II, LP(280)	2,381,225	412,565	1,714,559	196,078	666,666	1.239%	216,487	0.561%
Peter Auerbach(281)	187,268	21,649	53,935	—	133,333	0.250%	21,649	0.056%
Peter Lovejoy De Vietien(282)	204	—	33	—	171	0.000%	—	—
Peter S. Voss(283)	23,947	—	4,122	—	19,825	0.037%	—	—

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
PFG Investments, LLC(284)	264,888	—	45,669	—	219,219	0.411%	—	—
Pierce Galvin(285)	72,426	—	12,486	—	59,940	0.113%	—	—
Pietrina Cook(286)	61,803	—	10,653	—	51,150	0.096%	—	—
Ralph Sanzo(287)	97,650	1,083	17,913	—	79,737	0.150%	1,083	0.003%
Ralph Turfus(288)	220,740	—	38,058	—	182,682	0.343%	—	—
Rapcor International Inc(289)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Regina Grigoriev(290)	140,449	16,237	40,450	—	99,999	0.188%	16,237	0.042%
Reinier Savelsberg(291)	17,275	—	2,976	—	14,299	0.027%	—	—
Richard H. Wills(292)	6,195	—	1,065	—	5,130	0.010%	—	—
Richard J Thompson, Revocable Trust(293)	657,042	98,039	657,042	98,039	—	—	—	—
Richard Mackellar(294)	307	—	51	—	256	0.000%	—	—
Richard Neufeld(295)	825	—	141	—	684	0.001%	—	—
RNER Holding B.V.(296)	46,295	—	7,980	—	38,315	0.072%	—	—
Rob Oaken(297)	411	—	69	—	342	0.001%	—	—
Robert Bouchal(298)	511	—	84	—	427	0.001%	—	—
Robert Crystal(299)	26,482	—	4,563	—	21,919	0.041%	—	—
Robert Dal Santo And Karen Dal Santo, As Joint Tenants(300)	61,803	—	10,653	—	51,150	0.096%	—	—
Robert E. Mchugh(301)	143	—	24	—	119	0.000%	—	—
Robert M Katz & Gillian M Katz(302)	10,667	2,165	4,001	—	6,666	0.013%	2,165	0.006%
Robert W. Falls(303)	143	—	24	—	119	0.000%	—	—
Roderick Jenkins(304)	152	—	24	—	128	0.000%	—	—
Roy D. Trivett(305)	825	—	141	—	684	0.001%	—	—
Ruth Little(306)	355,219	—	61,242	—	293,977	0.550%	—	—
Ryan Guerrero(307)	2,152	433	802	—	1,350	0.003%	433	0.001%
Ryan Zindler(308)	617	—	102	—	515	0.001%	—	—
Samareh Mirhashemi(309)	1,636	—	282	—	1,354	0.003%	—	—
Sandra E. Parfeniuk(310)	204	—	33	—	171	0.000%	—	—
Scott Briley And Debra Briley(311)	6,399	1,299	2,400	—	3,999	0.008%	1,299	0.003%
Sean Irvine(312)	140	—	21	—	119	0.000%	—	—
Segra New Energy Opportunities I, LP(313)	7,615,169	—	1,312,956	—	6,302,213	10.604%	—	—
Shane Alfreds(314)	18,409	—	3,171	—	15,238	0.029%	—	—
Sharon Lorraine Turfus(315)	220,740	—	38,058	—	182,682	0.343%	—	—
Shaun Smith(316)	42,682	8,660	16,016	—	26,666	0.050%	8,660	0.023%
Simeon Squared Investments LLC(317)	647,529	256,416	368,052	—	279,477	0.523%	256,416	0.664%
Sohrab Entezami Lahijani(318)	8	—	—	—	8	0.000%	—	—
SP Greenwich Acquisistions L.P.(319)	6,187	—	1,065	—	5,122	0.010%	—	—

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
SP Medley Acquisitions LP(320)	18,567	—	3,198	—	15,369	0.029%	—	—
Starr Cayman Investment Fund LP(321)	8,701	—	1,494	—	7,207	0.014%	—	—
Stephen Howard(322)	1,204	—	204	—	1,000	0.002%	—	—
Stephen Richardson(323)	132	—	21	—	111	0.000%	—	—
Steven Barrow Cobb(324)	274,681	274,681	274,681	107,823	—	—	166,858	0.433%
Steven Shane & Clare Evert-Shane(325)	23,405	2,707	6,739	—	16,666	0.031%	2,707	0.007%
Stewart Coleman(326)	343,351	343,351	343,351	134,779	—	—	208,572	0.541%
Supercycle Holdings LLC(327)	3,200,285	3,200,285	3,200,285	505,952	—	—	2,694,333	6.563%
Supernode Fund One Inc.(328)	90,299	—	15,561	—	74,738	0.140%	—	—
Susan And Ron Antinori Antinori Family Trust(329)	46,813	5,413	13,480	—	33,333	0.063%	5,413	0.014%
Susan Koch And Jennifer Wasak, As Joint Tenants(330)	93,828	1,083	17,253	—	76,575	0.144%	1,083	0.003%
Svetlana Jermilova(331)	60	—	9	—	51	0.000%	—	—
Sydney Kern(332)	6,199	—	1,062	—	5,137	0.010%	—	—
Sydney Slossberg(333)	20,892	17,292	20,892	—	—	—	17,292	0.045%
Tairoku Investments PTE, LTD.(334)	23,212	—	3,999	—	19,213	0.036%	—	—
Termburger Trust(335)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
The 2HBA1 Trust, The Revocable Trust Of Christopher S Barton(336)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
The Environment Agency Active Pension Fund(337)	4,640	—	798	—	3,842	0.007%	—	—
The RR Trust(338)	37,449	4,330	10,783	—	26,666	0.050%	4,330	0.011%
Thistledown Capital Inc.(339)	232,299	—	40,047	—	192,252	0.361%	—	—
Thomas W. Steiner(340)	204	—	33	—	171	0.000%	—	—
Timothy Hardy(341)	204	—	33	—	171	0.000%	—	—
Timothy Howard(342)	123	—	21	—	102	0.000%	—	—
Todd & Casey Slossberg(343)	21,338	4,330	8,005	—	13,333	0.025%	4,330	0.011%
Tony Garcia(344)	5,434	1,083	2,016	—	3,418	0.006%	1,083	0.003%
TR Madison Holdings, LLLP(345)	37,449	4,330	10,783	—	26,666	0.050%	4,330	0.011%
Tree House Partners LLC(346)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%
Tryon Williams(347)	48	—	6	—	42	0.000%	—	—
Tsz Chun Wilson Chan(348)	411	—	69	—	342	0.001%	—	—
TTC Private Equity Partners III Liquidating Trust(349)	1,854	—	318	—	1,536	0.003%	—	—
Tyson Pinnell(350)	18,723	2,165	5,390	—	13,333	0.025%	2,165	0.006%

	Before this Offering				After this Closing
Name of Selling Securityholder	Number of Subordinate Voting Shares	Number of Warrants	Number of Subordinate Voting Shares Being Offered	Number of Warrants Being Offered	Number of Subordinate Voting Shares	Percentage of Subordinate Voting Shares	Number of Warrants	Percentage of Outstanding Warrants
Utah State Retirement Investment Fund(351)	43,922	—	7,572	—	36,350	0.068%	—	—
Vahoca Fusion PTE LTD.(352)	496,608	—	85,617	—	410,991	0.768%	—	—
Vencap 12 Investments Limited(353)	6,495	—	1,116	—	5,379	0.010%	—	—
Vencap 6 Investments Limited(354)	924	—	156	—	768	0.001%	—	—
Ventry Industries LLC(355)	26,127	—	4,500	—	21,627	0.041%	—	—
Victoria Suponitsky(356)	107	—	15	—	92	0.000%	—	—
W2 St Partners LLC(357)	58,270	—	10,044	—	48,226	0.091%	—	—
Wade Zawalski(358)	523	—	84	—	439	0.001%	—	—
Wal Van Lierop Consulting LTD.(359)	411	—	69	—	342	0.001%	—	—
Ward F. Bush(360)	204	—	33	—	171	0.000%	—	—
Weil, Gotshal & Manges LLP(361)	232,043	192,038	232,043	—	—	—	192,038	0.498%
Whitefort Capital Master Fund, LP(362)	1,067,140	216,487	400,474	—	666,666	1.239%	216,487	0.561%
William Barrable(363)	35,726	—	6,156	—	29,570	0.056%	—	—
William Dall(364)	411	—	69	—	342	0.001%	—	—
William F Byrd III Trust(365)	6,399	1,299	2,400	—	3,999	0.008%	1,299	0.003%
William Philippson(366)	26,482	—	4,563	—	21,919	0.041%	—	—
William S. Schreier(367)	4,310	—	735	—	3,575	0.007%	—	—
Windline Capital Corporation(368)	36,140	—	6,228	—	29,912	0.056%	—	—
WOCAP II, LP(369)	92,918	—	16,008	—	76,910	0.145%	—	—
Wolf Hill Partners, LP(370)	13,140,870	1,960,784	13,140,870	1,960,784	—	—	—	—
Woody Creek Capital Holdings(371)	52,171	43,177	52,171	—	—	—	43,177	0.112%
WUTIF Capital (VCC) Inc.(372)	178,652	—	30,798	—	147,854	0.278%	—	—
Yakov (Jacob) Gofman(373)	204	—	33	—	171	0.000%	—	—
ZEH NV(374)	52,387	—	9,030	—	43,357	0.082%	—	—
James Wilkie(375)	153	—	24	—	129	0.000%	—	—

(1)
Represents 35,315 Subordinate Voting Shares outstanding and 6,087 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 350 Moyne Drive, West Vancouver, BC, V7S 1J5, CA.

(2)
Represents 13,307 Subordinate Voting Shares outstanding and 2,292 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7801 E Bush Lake Road, Ste 210, Bloomington, MN, 55439, US.

(3)
Represents 140,226 Subordinate Voting Shares outstanding and 24,174 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5925 Falcon Rd, West Vancouver, BC, V7W 1W5, CA.

(4)
Represents 426,854 Subordinate Voting Shares outstanding, 86,595 Subordinate Voting Shares issuable upon the exercise of warrants, and 73,593 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1522 Ensley Ave, Los Angeles, CA, 90024, US.

(5)
Represents 17,656 Subordinate Voting Shares outstanding and 3,042 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4665 Narragansett Ave, San Diego, CA, 92107, US.

(6)
Represents 8,701 Subordinate Voting Shares outstanding and 1,494 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1155 Avenue Of The Americas, New York, NY, 10036, US.

(7)
Represents 102 Subordinate Voting Shares outstanding and 15 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4249 Southwood St, Burnaby, BC, V5J 2G1, CA.

(8)
Represents 1,161,524 Subordinate Voting Shares outstanding and 200,259 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 15 Esplanade, St Helier, JE1 1RB, JE.

(9)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 420 Lexington Ave, Rm 2803, New York, NY, 10170, US.

(10)
Represents 42,682 Subordinate Voting Shares outstanding, 8,660 Subordinate Voting Shares issuable upon the exercise of warrants, and 7,356 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 225 W 86Th St Apt 304, New York, NY, 10024-0613, US.

(11)
Represents 9,360 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 37 West 39Th St, Suite 601, New York, NY, 10018, US.

(12)
Represents 689 Subordinate Voting Shares outstanding and 117 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 737 Detroit Street, Denver, CO, 80206, US.

(13)
Represents 433 Subordinate Voting Shares outstanding and 72 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3858 Kaslo Street, Vancouver, BC, V5R 2B2, CA.

(14)
Represents 21,338 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,675 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 832 Georgia Ave, Suite 1100, Chattanooga, TN, 37402, US.

(15)
Represents 71,078 Subordinate Voting Shares outstanding, 10,095 Subordinate Voting Shares issuable upon the exercise of warrants, and 12,249 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1001, 014 Tower, Abraj Street, Business Bay, Dubai, AE.

(16)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3708 Lexington Ave, Dallas, TX, 75205, US.

(17)
Represents 23,855 Subordinate Voting Shares outstanding and 4,104 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4011 Dollar Rd, North Vancouver, BC, V7G 1A5, CA.

(18)
Represents 1,693,824 Subordinate Voting Shares outstanding, 470,587 Subordinate Voting Shares issuable upon the exercise of warrants, 65,472 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares, and 843,498 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 2336 Se Ocean Blvd., Suite 400, Stuart, FL, 34996, US.

(19)
Represents 114 Subordinate Voting Shares outstanding and 18 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3963 Nithsdale Street, Burnaby, BC, V5G 1P5, CA.

(20)
Represents 56,063,488 Subordinate Voting Shares outstanding, 18,823,528 Subordinate Voting Shares issuable upon the exercise of warrants, and 33,739,960 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(21)
Represents 170,564 Subordinate Voting Shares outstanding and 29,406 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 33 John St, London, WC1N 2AT, GB.

(22)
Represents 31,353 Subordinate Voting Shares outstanding and 5,400 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 122 East 42Nd Street 37Th Floor, Ny, NY, 10017, US.

(23)
Represents 43,547 Subordinate Voting Shares outstanding and 7,500 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is One South Street, Suite 2800, Baltimore, MD, 21202, US.

(24)
Represents 602,691 Subordinate Voting Shares outstanding and 103,905 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 44 The Pantiles, Tunbridge Wells, TN2 5TN, GB.

(25)
Represents 9,360 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1 Magazine Gap Road, Flat J9, Midlevels, Hong Kong, HK.

(26)
Represents 143 Subordinate Voting Shares outstanding and 24 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 9301 Lakeshore Drive, Whistler, BC, V0N 1B9, CA.

(27)
Represents 267,245 Subordinate Voting Shares outstanding and 46,071 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Unit 22, City Business Centre 6 Brighton Road, Horsham, RH13 5B8, GB.

(28)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1191 Ecclestone Road Box H26, Bowen Island, BC, V0N 1G1, CA.

(29)
Represents 353,185 Subordinate Voting Shares outstanding and 60,891 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 31200 Elbow River Drive, Calgary, AB, T3Z 2T8, CA.

(30)
Represents 37 Subordinate Voting Shares outstanding and 6 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 64 Townline Rd. West, Carleton Place, ON, K7C 4B6, CA.

(31)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 350 Motor Parkway Suite 205, Hauppauge, NY, 11788, US.

(32)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Drakes Barn, Cherry Lane, Amersham, Buckinghamshire, HP7 0QG, GB.

(33)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 890 Curlew Court, Atlanta, GA, 30327, US.

(34)
Represents 580,759 Subordinate Voting Shares outstanding and 100,128 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 340 S. Lemon Ave. #3391, Walnut, CA, 91789, US.

(35)
Represents 89 Subordinate Voting Shares outstanding and 15 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 903 - 988 Quayside Drive, New Westminster, BC, V3M 0L5, CA.

(36)
Represents 84,761 Subordinate Voting Shares outstanding and 14,613 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is C/O Ace & Company Sa Rue Du Rhône 30, 1204, Geneva, CH.

(37)
Represents 1,045 Subordinate Voting Shares outstanding and 180 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 100 Northfield Street, Greenwich, CT, 06830, US.

(38)
Represents 71 Subordinate Voting Shares outstanding and 9 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 235 Moray Street, Port Moody, BC, V3H 3T5, CA.

(39)
Represents 549,361 Subordinate Voting Shares outstanding and 549,361 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 4030 Maple Avenue, Suite 500 Dallas, TX, 75219, US.

(40)
Represents 120 Subordinate Voting Shares outstanding and 18 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 16 Park Avenue, Auckland, 0622, NZ.

(41)
Represents 825 Subordinate Voting Shares outstanding and 141 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 500 - 610 Main Street, Vancouver, BC, V6A 2V3, CA.

(42)
Represents 14,940,365 Subordinate Voting Shares outstanding, 9,076,980 Subordinate Voting Shares issuable upon the exercise of warrants, and 2,575,902 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. BDC Capital Inc. is a wholly owned subsidiary of the Business Development Bank of Canada, which is a federal Crown corporation wholly owned by His Majesty the King in right of Canada. It is governed by a board of directors appointed by the Business Development Bank of Canada, and the board of directors has overall responsibility for the management and supervision of its business and affairs, subject, for certain prescribed corporate actions, to government approval requirements under a framework of specific approvals, thresholds, and conditions set out through proclamations, regulations, Orders in Council, and applicable Treasury Board policies. Listed address is 5 Place Villa Marie, Bureau 100, Montreal, QC, H3B.

(43)
Represents 93,631 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 16,140 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5356 Nakoma Drive, Dallas, TX, 75209, US.

(44)
Represents 929 Subordinate Voting Shares outstanding and 156 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 61 Charlou Circle, Cherry Hills Village, CO, 80111, US.

(45)
Represents 9,360 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 867 S. Clarkson St, Denver, CO, 80209, US.

(46)
Represents 243 Subordinate Voting Shares outstanding and 42 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 129 Princess Street, New Westminster, BC, V3L 1V4, CA.

(47)
Represents 116,147 Subordinate Voting Shares outstanding and 20,022 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Boulevard Louis Schmidt 97, Brussels, B-1040, BE.

(48)
Represents 20,292 Subordinate Voting Shares outstanding and 3,495 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 350 Madison Avenue, New York, NY, 10017, US.

(49)
Represents 10,181 Subordinate Voting Shares outstanding and 1,749 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 350 Madison Avenue, New York, NY, 10017, US.

(50)
Represents 4,343 Subordinate Voting Shares outstanding and 741 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 350 Madison Avenue, New York, NY, 10017, US.

(51)
Represents 178 Subordinate Voting Shares outstanding and 30 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 6 - 1073 Lynn Valley Road, North Vancouver, BC, V7J 1Z6, CA.

(52)
Represents 2 Subordinate Voting Shares outstanding. Listed address is 107 - 2012 Cornwall Avenue, Vancouver, BC, V6J 1E1, CA.

(53)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2212 Spruce Street, Vancouver, BC, V6H 2P3, CA.

(54)
Represents 53,353 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 9,195 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 10506 Ilona Ave, Los Angeles, CA, 90064, US.

(55)
Represents 1,239 Subordinate Voting Shares outstanding and 213 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 13947 27Th Avenue, Surrey, BC, V4P 2L2, CA.

(56)
Represents 731,275 Subordinate Voting Shares outstanding, 605,194 Subordinate Voting Shares issuable upon the exercise of warrants, and 126,081 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 200 Railroad Ave, Ground Floor, Greenwich, CT, 06830, US.

(57)
Represents 93,631 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 16,140 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 8181 E. Tufts Ave., Suite 600, Denver, CO, 80237, US.

(58)
Represents 93,631 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 16,140 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 211 Blackland Dr, Atlanta, GA, 30342, US.

(59)
Represents 24,229 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 4,173 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1425 Broadway #28, Seattle, WA, 98122, US.

(60)
Represents 2,064 Subordinate Voting Shares outstanding and 354 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1503 Officers Row, Vancouver, WA, 98661, US.

(61)
Represents 1,045 Subordinate Voting Shares outstanding and 180 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 100 Northfield Street, Greenwich, CT, 06830, US.

(62)
Represents 1,429,132 Subordinate Voting Shares outstanding and 246,402 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 286 Plant Rd., Chalk River, ON, K0J 1J0, CA.

(63)
Represents 7,373 Subordinate Voting Shares outstanding and 1,269 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 406 - 1562 West 5Th Avenue, Vancouver, BC, V6J 5H9, CA.

(64)
Represents 20 Subordinate Voting Shares outstanding and 3 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1701 - 1011 Beach Ave., Vancouver, BC, V6E 1T8, CA.

(65)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 13408 Woodcrest Drive, Surrey, BC, V4P 1W6, CA.

(66)
Represents 498,976 Subordinate Voting Shares outstanding and 86,025 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2701, 27/F Central Plaza 18 Harbour Road, Wanchai, HK.

(67)
Represents 184,446 Subordinate Voting Shares outstanding and 31,797 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 500 Centre Street Se, Calgary, AB, T2G 1A6, CA.

(68)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1783 Dugan Rd, Olean, NY, 14760, US.

(69)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4408 Saint Andrews Dr Nw, Atlanta, GA, 30327, US.

(70)
Represents 17,727 Subordinate Voting Shares outstanding and 3,054 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2195 Park Street PO Box 792, Rossland, BC, V0G 1Y0, CA.

(71)
Represents 6,199 Subordinate Voting Shares outstanding and 1,062 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2354 Treetop Lane, North Vancouver, BC, V7H 2K5, CA.

(72)
Represents 212,883 Subordinate Voting Shares outstanding and 36,702 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 333 - 1111 West Hastings Street, Vancouver, BC, V6E 2J3, CA.

(73)
Represents 2,365,292 Subordinate Voting Shares outstanding and 407,796 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 333 - 1111 West Hastings Street, Vancouver, BC, V6E 2J3, CA.

(74)
Represents 264,888 Subordinate Voting Shares outstanding and 45,669 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 270 Taconic Road, Greenwich, CT, 06831, US.

(75)
Represents 32,011 Subordinate Voting Shares outstanding, 6,495 Subordinate Voting Shares issuable upon the exercise of warrants, and 5,517 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 270 Taconic Road, Greenwich, CT, 06831, US.

(76)
Represents 59,055 Subordinate Voting Shares outstanding and 10,182 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 701 Lake Street East, Suite 350, Wayzata, MN, 55391, US.

(77)
Represents 29,355 Subordinate Voting Shares outstanding and 5,058 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Littleton Manor, Littleton, S022 6QU, GB.

(78)
Represents 2,782 Subordinate Voting Shares outstanding and 477 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 300 S Tryon Street, Suite 2500, Charlotte, NC, 28202, US.

(79)
Represents 2,172,223 Subordinate Voting Shares outstanding and 2,172,223 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 3 Columbus Cir. 24th Floor
New York, NY, 10019, US.

(80)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2562 Point Grey Road, Vancouver, BC, V6K 1A3, CA.

(81)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 9995 Hollow Way Rd, Dallas, TX, 75220, US.

(82)
Represents 6,199 Subordinate Voting Shares outstanding and 1,062 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 24205 124Th Avenue, Maple Ridge, BC, V4R 1N3, CA.

(83)
Represents 130,365 Subordinate Voting Shares outstanding and 22,473 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 505, 5Th Avenue S. Suite 220, Seattle, WA, 98104, US.

(84)
Represents 61 Subordinate Voting Shares outstanding and 6 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5512 Portland Street, Burnaby, BC, V5J 2R4, CA.

(85)
Represents 1,857 Subordinate Voting Shares outstanding and 318 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 101 - 4606 Canada Way, Burnaby, BC, V5G 1K5, CA.

(86)
Represents 9,360 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 112 Thornbush Rd, PO Box, 1299, Ellicottville, NY, 14731, US.

(87)
Represents 74 Subordinate Voting Shares outstanding and 12 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 101B - 8575 Government Street, Burnaby, BC, V3N 4V1, CA.

(88)
Represents 20,892 Subordinate Voting Shares outstanding, 17,292 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,600 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 270 Taconic Road, Greenwich, CT, 06831, US.

(89)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is PO Box 993, Pebble Beach, CA, 93953, US.

(90)
Represents 5,549 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 954 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 20495 - 122Nd Avenue, Maple Ridge, BC, V2X 3W2, CA.

(91)
Represents 23,126 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,981 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1162 Wendel Place, North Vancouver, BC, V7K 2W1, CA.

(92)
Represents 206,011 Subordinate Voting Shares outstanding and 206,011 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is PO Box 727, Athens, OH, 45701, US.

(93)
Represents 28,086 Subordinate Voting Shares outstanding, 3,248 Subordinate Voting Shares issuable upon the exercise of warrants, and 4,839 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 901 W Francis St, Aspen, CO, 81611, US.

(94)
Represents 109,218 Subordinate Voting Shares outstanding, 37,457 Subordinate Voting Shares issuable upon the exercise of warrants, 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares, and 63,259 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 350 Motor Parkway Suite 205, Hauppauge, NY, 11788, US.

(95)
Represents 90 Subordinate Voting Shares outstanding and 15 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1613 Flint Ct., Broomfield, CO, 80020, US.

(96)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 36 Ingram Ave, London, NW11 6TL, GB.

(97)
Represents 931 Subordinate Voting Shares outstanding and 153 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 76 North Slocan Street, Vancouver, BC, V5K 3L9, CA.

(98)
Represents 6,195 Subordinate Voting Shares outstanding and 1,065 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 548 Abbs Road Box 44, Halfmoon Bay, BC, V0N 1V0, CA.

(99)
Represents 132 Subordinate Voting Shares outstanding and 21 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 109 - 20217 Michaud Crescent, Langley, BC, V3A 8L1, CA.

(100)
Represents 68,670 Subordinate Voting Shares outstanding and 68,670 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 1400 Post Oak BLVD, Houston, TX, 77056, US.

(101)
Represents 430 Subordinate Voting Shares outstanding and 72 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5967 - 135Th Street, Surrey, BC, V3X 1L2, CA.

(102)
Represents 68,670 Subordinate Voting Shares outstanding and 68,670 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 4030 Maple Avenue, Suite 500, Dallas, TX, 75219, US.

(103)
Represents 151,073 Subordinate Voting Shares outstanding and 26,043 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1002 - 2135 Argyle Avenue, West Vancouver, BC, V7V 1A5, CA.

(104)
Represents 377,347 Subordinate Voting Shares outstanding, 43,623 Subordinate Voting Shares issuable upon the exercise of warrants, and 65,058 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 10 Man O War, Hilton Head Island, SC, 29928, US.

(105)
Represents 320,006 Subordinate Voting Shares outstanding and 55,170 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 20 Perrymead Street, London, SW6 3SP, GB.

(106)
Represents 363,949 Subordinate Voting Shares outstanding and 62,745 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 168 Robinson Road #37-01 Capital Tower, Singapore, 068912, SG.

(107)
Represents 106,711 Subordinate Voting Shares outstanding, 21,649 Subordinate Voting Shares issuable upon the exercise of warrants, and 18,396 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 200 Lowell Ave, Palo Alto, CA, 94301, US.

(108)
Represents 226,493 Subordinate Voting Shares outstanding and 39,048 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 823 Congress Ave, Suite 300, Austin, TX, 78701, US.

(109)
Represents 418 Subordinate Voting Shares outstanding and 72 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is P.O. Box 3273, Meaford, ON, N4L 1A5, CA.

(110)
Represents 655 Subordinate Voting Shares outstanding and 108 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1855 Mcewen Place, North Vancouver, BC, V7J 3P8, CA.

(111)
Represents 17,903 Subordinate Voting Shares outstanding and 3,084 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2028 W. 14Th Avenue, Vancouver, BC, V6J 2K4, CA.

(112)
Represents 1,673 Subordinate Voting Shares outstanding and 288 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2305 East Road, Port Moody, BC, V3H 5G9, CA.

(113)
Represents 304 Subordinate Voting Shares outstanding and 48 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2562 East 19Th Avenue, New Westminster, BC, V3M 2S3, CA.

(114)
Represents 31,783 Subordinate Voting Shares outstanding and 5,478 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 702 Balmer Bay Road, Deep River, ON, K0J 1P0, CA.

(115)
Represents 4,090 Subordinate Voting Shares outstanding and 699 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3251 East Georgia Street, Vancouver, BC, V5K 2L2, CA.

(116)
Represents 657,042 Subordinate Voting Shares outstanding, 235,293 Subordinate Voting Shares issuable upon the exercise of warrants, and 421,749 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 1100 S. Flagler Drive, Unit 1502, West Palm Beach, FL, 33401, US.

(117)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 13605 Braun Rd, Golden, CO, 80401, US.

(118)
Represents 175,034 Subordinate Voting Shares outstanding and 30,171 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Serenity Building, Bloc D 19/21 Route D’Arlon, Strassen, 8009, LU.

(119)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 629 Cortelyou Road, Brooklyn, NY, 11218-4803, US.

(120)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4205 Mantle Ridge Drive, Cumming, GA, 30041, US.

(121)
Represents 9,360 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 37 West 39Th St Suite 601, New York, NY, 10018, US.

(122)
Represents 24,229 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 4,173 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2235 Fairview Ave E #14, Seattle, WA, 98102, US.

(123)
Represents 313,733 Subordinate Voting Shares outstanding and 54,090 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 60B Orchard Road #06-18 The Atrium@Orchard, Singapore, 238891, SG.

(124)
Represents 161 Subordinate Voting Shares outstanding and 27 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 302-2235 W 6Th Ave, Vancouver, BC, V6K 1V7, CA.

(125)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1474 3Rd Avenue, New York, NY, 10028, US.

(126)
Represents 345,509 Subordinate Voting Shares outstanding, 39,942 Subordinate Voting Shares issuable upon the exercise of warrants, and 59,568 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1095 Park Avenue, Suite 4D, New York, NY, 10128, US.

(127)
Represents 130,365 Subordinate Voting Shares outstanding and 22,473 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 505, 5Th Avenue S. Suite 220, Seattle, WA, 98104, US.

(128)
Represents 292,742 Subordinate Voting Shares outstanding and 50,469 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 6121 Gleneagles Drive West, Vancouver, BC, V7W 1W1, CA.

(129)
Represents 8 Subordinate Voting Shares outstanding. Listed address is 5001 St. Margarets Street, Vancouver, BC, V5R 0H4, CA.

(130)
Represents 20,313 Subordinate Voting Shares outstanding and 3,498 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7, rue de la Fontaine, Geneva, 1204, CH.

(131)
Represents 93,631 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 16,140 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is C/O Plante Moran Fos, 8181 E. Tufts Ave., Suite 600, Denver, CO, 80237, US.

(132)
Represents 3,712 Subordinate Voting Shares outstanding and 639 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 10 Westport Road, Suite C205, Wilton, CT, 06897, US.

(133)
Represents 34,335 Subordinate Voting Shares outstanding and 34,335 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 4030 Maple Avenue, Suite 500, Dallas, TX, 75219, US.

(134)
Represents 395,867 Subordinate Voting Shares outstanding, 8,660 Subordinate Voting Shares issuable upon the exercise of warrants, and 68,247 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 702 Wauna Lake Club Road, Stevenson, WA, 98648, US.

(135)
Represents 198,580 Subordinate Voting Shares outstanding, 4,296 Subordinate Voting Shares issuable upon the exercise of warrants, and 34,233 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 702 Wauna Lake Road. Unit #17, Stevenson, WA, 98648, US.

(136)
Represents 44,135 Subordinate Voting Shares outstanding and 7,608 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3 Main Street, Suite 214, Burlington, VT, 05401, US.

(137)
Represents 1,653 Subordinate Voting Shares outstanding and 285 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 38526 High Creek Dr, Brackendale, BC, V8B 0T6, CA.

(138)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 933 Lansdowne Ave S.W., Calgary, AB, T2S 1A4, CA.

(139)
Represents 618 Subordinate Voting Shares outstanding and 105 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 359 Roland Rd., Salt Spring Island, BC, V8K 1V1, CA.

(140)
Represents 517,874 Subordinate Voting Shares outstanding, 95,255 Subordinate Voting Shares issuable upon the exercise of warrants, and 89,286 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 34 Turner Drive, Greenwich, CT, 06831, US.

(141)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 325 North Country Rd, Smithtown, NY, 11787-2067, US.

(142)
Represents 202,991 Subordinate Voting Shares outstanding and 34,995 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 99 Bank Street, Suite 1420, Ottawa, ON, K1P 1H4, CA.

(143)
Represents 1,751 Subordinate Voting Shares outstanding and 300 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Rue Verdaine 6, 1204, Genève, CH.

(144)
Represents 2,025 Subordinate Voting Shares outstanding and 345 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 6, rue Verdaine, Geneva, 1204, CH.

(145)
Represents 64,555 Subordinate Voting Shares outstanding and 11,130 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 99 Bank Street, Suite 1420, Ottawa, ON, K1P 1H4, CA.

(146)
Represents 14,001 Subordinate Voting Shares outstanding and 2,412 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 99 Bank Street, Suite 1420, Ottawa, ON, K1P 1H4, CA.

(147)
Represents 6,399 Subordinate Voting Shares outstanding, 1,299 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,101 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2410 Cabbage Spring Way, Frederick, MD, 21702-2626, US.

(148)
Represents 56,178 Subordinate Voting Shares outstanding, 6,495 Subordinate Voting Shares issuable upon the exercise of warrants, and 9,684 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 134 West 29Th Street, Fl4, New York, NY, 10001, US.

(149)
Represents 10,457 Subordinate Voting Shares outstanding and 1,803 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Attn: Vincent Van Bueren Karel Oomsstraat 37, Antwerp, 2018, BE.

(150)
Represents 152 Subordinate Voting Shares outstanding and 24 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 780 E 38Th Ave., Vancouver, BC, V5W 1J1, CA.

(151)
Represents 29 Subordinate Voting Shares outstanding and 3 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 502 - 1600D Beach Avenue, Vancouver, BC, V6G 1Y8, CA.

(152)
Represents 230,798 Subordinate Voting Shares outstanding and 39,789 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 16192 Coastal Highway, Lewes, DE, 19958, US.

(153)
Represents 351,058 Subordinate Voting Shares outstanding and 60,525 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1887 Orkney Place, North Vancouver, BC, V7H 2Z1, CA.

(154)
Represents 28,086 Subordinate Voting Shares outstanding, 3,248 Subordinate Voting Shares issuable upon the exercise of warrants, and 4,839 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 120 Hand Lane - PO Box 7050, Amagansett, NY, 11930, US.

(155)
Represents 357,250 Subordinate Voting Shares outstanding and 61,590 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2535 Crescent Drive, Surrey, BC, V4A 3J9, CA.

(156)
Represents 11,142 Subordinate Voting Shares outstanding and 1,920 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is One Lincoln Street Suite 1700, Boston, MA, 02111-2641, US.

(157)
Represents 238,837 Subordinate Voting Shares outstanding, 13,970 Subordinate Voting Shares issuable upon the exercise of warrants, and 41,169 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Hofstrasse 42, Zurich, 8032, CH.

(158)
Represents 2,228 Subordinate Voting Shares outstanding and 384 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 343 Thornall St., Suite 600, Edison, NJ, 08837, US.

(159)
Represents 361,830 Subordinate Voting Shares outstanding and 62,379 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2800 Speakman Drive, Mississauga, ON, L5K 2R7, CA.

(160)
Represents 140 Subordinate Voting Shares outstanding and 21 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Suite 401 - 1006 Beach Avenue, Vancouver, BC, V6E 1T7, CA.

(161)
Represents 16,713 Subordinate Voting Shares outstanding and 2,880 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Ifc 5, St Helier, JE1 1ST, JE.

(162)
Represents 190,962 Subordinate Voting Shares outstanding and 32,922 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Block 45 Jervois Road Mon Jervois #5-20, Singapore, 249096, SG.

(163)
Represents 21,338 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,675 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2 Knolls Drive, Old Westbury, NY, 11568, US.

(164)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7511 Glacier Cres., Richmond, BC, V7A 1L6, CA.

(165)
Represents 10,847 Subordinate Voting Shares outstanding and 1,869 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4805 Point Pleasant Pike, Doylestown, PA, 18902, US.

(166)
Represents 54,246 Subordinate Voting Shares outstanding and 9,351 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4805 Point Pleasant Pike, Doylestown, PA, 18902, US.

(167)
Represents 16,798 Subordinate Voting Shares outstanding and 2,892 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4805 Point Pleasant Pike, Doylestown, PA, 18902, US.

(168)
Represents 355,041 Subordinate Voting Shares outstanding and 61,209 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4256 W 14Th Avenue, Vancouver, BC, V6R 2X8, CA.

(169)
Represents 5,227 Subordinate Voting Shares outstanding and 900 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 801 Thomson Avenue Suite 400, Rockville, MD, 20852, US.

(170)
Represents 21,338 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,675 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5350 Nakoma Drive, Dallas, TX, 75209, US.

(171)
Represents 57,781 Subordinate Voting Shares outstanding and 9,954 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 720 Filbert St, Pittsburgh, PA, 15232, US.

(172)
Represents 38,721 Subordinate Voting Shares outstanding and 6,672 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4429 Pine Crescent, Vancouver, BC, V6J 4K9, CA.

(173)
Represents 9,360 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1868 Portville Olean Rd, Portville, NY, 14770, US.

(174)
Represents 19,420 Subordinate Voting Shares outstanding and 3,345 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1124 W 23 St, North Vancouver, BC, V7P 2H3, CA.

(175)
Represents 114 Subordinate Voting Shares outstanding and 18 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1738 Draycott Pl, North Vancouver, BC, V7J 1W8, CA.

(176)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7165 Cliff Road, West Vancouver, BC, V7W 2L3, CA.

(177)
Represents 21,338 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,675 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 820 South Park Avenue, Hinsdale, IL, 60521, US.

(178)
Represents 32,011 Subordinate Voting Shares outstanding, 6,495 Subordinate Voting Shares issuable upon the exercise of warrants, and 5,517 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1088 Hooks Spur Rd, Basalt, CO, 81621, US.

(179)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1967 Rue Baile, Montréal, QC, H3H 1P6, CA.

(180)
Represents 1,966 Subordinate Voting Shares outstanding and 339 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1002-125 Milross Avenue, Vancouver, BC, V6A 0A1, CA.

(181)
Represents 21,542 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,708 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 155 Long Neck Point Road, Darien, CT, 06820-5815, US.

(182)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4866 Brown Road, Great Valley, NY, 14741, US.

(183)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 120 - 2960 Okanagan Ave. Se, Salmon Arm, BC, V1E 1E6, CA.

(184)
Represents 106,711 Subordinate Voting Shares outstanding, 21,649 Subordinate Voting Shares issuable upon the exercise of warrants, and 18,396 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 832 Georgia Ave, Suite 1100, Chattanooga, TN, 37402, US.

(185)
Represents 307 Subordinate Voting Shares outstanding and 51 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1263 Eaglesnest Road, Bowen Island, BC, V0N 1G0, CA.

(186)
Represents 85,367 Subordinate Voting Shares outstanding, 17,319 Subordinate Voting Shares issuable upon the exercise of warrants, and 14,715 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 55 Buckfield Lane, Greenwich, CT, 06831, US.

(187)
Represents 38,304 Subordinate Voting Shares outstanding and 6,600 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 106 Deep Dene Road, West Vancouver, BC, V7S 1A2, CA.

(188)
Represents 35,547 Subordinate Voting Shares outstanding and 6,126 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5226 Rambler Road, Victoria, BC, V8Y 2H5, CA.

(189)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 510 Forestdale Drive, Sandy Springs, GA, 30342, US.

(190)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 21 Chemin Du Clos Burtin, Saint Genis-Laval, 69230, FR.

(191)
Represents 5,334 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 918 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2659 Ai Deb Ave, East Meadow, NY, 11554-3512, US.

(192)
Represents 247 Subordinate Voting Shares outstanding and 42 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1174 Inlet Street Unit 25, Port Coquitlam, BC, V3B 6E4, CA.

(193)
Represents 53,353 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 9,195 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 584 Ocean Hammock Loop, Hardeeville, SC, 29927, US.

(194)
Represents 5 Subordinate Voting Shares outstanding. Listed address is 2165 Oxford Street Apt. B, Vancouver, BC, V5L 1E8, CA.

(195)
Represents 17,966 Subordinate Voting Shares outstanding and 3,093 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5226 Rambler Road, Victoria, BC, V8Y 2H5, CA.

(196)
Represents 2,025 Subordinate Voting Shares outstanding and 345 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 102, avenue des Champs Elysées, Paris, 75008, FR.

(197)
Represents 154,223 Subordinate Voting Shares outstanding and 26,583 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Prins Hendriklaan 46, Amsterdam, 1075 BE, NL.

(198)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 241 Morningside Drive, Delta, BC, V4L 2M3, CA.

(199)
Represents 2,217 Subordinate Voting Shares outstanding and 378 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 11469 86 Avenue, Delta, BC, V4C 2X3, CA.

(200)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1526 - 7Th Avenue, New Westminster, BC, V3M 2K3, CA.

(201)
Represents 27 Subordinate Voting Shares outstanding and 3 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 16832 Greenbrook Drive, Surrey, BC, V4N 5C6, CA.

(202)
Represents 825 Subordinate Voting Shares outstanding and 141 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2006 Avalonee Road, Courtenay, BC, V9J 1V8, CA.

(203)
Represents 274,681 Subordinate Voting Shares outstanding and 274,681 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 2100 McKinney Ave., Suite 1675 Dallas, TX, 75201, US.

(204)
Represents 3,505 Subordinate Voting Shares outstanding, 650 Subordinate Voting Shares issuable upon the exercise of warrants, and 600 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7511 Glacier Cres., Richmond, BC, V7A 1L6, CA.

(205)
Represents 397,553 Subordinate Voting Shares outstanding and 68,538 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4593 Belcarra Bay Road, Belcarra, BC, V3H 4P5, CA.

(206)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 757 Main St, Olean, NY, 14760, US.

(207)
Represents 9,283 Subordinate Voting Shares outstanding and 1,599 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is P.O. Box 26565, Safat, 13126, KW.

(208)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 75 - 9229 University Cres., Burnaby, BC, V5A 4Z2, CA.

(209)
Represents 825 Subordinate Voting Shares outstanding and 141 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 10911 Nw Quarry Road, Portland, OR, 97231, US.

(210)
Represents 281,338 Subordinate Voting Shares outstanding, 238,810 Subordinate Voting Shares issuable upon the exercise of warrants, and 9,195 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2000 S Ocean Blvd Apt 8K, Boca Raton, FL, 33432-8093, US.

(211)
Represents 187,268 Subordinate Voting Shares outstanding, 21,649 Subordinate Voting Shares issuable upon the exercise of warrants, and 32,286 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3889 Maple Ave, Suite 220, Dallas, TX, 75219, US.

(212)
Represents 863 Subordinate Voting Shares outstanding and 144 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 44962 Bedford Place, Chilliwack, BC, V2R 3C2, CA.

(213)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1924 East 1St Avenue, Vancouver, BC, V5N 1B4, CA.

(214)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1030 Seaspray Avenue, Delray Beach, FL, 33483, US.

(215)
Represents 63,574 Subordinate Voting Shares outstanding, 25,952 Subordinate Voting Shares issuable upon the exercise of warrants, and 10,956 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 750 Lexington Ave #27, New York, NY, 10022, US.

(216)
Represents 18,271 Subordinate Voting Shares outstanding and 3,144 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 106 - 831 Serle Road, Kamloops, BC, V2B 0H3, CA.

(217)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5 Hayfield Court, Mt. Sinai, NY, 11766, US.

(218)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 6 St. Mary’S Dr, Allegany, NY, 14706, US.

(219)
Represents 65,698 Subordinate Voting Shares outstanding, 23,527 Subordinate Voting Shares issuable upon the exercise of warrants, and 42,171 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 350 Motor Pkwy, Suite 205, Hauppauge, NY, 11788, US.

(220)
Represents 840,522 Subordinate Voting Shares outstanding and 840,522 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 2100 McKinney Ave., Suite 1675, Dallas, TX, 75201, US.

(221)
Represents 176,588 Subordinate Voting Shares outstanding and 30,444 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2700 Production Way Suite 500, Burnaby, BC, V4A 0C2, CA.

(222)
Represents 88,290 Subordinate Voting Shares outstanding and 15,219 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Adelaida Muro 1C 5B A, Coruna, 15179, ES.

(223)
Represents 26,114 Subordinate Voting Shares outstanding, 21,614 Subordinate Voting Shares issuable upon the exercise of warrants, and 4,500 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5130 Marbury Circle, Atlanta, GA, 30327, US.

(224)
Represents 37,449 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 6,453 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5130 Marbury Circle, Atlanta, GA, 30327, US.

(225)
Represents 100 Subordinate Voting Shares outstanding and 15 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 773 Prairie Avenue, Port Coquitlam, BC, V3B 1R9, CA.

(226)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 236 West Shore Rd, Cuba, NY, 14727, US.

(227)
Represents 1,919 Subordinate Voting Shares outstanding and 327 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3582 Beach Avenue, Roberts Creek, BC, V0N 2W2, CA.

(228)
Represents 21,338 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,675 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 220 East 73Rd Street, New York, NY, 10021, US.

(229)
Represents 404,114 Subordinate Voting Shares outstanding and 69,672 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4427 Britannia Dr Sw, Calgary, AB, T2S 1J6, CA.

(230)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 16746 - 78 Avenue, Surrey, BC, V4N 0L9, CA.

(231)
Represents 620 Subordinate Voting Shares outstanding and 102 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1874 Ocean Surf Place, Surrey, BC, V4A 9P1, CA.

(232)
Represents 3,775 Subordinate Voting Shares outstanding and 648 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 300 S Tryon Street, Suite 2500, Charlotte, NC, 28202, US.

(233)
Represents 30,575 Subordinate Voting Shares outstanding and 5,268 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 300 S Tryon Street, Suite 2500, Charlotte, NC, 28202, US.

(234)
Represents 284,392 Subordinate Voting Shares outstanding and 49,032 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Level 22, Mercu Uem Jalan Stesen Sentral 5, Kuala Lumpur Sentral, 50470, MY.

(235)
Represents 68,670 Subordinate Voting Shares outstanding and 68,670 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 4030 Maple Avenue, Suite 500, Dallas, TX, 75219, US.

(236)
Represents 6,199 Subordinate Voting Shares outstanding and 1,062 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 15 - 11272 240Th Street, Maple Ridge, BC, V2W 0J8, CA.

(237)
Represents 617 Subordinate Voting Shares outstanding and 105 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1415 Dogwood Avenue, Vancouver, BC, V6P 1J9, CA.

(238)
Represents 42,682 Subordinate Voting Shares outstanding, 8,660 Subordinate Voting Shares issuable upon the exercise of warrants, and 7,356 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5350 Nakoma Drive, Dallas, TX, 75209, US.

(239)
Represents 1,067,159 Subordinate Voting Shares outstanding, 216,487 Subordinate Voting Shares issuable upon the exercise of warrants, and 183,990 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4030 Maple Ave, Suite 100, Dallas, TX, 75219, US.

(240)
Represents 48 Subordinate Voting Shares outstanding and 6 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 805 - 4028 Knight Street, Vancouver, BC, V5N 5Y8, CA.

(241)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 520 Wyndham Ln, Waxhaw, NC, 28173, US.

(242)
Represents 18,564 Subordinate Voting Shares outstanding and 3,198 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3033 Three Springs Road, Mount Hamilton, CA, 95140, US.

(243)
Represents 803 Subordinate Voting Shares outstanding and 132 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1122-8988 Patterson Road, Richmond, BC, V6X 0R2, CA.

(244)
Represents 8 Subordinate Voting Shares outstanding. Listed address is 1222 Granite Drive, Squamish, BC, V8B 0V9, CA.

(245)
Represents 10,019 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,722 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7165 Cliff Road, West Vancouver, BC, V7W 2L3, CA.

(246)
Represents 751 Subordinate Voting Shares outstanding and 129 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 302 - 11865 227 Street, Maple Ridge, BC, V2X 6H9, CA.

(247)
Represents 953 Subordinate Voting Shares outstanding and 162 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3558 West 16Th Ave, Vancouver, BC, V6R 3C1, CA.

(248)
Represents 197,926 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 34,119 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 110 Lanson Crescent, Anmore, BC, V3H 4X6, CA.

(249)
Represents 53,353 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 9,195 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 31 Pierce Lane, Norwich, VT, 05055, US.

(250)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1434 Kings Avenue, West Vancouver, BC, V7T 2C8, CA.

(251)
Represents 153,426 Subordinate Voting Shares outstanding and 26,448 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5925 Falcon Rd, West Vancouver, BC, V7W 1W5, CA.

(252)
Represents 285,652 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 49,242 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Victoria Place, 31 Victoria Street, Hamilton, HM10, BM.

(253)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 13408 Woodcrest Drive, Surrey, BC, V4P 1W6, CA.

(254)
Represents 4,467 Subordinate Voting Shares outstanding and 768 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 440 - 355 Burrard Street, Vancouver, BC, V6C 2G8, CA.

(255)
Represents 4,629 Subordinate Voting Shares outstanding and 789 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 65 East 55Th Street, New York, NY, 10022, US.

(256)
Represents 53,353 Subordinate Voting Shares outstanding, 10,825 Subordinate Voting Shares issuable upon the exercise of warrants, and 9,195 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 300 W 41St Street, Suite 202, Miami Beach, FL, 33140, US.

(257)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 415 Morgan Oak Circle, Atlanta, GA, 30342, US.

(258)
Represents 134 Subordinate Voting Shares outstanding and 21 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 10271 Hollywell Dr., Richmond, BC, V7E 5C8, CA.

(259)
Represents 459 Subordinate Voting Shares outstanding and 75 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3029 Connaught Avenue, North Vancouver, BC, V7K 1Y1, CA.

(260)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 26 Richwood Court, Kitchener, ON, N2P 2A8, CA.

(261)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 581 Augusta Drive, Louisville, CO, 80027, US.

(262)
Represents 167,850 Subordinate Voting Shares outstanding and 28,935 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2606 - 198 Aquarius Mews, Vancouver, BC, V6Z 2Y4, CA.

(263)
Represents 22,171 Subordinate Voting Shares outstanding and 3,819 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 855 El Camino Real, Suite 13A-348, Palo Alto, CA, 94303, US.

(264)
Represents 25 Subordinate Voting Shares outstanding and 3 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3783 Maxwell Street, Vancouver, BC, V5N 3Y6, CA.

(265)
Represents 890,160 Subordinate Voting Shares outstanding and 153,474 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3080 El Camino Real, West Palm Beach, FL, 33409, US.

(266)
Represents 187 Subordinate Voting Shares outstanding and 30 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 216 - 2678 Dixon St, Port Coquitlam, BC, V3C 6L7, CA.

(267)
Represents 255 Subordinate Voting Shares outstanding and 42 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 15910 Goggs Avenue, White Rock, BC, V4P 2N9, CA.

(268)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 105 Stuyvesant Ave, Rye, NY, 10580, US.

(269)
Represents 2,478 Subordinate Voting Shares outstanding and 426 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4999 Sussex Avenue, Burnaby, BC, V5G 4N9, CA.

(270)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2425 Browning Drive, Castle Rock, CO, 80109-7712, US.

(271)
Represents 17,858 Subordinate Voting Shares outstanding and 3,078 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1830 - 1066 West Hastings Street, Vancouver, BC, V6E 3X2, CA.

(272)
Represents 1,029 Subordinate Voting Shares outstanding and 174 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Ph1 - 600 Drake Street, Vancouver, BC, V6B 5W7, CA.

(273)
Represents 178,220 Subordinate Voting Shares outstanding and 125,644 Subordinate Voting Shares issuable upon the exercise of warrants. David Barr is the President and Chief Executive Officer and Manager of Pender Alternative Select Equity Fund. Listed address is 1830 - 1066 West Hastings Street, Vancouver, BC, V6E 3X2, CA.

(274)
Represents 17,689 Subordinate Voting Shares outstanding and 12,470 Subordinate Voting Shares issuable upon the exercise of warrants. David Barr is the President and Chief Executive Officer and Manager of Pender Alternative Special Situations Fund. Listed address is 1830 - 1066 West Hastings Street, Vancouver, BC, V6E 3X2, CA.

(275)
Represents 279,682 Subordinate Voting Shares outstanding and 197,174 Subordinate Voting Shares issuable upon the exercise of warrants. David Barr is the President and Chief Executive Officer and Manager of Pender Global Small/Mid Cap Equity Fund. Listed address is 1830 - 1066 West Hastings Street, Vancouver, BC, V6E 3X2, CA.

(276)
Represents 2,949,996 Subordinate Voting Shares outstanding, 58,841 Subordinate Voting Shares issuable upon the exercise of warrants, and 508,611 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. David Barr is the President and Chief Executive Officer and Manager of Pender Growth Fund Inc. Listed address is 1830-1066 West Hastings St, Vancouver, BC, V6E 3X2, CA.

(277)
Represents 4,400,334 Subordinate Voting Shares outstanding, 92,700 Subordinate Voting Shares issuable upon the exercise of warrants, and 758,676 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. David Barr is the President and Chief Executive Officer and Manager of Pender Small Cap Opportunities Fund. Listed address is 1830-1066 West Hastings St, Vancouver, BC, V6E 3X2, CA.

(278)
Represents 1,480,924 Subordinate Voting Shares outstanding and 255,330 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 23 Esplanade, St Helier, JE4 8PS, JE.

(279)
Represents 1,113,330 Subordinate Voting Shares outstanding and 191,952 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2336 Se Ocean Blvd, 400, Stuart, FL, 34996, US.

(280)
Represents 2,381,225 Subordinate Voting Shares outstanding, 687,074 Subordinate Voting Shares issuable upon the exercise of warrants, 183,987 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares, and 843,498 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 2336 Se Ocean Blvd, 400, Stuart, FL, 34996, US.

(281)
Represents 187,268 Subordinate Voting Shares outstanding, 21,649 Subordinate Voting Shares issuable upon the exercise of warrants, and 32,286 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2342 Rock Creek Drive, Charlotte, NC, 28226, US.

(282)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5693 Heather Street, Vancouver, BC, V5Z 3M3, CA.

(283)
Represents 23,947 Subordinate Voting Shares outstanding and 4,122 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is PO Box 324, Sunapee, NH, 03782, US.

(284)
Represents 264,888 Subordinate Voting Shares outstanding and 45,669 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 555 W22Nd St #8Bw, New York, NY, 10011, US.

(285)
Represents 72,426 Subordinate Voting Shares outstanding and 12,486 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4762 West 2Nd Ave, Vancouver, BC, V6T 1B9, CA.

(286)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 933 Lansdowne Avenue S.W., Calgary, AB, T2S 1A4, CA.

(287)
Represents 97,650 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 16,830 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 8 Woodview Ct, Olean, NY, 14760, US.

(288)
Represents 220,740 Subordinate Voting Shares outstanding and 38,058 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7280 Arbutus Place, West Vancouver, BC, V7W 2L6, CA.

(289)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 10172 99Th Lane, Ocala, FL, 34481-1400, US.

(290)
Represents 140,449 Subordinate Voting Shares outstanding, 16,237 Subordinate Voting Shares issuable upon the exercise of warrants, and 24,213 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 9103 Alta Drive Unit 804, Las Vegas, NV, 89145, US.

(291)
Represents 17,275 Subordinate Voting Shares outstanding and 2,976 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Weesperzijde 108Hs, Amsterdam, 1091 EN, NL.

(292)
Represents 6,195 Subordinate Voting Shares outstanding and 1,065 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 16871 Greenbrier Road, Lake Oswego, OR, 97034, US.

(293)
Represents 657,042 Subordinate Voting Shares outstanding, 235,293 Subordinate Voting Shares issuable upon the exercise of warrants, and 421,749 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 6256 NW 23rdTer, Boca Raton, FL, 33496, US.

(294)
Represents 307 Subordinate Voting Shares outstanding and 51 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Suite 333 - 1111 West Hastings Street, Vancouver, BC, V6E 2J3, CA.

(295)
Represents 825 Subordinate Voting Shares outstanding and 141 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 185 North Stratford Avenue, Burnaby, BC, V5B 1L1, CA.

(296)
Represents 46,295 Subordinate Voting Shares outstanding and 7,980 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Weesperzijde 108Hs, Amsterdam, 1091 EN, NL.

(297)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7140 Cliff Road, West Vancouver, BC, V7W 2L4, CA.

(298)
Represents 511 Subordinate Voting Shares outstanding and 84 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 12684 22Nd Avenue, Surrey, BC, V4A 2B8, CA.

(299)
Represents 26,482 Subordinate Voting Shares outstanding and 4,563 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1488 Draycott Road, North Vancouver, BC, V7J 1W2, CA.

(300)
Represents 61,803 Subordinate Voting Shares outstanding and 10,653 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 102 - 2197 West 2Nd Avenue, Vancouver, BC, V6K 1H7, CA.

(301)
Represents 143 Subordinate Voting Shares outstanding and 24 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4968 Cordova Bay Road, Victoria, BC, V8Y 2K2, CA.

(302)
Represents 10,667 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,836 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1339 Tall Wind Court, Mt. Pleasant, SC, 29464-9491, US.

(303)
Represents 143 Subordinate Voting Shares outstanding and 24 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 8591 Seascape Drive, West Vancouver, BC, V7W 3J7, CA.

(304)
Represents 152 Subordinate Voting Shares outstanding and 24 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Box 735, Garibaldi Highlands, BC, V0N 1T0, CA.

(305)
Represents 825 Subordinate Voting Shares outstanding and 141 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2603 - 162Nd Street Unit 91, Surrey, BC, V3Z 2L4, CA.

(306)
Represents 355,219 Subordinate Voting Shares outstanding and 61,242 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4427 Britannia Dr Sw, Calgary, AB, T2S 1J6, CA.

(307)
Represents 2,152 Subordinate Voting Shares outstanding, 433 Subordinate Voting Shares issuable upon the exercise of warrants, and 369 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 9993 Sunfish Circle, Paso Robles, CA, 93446, US.

(308)
Represents 617 Subordinate Voting Shares outstanding and 102 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 13092 - 56Th Avenue, Surrey, BC, V3X 2Z4, CA.

(309)
Represents 1,636 Subordinate Voting Shares outstanding and 282 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 21-5955 Oakdale Road, Burnaby, BC, V5H 4S5, CA.

(310)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 261 Strong Road, Anmore, BC, V3H 5E9, CA.

(311)
Represents 6,399 Subordinate Voting Shares outstanding, 1,299 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,101 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 24555 South Moorman Ave, Channahon, IL, 60410-9193, US.

(312)
Represents 140 Subordinate Voting Shares outstanding and 21 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4275 St. Pauls Avenue, North Vancouver, BC, V7N 1T4, CA.

(313)
Represents 7,615,169 Subordinate Voting Shares outstanding and 1,312,956 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Adam Rodman is the Chief Investment Officer of Segra Capital Management, LLC. Segra Capital Management, LLC and Adam Rodman may be deemed to have voting and investment power over the shares held of record by Segra New Energy Opportunities I, L.P. Adam Rodman disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Listed address is 1675 S. State Street, Suite B Dover, DE, USA 19901.

(314)
Represents 18,409 Subordinate Voting Shares outstanding and 3,171 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 198 Turtlehead Road, Belcarra, BC, V3H 4P1, CA.

(315)
Represents 220,740 Subordinate Voting Shares outstanding and 38,058 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7280 Arbutus Place, West Vancouver, BC, V7W 2L6, CA.

(316)
Represents 42,682 Subordinate Voting Shares outstanding, 8,660 Subordinate Voting Shares issuable upon the exercise of warrants, and 7,356 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 141 Fox Dale Lane, Knoxville, TN, 37934-1455, US.

(317)
Represents 647,529 Subordinate Voting Shares outstanding, 256,416 Subordinate Voting Shares issuable upon the exercise of warrants, and 111,636 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 5350 Nakoma Drive, Dallas, TX, 75209, US.

(318)
Represents 8 Subordinate Voting Shares outstanding. Listed address is 1705 - 1408 Strathmore Mews, Vancouver, BC, V6Z 3A9, CA.

(319)
Represents 6,187 Subordinate Voting Shares outstanding and 1,065 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 345 Park Avenue, 12Th Floor, New York, NY, 10154, US.

(320)
Represents 18,567 Subordinate Voting Shares outstanding and 3,198 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 345 Park Avenue, 12Th Floor, New York, NY, 10154, US.

(321)
Represents 8,701 Subordinate Voting Shares outstanding and 1,494 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 399 Park Avenue 17Th Floor, New York, NY, 10022, US.

(322)
Represents 1,204 Subordinate Voting Shares outstanding and 204 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2180 Meadwood Park, Burnaby, BC, V5A 4G2, CA.

(323)
Represents 132 Subordinate Voting Shares outstanding and 21 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 73 Fairfield Avenue, Holyoke, MA, 01040, US.

(324)
Represents 274,681 Subordinate Voting Shares outstanding and 274,681 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 2605 Cranberry Square, Morgantown, WV, 26508, US.

(325)
Represents 23,405 Subordinate Voting Shares outstanding, 2,707 Subordinate Voting Shares issuable upon the exercise of warrants, and 4,032 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 100 Old Pond Way, Snowmass, CO, 81654, US.

(326)
Represents 343,351 Subordinate Voting Shares outstanding and 343,351 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 4030 Maple Avenue, Suite 500, Dallas, TX, 75219, US.

(327)
Represents 3,200,285 Subordinate Voting Shares outstanding and 3,200,285 Subordinate Voting Shares issuable upon the exercise of warrants. Listed address is 4030 Maple Avenue, Suite 500, Dallas, TX 75219, US.

(328)
Represents 90,299 Subordinate Voting Shares outstanding and 15,561 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 6809 Beechwood Street, Vancouver, BC, V6P 5V1, CA.

(329)
Represents 46,813 Subordinate Voting Shares outstanding, 5,413 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,067 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 258 The Prado Ne, Atlanta, GA, 30309, US.

(330)
Represents 93,828 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 16,170 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1334 29Th St East, North Vancouver, BC, V7J 1T1, CA.

(331)
Represents 60 Subordinate Voting Shares outstanding and 9 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 30 - 6331 No. 1 Road, Richmond, BC, V7C 1T4, CA.

(332)
Represents 6,199 Subordinate Voting Shares outstanding and 1,062 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 24205 124Th Avenue, Maple Ridge, BC, V4R 1N3, CA.

(333)
Represents 20,892 Subordinate Voting Shares outstanding, 17,292 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,600 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 200 Railroad Ave, Ground Floor, Greenwich, CT, 06830, US.

(334)
Represents 23,212 Subordinate Voting Shares outstanding and 3,999 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 168 Robinson Road, #37-01, Capital Tower, Singapore, 68912, SN.

(335)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 6119 Acacia Avenue, Oakland, CA, 94618, US.

(336)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2900 Mckinnon St Apt 2901, Dallas, TX, 75201-0900, US.

(337)
Represents 4,640 Subordinate Voting Shares outstanding and 798 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1717 West 6Th Street, Suite 23, Austin, TX, 78703, US.

(338)
Represents 37,449 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 6,453 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is PO Box 213399, Royal Palm Beach, FL, 33421, US.

(339)
Represents 232,299 Subordinate Voting Shares outstanding and 40,047 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1420 - 99 Bank Street, Ottawa, ON, K1P 1H4, CA.

(340)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3718 Triumph Street, Burnaby, BC, V5C 1Y4, CA.

(341)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1338 Grant Street, Victoria, BC, V8R 1M3, CA.

(342)
Represents 123 Subordinate Voting Shares outstanding and 21 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4277 St. Catherines Street, Vancouver, BC, V5V 4M2, CA.

(343)
Represents 21,338 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,675 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 19 Larkspur Drive, Carbondale, CO, 81623, US.

(344)
Represents 5,434 Subordinate Voting Shares outstanding, 1,083 Subordinate Voting Shares issuable upon the exercise of warrants, and 933 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 616 Cornerstone Close, Langford, BC, V9B 5V1, CA.

(345)
Represents 37,449 Subordinate Voting Shares outstanding, 4,330 Subordinate Voting Shares issuable upon the exercise of warrants, and 6,453 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4650 Candacraig, Johns Creek, GA, 30022, US.

(346)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1030 Seaspray Avenue, Delray Beach, FL, 33483, US.

(347)
Represents 48 Subordinate Voting Shares outstanding and 6 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 4501 - 1011 W. Cordova St., Vancouver, BC, V6C 0B2, CA.

(348)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3188 18Th Avenue E., Vancouver, BC, V5M 2R5, CA.

(349)
Represents 1,854 Subordinate Voting Shares outstanding and 318 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 200 Bellevue Parkway, Suite 525, Wilmington, DE, 19809, US.

(350)
Represents 18,723 Subordinate Voting Shares outstanding, 2,165 Subordinate Voting Shares issuable upon the exercise of warrants, and 3,225 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2237 Wroxton Road, Houston, TX, 77005, US.

(351)
Represents 43,922 Subordinate Voting Shares outstanding and 7,572 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 540 East 200 South, Salt Lake City, UT, 84102-2099, US.

(352)
Represents 496,608 Subordinate Voting Shares outstanding and 85,617 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7 Ridley Park, Singapore, 248482, SG.

(353)
Represents 6,495 Subordinate Voting Shares outstanding and 1,116 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3Rd Floor, 44 Esplanade, St Helier, JE4 9WG, JE.

(354)
Represents 924 Subordinate Voting Shares outstanding and 156 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3Rd Floor, 44 Esplanade, St Helier, JE4 9WG, JE.

(355)
Represents 26,127 Subordinate Voting Shares outstanding and 4,500 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1500 Main St., Springfield, MA, 01115, US.

(356)
Represents 107 Subordinate Voting Shares outstanding and 15 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1259 Apex Mountain Road, Penticton, BC, V2A 0E2, CA.

(357)
Represents 58,270 Subordinate Voting Shares outstanding and 10,044 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 875 Fifth Avenue, New York, NY, 10065, US.

(358)
Represents 523 Subordinate Voting Shares outstanding and 84 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 69 - 17097 64 Ave, Surrey, BC, V3S 1Y5, CA.

(359)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3914 West 13Th Avenue, Vancouver, BC, V6R 2T2, CA.

(360)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1110 - 819 Hamilton Street, Vancouver, BC, V6B 6M2, CA.

(361)
Represents 232,043 Subordinate Voting Shares outstanding, 192,038 Subordinate Voting Shares issuable upon the exercise of warrants, and 40,005 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 767 Fifth Avenue, New York, NY, 10153, US.

(362)
Represents 1,067,140 Subordinate Voting Shares outstanding, 216,487 Subordinate Voting Shares issuable upon the exercise of warrants, and 183,987 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 12 E 49Th St, 40Th Floor, New York, NY, 10017, US.

(363)
Represents 35,726 Subordinate Voting Shares outstanding and 6,156 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7511 Bamberton Court, Richmond, BC, V7A 5C4, CA.

(364)
Represents 411 Subordinate Voting Shares outstanding and 69 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2708 - 900 Carnarvon St, New Westminster, BC, V3M 0K4, CA.

(365)
Represents 6,399 Subordinate Voting Shares outstanding, 1,299 Subordinate Voting Shares issuable upon the exercise of warrants, and 1,101 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 2129 East 17Th Street, Vancouver, WA, 98661-4009, US.

(366)
Represents 26,482 Subordinate Voting Shares outstanding and 4,563 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 15-222 5Th St E, North Vancouver, BC, V7L 1L7, CA.

(367)
Represents 4,310 Subordinate Voting Shares outstanding and 735 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 62 Mcgregor Drive, Southampton, NY, 11968, US.

(368)
Represents 36,140 Subordinate Voting Shares outstanding and 6,228 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 1000 Laramee Road Box 559, Brackendale, BC, V0N 1H0, CA.

(369)
Represents 92,918 Subordinate Voting Shares outstanding and 16,008 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 200 Railroad Ave, Ground Floor, Greenwich, CT, 06830, US.

(370)
Represents 13,140,870 Subordinate Voting Shares outstanding, 4,705,881 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,434,989 Subordinate Voting Shares issuable upon the conversion of Multiple Voting Shares. Listed address is 35 Mason Street, 2nd Fl, Greenwich, CT, 06830, US.

(371)
Represents 52,171 Subordinate Voting Shares outstanding, 43,177 Subordinate Voting Shares issuable upon the exercise of warrants, and 8,994 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 200 Railroad Ave, Ground Floor, Greenwich, CT, 06830, US.

(372)
Represents 178,652 Subordinate Voting Shares outstanding and 30,798 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 7300 - 515 West Hastings, Vancouver, BC, V6B 5K3, CA.

(373)
Represents 204 Subordinate Voting Shares outstanding and 33 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3360 Bowen Drive, Richmond, BC, V7C 4C7, CA.

(374)
Represents 52,387 Subordinate Voting Shares outstanding and 9,030 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is Park Veldzicht 71, Middelburg, ZE, 4336 DX, NL.

(375)
Represents 129 Subordinate Voting Shares outstanding and 24 Subordinate Voting Shares issuable upon the conversion of Class A, Class B and Class C Earnout Shares. Listed address is 3321 Hastings St, Port Coquitlam, BC, V3B 4M8, CA.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Post-Business Combination Related Party Transactions of the Company
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since the Closing, and each currently proposed transaction, in which:
•
we have been or are to be participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements
From and after the Closing, the Company is required to indemnify and hold harmless each present and former officer, director, manager, employee and agent of the Company, Spring Valley and Old General Fusion, as applicable, against certain costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with actions arising out of or pertaining to matters existing or occurring at or prior to the Closing, in each case to the fullest extent permitted under applicable law. For a period of six years after the Closing, the Company is also required to maintain directors’ and officers’ liability insurance covering the applicable indemnified parties with coverage amounts, terms and conditions not less favorable to such indemnified parties than the applicable pre-Closing directors’ and officers’ liability insurance policies.
Effective as of the Closing Date, the Company entered into indemnification agreements with each of our directors and executive officers. Pursuant to such indemnification agreements, the Company has agreed to indemnify and hold harmless our directors and executive officers against judgments, penalties, fines, settlement amounts and costs, charges and expenses, including legal and other fees, reasonably and actually incurred in connection with proceedings arising by reason of their service to the Company, to the fullest extent permitted by applicable law. Such indemnification is generally available provided the applicable individual acted honestly and in good faith with a view to the best interests of the Company and, in the case of proceedings other than civil proceedings, had reasonable grounds for believing that their conduct was lawful. The Company has also agreed to advance eligible expenses within 30 days after request, subject to repayment if it is ultimately determined that the applicable standard for indemnification was not satisfied. In addition, the Company has agreed to use commercially reasonable efforts to maintain directors’ and officers’ liability insurance for the benefit of the indemnitees during their service and for a specified period thereafter.
Lock-Up Agreements
At the Closing, certain Old GF Securityholders, the Sponsor and other parties to the letter agreement dated as of September 3, 2025 entered into lock-up agreements pursuant to which, among other things, each such securityholder agreed, without the prior written consent of the Board and subject to certain exceptions, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of any Subordinate Voting Shares, any Subordinate Voting Shares issuable upon the exercise of options to purchase Subordinate Voting Shares, or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares, in each case held by such securityholder immediately after the effective time of the Business Combination, for a period of 180 days following the Closing. Pursuant to the terms of the Plan of Arrangement, each holder of Subordinate Voting Shares, GF Exchange Warrants and GF Exchange Options issued pursuant to the Amalgamation, except for securities issued in exchange for Old GF Class B Common Shares and in connection with the PIPE Financing, was deemed to be a party to the Lock-Up Agreement as if such holder had executed the agreement.
Registration Rights Agreement
Contemporaneously with the Closing, the Company, the Sponsor and certain securityholders of Old General Fusion entered into an amended and restated registration rights agreement (the “Registration

Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file, as soon as practicable and in any event within 30 days following the Closing Date, a registration statement covering the resale of certain Subordinate Voting Shares and other equity securities of the Company held by the Sponsor and such other securityholders party thereto from time to time. The holders of registrable securities are also entitled to certain takedown, demand, block trade and piggyback registration rights with respect to their registrable securities, in each case on the terms and subject to the conditions set forth in the Registration Rights Agreement. The Registration Rights Agreement amended, restated and terminated the registration rights agreement, dated as of September 3, 2025, by and among Spring Valley, the Sponsor and certain other parties, as of the Closing. The Registration Rights Agreement was subsequently amended to extend the deadline for filing the registration statement to September 8, 2026.
PIPE Financing
On January 21, 2026, Spring Valley and Old General Fusion entered into PIPE Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase an aggregate of 10,556,367 units of Old General Fusion at a price of $10.20 per unit, with each unit consisting of one Old GF Convertible Preferred Share and one Old GF PIPE Warrant, for aggregate gross proceeds of approximately $107.7 million and each Old GF Convertible Preferred Share was immediately exchanged for one Multiple Voting Share, and each Old GF PIPE Warrant was exchanged for one GF PIPE Warrant to acquire one Subordinate Voting Share at a price equal to $12.00 per share, subject to adjustment.
Additionally, concurrently with the execution of the PIPE Subscription Agreements, the lead PIPE investor purchased an additional 3,500,000 Old GF Class B Common Shares for an aggregate purchase price of $0.35 million ($0.10 per share), which were exchanged for Subordinate Voting Shares on a 1:1 basis pursuant to the Business Combination.
The PIPE Financing was consummated pursuant to the PIPE Subscription Agreements on the Closing Date. The Subordinate Voting Shares issued or issuable upon conversion of the Multiple Voting Shares and exercise of the GF PIPE Warrants are included as registrable securities under the Registration Rights Agreement.
Executive Compensation and Director Compensation
See the section titled “Executive Compensation” for information on compensation arrangements with our executive officers and directors, which include, among other things, stock awards, employment agreements, director compensation and certain other benefits. For information on termination arrangements with executive officers, see the section titled “Executive Compensation — Employment Agreements.”
Pre-Business Combination Related Party Transactions Of Spring Valley
The following is a description of each transaction since Spring Valley’s inception, and each currently proposed transaction, in which:
Spring Valley was a participant;
•
the amount involved exceeded or exceeds $120,000; and

•
any of Spring Valley’s directors, executive officers, or beneficial holders of more than 5% of any class of Spring Valley’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Founder Shares
On March 28, 2025, the Sponsor and Spring Valley’s independent directors paid an aggregate of $25,000 to cover certain offering and formation costs in exchange for an aggregate of 5,750,000 Class B Founder Shares, par value $0.0001 per share. On August 15, 2025, Spring Valley effected an approximately 1-to-1.33 share split, and upon completion of the share split, each independent director transferred 13,333

Class B Founder Shares to the Sponsor for the sum of $43.48. As a result, after giving effect to this transfer, the Sponsor held 7,546,667 Class B Founder Shares, and each independent director held 40,000 Class B Founder Shares.
Spring Valley Private Placement Warrants
The Sponsor purchased an aggregate of 4,490,555 Spring Valley Private Placement Warrants at a price of $0.90 per warrant, for an aggregate purchase price of $4,041,500, in a private placement that closed simultaneously with the closing of the Spring Valley IPO. In addition, the underwriters used a portion of their underwriting discount and commission to purchase an aggregate of 2,555,556 Spring Valley Private Placement Warrants at a price of $0.90 per warrant, for an aggregate purchase price of $2,300,000, in a private placement that closed simultaneously with the Spring Valley IPO. The Spring Valley Private Placement Warrants are identical to the Spring Valley Public Warrants included in the units sold in the Spring Valley IPO, except that so long as the original purchasers or certain permitted transferees hold the Spring Valley Private Placement Warrants and the Working Capital Warrants, such warrants are exercisable on a cashless basis and non-redeemable.
A portion of the purchase price of the Spring Valley Private Placement Warrants was added to the proceeds from the Spring Valley IPO held in the trust account, such that $230,000,000 was held in the trust account at the closing of the Spring Valley IPO. If Spring Valley had not completed its initial business combination within the prescribed timeframe, the holders’ right to exercise the Spring Valley Private Placement Warrants for Class A ordinary shares would have terminated, and the Spring Valley Private Placement Warrants would have expired worthless.
On January 21, 2026, the underwriters agreed to forfeit, simultaneously and in connection with the consummation of the Business Combination, 15% of their Spring Valley Private Placement Warrants, equal to an aggregate of 383,333 Private Placement Warrants. After giving effect to this forfeiture, 6,662,778 Spring Valley Private Placement Warrants remained outstanding, all of which are being registered for resale pursuant to this registration statement.
Potential Conflicts of Interest
If any of Spring Valley’s directors or officers became aware of a business combination opportunity that fell within the line of business of any entity to which such person then had fiduciary or contractual obligations, such person may have been required to present that business combination opportunity to such entity before presenting it to Spring Valley. Spring Valley disclosed that its directors and officers had certain fiduciary duties or contractual obligations that may have taken priority over their duties to Spring Valley. Members of Spring Valley’s management team and board of directors directly or indirectly owned Class B Founder Shares and/or Spring Valley Private Placement Warrants, and, accordingly, may have had a conflict of interest in determining whether a particular target business was an appropriate business with which to effectuate Spring Valley’s initial business combination.
Administrative Support Agreement
Spring Valley reimbursed the Sponsor, or an affiliate of the Sponsor, in an amount equal to $30,000 per month for office space, utilities and secretarial and administrative support made available to Spring Valley. Spring Valley ceased paying these monthly fees upon completion of its initial business combination.
Expense Reimbursements
The Sponsor, Spring Valley’s directors and officers, and their respective affiliates were entitled to reimbursement for out-of-pocket expenses incurred in connection with activities on Spring Valley’s behalf, including identifying potential target businesses and performing due diligence on suitable business combinations.
Spring Valley’s audit committee reviewed on a quarterly basis all payments made to the Sponsor, Spring Valley’s directors or officers, or Spring Valley’s or any of their respective affiliates, and determined which expenses and the amount of expenses would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Spring Valley’s behalf.
Promissory Note
Prior to the closing of the Spring Valley IPO, the Sponsor agreed to loan Spring Valley up to $250,000 pursuant to an unsecured promissory note, dated March 28, 2025 to fund a portion of the expenses of the Spring Valley IPO. The loan was non-interest bearing and unsecured and was due at the earlier of December 31, 2025 and the closing of the Spring Valley IPO. Spring Valley repaid the promissory note in full on September 5, 2025, and the facility is no longer available.
Working Capital Loan Conversion
Pursuant to the Sponsor Letter Agreement, in order to finance transaction costs in connection with a potential business combination, the Sponsor, any of its affiliates or certain of Spring Valley’s directors and officers could, but were not obligated to, loan Spring Valley funds for working capital. If Spring Valley completed a business combination, Spring Valley could repay such loaned amounts out of the proceeds of the trust account released to Spring Valley. If Spring Valley’s initial business combination did not close, Spring Valley could use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account could be used to repay such loaned amounts. Up to $1,500,000 of such loan was convertible into warrants at a price of $0.90 per warrant at the option of the lender, on terms identical to the Spring Valley Private Placement Warrants.
At Closing, a total of $1,500,000 had been loaned to Spring Valley and the Sponsor elected to convert the $1,500,000 of the loan into 1,666,667 “Working Capital Warrants” on the same terms as the Spring Valley Private Placement Warrants.
Sponsor Letter Agreement
On January 21, 2026, Spring Valley, Old General Fusion and the Sponsor entered into the Sponsor Letter Agreement. Pursuant to the Sponsor Letter Agreement, the Sponsor agreed to vote all Class B Founder Shares held by it in favor of the Business Combination Agreement, the Business Combination and related proposals. The Sponsor also agreed that, at the Closing, it would forfeit 1,000,000 Class B Founder Shares, and Spring Valley agreed to issue to the Sponsor an aggregate of 1,000,000 Earnout Shares in connection with such forfeiture. In addition, the Sponsor agreed to transfer, directly or constructively, an aggregate of 1,250,000 Class B Founder Shares to certain investors in Old General Fusion’s most recent SAFE financing round. On July 6, 2026, the parties entered into an amendment to the Sponsor Letter Agreement (as amended, the “Sponsor Letter Agreement”), pursuant to which the parties agreed not to transfer any Subordinate Voting Shares or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares, in each case held by such securityholder immediately after the effective time of the Business Combination, for a period of 180 days following the Closing, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.
Original Registration Rights Agreement
Spring Valley entered into a registration rights agreement with respect to the Class B Founder Shares, the Spring Valley Private Placement Warrants and the Spring Valley Public Warrants. As described above under “— Registration Rights Agreement,” the original registration rights agreement, dated as of September 3, 2025, between Spring Valley, the Sponsor and certain other parties, was amended, restated and terminated as of the Closing.
Post-Business Combination Compensation
After completion of the Business Combination, the Company formalized a compensation philosophy and structure that aligned with business objectives, the interests of the shareholders of the Company and public company compensation standards. None of Spring Valley’s officers continued after completion of the

Business Combination. Spring Valley disclosed that it was not party to any agreements with its directors and officers that provided for benefits upon termination of employment.
Pre-Business Combination Related Party Transactions Of Old General Fusion
The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:
•
Old General Fusion was a participant;

•
the amount involved exceeded or exceeds $120,000; and

•
any of Old General Fusion’s directors, executive officers, or beneficial holders of more than 5% of any class of Old General Fusion’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or has a direct or indirect material interest.

Greg Twinney (Chief Executive Officer)
On August 12, 2025, Greg Twinney, Old General Fusion’s Chief Executive Officer (and who currently serves as the Company’s Chief Executive Officer), invested $198,794.78 in Old General Fusion. The investment resulted in the issuance to Mr. Twinney of 125,264 Series 1 Old GF Class B Preferred Shares and 1,571,061 Series 3 Old GF Class B Preferred Shares. Upon consummation of the Business Combination, Mr. Twinney beneficially owned approximately 288,682 Subordinate Voting Shares and 1,028,225 fully vested options to purchase Subordinate Voting Shares.
Mark Little (Director)
On July 22, 2025, Mark Little, a director of Old General Fusion (and who currently serves as a director of the Company), entered into a $400,000 secured loan agreement with Old General Fusion. The loan bore interest at a rate of 15% per annum and was repayable upon the earlier of a qualifying financing and August 8, 2025. The loan, together with accrued interest, was repaid by the issuance of 253,498 Series 1 Old GF Class B Preferred Shares and 3,179,370 Series 3 Old GF Class B Preferred Shares on August 6, 2025, with 50% of such shares issued to Mr. Little and 50% of such shares issued to Mr. Little’s spouse, Ruth Little.
On July 16, 2024, Mr. Little entered into a $250,000 convertible note arrangement with Old General Fusion. The note bore interest at a rate of 12% per annum on a simple interest basis. Interest accrued on the note from inception through the conversion date totaled $31,644. The outstanding principal and accrued interest under the note were converted into 236,615 Series 2 Old GF Class B Preferred Shares on August 6, 2025. Upon consummation of the Business Combination, Mr. Little beneficially owned an aggregate of 624,416 Subordinate Voting Shares and 3,381 fully vested options to purchase Subordinate Voting Shares, directly and indirectly through Ruth Little, and Ruth Little owned 292,105 Subordinate Voting Shares.
Wal van Lierop (Director)
On July 22, 2025, Chrysalix Energy III US Limited Partnership, an entity affiliated with Wal van Lierop, a director of Old General Fusion, entered into a $1,000,000 secured loan agreement with Old General Fusion. The loan bore interest at a rate of 15% per annum and was repayable upon the earlier of a qualifying financing and August 8, 2025.
The loan, together with accrued interest, was repaid by the issuance of 756,142 Series 1 Old GF Class B Preferred Shares on August 6, 2025. Chrysalix Venture Capital is the investment fund manager of Chrysalix Energy III U.S. Limited Partnership and Chrysalix Energy II US Limited Partnership, and Mr. van Lierop is the founding partner of Chrysalix and a member of the general partner of the Chrysalix funds.
Mr. van Lierop may be deemed to have voting and investment power over the shares held of record by the Chrysalix funds, but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Voting and Support Agreement
On January 21, 2026, Spring Valley, Old General Fusion and certain Old GF Securityholders entered into the Voting and Support Agreement. Pursuant to the Voting and Support Agreement, each such securityholder agreed to support and vote in favor of the Plan of Arrangement.
Sponsor Letter Agreement
On January 21, 2026, Spring Valley, Old General Fusion and the Sponsor entered into the Sponsor Letter Agreement. Pursuant to the Sponsor Letter Agreement, among other things, the Sponsor agreed to vote all Spring Valley Class B Shares held by it in favor of the Business Combination Agreement, the Business Combination and related proposals. The Sponsor also agreed that, at the Closing, it would forfeit 1,000,000 Class B Founder Shares, and Spring Valley agreed to issue to the Sponsor an aggregate of 1,000,000 Subordinate Voting Shares in connection with such forfeiture. The Sponsor agreed to transfer, directly or constructively, an aggregate of 1,250,000 Class B Founder Shares to certain investors in Old General Fusion’s most recent SAFE Financing. The parties further agreed that if Spring Valley obtained working capital loans from the Sponsor or an affiliate to finance transaction costs related to the Business Combination, up to $1,500,000 of such loans could be converted into warrants to purchase Subordinate Voting Shares for an exercise price of $0.90 per share, at the Sponsor’s option. On July 6, 2026, the parties entered into an amendment to the Sponsor Letter Agreement, pursuant to which the parties agreed not to transfer any Subordinate Voting Shares or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares, in each case held by such securityholder immediately after the effective time of the Business Combination, for a period of 180 days following the Closing, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement. At Closing, the Sponsor elected to convert the $1,500,000 working capital loan into 1,666,667 Working Capital Warrants on the same terms as the Spring Valley Private Placement Warrants.
Policies And Procedures For Related Person Transactions
Effective upon the Closing, the Company adopted a related person transactions policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. The audit committee has the primary responsibility for reviewing and approving or disapproving transactions with related parties.
The policy provides that a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is a participant and the amount involved exceeds $120,000, and in which any related person has or will have a direct or indirect interest. Related persons include directors and executive officers, director nominees, any person who is known to be the beneficial owner of more than 5% of the Company’s voting securities, close family members of any of the foregoing, and any entity in which any of the foregoing persons is an employee, general partner, principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Subject to applicable corporate and securities laws, the audit committee will review and approve or ratify related person transactions after considering such factors as whether the terms of the transaction are fair to the Company, whether the transaction is material to the Company, the role the related person played in arranging the transaction, the structure of the transaction and the interest of all related persons in the transaction. A related person transaction will only be approved if the audit committee determines that the transaction is beneficial to and not inconsistent with the best interests of the Company and its shareholders, on terms that are fair to the Company and at least as favorable as could be obtained from an unrelated third party.
In addition to the Company’s related person transaction policy, for so long as 20% of the Multiple Voting Shares issued as of the Closing are held by PIPE Investors, the Company may not, without the affirmative vote or action by written consent of the requisite holders of Multiple Voting Shares, enter into any transaction with an affiliate that is not on arm’s-length terms, other than certain issuances of equity or awards under the Company’s incentive plan, equity plan or equity-based compensation plan and certain employment, consulting or award agreements with respect to executive officers of the Company.

In addition to our related person transaction policy, for so long as 20% of the Multiple Voting Shares issued as of the Closing are held by PIPE Investors, the Company may not, without the affirmative vote or action by written consent of the requisite holders of Multiple Voting Shares, enter into any transaction with an affiliate that is not on arm’s-length terms, other than certain issuances of equity or awards under the Company’s incentive plan, equity plan or equity-based compensation plan and certain employment, consulting or award agreements with respect to executive officers of the Company.
Prior to the consummation of the Business Combination, Spring Valley had not adopted a formal policy for the review, approval or ratification of related party transactions, and the transactions described above were not reviewed, approved or ratified in accordance with any such policy. Spring Valley adopted a Code of Ethics requiring Spring Valley to avoid, wherever possible, conflicts of interest except under guidelines or resolutions approved by Spring Valley’s board of directors or the appropriate committee of the board, or as disclosed in Spring Valley’s public filings with the SEC. Under Spring Valley’s Code of Ethics, conflict of interest situations included any financial transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, involving Spring Valley.
Spring Valley’s audit committee, pursuant to a written charter adopted prior to the consummation of the Spring Valley IPO, was responsible for reviewing and approving related party transactions to the extent Spring Valley entered into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum was present was required to approve a related party transaction, and unanimous written consent of all members of the audit committee was required to approve a related party transaction without a meeting. Spring Valley’s audit committee also reviewed on a quarterly basis all payments made to the Sponsor, Spring Valley’s directors or officers, or Spring Valley’s or any of their respective affiliates. These procedures were intended to determine whether any such related party transaction impaired the independence of a director or presented a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, Spring Valley agreed not to consummate an initial business combination with an entity affiliated with any of the Sponsor, Spring Valley’s directors or Spring Valley’s officers unless Spring Valley, or a committee of independent and disinterested directors, obtained an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such initial business combination was fair to Spring Valley’s shareholders from a financial point of view. In addition, pursuant to Nasdaq listing rules, Spring Valley’s initial business combination was required to be approved by a majority of Spring Valley’s independent directors.
Under applicable law, the directors and officers of Old General Fusion were, and the directors and officers of the Company are, required to act honestly and in good faith with a view to the best interests of the entity they serve. If a director or officer holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with such director’s or officer’s duty or interest, such director or officer must disclose the nature and extent of the conflict to the board of directors. In connection with the Business Combination, the Company adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees, consultants, contractors and agents of the Company and its affiliates and subsidiaries worldwide and addresses, among other things, conflicts of interest, compliance with laws, confidentiality, preferential treatment, internal controls and disclosure, fair dealing, fair competition and reporting of violations. The Board will be responsible for monitoring compliance with the Code of Business Conduct and Ethics and will annually review and evaluate the effectiveness of the Code of Business Conduct and Ethics.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is subject to our Articles and the provisions of applicable law.
General
Our authorized share capital consists of (a) an unlimited number of Subordinate Voting Shares; (b) an unlimited number of preferred shares, issuable in series; (c) 4,500,000 Class A Earnout Shares; (d) 4,500,000 Class B Earnout Shares; (e) 4,500,000 Class C Earnout Shares; and (f) 12,000,000 Multiple Voting Shares.
As of September 4, 2026, there were 53,132,058 Subordinate Voting Shares outstanding, no preferred shares outstanding, 3,173,069 Class A Earnout Shares outstanding, 3,173,068 Class B Earnout Shares outstanding, 3,173,068 Class C Earnout Shares outstanding, and 10,416,663 Multiple Voting Shares outstanding.
Our Subordinate Voting Shares are listed on the Nasdaq under the symbol “GFUZ” and the Public Warrants are listed on Nasdaq under the symbol “GFUZW.”
Subordinate Voting Shares
Subordinate Voting Shares are entitled to one (1) vote per share on all matters upon which holders of shares are entitled to vote. Subject to the BCBCA and prior rights of the holders of Multiple Voting Shares, Preferred Shares and any other class ranking senior to the Subordinate Voting Shares, the holders of Subordinate Voting Shares are entitled to receive dividends as, if and when declared by the Board. Subject to the prior payment to the holders of Multiple Voting Shares and the Company’s preferred shares, and any other class ranking senior to the Subordinate Voting Shares, in the event of the Company’s liquidation, dissolution or winding-up or other distribution of its assets among its shareholders, the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares will be entitled to share pro rata in the distribution of the balance of the Company’s assets. Holders of Subordinate Voting Shares will have no pre-emptive or conversion or exchange rights or other subscription rights. There are no redemption, retraction, purchase for cancellation or surrender provisions or sinking or purchase fund provisions applicable to Subordinate Voting Shares. The special rights or restrictions attached to Subordinate Voting Shares are subject to and may be adversely affected by, the rights attached to the Multiple Voting Shares or the rights attached to the Preferred Shares and any series of preferred shares that the Board may designate in the future.
Preferred Shares
Preferred shares of the Company are issuable in series by the Board, as follows: (i) the Board determines the maximum number of such shares; (ii) the Board creates an identifying name to such shares; (iii) the Board attaches or alters special rights and restrictions to the shares of such series of preferred shares of the Company, including in respect of rate and payment of dividends, rights upon a dissolution, liquidation or winding up of the Company, right to redemption or retraction, right to vote and other special rights and restrictions; (iv) no series of the preferred shares of the Company shall have priority to any other series of preferred shares of the Company in respect of dividends or return on capital; and (v) the preferred shares of the Company shall rank in priority to the Subordinate Voting Shares in respect of distributions of assets of the Company or return of capital.
The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or discouraging potential acquisition proposals and might adversely affect the market price of Subordinate Voting Shares and the voting and other rights of the holders of Subordinate Voting Shares. We have no current plan to issue any preferred shares.
Multiple Voting Shares
Multiple Voting Shares are the most senior ranking class of shares of the Company. Multiple Voting Shares have the following rights, privileges and restrictions as set out in the Articles.

(i)
Voting:   Multiple Voting Shares will vote together with the Subordinate Voting Shares as a single class, except (1) as required by law, and (2) as noted under the heading “Protective Provisions”. Each holder of Multiple Voting Shares shall be entitled to cast the number of votes equal to the number of whole Subordinate Voting Shares into which the Multiple Voting Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter.

(ii)
Protective Provisions:   For as long as 20% of the Multiple Voting Shares issued as of the Closing are held by the PIPE Investors, the Company shall not, without the affirmative vote or action by written consent of the Required Holders, take any of the following actions: (1) liquidate, dissolve or wind up the affairs of the Company; (2) amend, alter, or repeal any provision of the Articles or any similar document of the Company in a manner adverse to the Multiple Voting Shares; (3) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Multiple Voting Shares with respect to its rights, preferences and privileges, or increase the authorized number of Multiple Voting Shares; (4) purchase or redeem or pay any cash dividend on any share of the Company ranking junior to the Multiple Voting Shares, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan of the Company; (5) enter into any transaction with an affiliate that is not on arms’-length terms, other than the issuance of equity or awards to eligible participants under the Incentive Plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of the Company, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of the Company; or (6) incur or guarantee any indebtedness, other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the Multiple Voting Shares shall not be considered indebtedness for purposes of this calculation.

(iii)
Accrued Value and Dividends:   The accrued value of each Multiple Voting Share, being the sum of the original issue price paid for such share (which is deemed to be US$12.00) plus each Periodic AV Increase (as defined below), to the extent applicable (the “Accrued Value”), will automatically be increased by 12% of the Accrued Value annually (the “Periodic AV Increase”) unless the Company elects to declare and pay annual cumulative dividends in cash at the rate of 10% of the Accrued Value. In addition, holders of Multiple Voting Shares are entitled to participate in any other dividends or distributions that are made by the Company on the Subordinate Voting Shares.

(iv)
Liquidation Preference:   In the event of a liquidation, or a Deemed Liquidation Event, the holders of Multiple Voting Shares are entitled to receive out of the available proceeds, before any distribution is made to the holders of Subordinate Voting Shares or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value, and (ii) such amount per share as would have been payable if the Multiple Voting Shares had been converted into Subordinate Voting Shares immediately prior to such liquidation or Deemed Liquidation Event. Thereafter, the holders of Multiple Voting Shares will be entitled to receive their pro rata share of the remaining available proceeds available for distribution to shareholders, on an as-converted to Subordinate Voting Shares basis.

(v)
Original Issue Price:   The original issue price for each Multiple Voting Share is $10.20 per share but each share has a deemed original issue price of $12.00.

(vi)
VWAP Reset; Anti-Dilution Adjustment:   Multiple Voting Shares are entitled to a price reset if, the VWAP for the 20-day trading period immediately following six (6) months after the consummation of the Arrangement (the “Measurement Price”) is less than the effective price per share at which the Multiple Voting Shares convert to Subordinate Voting Shares (the “Conversion Price”), then the Conversion Price of each Multiple Voting Share shall be reduced to an amount that is the greater of the Measurement Price and $5.00 per share. In addition, in the event of issuance of shares or convertible securities from treasury at a price per share below the then-applicable Conversion Price (“New Issue Price”), the Conversion Price of the Multiple Voting Shares will be reset to the New Issue Price.
(vii)
Conversion:   Each Multiple Voting Share will be convertible into Subordinate Voting Shares at any time at the option of the holder of such Multiple Voting Share at a rate equal to the Accrued Value, divided by the then-applicable Conversion Price. The Conversion Price will initially be $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and anti-dilution adjustments as set out under the heading “VWAP Reset; Anti-Dilution Adjustment.”

(viii)
Pro-Rata Rights:   If holders of Subordinate Voting Shares are provided a pre-emptive pro-rata right to purchase securities of the Company, the holders of Multiple Voting Shares shall have a pro-rata right to participate in such purchase rights.

(ix)
Call Rights:   Unless prohibited by applicable law governing distributions to shareholders, the Multiple Voting Shares shall be redeemable at the option of the Company commencing any time (1) prior to the first anniversary of the Closing at a price equal to the 150% of the Accrued Value, (2) on or after the first anniversary but prior to the second anniversary of the Closing at a price equal to the 140% of the Accrued Value, (3) on or after the second anniversary of the Closing but prior to the third anniversary of the Closing at a price equal to the 130% of the Accrued Value, (4) on or after the third anniversary of the Closing but prior to the fourth anniversary of the Closing at a price equal to the 120% of the Accrued Value, (5) on or after the fourth anniversary of the Closing but prior to the fifth anniversary of the Closing at a price equal to the 110% of the Accrued Value, or (6) on or after the fifth anniversary of the Closing at a price equal to the 100% of the Accrued Value.

(x)
Put Rights:   Unless prohibited under applicable law, at any time after the fifth anniversary of the Closing, the Required Holders can require the redemption of all Multiple Voting Shares at a price equal to Accrued Value of the Multiple Voting Shares.

Spring Valley Warrants
Spring Valley Warrants may only be exercised for a whole number of shares, and no fractional shares will be issued upon exercise. The Spring Valley Warrants will become exercisable on the later of (a) 30 days after the completion of the Business Combination and (b) 12 months from the closing of Spring Valley’s initial public offering. The Spring Valley Warrants will expire seven years from the completion of the Business Combination or, in the case of the Spring Valley Public Warrants, earlier upon any redemption.
The Company will not be obligated to deliver any Subordinate Voting Shares pursuant to the exercise of a Spring Valley Public Warrant and will have no obligation to settle such Spring Valley Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Subordinate Voting Shares issuable upon exercise of the Spring Valley Public Warrant is then effective and a current prospectus relating thereto is available, or a valid exemption from registration is available. No Spring Valley Warrant will be exercisable and the Company will not be obligated to issue any shares to holders seeking to exercise their Spring Valley Warrants, unless the issuance of the shares upon such exercise is registered, deemed to be exempt from registration or qualified under the securities laws of the state of the exercising holder.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Subordinate Voting Shares issuable upon exercise of the Spring Valley Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Spring Valley Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Subordinate Voting Shares are, at the time of any exercise of a Spring Valley Public Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at

its option, require holders of Spring Valley Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the Subordinate Voting Shares issuable upon exercise of the Spring Valley Public Warrants under applicable blue sky laws to the extent an exemption is not available.
Redemption of Spring Valley Public Warrants
Once the Spring Valley Public Warrants become exercisable, the Company may redeem the outstanding Spring Valley Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Spring Valley Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each Spring Valley Public Warrant holder; and

•
if, and only if, the closing price of the Subordinate Voting Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to Spring Valley Public Warrant holders.

The Company will not redeem the Spring Valley Public Warrants for cash unless a registration statement under the Securities Act covering the issuance of the Subordinate Voting Shares issuable upon exercise of the Spring Valley Public Warrants is then effective and a current prospectus relating to those Subordinate Voting Shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the Spring Valley Public Warrants on a cashless basis. If and when the Spring Valley Public Warrants become redeemable by the Company, the Company may exercise its redemption right on a cashless basis even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Spring Valley Public Warrants for redemption as described in this paragraph, it will have the option to require any holder that wishes to exercise his, her or its warrant following the notice of redemption to do so on a cashless basis. In the case of such a cashless exercise, each holder would pay the exercise price by surrendering the Spring Valley Public Warrants for that number of Subordinate Voting Shares equal to the quotient obtained by dividing (x) the product of the number of Subordinate Voting Shares underlying the Spring Valley Public Warrants, multiplied by the excess of the “redemption fair market value” less the exercise price of the Spring Valley Public Warrants by (y) the redemption fair market value. The “redemption fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Subordinate Voting Shares for the 10 trading days ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the Spring Valley Public Warrants.
If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Subordinate Voting Shares to be received upon exercise of the Spring Valley Public Warrants, including the “redemption fair market value” in such case. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Spring Valley Public Warrants, each Spring Valley Public Warrant holder will be entitled to exercise his, her or its Spring Valley Public Warrant prior to the scheduled redemption date.
In addition, if (x) the Company had issued additional Subordinate Voting Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per Subordinate Voting Share (with such issue price or effective issue price determined in good faith by its board of directors and, in the case of any such issuance to either of the Sponsor or its affiliates, without taking into account any Class B Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of Subordinate

Voting Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) was below $9.20 per share, the exercise price of the Public Warrants would have been adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price would have been adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Spring Valley Private Placement Warrants and Working Capital Warrants are identical to the Spring Valley Public Warrants, except that so long as the original purchasers or certain permitted transferees hold the Spring Valley Private Placement Warrants and the Working Capital Warrants, such warrants are exercisable on a cashless basis and non-redeemable.
Earnout Shares
Earnout Shares will not be entitled to any voting rights, except as required under the BCBCA in certain circumstances, and will not be entitled to receive dividends from the Company. Subject to the prior payment to the holders of Multiple Voting Shares and any other class or series of preferred shares of the Company, in the event of the Company’s liquidation, dissolution or winding-up or other distribution of its assets among its shareholders, the holders of Earnout Shares will be entitled to receive an amount equal to $0.00000000001 per Earnout Share (the “Earnout Redemption Price”). Holders of Earnout Shares will have no pre-emptive or exchange rights or other subscription rights. There is no provision in the GF Closing Articles requiring holders of Earnout Shares to contribute additional capital. The special rights or restrictions attached to the Earnout Shares are subject to and may be adversely affected by, the rights attached to the Multiple Voting Shares, the preferred shares of the Company and any series of preferred shares that the Board may designate in the future. Our Articles provide that the Earnout Shares may not be, directly or indirectly, sold, transferred, pledged, mortgaged, exchanged, hypothecated or encumbered without the prior approval of the Board, except in certain circumstances specified in the Articles (a “Permitted Transfer”). A holder of Earnout Shares wishing to undertake a Permitted Transfer must provide the Company with a written agreement and assurance that the transfer is a Permitted Transfer, and the transferee must acknowledge and agree to the transfer restrictions on the Earnout Shares, and the Company must be satisfied the transfer is a Permitted Transfer.
Subject to the provisions of the BCBCA, any Earnout Shares then outstanding shall be redeemed by the Company without any action on the part of the holders of Earnout Shares (a) at any time after the 5th year anniversary of the original issue date of the Earnout Shares or (b) at any time after a Deemed Liquidation Event of the Company, in each case at the Earnout Redemption Price.
The Earnout Shares will automatically convert into Subordinate Voting Shares on a one (1) for one (1) basis (unless adjusted as described below) upon the occurrence of the following events:
(a)
in the case of the Class A Earnout Shares, if (i) the VWAP of the Subordinate Voting Shares exceeds $15.00 for any twenty (20) trading days within any thirty (30) trading day period; or (ii) there occurs any transaction resulting in a Deemed Liquidation Event with a valuation of the Subordinate Voting Shares that is greater than or equal to $15.00 per Subordinate Voting Share;

(b)
in the case of the Class B Earnout Shares, if (i) the VWAP of the Subordinate Voting Shares exceeds $20.00 for any twenty (20) trading days within any thirty (30) trading day period; or (ii) there occurs any transaction resulting in a Deemed Liquidation Event with a valuation of the Subordinate Voting Shares that is greater than or equal to $20.00 per Subordinate Voting Share; and

(c)
in the case of the Class C Earnout Shares, if (i) the VWAP of the Subordinate Voting Shares exceeds $25.00 for any twenty (20) trading days within any thirty (30) trading day period; or (ii) there occurs any transaction resulting in a Deemed Liquidation Event with a valuation of the Subordinate Voting Shares that is greater than or equal to $25.00 per Subordinate Voting Share.

No fractional Subordinate Voting Share will be issued upon the conversion of the Earnout Shares and no payment will be made to the holders of Earnout Shares in lieu thereof. Rather, the holders of Earnout

Shares shall be entitled to the number of Subordinate Voting Shares determined by rounding the entitlement down to the nearest whole number.
In the event that the Subordinate Voting Shares are at any time sub-divided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, then appropriate adjustments will be made in the rights and conditions attaching to the Earnout Shares so as to preserve in all respects the benefits of the holders of Earnout Shares.
In the event of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company with another entity, other than a Deemed Liquidation Event, the holders of Earnout Shares will be entitled to receive, on conversion, such securities or other property as if on the effective date of the event they were registered holders of the number of Subordinate Voting Shares which such holders of Earnout Shares were entitled to receive upon conversion of their Earnout Shares.
GF SVS Warrants
As of the date of this registration statement, there are 11,807,664 GF SVS Warrants issued and outstanding and held by the former holders of Old GF Warrants, exercisable for a total of up to 11,807,664 Subordinate Voting Shares, at an exercise price of between $0 and $11.548 per Subordinate Voting Share and expire between December 19, 2026 and November 19, 2028. The GF SVS Warrants consist of 2,538,646 GF SVS Warrants issued to the SAFE investors, the BDC SVS Warrants and the Weil SVS Warrants.
The following sets forth certain general terms and provisions of the GF SVS Warrants and is not intended to be complete.
SAFE Warrants
The SAFE Warrants were issued to holders of Old GF Warrants issued pursuant to the SAFEs at a price of $0.0319 per SAFE Warrant. In connection with Closing, the Old GF Warrants issued pursuant to the SAFEs were exchanged for SAFE Warrants to purchase Subordinate Voting Shares. Each SAFE Warrant entitles the holder thereof to purchase upon exercise a number of Subordinate Voting Shares at a price of $11.548 per Subordinate Voting Share and is exercisable until November 19, 2028. The SAFE Warrants include a net exercise provision. The exercise price of the SAFE Warrants and the number of Subordinate Voting Shares covered by and delivered upon the exercise of the SAFE Warrants are subject to certain adjustment provisions in the event of a capital reorganization, a share reclassification, a sale of property or assets, a merger, an acquisition, a business combination, a stock dividend, a sale of Subordinate Voting Shares or other dilutive issuance of convertible or exchangeable securities into Subordinate Voting Shares and other similar events.
BDC SVS Warrants
From May 2021 to May 2026, Old General Fusion issued Old GF Warrants entitling the holder to Class B common shares, Series 1 Class B preferred shares and Series 3 Class B preferred shares for no additional consideration pursuant to the Amended and Restated SRF Contribution Agreement to the Canadian government in connection with funding of CAD $74.3 million (approximately $55.1 million) received pursuant to the Amended and Restated SRF Contribution Agreement (collectively, the “Old SRF Warrants”). The Old SRF Warrants were amended and transferred to BDC Capital Inc. (“BDC”) effective July 3, 2026 (the “BDC Warrants”). In connection with Closing, the BDC Warrants were exchanged into warrants to purchase Subordinate Voting Shares (the “BDC SVS Warrants”). The BDC SVS Warrants entitle the holder thereof to acquire upon exercise the aggregate of 9,076,980 Subordinate Voting Shares. The BDC SVS Warrants are exercisable for no additional consideration and have no expiration date. The BDC SVS Warrants are subject to standard adjustment provisions in the event of a stock dividend payable in Subordinate Voting Shares, a share consolidation, a combination, reverse stock split and other similar events.
Weil SVS Warrants
On December 19, 2025, Old General Fusion issued Old GF Warrants to Weil, entitling Weil to acquire up to 1,122,904 Old GF Class A Common Shares for no additional consideration in exchange for prior legal services provided by Weil to Old General Fusion (the “Old Weil Warrants”). In connection with closing, the Old Weil Warrants were exchanged for warrants to purchase Subordinate Voting Shares (the “Weil SVS Warrants”) which are exercisable for no additional consideration. The Weil SVS Warrants are subject to standard adjustment provisions in the event of a stock dividend payable in Subordinate Voting Shares, a share consolidation, a combination, reverse stock split and other similar events.
GF Earnout Warrants
The GF Earnout Warrants entitle the holder thereof to purchase Earnout Shares, and were issued upon closing of the Business Combination to former holders of Old GF Warrants in accordance with the Plan of Arrangement.
As of the date of this registration statement, there are 2,459,745 Earnout Warrants issued and outstanding, exercisable for a total of up to 2,459,745 Earnout Shares, at an exercise price of between $0.01 per Earnout Share and expiring between December 19, 2026 and November 19, 2028.
General Fusion Awards
As of completion of the Business Combination, the Company administers two equity incentive plans: the Legacy Plan and the Incentive Plan. See the section titled “Executive Compensation — Summary of the Incentive Plan” for a description of the Incentive Plan and the section titled “Executive Compensation —  Summary of the Legacy Plan” for a description of the Legacy Plan.
As of September 4, 2026, option-based awards exercisable for an aggregate of 52,618 Subordinate Voting Shares and 6,818 restricted stock units were issued and outstanding under the Incentive Plan.
As of September 4, 2026, there are (a) 7,289,413 GF SVS Options issued and outstanding under the Legacy Plan, exercisable for a total of up to 7,289,413 Subordinate Voting Shares, at an exercise price between $0.53 and $9.06 per Subordinate Voting Share and expiring between July 6, 2027, and June 17, 2036, and (b) a total of up to 1,517,709 GF Earnout Options issued and outstanding under the Legacy Plan, exercisable for 1,517,709 Earnout Shares, at an exercise price of $0.01 per Earnout Share and expiring on the earlier of (i) ten business days after the 5th anniversary of the closing of the Business Combination, and (ii) a “Deemed Liquidation” as defined in the Articles.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. Holders (defined below) of the ownership and disposition of Subordinate Voting Shares, the Working Capital Warrants and/or the GF PIPE Warrants issued or registered under this prospectus (the “GF Securities”). This section applies only to U.S. Holders that hold their GF Securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is limited to certain U.S. federal income tax consequences and does not purport to be a complete analysis of all potential tax consequences arising in connection with the ownership and disposition of GF Securities. The effects and consequences of other U.S. federal tax laws, such as estate and gift tax laws, the alternative minimum tax or Medicare contribution tax, and effects and consequences arising under the tax laws of any U.S. state or local, non-U.S. or other jurisdiction are not discussed.
Additionally, this discussion does not describe all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their particular circumstances, and it does not address consequences relevant to holders subject to special rules under U.S. federal income tax law, such as:
•
brokers or dealers in securities or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;

•
banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•
U.S. expatriates or former citizens or long-term residents of the United States;

•
persons that own (directly, indirectly, or by attribution) 10% or more (by vote or value) of the stock of General Fusion;

•
partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or beneficial owners of partnerships or other pass-through entities or arrangements;

•
persons holding GF Securities as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•
persons whose functional currency is not the U.S. dollar;

•
persons required to accelerate any item of gross income with respect to GF Securities as a result of such income being taken into account in an applicable financial statement;

•
persons that are subject to anti-inversion, base erosion or anti-abuse rules; or

•
persons who hold or received GF Securities pursuant to the exercise of any employee share option or otherwise as compensation.

If a partnership or other pass-through entity (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds GF Securities, the tax treatment of such partnership and its partners and of such pass-through entity and its owners will generally depend on the status of the partners or owners and the activities of the partnership or pass-through entity. Partnerships and other pass-through entities holding any GF Securities and their partners and owners should consult their tax advisors as to the particular U.S. federal income tax consequences of the ownership and disposition of GF Securities.
This discussion is based on the Code, the Treasury Regulations and judicial and administrative interpretations thereof, and the income tax treaty between the United States and Canada, as amended (the “Convention”), all in effect as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. General Fusion has not sought, and does not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of GF Securities who or that is for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more persons that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF GF SECURITIES FOR ANY PARTICULAR HOLDER DEPENDS ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE AND WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF GF SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
Tax Consequences of Ownership and Disposition of GF Securities
Taxation of Distributions on Subordinate Voting Shares
Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash or other property paid on the Subordinate Voting Shares to the extent the distribution is paid out of General Fusion’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Subordinate Voting Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Subordinate Voting Shares. Because General Fusion does not expect to maintain calculations of earnings and profits under U.S. federal income tax principles, it is expected that the full amount of distributions (if any) paid by General Fusion will be reported as dividends for U.S. federal income tax purposes.
Dividends paid by General Fusion to non-corporate U.S. Holders may qualify for the lower applicable long-term capital gains rate (see “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of GF Securities” below) only if General Fusion is a “qualified foreign corporation” and other requirements are met. A non-U.S. corporation, such as General Fusion, will be treated as a “qualified foreign corporation” (i) with respect to dividends paid by such non-U.S. corporation on shares that are readily tradable on an established securities market in the United States or (ii) if such non-U.S. corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program. The Subordinate Voting Shares are listed on the Nasdaq, which is an established securities market for such purposes. There can be no assurance, however, that the Subordinate Voting Shares will be considered readily tradeable on an established securities market in later years. Even if the Subordinate Voting Shares were not to be considered readily tradeable on an established securities market in later years, however, General Fusion may still constitute a qualified foreign corporation so long as it is eligible for the benefits of the Convention. However, we will not be treated as a qualified foreign corporation for any taxable year in which a dividend is paid if we are a PFIC for such taxable year or the immediately preceding taxable year. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Subordinate Voting Shares.
As discussed below under “Material Canadian Tax Considerations — Dividends on Subordinate Voting Shares,” distributions made to a holder of Subordinate Voting Shares will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount of the distribution. However, the rate of Canadian withholding tax applicable to distributions made to a U.S. Holder that is resident of the United States for purposes of, and fully entitled to the benefits of, the Convention will generally be reduced to 15%. If a U.S. Holder is subject to Canadian withholding tax on distributions made on the U.S. Holder’s Subordinate Voting Shares, the U.S. Holder may be eligible, subject to a number of complex limitations, to claim a credit against its U.S. federal income tax for the Canadian withholding tax imposed on the dividends. It is possible that General Fusion will, at some future time, be at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by General Fusion as U.S. source income, thus limiting a U.S. Holder’s ability to claim a foreign tax credit with respect to any Canadian withholding tax that may apply. A U.S. Holder may claim a deduction for the Canadian withholding tax in lieu of a credit, but only for a year in which the U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. Each U.S. Holder is advised to consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of GF Securities
Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of the GF Securities. The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its GF Securities so disposed of. Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such GF Securities exceeds one year at the time of such disposition. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to certain limitations. The gain or loss generally will be treated as U.S. source gain or loss.
Exercise, Lapse or Redemption of a GF PIPE Warrant or a Working Capital Warrant
Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” and except as discussed below with respect to the cashless exercise of a GF PIPE Warrant or a Working Capital Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Subordinate Voting Share on the exercise of a GF PIPE Warrant or a Working Capital Warrant for cash. A U.S. Holder’s tax basis in a Subordinate Voting Share received upon exercise of a GF PIPE Warrant or Working Capital Warrant generally will equal the sum of the U.S. Holder’s tax basis in the GF PIPE Warrant or Working Capital Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Subordinate Voting Share will commence on the date of exercise of the GF PIPE Warrant or Working Capital Warrant, as applicable, or the day following the date of exercise of the GF PIPE Warrant or the Working Capital Warrant. In any case, however, the holding period will not include the period during which the U.S. Holder held the GF PIPE Warrant or the Working Capital Warrant. If a GF PIPE Warrant or Working Capital Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the GF PIPE Warrant or Working Capital Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the holding period in the GF PIPE Warrant or Working Capital Warrant is more than one year. The deductibility of capital losses is subject to limitations.
The tax consequences of a cashless exercise of a GF PIPE Warrant or Working Capital Warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Subordinate Voting Share received generally would equal the U.S. Holder’s tax basis in the GF PIPE Warrant or Working Capital Warrant. If the cashless exercise was not treated as a recapitalization, it is unclear whether a U.S. Holder’s holding period for the Subordinate Voting Share would commence on the date of exercise of the GF PIPE Warrant or Working Capital Warrant or the day following the date of exercise of the GF PIPE Warrant or Working Capital Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Subordinate Voting Share would include the holding period of the GF PIPE Warrant or Working Capital Warrant.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized, as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of GF Securities.” In such event, a portion of the GF PIPE Warrants or Working Capital Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining GF PIPE Warrants or Working Capital Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered GF PIPE Warrants or Working Capital Warrants with an aggregate value equal to the exercise price for the total number of GF PIPE Warrants or Working Capital Warrants deemed to be exercised. Subject to the PFIC rules discussed below under “— Passive Foreign Investment Company Rules,” the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the GF PIPE Warrants or Working Capital Warrants deemed surrendered and the U.S. Holder’s tax basis in such GF PIPE Warrants or Working Capital Warrants. In this case, a U.S. Holder’s tax basis in the Subordinate Voting Shares received would equal the sum of the U.S. Holder’s tax basis in the GF PIPE Warrants or Working Capital Warrants deemed exercised and the exercise price of such GF PIPE Warrants or Working Capital Warrants. It is unclear whether a U.S. Holder’s holding period for the Subordinate Voting Shares would commence on the date of exercise of the GF PIPE Warrants or Working Capital Warrants or the day following the date of exercise of the GF PIPE Warrants or Working Capital Warrants.
Due to the absence of authority on the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Possible Constructive Distributions
The terms of each GF PIPE Warrant and Working Capital Warrant provide for an adjustment to the number of Subordinate Voting Shares for which the GF PIPE Warrant or Working Capital Warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of GF PIPE Warrants or Working Capital Warrants would, however, be treated as receiving a constructive distribution from General Fusion if, for example, the adjustment increases such U.S. Holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Subordinate Voting Shares that would be obtained upon exercise or through a decrease to the exercise price of a GF PIPE Warrant or Working Capital Warrant) as a result of a distribution of cash or other property to the holders of Subordinate Voting Shares which is taxable to the U.S. Holders of such Subordinate Voting Shares as described under “— Taxation of Distributions on Subordinate Voting Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the GF PIPE Warrants or Working Capital Warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in its GF PIPE Warrants or Working Capital Warrants to the extent that such distribution is treated as a dividend.
Passive Foreign Investment Company Rules
Generally
The treatment of U.S. Holders of GF Securities could be materially different from that described above if General Fusion is treated as a PFIC for U.S. federal income tax purposes.
In general, General Fusion will be a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents generally are passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.
A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder or warrant holder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder or warrant holder, regardless of whether it satisfied either of the qualification tests in subsequent years.
General Fusion expects it should be treated as the same corporation as Spring Valley for purposes of the PFIC rules, and, assuming that is the case, the PFIC income and asset tests in respect of General Fusion should be applied based on the income and assets of the combined business. It is unclear whether General Fusion will be a PFIC for the current taxable year. Moreover, because PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine the PFIC status of General Fusion for any taxable year until after the close of the taxable year. Accordingly, there can be no assurance as to the PFIC status of General Fusion for the current taxable or any future taxable year.
Consequences if General Fusion is Treated as a PFIC
Although PFIC status is generally determined annually, if General Fusion were to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Subordinate Voting Shares (or under proposed Treasury Regulations, GF PIPE Warrants or Working Capital Warrants), then, subject to the discussion under “— PFIC Elections” below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of such Subordinate Voting Shares (including, potentially, any Subordinate Voting Shares received upon exercise of the GF PIPE Warrants or Working Capital Warrants), GF PIPE Warrants or Working Capital Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Subordinate Voting Shares, GF PIPE Warrants or Working Capital Warrants during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the Subordinate Voting Shares, GF PIPE Warrants or Working Capital Warrants).
Under these excess distribution rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Subordinate Voting Shares, GF PIPE Warrants or Working Capital Warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of General Fusion’s first taxable year in which it is a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If General Fusion were to be a PFIC with respect to a U.S. Holder for any taxable year, and any entity in which it owns Equity Interests were also to be a PFIC (a “Lower-tier PFIC”), such U.S. Holder will be deemed to own its proportionate amount (by value) of the shares of each Lower-tier PFIC and will be subject to U.S. federal income tax according to the excess distribution rules described above on (i) certain distributions by a Lower-tier PFIC and (ii) dispositions of shares of Lower-tier PFICs, in each case, as if the U.S. Holder held such shares directly, even though the U.S. Holder may not receive any proceeds related to those distributions or dispositions.

PFIC Elections
In general, if General Fusion were to be a PFIC, a U.S. Holder of Subordinate Voting Shares may avoid certain of the adverse PFIC tax consequences described above by making and maintaining a timely and valid QEF election for the first taxable year of General Fusion as a PFIC in which the U.S. Holder held (or was deemed to hold) Subordinate Voting Shares, pursuant to which the U.S. Holder would be required to include in income its pro rata share of General Fusion’s net capital gains as long-term capital gains and other earnings and profits as ordinary income on a current basis, in each case, whether or not distributed, in the taxable year of the U.S. Holder in which or with which General Fusion’s taxable year ends if General Fusion is a PFIC for such taxable year. Alternatively, if the U.S. Holder does not make and maintain a timely and valid QEF election for the first taxable year of General Fusion in which it were to be treated as a PFIC and the U.S. Holder held (or was deemed to hold) Subordinate Voting Shares, the U.S. Holder may avoid certain of the adverse PFIC tax consequences described above in respect of the Subordinate Voting Shares by making a timely and valid QEF election for a subsequent year, along with a purging election with respect to its Subordinate Voting Shares. Under one type of purging election, the U.S. Holder would be deemed to have sold such Subordinate Voting Shares at their fair market value and any gain recognized on such deemed sale would be treated as an “excess distribution,” as described above. As a result of this election, the U.S. Holder would have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s Subordinate Voting Shares.
In order to comply with the requirements of a QEF election, a U.S. Holder would have to receive certain information from General Fusion. For its current taxable year, General Fusion will, upon written request, endeavor to provide the information that a U.S. Holder of Subordinate Voting Shares is required to obtain to make and maintain a QEF election, but there is no assurance that General Fusion will timely provide such information.
Alternatively, if General Fusion were to be a PFIC and if the Subordinate Voting Shares were to be “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The Subordinate Voting Shares will be treated as regularly traded for any calendar year in which more than a de minimis quantity of the Subordinate Voting Shares are traded on a qualified exchange on at least 15 days during each calendar quarter. Nasdaq, where the Subordinate Voting Shares will be listed, is a qualified exchange for this purpose. If a U.S. Holder of Subordinate Voting Shares were to make the mark-to-market election, the U.S. Holder generally would recognize as ordinary income any excess of the fair market value of the Subordinate Voting Shares at the end of each taxable year over their adjusted tax basis, and would recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Subordinate Voting Shares over their fair market value at the end of the taxable year, but only to the extent of the net amount of income previously included as a result of the mark-to-market election. If a U.S. Holder were to make the mark-to-market election, the U.S. Holder’s tax basis in the Subordinate Voting Shares would be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Subordinate Voting Shares in a year in which we are a PFIC would be treated as ordinary income and any loss would be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election, with any excess treated as capital loss). If a U.S. Holder makes the mark-to- market election, distributions paid on Subordinate Voting Shares would be treated as discussed above under “Material U.S. Federal Income Tax Considerations for U.S. Holders of General Fusion Securities — Tax Consequences of Ownership and Disposition of GF Securities — Taxation of Distributions on Subordinate Voting Shares.” U.S. Holders should consult their tax advisors regarding the availability and advisability of making a mark-to-market election in their particular circumstances.
U.S. Holders should note that there is no provision in the Code, Treasury Regulations or other official IRS guidance that would give them the right to make a mark-to-market election with respect to any Lower-tier PFIC, the shares of which are not regularly traded, and, therefore, the general rules applicable to ownership of a PFIC described above could continue to apply to a U.S. Holder with respect to any Lower-tier PFIC of General Fusion, even if the U.S. Holder made a mark-to- market election with respect to the Subordinate Voting Shares.
In addition, a QEF election or mark-to-market election may not be available with respect to the GF PIPE Warrants or Working Capital Warrants. Although proposed Treasury regulations issued under the

PFIC rules generally treats an “option” (which would include a GF PIPE Warrant or Working Capital Warrant) to acquire the stock of a PFIC as stock of the PFIC, final Treasury regulations issued under the PFIC rules provides that the QEF election does not apply to options and no mark-to-market election is currently available with respect to options. Therefore, if the proposed Treasury regulations are finalized in their current form, U.S. Holders of GF PIPE Warrants and Working Capital Warrants would be subject to the PFIC rules described above but would not be able to make any PFIC elections with respect to such GF PIPE Warrants or Working Capital Warrants. However, a U.S. Holder may make a QEF election with respect to a Subordinated Voting Share acquired upon the exercise of a GF PIPE Warrant or Working Capital Warrant and a QEF election previously made with respect to Subordinate Voting Shares should apply to Subordinate Voting Shares newly acquired upon exercise of a GF PIPE Warrant or Working Capital Warrant. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Subordinate Voting Shares (which under proposed regulations, will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held GF PIPE Warrants or Working Capital Warrants), unless the U.S. Holder makes a purging election under the PFIC rules (such as the deemed sale election discussed above). U.S. Holders should consult with their own tax advisors regarding the application of the PFIC rules to the GF PIPE Warrants and Working Capital Warrants.
PFIC Reporting Requirements
If General Fusion were to be a PFIC for any taxable year during which a U.S. Holder owns (or is deemed to own) any Subordinate Voting Shares, the U.S. Holder may be required to file annual reports on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to General Fusion and any Lower-tier PFIC. Failure to do so, if required, will extend the statute of limitations (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the PFIC) until such required information is furnished to the IRS and may result in significant penalties.
THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING WHETHER THE ELECTIONS DESCRIBED ABOVE ARE AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION.
Information Reporting and Backup Withholding
Dividend payments with respect to Subordinate Voting Shares, constructive distributions with respect to GF PIPE Warrants or Working Capital Warrants, and proceeds from the sale, exchange or disposition of GF Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of applicable dollar thresholds are required to report information to the IRS relating to GF Securities, subject to certain exceptions (including an exception for GF Securities held in accounts maintained by U.S. financial institutions), by attaching an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to

their tax return, for each year in which they hold GF Securities. In addition, certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to General Fusion. Failure to do so, if required, will extend the statute of limitations (potentially including with respect to items that do not relate to a U.S. Holder’s investment in the GF Securities) until such required information is furnished to the IRS and may result in significant penalties. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of GF Securities.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF GF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain material Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”), as of the date hereof, that are generally applicable to a beneficial owner of Subordinate Voting Shares immediately following the Business Combination that for the purposes of the Tax Act and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; (ii) deals at arm’s length with General Fusion; (iii) is not affiliated with General Fusion; and (iv) holds its Subordinate Voting Shares as capital property and does not use or hold, and is not deemed to use or hold, such shares in connection with a business carried on in Canada (each a “Holder”). Generally, the Subordinate Voting Shares will be capital property to a Holder unless such shares are held or acquired, or are deemed to be held or acquired, in the course of carrying on a business of trading or dealing in securities or in one or more transactions considered to be an adventure or concern in the nature of trade. This summary does not apply to a Holder that is an “authorized foreign bank” (as defined in the Tax Act) or an insurer that carries on an insurance business in Canada and elsewhere.
This summary is based on the current provisions of the Tax Act and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA whether by legislative, regulatory, administrative, or judicial action, nor does it take into account tax legislation or considerations of any province, territory, state, local, foreign, or other jurisdiction, which may be different from those discussed herein.
This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations applicable in respect of the acquisition, holding, or disposition of Subordinate Voting Shares, and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors having regard to their own particular circumstances.
Currency Conversion
Subject to certain exceptions that are not discussed herein, for the purposes of the Tax Act, any amount relating to the acquisition, holding, or disposition of Subordinate Voting Shares, including dividends, adjusted cost base, and proceeds of disposition, must be expressed in Canadian dollars. Amounts denominated in another currency must be converted into Canadian dollars using the relevant spot rate (as defined in the Tax Act), which generally is the rate quoted by the Bank of Canada on the particular day, or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).
Dividends on Subordinate Voting Shares
Dividends paid or credited, or deemed to be paid or credited, to a Holder of Subordinate Voting Shares will be subject to withholding tax under the Tax Act at a rate of 25% of the gross amount of the dividend, unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country in which the Holder is resident for the purposes of such treaty or convention and in respect of which the Holder is entitled to receive benefits thereunder. In the case of a beneficial owner of dividends who is a resident of the United States for the purposes of the Canada-United States Tax Convention (1980), as amended, and who is fully entitled to the benefits of that treaty, the rate of Canadian withholding tax will generally be reduced to 15% of the gross amount of the dividend. Holders should consult their own tax advisors in this regard.
Disposition of Subordinate Voting Shares
A Holder will not be subject to tax under the Tax Act on any capital gain realized on the disposition or deemed disposition of Subordinate Voting Shares, unless the Subordinate Voting Shares are “taxable

Canadian property” of the Holder for the purposes of the Tax Act and are not “treaty-protected property” of the Holder for the purposes of the Tax Act at the time of disposition or deemed disposition.
Generally, the Subordinate Voting Shares will not be taxable Canadian property of a Holder at the time of disposition if the Subordinate Voting Shares are listed at that time on a designated stock exchange (which currently includes the Nasdaq), unless, at any particular time during the 60-month period that ends at that time: (i) one or any combination of (a) the Holder, (b) persons with whom the Holder does not deal at arm’s length, and (c) partnerships in which the Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of General Fusion; and (ii) more than 50% of the fair market value of the Subordinate Voting Shares was derived directly or indirectly from one or any combination of (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Subordinate Voting Shares may be deemed to be taxable Canadian property.
Even if the Subordinate Voting Shares are taxable Canadian property of a Holder, a taxable capital gain resulting from the disposition of the Subordinate Voting Shares will not be included in computing the Holder’s taxable income earned in Canada for the purposes of the Tax Act if, at the time of the disposition, the Subordinate Voting Shares are “treaty-protected property” of the Holder for the purposes of the Tax Act. The Subordinate Voting Shares will generally be treaty-protected property of a Holder for the purposes of the Tax Act if at the time of the disposition any gain from their disposition would, because of an applicable income tax treaty or convention between Canada and the country in which the Holder is resident for the purposes of such treaty and in respect of which the Holder is entitled to receive benefits thereunder, be exempt from tax under the Tax Act.
If the Subordinate Voting Shares are taxable Canadian property but not treaty-protected property of a Holder, the Holder will generally realize a capital gain (or capital loss) as if the Holder were resident in Canada.
Holders whose Subordinate Voting Shares are or may be taxable Canadian property should consult their own tax advisors for advice having regard to their own particular circumstances, including whether their Subordinate Voting Shares are treaty-protected property.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Subordinate Voting Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Subordinate Voting Shares for at least six months but who are affiliates of ours at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of Subordinate Voting Shares then outstanding; or

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the average weekly reported trading volume of our Subordinate Voting Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the transferees of the Sponsor will be able to sell their Subordinate Voting Shares and warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of our Shell Company Report on Form 20-F containing Form 10 type information, which was filed on July 16, 2026.
We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-Up Restrictions
At the Closing, certain General Fusion Securityholders entered into a Lock-Up Agreement pursuant to which, among other things, each such securityholder agreed, without the prior written consent of the Board and subject to certain exceptions, not to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of any Subordinate Voting Shares, any Subordinate Voting Shares issuable upon the exercise of options to purchase Subordinate Voting Shares, or any securities convertible into or exercisable or exchangeable for Subordinate Voting Shares, in each case held by such securityholder immediately after the effective time of the Business Combination, for a period of 180 days following the Closing, on the terms and subject to the conditions set forth in the Lock-Up

Agreement. Pursuant to the Plan of Arrangement, each holder of Subordinate Voting Shares, GF Exchange Warrants and GF Exchange Options issued pursuant to the Amalgamation (except for those issued in exchange for Old GF Class B Common Shares and in connection with the PIPE Financing) is deemed to be a party to the Lock-Up Agreement as if it had executed such agreement.
The restrictions in the Lock-Up Agreement do not apply to specified transfers, including without limitation, in the case of an entity, transfers to an affiliate or by distribution to members, partners or shareholders; in the case of an individual, transfers by gift to immediate family (or a trust for their benefit), by will or intestate succession, by operation of law or court order, or to an entity wholly owned (legally and beneficially) by the individual and/or immediate family; transfers relating to securities acquired in open-market transactions after the effective time of the Amalgamation; transfers deemed to occur in connection with a “cashless” or “net” exercise of options or warrants (with the resulting shares remaining subject to the lock-up); transfers to us pursuant to a repurchase or forfeiture right on termination of service; the entry into a Rule 10b5-1 trading plan that does not permit sales during the lock-up period; and transactions in connection with a liquidation, merger, share exchange or similar transaction that results in all of our securityholders having the right to exchange their shares for cash, securities or other property. Our board of directors may release any securityholder from any or all of its obligations under the Lock-Up Agreement; provided that, if one securityholder is released, the other securityholders will also be similarly released on the same terms and on a pro rata basis to the number of Lock-Up Securities of the released securityholder.
In addition, on the Closing Date, the Sponsor and the other parties to the letter agreement, dated as of September 3, 2025, entered into in connection with the Spring Valley IPO, entered into an amendment to such letter agreement dated as of July 6, 2026 to change the applicable lock-up period to 180 days after the Closing Date
Resale Under Canadian Securities Laws
Our Subordinate Voting Shares issued to Old GF Securityholders pursuant to the Plan of Arrangement, may be resold in each of the provinces and territories of Canada, provided that: (i) the Company is a reporting issuer in a jurisdiction of Canada ; (ii) the trade is not a “control distribution” (as defined in National Instrument 45-102 — Resale of Securities (“NI 45-102”)); (iii) no unusual effort is made to prepare the market or create a demand for the Subordinate Voting Shares that are the subject of such trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling securityholder is an “insider” or “officer” (as defined under applicable Canadian securities legislation) of the Company, the selling securityholder has no reasonable grounds to believe that the Company is in default of applicable Canadian securities legislation.
Our Subordinate Voting Shares issued to the former holders of Spring Valley Class A common shares upon the conversion of Class B Founder Shares and our Subordinate Voting Shares issued or issuable to PIPE Investors upon conversion of Multiple Voting Shares or exercise of GF PIPE Warrants issued in connection with the PIPE Financing may be resold in the United States pursuant to this registration statement. Each holder of our Subordinate Voting Shares is urged to consult the holder’s professional advisors with respect to applicable restrictions.
Form S-8 Registration Statement
We intend to file a registration statement on Form S-8 under the Securities Act, no earlier than 60 days after the filing of our Shell Company Report on Form 20-F, to register the Subordinate Voting Shares issuable upon the exercise of options that were outstanding immediately prior to the Closing and options and other equity awards that may be issued pursuant to our Incentive Plan. We may file one or more additional registration statements on Form S-8 to register the Subordinate Voting Shares issued or issuable under our Incentive Plan, the Legacy Plan and the GF Exchange Options issued pursuant to the Closing. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

PLAN OF DISTRIBUTION
The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling GF PIPE Warrants, Working Capital Warrants, Subordinate Voting Shares or interests in GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their GF PIPE Warrants, Working Capital Warrants, Subordinate Voting Shares or interests in GF PIPE Warrants, Working Capital Warrants, or Subordinate Voting Shares on any stock exchange, market or trading facility on which the GF PIPE Warrants, Working Capital Warrants, or Subordinate Voting Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling securityholders may use any one or more of the following methods when disposing of GF PIPE Warrants, Working Capital Warrants, Subordinate Voting Shares or interests therein:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the GF PIPE Warrants, Working Capital Warrants, or Subordinate Voting Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our GF PIPE Warrants, Working Capital Warrants, Subordinate Voting Shares or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the GF PIPE Warrants, Working

Capital Warrants or Subordinate Voting Shares in the course of hedging the positions they assume. The selling securityholders may also sell GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares short and deliver these securities to close out their short positions, or loan or pledge the GF PIPE Warrants or Subordinate Voting Shares to broker-dealers that in turn may sell these securities.
The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares offered by this prospectus, which GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling securityholders from the sale of the GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares offered by them will be the purchase price of the GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the GF PIPE Warrants, Working Capital Warrants, Subordinate Voting Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the GF PIPE Warrants, Working Capital Warrants or Subordinate Voting Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the GF PIPE Warrants, Working Capital Warrants, or Subordinate Voting Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of GF PIPE Warrants, Working Capital Warrants, or Subordinate Voting Shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) three years from the date of the Registration Rights Agreement and (ii) such time as all of the GF PIPE Warrants, Working Capital Warrants, and Subordinate Voting Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities are no longer outstanding.

LEGAL MATTERS
Faegre Drinker Biddle & Reath LLP has passed upon the validity of the securities offered by this prospectus under United States federal securities law. Fasken Martineau DuMoulin LLP has passed upon certain matters of Canadian law relating to the securities offered by this prospectus.
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
We are a corporation incorporated under the laws of the Province of British Columbia, Canada, and our principal executive offices are located in Richmond, British Columbia, Canada. Certain of our directors and executive officers, and certain of the experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against us or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon the civil liability provisions of the federal securities laws of the United States or other laws of the United States.
We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States arising out of this offering or any purchase or sale of securities in connection with this offering.
In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the federal securities laws of the United States or other laws of the United States or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the federal securities laws of the United States or other laws of the United States.
There is doubt as to the applicability of the civil liability provisions of the U.S. federal securities laws to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada. Canadian courts may refuse to hear a claim based on an alleged violation of U.S. securities laws against us or these persons on the grounds that Canada is not the most appropriate forum in which to bring such a claim. Even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law.
EXPERTS
The consolidated financial statements of General Fusion Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to General Fusion Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Spring Valley Acquisition Corp. III as of December 31, 2025, and for the period from March 12, 2025 (inception) through December 31, 2025, included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein (which contains an explanatory paragraph relating to Spring Valley Acquisition Corps. III’s ability to continue as a going concern). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-1 under the Securities Act that registers the Subordinate Voting Shares to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our share capital. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. As a foreign private issuer, we file annual reports on Form 20-F and furnish reports on Form 6-K with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://generalfusion.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Page
Spring Valley Acquisition Corp. III
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2025	F-3
Statement of Operations for the period from March 12, 2025 (inception) through December 31, 2025	F-4
Statement of Changes in Shareholders’ Equity for the period from March 12, 2025 (inception) through December 31, 2025	F-5
Statement of Cash Flows for the period from March 12, 2025 (inception) through December 31, 2025	F-6
Notes to Financial Statements	F-7
Condensed Consolidated Balance Sheets as of June 30, 2026 (Unaudited) and December 31, 2025	F-24
Condensed Consolidated Statement of Operations for the three months ended June 30, 2026 and
2025, for the six months ended June 30, 2026, and for the period from March 12, 2025 (inception)
through June 30, 2025 (Unaudited)
F-25
Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the three and six months ended June 30, 2026, for the three months ended June 30, 2025, and for the period from March 12, 2025 (inception) through June 30, 2025 (Unaudited)
F-26
Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2026 and for the period from March 12, 2025 (inception) through June 30, 2025 (Unaudited)	F-27
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-28
General Fusion Inc.
Report of Independent Registered Public Accounting Firm	F-47
Consolidated Balance Sheets	F-48
Consolidated Statements of Operations and Comprehensive Loss	F-49
Consolidated Statements of Changes in Shareholders’ Deficiency and Changes in Redeemable Convertible Preferred Shares	F-50
Consolidated Statements of Cash Flows	F-51
Notes to the Consolidated Financial Statements	F-52
Interim Condensed Consolidated Balance Sheets (Unaudited)	F-90
Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)	F-91
Interim Condensed Consolidated Statements of Changes in Temporary Equity and Shareholders’ Deficiency (Unaudited)	F-92
Interim Condensed Consolidated Statements of Cash Flows (Unaudited)	F-93
Notes to the Interim Condensed Consolidated Financial Statements	F-94

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Spring Valley Acquisition Corp. III:
Opinion on the Financial Statement
We have audited the accompanying balance sheet of Spring Valley Acquisition Corp. III (the “Company”) as of December 31, 2025, and the related statements of operations, changes in shareholders’ deficit and cash flows for the period from March 12, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from March 12, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern for a period of time for one year after the date that the accompanying condensed financial statements are issued. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2025.
New York, New York
March 6, 2026
PCAOB ID Number 100

SPRING VALLEY ACQUISITION CORP. III
BALANCE SHEET
DECEMBER 31, 2025
Assets
Current assets
Cash and cash equivalents	$749,812
Prepaid expenses	100,885
Total current assets	850,697
Long-term prepaid insurance	48,155
Investments held in Trust Account	232,809,646
Total Assets	$233,708,498
Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current Liabilities
Accrued offering costs	$75,000
Accrued expenses	27,134
Advance from related party	500
Total current liabilities	102,634
Deferred underwriting fee	9,200,000
Total Liabilities	9,302,634
Commitments (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value of $10.12 per share	232,669,164
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding (excluding 23,000,000 shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding	767
Additional paid-in capital	—
Accumulated deficit	(8,264,067)
Total Shareholders’ Deficit	(8,263,300)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$233,708,498
The accompanying notes are an integral part of the financial statements.

SPRING VALLEY ACQUISITION CORP. III
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 12, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025
General and administrative expenses	$450,346
Loss from operations	(450,346)
Other income:
Interest earned on investments held in Trust Account	2,809,646
Net income	$2,359,300
Basic weighted average shares outstanding, Class A ordinary shares subject to possible redemption	9,153,061
Basic net income per ordinary share, Class A ordinary shares subject to possible redemption	$0.15
Basic average shares outstanding of Class B ordinary shares not subject to redemption	7,064,626
Basic net income per ordinary share, Class B ordinary shares not subject to redemption	$0.15
Diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	9,153,061
Diluted net income per ordinary share, Class A ordinary shares subject to possible redemption	$0.14
Diluted weighted average shares outstanding of Class B ordinary shares not subject to redemption	7,289,116
Diluted net income per ordinary share, Class B ordinary shares not subject to redemption	$0.14
The accompanying notes are an integral part of the financial statements.

SPRING VALLEY ACQUISITION CORP. III
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM MARCH 12, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of March 12, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of ordinary shares	—	—	7,666,667	767	24,233	—	25,000
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(8,091,714)	(10,623,367)	(18,715,081)
Sale of 7,046,111 Private Placement Warrants	—	—	—	—	6,341,500	—	6,341,500
Fair value of Public Warrants at issuance	—	—	—	—	1,855,333	—	1,855,333
Allocated value of transaction costs to Class A shares	—	—	—	—	(129,352)	—	(129,352)
Net income	—	—	—	—	—	2,359,300	2,359,300
Balance as of December 31, 2025	—	$—	7,666,667	$767	$—	$(8,264,067)	$(8,263,300)
The accompanying notes are an integral part of the financial statements.

SPRING VALLEY ACQUISITION CORP. III
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 12, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025
Cash Flows from Operating Activities:
Net income	$2,359,300
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(2,809,646)
Payment of operation costs through promissory note	49,700
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(100,885)
Other receivable	25,000
Long-term prepaid insurance	(48,155)
Accrued expenses	27,134
Net cash used in operating activities	(497,552)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(230,000,000)
Net cash used in investing activities	(230,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	225,400,000
Proceeds from sale of Private Placements Warrants	6,341,500
Proceeds from advance from related party	500
Repayment of promissory note – related party	(151,636)
Payment of offering costs	(343,000)
Net cash provided by financing activities	231,247,364
Net Change in Cash and Cash Equivalents	749,812
Cash and Cash Equivalents – Beginning of period	—
Cash and Cash Equivalents – End of period	$749,812
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$75,000
Prepaid services paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Deferred offering costs paid through promissory note – related party	$101,936
Deferred underwriting fee payable	$9,200,000
The accompanying notes are an integral part of the financial statements.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Spring Valley Acquisition Corp. III (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on March 12, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2025, the Company had not commenced any operations. All activity for the period from March 12, 2025 (inception) through December 31, 2025 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s Sponsor is Spring Valley Acquisition III Sponsor, LLC (the “Sponsor”). The registration statements for the Company’s Initial Public Offering became effective on September 3, 2025. On September 5, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units”), which includes the full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 7,046,111 Private Placement Warrants (the “Private Placement Warrants”) to the Sponsor and to Cohen and Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”) and Clear Street LLC (“Clear Street”), the representative of the underwriters of the Initial Public Offering, at a price of $0.90 per warrant, generating gross proceeds of $6,341,500. Of those 7,046,111 Private Placement Warrants, the Sponsor purchased 4,490,555 Private Placement Warrants and the underwriters purchased 2,555,556 Private Placement Warrants. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).
Transaction costs amounted to $14,319,936, consisting of $4,600,000 of cash underwriting fee, $9,200,000 of deferred underwriting fee and $519,936 of other offering costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Securities, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the Permitted Withdrawals (as defined below) and any deferred underwriting commissions held in the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Following the closing of the Initial Public Offering on September 5, 2025, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the net proceeds from the sale of the Private Placement Securities, was held in a trust account (“Trust Account”) and invested or held only in (i) U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries, (ii) uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank, as determined by the Company, until the earlier of (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below. No later than 24 months after the closing of the Initial Public Offering or such earlier liquidation date as the Company’s board of directors may approve, or such later time as provided for in any amendment to the Company’s Amended and Restated Memorandum and Articles of Association (an “Extension Period”), subject to applicable law, the amounts held in the Trust Account will be held as cash or cash items, including in demand deposit accounts.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations or funds for working capital requirements (such withdrawals for working capital limited to up to 5% of the interest earned on the Trust Account) (“Permitted Withdrawals”). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s public warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”
If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
The Initial Shareholders have agreed to (i) waive its redemption rights with respect to their private placement shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their private placement shares in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association (A) to modify the substance or timing of the obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company fails to complete the initial Business Combination within 24 months from the closing of the Initial Public Offering or such earlier liquidation date as the Company’s board of directors may approve, or during any Extension Period, subject to applicable law or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their private placement shares if the Company fails to complete the initial Business Combination within the prescribed timeframe. In addition, the Sponsor has agreed to vote any private placement shares held by it in favor of the initial Business Combination.
The Company has until 24 months from the closing of the Initial Public Offering (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, including interest earned on the funds held in the Trust Account (which interest shall be net of Permitted Withdrawals and up to $100,000 of interest to pay dissolution expenses) and not previously released to the Company to pay its taxes and Permitted Withdrawals, if any, divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders acquire Public Shares in or after the Initial Public Offering, such Public Shares are entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the initial amount held in the Trust Account ($10.00).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn for Permitted Withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity, Capital Resources and Going Concern
As of December 31, 2025, the Company had $749,812 in cash and cash equivalents held outside of the Trust Account and a working capital surplus of $748,063.
The Company’s liquidity needs to date were satisfied through the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for issuance of the Founder Shares (as defined in Note 5), and loan from the Sponsor of $151,636 under the IPO Note (as defined in Note 5) and the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. The Company repaid the IPO Note in full on September 5, 2025, and the facility is no longer available.
In addition, in order to finance the transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team, or any of their affiliates may provide the Company with Working Capital Loans (as defined in Note 5) as may be required (of which up to $1.5 million may be converted at the lender’s option into warrants). As of December 31, 2025, there was no Working Capital Loan outstanding.
In connection with the Company’s assessment of going concern considerations in accordance with ASC 205-40, “Going Concern,” as of December 31, 2025, the Company may need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.
The Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the accompanying financial statements are issued. Management plans to address this uncertainty through a Business Combination. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Company intends to complete the initial Business Combination before the end of the Combination Period. However, there can be no assurance that the Company will be able to consummate any Business Combination by the end of the Combination Period.
Risks and Uncertainties
The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.
Furthermore, changes to policy implemented by the U.S. Congress, the Trump administration or any new administration have impacted and may in the future impact, among other things, the U.S. and global economy, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. For example, during the prior Trump administration, increased tariffs were implemented on goods imported into the U.S., particularly from China, Canada, and Mexico. On February 1, 2025, the U.S. imposed a 25% tariff on imports from Canada and Mexico, which were subsequently suspended for a period of one month, and a 10% additional tariff on imports from China. More recently on April 2, 2025, President Trump signed an executive order imposing a minimum 10 percent baseline tariff on all U.S. imports, with higher tariffs applied to imports from 57 specific countries. The baseline tariff rate became effective on April 5, while tariffs on imports from the 57 targeted nations, ranging from 11 to 50 percent, took effect on April 9. On the same day, President Trump announced a 90-day ‘pause’ on reciprocal tariffs for all but China, which continues to face tariffs as high as 145%. Historically, tariffs have led to increased trade and political tensions, between not only the U.S. and China, but also between the U.S. and other countries in the international community. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods.
On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act. ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. The Company is currently evaluating the impact of the new law. However, none of the tax provisions are expected to have a significant impact on the Company’s financial statements.
Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, and tariffs on imports from foreign countries could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $500 in cash and $749,312 cash equivalents as of December 31, 2025.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. In contrast, when the investments held in Trust Account are comprised of money market funds, these are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. As of December 31, 2025, the assets held in the Trust Account were in money market funds.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
The Company has the right to withdraw funds for working capital limited to up to 5% of the interest earned on the Trust Account, as of December 31, 2025 the Company has $140,482 available for withdrawal and has not withdrawn any funds from the Trust Account for working capital.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair value is defined as the price that would be received for the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Offering Costs
The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs consist principally of professional and registration fees that are directly related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares were charged to temporary equity, and offering costs allocated to Public Warrants (as defined below) and Private Placement Warrants were charged to shareholders’ deficit as the Public and Private Placement Warrants (as defined below), after management’s evaluation, were accounted for under equity treatment.
Class A Ordinary Shares Subject to Possible Redemption
The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and then to accumulated deficit. The Company has the right to withdraw funds for working capital limited to up to 5% of the interest earned on the Trust Account. As of December 31, 2025 the Company has $140,482 available for withdrawal and has not withdrawn any funds from the Trust Account for working capital. Accordingly, as of December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:
Gross proceeds	$230,000,000
Less:
Proceeds allocated to public warrants	(1,855,333)
Class A ordinary shares issuance cost	(14,190,584)
Plus:
Remeasurement of carrying value to redemption value	18,715,081
Class A ordinary shares subject to possible redemption, December 31, 2025	$232,669,164
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Warrant Instruments
The Company accounted for the Public and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There are 7,666,667 Public Warrants and 7,046,111 Private Placement Warrants currently outstanding as of December 31, 2025.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Net Income per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net income per Ordinary Share is computed by dividing net income by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from net income per Ordinary Share as the redemption value approximates fair value.
The calculation of diluted income per Ordinary Share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the over-allotment option and (iii) Private Placement, since the average price of the Ordinary Shares for the period from March 12, 2025 (inception) through December 31, 2025 was less than the exercise price and therefore, the inclusion of such Warrants under the Treasury stock method would be anti-dilutive and the exercise is contingent upon the occurrence of future events.
The following tables reflect the calculation of basic and diluted net income per Ordinary Share:
	For the Period from March 12, 2025 (Inception) Through December 31, 2025
	Class A ordinary shares subject to possible redemption	Class B ordinary shares not subject to redemption
Basic net income per share:
Numerator:
Allocation of net income	$1,331,560	$1,027,740
Denominator:
Basic weighted-average shares outstanding	9,153,061	7,064,626
Basic net income per ordinary share	$0.15	$0.15
	For the Period from March 12, 2025 (Inception) Through December 31, 2025
	Class A Redeemable Ordinary Shares	Non- Redeemable Class A and B Ordinary Shares
Diluted net income per share:
Numerator:
Allocation of net income	$1,313,380	$1,045,920
Denominator:
Diluted weighted-average shares outstanding	9,153,061	7,289,116
Diluted net income per ordinary share	$0.14	$0.14
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
NOTE 3.   PUBLIC OFFERING
Pursuant to the Initial Public Offering on September 5, 2025, the Company sold 23,000,000 Units, including 3,000,000 Units for the full close of the underwriter’s overallotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable public warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering on September 5, 2025, the Sponsor purchased 4,490,555 Private Placement Warrants at a price of $0.90 per warrant, generating gross proceeds of $4,041,500 in the aggregate. The underwriters have used a portion of their underwriting discount and commission and purchased an aggregate of 2,555,556 Private Placement Warrants at a price of $0.90 per warrant, generating gross proceeds of $2,300,000 in the aggregate.
Each whole public warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Placement Securities were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Securities held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants expire worthless.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On March 28, 2025, the Sponsor and independent directors (“Initial Shareholders”) paid $25,000 to cover the Company’s offering and formation costs in exchange for 5,750,000 Class B ordinary shares (the “Founder Shares”) issued to the Initial Shareholders. On August 15, 2025, the Company effected an approximately 1 to 1.33 share split and upon completion of the share split, each of the independent directors transferred 13,333 Founder Shares to the Sponsor for an amount of $43.48. As a result, the Sponsor currently holds 7,546,667 Founder Shares, and each of the independent directors currently holds 40,000 Founder Shares for an aggregate of 7,666,667 Founder Shares. All share and per share data has been retrospectively presented.
The Founder Shares include an aggregate of up to 1,000,000 shares that were subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will collectively represent 25% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. On September 5, 2025, the underwriters exercised their over-allotment option in full to be settled as part of the closing of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,000,000 Founder Shares are no longer subject to forfeiture by the Sponsor.
The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Promissory Note — Related Party
On March 28, 2025, the Company issued an unsecured promissory note to the Sponsor (“IPO Note”), pursuant to which the Company was able to borrow up to an aggregate principal amount of $250,000. The IPO Note is non-interest bearing and payable on the earlier of (i) December 31, 2025 or (ii) the consummation of the Initial Public Offering. The borrowings of $151,636 under the IPO Note were paid simultaneously with the closing of the Initial Public Offering. Borrowings under the IPO Note are no longer available.
Administrative Services Agreement
Commencing on September 3, 2025, the effective date of the registration statements for the Initial Public Offering, the Company entered into an agreement with the Sponsor to pay an aggregate of $30,000 per month for office space and administrative support. The Company incurred $120,000 in such fees included as general and administrative expenses on the accompanying statement of operations for the period from March 12, 2025 (inception) through December 31, 2025.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, any of their respective affiliates or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $0.09 per warrant. As of December 31, 2025, there are no Working Capital Loans outstanding.
NOTE 6.   COMMITMENTS
Registration Rights
The holders of the (i) Founder Shares, (ii) private placement warrants, which are issued in a private placement simultaneously with the closing of the Initial Public Offering, private placement warrants and the Class A ordinary shares underlying such private placement warrants and (iii) warrants that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities were entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting commissions. On September 5, 2025, the underwriters exercised their over-allotment option, closing on the 3,000,000 additional Units simultaneously with the Initial Public Offering.
The underwriters were entitled to a cash underwriting discount of $4,600,000, which was paid in cash to the underwriters at the closing of the Initial Public Offering.
Additionally, the underwriters are entitled to a deferred fee of $0.40 per Unit, or $9,200,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement and will be based on the amount of funds remaining in the Trust Account after shareholder redemptions of public shares in connection with the consummation of a Business Combination.
NOTE 7.   SHAREHOLDERS’ DEFICIT
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2025, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2025, there were no Class A ordinary shares issued or outstanding, excluding the 23,000,000 shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2025, there were 7,666,667 Class B ordinary shares issued and outstanding (see Note 5), of which an aggregate of up to 1,000,000 shares are subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised so that the number of Founder Shares will equal 25% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On September 5, 2025, the underwriters exercised their over-allotment option in full to be settled as part of the closing of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,000,000 Founder Shares are no longer subject to forfeiture by the Sponsor.
Only holders of Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.
Warrants — As of December 31, 2025, there were 14,712,778 Warrants outstanding, including 7,666,667 of Public Warrants and 7,046,111 of Private Placement Warrants. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire seven years from the completion of a Business Combination or earlier upon redemption or liquidation.

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Public Warrants — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the public warrants on a cashless basis. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the warrants for redemption as described in this paragraph, its management will have the option to require any holder that wishes to exercise his, her or its warrant following the notice of redemption to do so on a cashless basis. In the case of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
on which the notice of redemption is sent to the holders of the public warrants. If its management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. The Company has established the $18.00 per share (as adjusted) redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its Initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by its board of directors and, in the case of any such issuance to either of the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its Initial Business Combination on the date of the completion of its Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants were identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable.
NOTE 8.   FAIR VALUE MEASUREMENTS
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.
The fair value of the public warrants is $1,855,333 or $0.24 per public warrant. The fair value of public warrants was determined using Monte Carlo Simulation Model. The public warrants have been classified

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the public warrants:
September 5, 2025
Underlying stock price	$9.92
Exercise price	$11.50
Volatility	4.0%
Remaining term (years)	7.01
Risk-free rate	3.73%
Black-Scholes value	$1.14
Pre-adjusted value per share	$1.14
Implied market value adjustment	21.20%
At December 31, 2025, assets held in the Trust Account were comprised of $232,809,646 in money market funds which are invested primarily in U.S. Treasury Securities.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2025
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$232,809,646
NOTE 9.   SEGMENT INFORMATION
The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.
The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:
December 31, 2025
Investments held in Trust Account	$232,809,646
Cash and cash equivalents	$749,812
For the Period from March 12, 2025 (inception) through December 31, 2025
General and administrative expenses	$450,346
Interest earned on investments held in Trust Account	$2,809,646

SPRING VALLEY ACQUISITION CORP. III
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.
General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.
All other segment items included in net income are reported on the statement of operations and described within their respective disclosures.
NOTE 10.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except for the below.
On January 21, 2026, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with General Fusion Inc., a British Columbia limited company (“General Fusion”), and 1573562 B.C. Ltd., a British Columbia limited company (“NewCo”).
Concurrently with the execution and delivery of the Business Combination Agreement, the Company, General Fusion and the Sponsor entered into a letter agreement (the “Sponsor Letter”).
Concurrently with the execution and delivery of the Business Combination Agreement, the Company, General Fusion and certain of General Fusion’s securityholders entered into a Voting and Support Agreement (the “Support Agreement”).
In connection with the transactions contemplated by the Business Combination Agreement, on January 21, the Company and General Fusion entered into separate securities purchase agreements (the “Subscription Agreements”) with certain accredited investors (each, an “Investor” and the lead Investor, the “Anchor PIPE Investor”). Pursuant to the Subscription Agreements, the Investors have agreed, among other things, to purchase an aggregate of 10,556,367 units of General Fusion at a price of $10.20 per unit, each unit comprising (1) one convertible preferred share of General Fusion having the rights, preferences and privileges set forth in the Restated Articles (such stock the “Convertible Preferred Shares”) and (2) one warrant (collectively, the “Investor Warrants”) exercisable for a Common Share at a price of $12.00 per share, in a private placement to be consummated on the Closing Date, prior to the Amalgamation (the “PIPE Financing”).

Interim Condensed Consolidated Financial Statements (Unaudited)
(Expressed in U.S. dollars unless otherwise stated)
SPRING VALLEY ACQUISITION CORP. III
(N/K/A GENERAL FUSION GROUP LTD.)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026, THE THREE MONTHS ENDED JUNE 30, 2025, AND THE PERIOD FROM MARCH 12, 2025 (INCEPTION) THROUGH JUNE 30, 2025

SPRING VALLEY ACQUISITION CORP. III
(N/K/A GENERAL FUSION GROUP LTD.)
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,889,472	$749,812
Prepaid expenses	183,337	100,885
Total current assets	2,072,809	850,697
Long-term prepaid insurance	7,720	48,155
Investments held in Trust Account	236,690,350	232,809,646
Total Assets	$238,770,879	$233,708,498
Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued offering costs	$75,000	$75,000
Accrued expenses	36,500	27,134
Advance from related party	500	500
Convertible promissory note – related party	1,500,000	—
Deferred Underwriting Fee	9,200,000	—
Subscription agreement liability	21,975,641	—
Total current liabilities	32,787,641	102,634
Convertible promissory note – related party	—	—
Deferred Underwriting Fee	—	9,200,000
Total Liabilities	32,787,641	9,302,634
Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value; 23,000,000 shares at redemption value of $10.29 and $10.12 per share at June 30, 2026 and December 31, 2025, respectively	236,586,500	232,669,164
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding (excluding 23,000,000 shares subject to possible redemption) at June 30, 2026 and December 31, 2025	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,666,667 shares issued and outstanding at June 30, 2026 and December 31, 2025	767	767
Additional paid-in capital	—	—
Accumulated deficit	(30,604,029)	(8,264,067)
Total Shareholders’ Deficit	(30,603,262)	(8,263,300)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$238,770,879	$233,708,498
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRING VALLEY ACQUISITION CORP. III
(N/K/A GENERAL FUSION GROUP LTD.)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,	For the Period from March 12, 2025 (Inception) Through June 30,
	2026	2025	2026	2025
General and administrative expenses	$388,314	$16,620	$570,497	$16,620
Loss from operations	(388,314)	(16,620)	(570,497)	(16,620)
Other income (expense):
Change in fair value of subscription agreement liability	(8,120,771)	—	(21,975,641)	—
Interest earned on investments held in Trust Account	2,076,992	—	4,123,512	—
Other income (expense), net	(6,043,779)	—	(17,852,129)	—
Net income (loss)	$(6,432,093)	$(16,620)	$(18,422,626)	$(16,620)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	23,000,000	—	23,000,000	—
Basic and diluted net income (loss) per ordinary share, Class A ordinary shares subject to possible redemption	$(0.21)	$—	$(0.60)	$—
Basic and diluted average shares outstanding of Class B ordinary shares not subject to redemption(1)(2)	7,666,667	6,666,667	7,666,667	6,666,667
Basic and diluted net income (loss) per ordinary share, Class B ordinary shares not subject to redemption	$(0.21)	$(0.00)	$(0.60)	$(0.00)

(1)
Excludes an aggregate of 1,000,000 Class B ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters. On September 5, 2025, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, the 1,000,000 Founder Shares are no longer subject to forfeiture (Note 5).

(2)
On August 15, 2025, the Company effected an approximately 1 to 1.33 share split and upon completion of the share split, each of the independent directors transferred 13,333 Founder Shares to the Sponsor for an amount of $43.48. As a result, the Sponsor currently holds 7,546,667 Founder Shares, and each of the independent directors currently holds 40,000 Founder Shares for an aggregate of 7,666,667 Founder Shares. All share and per share data has been retroactively restated (Note 5).

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

SPRING VALLEY ACQUISITION CORP. III
(N/K/A GENERAL FUSION GROUP LTD.)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of January 1, 2026	—	$—	7,666,667	$767	$—	$(8,264,067)	$(8,263,300)
Accretion for ordinary shares to redemption amount	—	—	—	—	—	(1,944,194)	(1,944,194)
Net loss	—	—	—	—	—	(11,990,533)	(11,990,533)
Balance as of March 31, 2026 (unaudited)	—	—	7,666,667	767	—	(22,198,794)	(22,198,027)
Accretion for ordinary shares to redemption amount	—	—	—	—	—	(1,973,142)	(1,973,142)
Net loss	—	—	—	—	—	(6,432,093)	(6,432,093)
Balance as of June 30, 2026 (unaudited)	—	$—	7,666,667	$767	$—	$(30,604,029)	$(30,603,262)
FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND FOR THE PERIOD FROM MARCH 12, 2025 (INCEPTION) THROUGH JUNE 30, 2025
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of March 12, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Class B ordinary shares issued to Initial Shareholders	—	—	7,666,667	767	24,233	—	25,000
Net loss	—	—	—	—	—	—	—
Balance as of March 31, 2025 (unaudited)	—	——	7,666,667	767	24,233	—	25,000
Net loss	—	—	—	—	—	(16,620)	(16,620)
Balance at June 30, 2025 (unaudited)	—	$—	7,666,667	$767	$24,233	$(16,620)	$8,380
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRING VALLEY ACQUISITION CORP. III
(N/K/A GENERAL FUSION GROUP LTD.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Six Months Ended June 30, 2026	For the Period from March 12, 2025 (Inception) Through June 30, 2025
Cash Flows from Operating Activities:
Net loss	$(18,422,626)	$(16,620)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative costs paid through promissory note – related party	—	10,420
Change in fair value of subscription agreement liability	21,975,641	—
Interest earned on investments held in Trust Account	(4,123,512)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(82,452)	—
Long-term prepaid insurance	40,435	—
Accrued expenses	9,366	6,200
Net cash used in operating activities	(603,148)	—
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account for working capital purposes	242,808	—
Net cash provided by investing activities	242,808	—
Cash Flows from Financing Activities:
Proceeds from convertible promissory note – related party	1,500,000	—
Net cash provided by financing activities	1,500,000	—
Net Change in Cash	1,139,660	—
Cash – Beginning of period	749,812	—
Cash – End of period	$1,889,472	$—
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$—	$93,449
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SPRING VALLEY ACQUISITION CORP. III
(N/K/A GENERAL FUSION GROUP LTD.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2026
(Unaudited)
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS:
Spring Valley Acquisition Corp. III (N/K/A General Fusion Group Ltd.) (the “Company” or “SVIII”) is a blank check company incorporated as a Cayman Islands exempted corporation on March 12, 2025. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
On January 19, 2026, 1573562 B.C. Ltd., a British Columbia limited company and a wholly-owned direct subsidiary of the Company, was formed.
The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2026, the Company had not commenced any operations. All activity for the period from March 12, 2025 (inception) through June 30, 2026 related to the Company’s formation, the initial public offering (“Initial Public Offering”) described below and, subsequent to the Initial Public Offering, identifying a target for and negotiating and progressing toward completion of the Business Combination. The Company did not generate any operating revenues during the periods presented and generated non-operating income in the form of income earned on investments held in the trust account.
On July 10, 2026, subsequent to the period covered by these condensed consolidated financial statements, the Company completed its Business Combination with General Fusion Inc. and was renamed General Fusion Group Ltd., as described below and in Note 11. Subsequent Events. The unaudited condensed consolidated financial statements as of and for the periods ended June 30, 2026 reflect the financial position, results of operations and cash flows of the Company prior to, and do not give effect to, the Business Combination.
Initial Public Offering and Private Placement
The Company’s Sponsor is Spring Valley Acquisition III Sponsor, LLC (the “Sponsor”). The registration statements for the Company’s Initial Public Offering became effective on September 3, 2025. On September 5, 2025, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units”), which includes the full exercise by the underwriters of their over-allotment option of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 7,046,111 Private Placement Warrants (the “Private Placement Warrants”) to the Sponsor and to Cohen and Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”) and Clear Street LLC (“Clear Street”), the representative of the underwriters of the Initial Public Offering, at a price of $0.90 per warrant, generating gross proceeds of $6,341,500. Of those 7,046,111 Private Placement Warrants, the Sponsor purchased 4,490,555 Private Placement Warrants and the underwriters purchased 2,555,556 Private Placement Warrants. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the Private Placement Warrants, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination (less deferred underwriting commissions).
Transaction costs amounted to $14,319,936, consisting of $4,600,000 of cash underwriting fee, $9,200,000 of deferred underwriting fee and $519,936 of other offering costs.

NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (continued)
Trust Account
Following the closing of the Initial Public Offering on September 5, 2025, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the net proceeds from the sale of the private placement securities, was held in a trust account (“Trust Account”) and invested or held only in (i) U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries, (ii) uninvested cash, or (iii) an interest bearing bank demand deposit account or other accounts at a bank, as determined by the Company, until the earlier of (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below. No later than 24 months after the closing of the Initial Public Offering or such earlier liquidation date as the Company’s board of directors may approve, or such later time as provided for in any amendment to the Company’s Amended and Restated Memorandum and Articles of Association (an “Extension Period”), subject to applicable law, the amounts held in the Trust Account will be held as cash or cash items, including in demand deposit accounts.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares (as defined below) upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. Prior to the closing of a Business Combination, holders of the Class A ordinary shares sold in the Initial Public Offering (the “Public Shares”) were entitled to redeem their Public Shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations or for working capital requirements (such working capital withdrawals limited to up to 5% of the interest earned on the Trust Account) (“Permitted Withdrawals”), either (i) in connection with a shareholder vote to approve a Business Combination or (ii) upon the Company’s failure to complete a Business Combination within 24 months of the closing of the Initial Public Offering, in accordance with the Company’s Amended and Restated Memorandum and Articles of Association. Accordingly, the Class A ordinary shares were recorded at redemption value and classified as temporary equity in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”
In connection with the Business Combination, holders of 21,075,896 Class A ordinary shares exercised their redemption rights and the remaining balance of the Trust Account was released to the Company at the closing of the Business Combination. See Note 11 — Subsequent Events.
During the six months ended June 30, 2026, the Company withdrew an aggregate of $242,808 from the Trust Account as Permitted Withdrawals for working capital purposes.
Initial and amended Business Combination
On January 21, 2026, the Company entered into a business combination agreement (as amended on May 12, 2026 and June 3, 2026, the “Business Combination Agreement”) with General Fusion Inc. (“General Fusion”) and 1573562 B.C. Ltd (“NewCo”), a wholly owned subsidiary of the Company incorporated under the laws of British Columbia. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination,” and the closing of the Business Combination is referred to herein as the “Closing.”
On July 10, 2026 (the “Closing Date”), the Company completed the Business Combination. Pursuant to the Business Combination Agreement and the plan of arrangement approved under the applicable provisions of the Business Corporations Act (British Columbia) (the “BCBCA” and such plan, the “Plan of Arrangement”): (i) at least one business day prior to the Closing Date, the Company continued from the Cayman Islands to British Columbia (the “Continuation”); (ii) on the Closing Date, NewCo amalgamated with General Fusion (the “Amalgamation”), with the amalgamated company continuing under the name “General Fusion Inc.” as a wholly owned subsidiary of the Company; and (iii) in connection with the

NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (continued)
Closing, the Company changed its name to “General Fusion Group Ltd.” and adopted amended and restated articles (the “Restated Articles”). The Company following the Closing is referred to herein as “New General Fusion.”
In connection with the Continuation, each Class A ordinary and Class B ordinary share of SVIII issued and outstanding immediately prior thereto was converted into one Class A common share and one Class B common share of SVIII, respectively. At the Closing, (i) each Class A common share and each Class B common share of SVIII issued and outstanding was converted into one Subordinate Voting Share, and (ii) each SVIII warrant outstanding was exchanged for a warrant of New General Fusion to acquire a like number of Subordinate Voting Shares at the same per-share exercise price.
Upon consummation of the Business Combination on July 10, 2026, all common shares of the Company then outstanding (including those converted from Class A ordinary shares and Class B ordinary shares) are referred to as “Subordinate Voting Shares” and the convertible preferred shares issued pursuant to the private investment in public entity financing are referred to as “Multiple Voting Shares.”
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP, with General Fusion identified as the accounting acquirer. Under this method of accounting, the Company is treated as the acquired company for financial reporting purposes, and the Business Combination is treated as the equivalent of General Fusion issuing shares for the net assets of the Company, accompanied by a recapitalization. Accordingly, the consolidated financial statements of New General Fusion for periods following the Closing will represent a continuation of the financial statements of General Fusion, with the net assets of the Company recorded at historical cost and no goodwill or other intangible assets recognized. The historical financial statements of General Fusion will become the historical financial statements of New General Fusion, and the Company’s historical financial statements, including these condensed consolidated financial statements, will not be the predecessor financial statements of the combined company.
Following the closing of the Business Combination, on July 13, 2026, General Fusion Group Ltd. Subordinate Voting Shares and warrants began trading on the Nasdaq under the symbols “GFUZ” and “GFUZW”, respectively.
Related Agreements
Concurrently with the execution and delivery of the Business Combination Agreement, SVIII, General Fusion and the Sponsor entered into a letter agreement (the “Sponsor Letter”) pursuant to which, among other things (1) the Sponsor agreed to vote all Class B ordinary shares of SVIII (“Founder Shares”) held by it in favor of the Business Combination Agreement, the Business Combination and related proposals, (2) the Sponsor agreed that, at the Closing, it will forfeit 1,000,000 Founder Shares and, in connection therewith, SVIII agreed to issue to the Sponsor an aggregate of 1,000,000 earnout shares, (3) the Sponsor agreed to transfer, directly or constructively, an aggregate of 1,250,000 Founder Shares to certain investors in General Fusion’s most recent simple agreements for future equity financing round, and (4) the parties agreed that if SVIII obtains working capital loans from the Sponsor or an affiliate to finance transaction costs related to the Business Combination, up to $1,500,000 of such loans may be converted into warrants to purchase common shares for an exercise price of $0.90 per share, at the Sponsor’s option.
On June 23, 2026, the Company issued an unsecured promissory note in the principal amount of up to $1,500,000 to the Sponsor, which may be drawn down from time to time (refer to note 5). Subsequent to period-end, the note was settled through the issuance to the Sponsor of 1,666,667 warrants, each exercisable for one Class A ordinary share on terms identical to the Private Placement Warrants, which, in connection with the Business Combination, were exchanged for warrants exercisable for a like number of Subordinate Voting Shares at the same per-share exercise price.
Concurrently with the execution and delivery of the Business Combination Agreement, SVIII, General Fusion and certain of General Fusion’s securityholders entered into a Voting and Support Agreement (the

NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (continued)
“Support Agreement”) pursuant to which, among other things, each such securityholder agreed to support and vote in favor of the Plan of Arrangement.
Pursuant to the terms of the Business Combination Agreement, contemporaneously with the Closing, New General Fusion, the Sponsor, and certain securityholders of General Fusion will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, (1) New General Fusion will agree to file, as soon as practicable (and in any event within 30 days) following the Closing Date, a registration statement covering the resale of certain Subordinate Voting Shares and other equity securities of New General Fusion held by the Sponsor and such other securityholders parties from time to time, (2) such holders of registrable securities will be granted certain takedown, demand, block trade and piggyback registration rights with respect to their registrable securities, in each case, on the terms and subject to the conditions set forth in the Registration Rights Agreement, and (3) the Registration Rights Agreement, dated as of September 3, 2025, between SVIII, the Sponsor and certain other parties will be amended, restated and terminated as of the Closing.
Also pursuant to the terms of the Business Combination Agreement, at the Closing, certain Company securityholders entered into a lock-up agreement (each, a “Lock-Up Agreement”), pursuant to which, among other things, each such securityholder agreed not to sell, for a period of 180 days following the Closing (subject to certain exceptions), the Subordinate Voting Shares held by such securityholder immediately after the effective time of the Business Combination, on the terms and subject to the conditions set forth in the Lock-Up Agreement. In addition, the Sponsor and the other parties to the letter agreement entered into by such parties with SVIII in connection with SVIII’s initial public offering will enter into an amendment to such letter agreement to change the lock-up period in such letter agreement to six months after the Closing Date.
Private Investment in Public Entity
In connection with the transactions contemplated by the Business Combination Agreement, on January 21, 2026, SVIII and General Fusion entered into separate subscription agreements (the “Subscription Agreements”) with the lead PIPE Investor and certain other investors (collectively, the “PIPE Investors”) for a private investment in public equity financing (the “PIPE Financing”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to purchase an aggregate of 10,556,367 units at a price of $10.20 per unit, for aggregate gross proceeds of approximately $107,700,000, with each unit comprising (i) one convertible preferred share of General Fusion having the rights, preferences and privileges set forth in the Restated Articles and (ii) one warrant exercisable for one Subordinate Voting Share at an exercise price of $12.00 per share (the “PIPE Warrants”).
On July 10, 2026, the PIPE Financing was consummated on the Closing Date, prior to the Amalgamation. In connection with the Closing, pursuant to the Plan of Arrangement, the convertible preferred shares issued in the PIPE Financing were exchanged for an aggregate of 10,556,367 Multiple Voting Shares of New General Fusion, and the PIPE Investors received an equal number of PIPE Warrants, each exercisable for one Subordinate Voting Share at an exercise price of $12.00 per share.
New General Fusion may redeem the Multiple Voting Shares at any time at a redemption price equal to a percentage of their accrued value (stated value plus accrued and unpaid dividends): 150% for redemptions prior to the first anniversary of the Closing Date, decreasing by 10 percentage points on each anniversary of the Closing Date thereafter, to a minimum of 100% from and after the fifth anniversary of the Closing Date. At any time following the fifth anniversary of the Closing Date, holders of Multiple Voting Shares may require New General Fusion to redeem their Multiple Voting Shares at 100% of their accrued value.
In connection with the Closing, New General Fusion received aggregate net proceeds of approximately $123,400,000, consisting of (i) approximately $104,400,000 of net proceeds from the PIPE Financing (gross proceeds of approximately $107,700,000, less certain transaction costs of approximately $3,300,000) and (ii) approximately $19,000,000 from the Trust Account and SVIII’s operating account, comprising the balance of the Trust Account of approximately $19,800,000 (inclusive of accrued interest and after giving effect to

NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS: (continued)
the redemption of Class A ordinary shares in connection with the Business Combination), together with funds in SVIII’s operating account, less certain transaction costs paid at closing.
Liquidity
As of June 30, 2026, the Company had $1,889,472 in cash and cash equivalents held outside of the Trust Account.
Prior to the completion of its initial business combination, the Company’s liquidity needs to date were satisfied through the payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for issuance of the Founder Shares, and loan from the Sponsor of $151,636 under the IPO Note (as defined in Note 5) and the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance the transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team, or any of their affiliates may provide the Company with Working Capital Loans (as defined in Note 5) as may be required (of which up to $1,500,000 may be converted at the lender’s option into warrants).
On June 23, 2026, the Company issued an unsecured promissory note in the principal amount of up to $1,500,000 to the Sponsor, in respect of a Working Capital Loan, which may be drawn down from time to time. The note bears no interest, is due on the earlier of (i) the date of consummation of the Business Combination or (ii) the date the Company winds up, and may be converted, at the Sponsor’s election, into warrants of the Company at a price of $0.90 per warrant. As of June 30, 2026, $1,500,000 was outstanding under this note. At Closing, the note was settled through the issuance to the Sponsor of 1,666,667 warrants, each exercisable for one Class A ordinary share on terms identical to the Private Placement Warrants, which, in connection with the Business Combination, were exchanged for warrants exercisable for a like number of Subordinate Voting Shares at the same per-share exercise price.
On July 10, 2026, subsequent to the period covered by these financial statements, the Company consummated its Business Combination with General Fusion, pursuant to which the Company was renamed General Fusion Group Ltd. Concurrently with the Closing, the PIPE Financing closed, and the combined company received net proceeds of $104,375,000 reflecting gross proceeds of $107,675,000 less certain transaction costs. In addition, after giving effect to redemptions and the payment of certain transaction costs at closing, approximately $19,000,000 was retained by New General Fusion, consisting of the net balance of the Trust Account and the Company’s operating account.
As a result of the completion of the Business Combination, the conditions that previously raised substantial doubt about the Company’s ability to continue as a going concern have been resolved. Management expects that the combined company’s existing cash resources, together with the proceeds received in connection with the Business Combination, will provide sufficient funds to carry out planned operations for at least one year from the date these financial statements are issued.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)
statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2025, as filed with the SEC on March 6, 2026 and the Company’s Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended March 31, 2026, filed with the SEC on September 4, 2026, which restated the Company’s previously issued condensed consolidated financial statements as of and for the three months ended March 31, 2026. The interim results for the three and six months ended June 30, 2026, for the three months ended June 30, 2025 and for the period from March 12, 2025 (inception) through June 30, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future periods, including because of the completion of the Business Combination on July 10, 2026 and the basis of presentation of the combined company’s financial statements following the Closing. See Note 1 and Note 11. Subsequent Events.
Principles of Consolidation
As described in Note 1, NewCo was formed on January 19, 2026 as a wholly-owned subsidiary of the Company.
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, excluding the subscription agreement liability, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair value is defined as the price that would be received for the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Offering Costs
The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs consist principally of professional and registration fees that are directly related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Public Shares were charged to temporary equity, and offering costs allocated to Public Warrants (as defined below) and Private Placement Warrants were charged to shareholders’ deficit as the Public and Private Placement Warrants (as defined below), after management’s evaluation, were accounted for under equity treatment.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)
Class A Ordinary Shares Subject to Possible Redemption
The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and then to accumulated deficit. The Company has the right to withdraw funds for working capital limited to up to 5% of the interest earned on the Trust Account. As of June 30, 2026, the Company has $334,518 available for withdrawal and withdrawn $242,808 from the Trust Account for working capital. As of December 31, 2025, the Company has $140,482 available for withdrawal and has not withdrawn any funds from the Trust Account for working capital. Accordingly, as of June 30, 2026 and December 31, 2025, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ deficit section of the Company’s balance sheet. As of June 30, 2026 and December 31, 2025, the Class A ordinary shares subject to possible redemption reflected in the unaudited condensed consolidated balances sheet are reconciled in the following table:
Gross proceeds	$230,000,000
Less:
Proceeds allocated to public warrants	(1,855,333)
Class A ordinary shares issuance cost	(14,190,584)
Plus:
Remeasurement of carrying value to redemption value	18,715,081
Class A ordinary shares subject to possible redemption, December 31, 2025	232,669,164
Plus:
Remeasurement of carrying value to redemption value	1,944,194
Class A ordinary shares subject to possible redemption, March 31, 2026	234,613,358
Plus:
Remeasurement of carrying value to redemption value	1,973,142
Class A ordinary shares subject to possible redemption, June 30, 2026	$236,586,500
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2026 and December 31, 2025. The Company is currently not aware of any issues under

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)
review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Warrant Instruments
The Company accounted for the Public and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging.” Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There are 7,666,667 Public Warrants and 7,046,111 Private Placement Warrants currently outstanding as of June 30, 2026 and December 31, 2025.
Net loss per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Income and losses are shared pro rata to the shares. Net income (loss) per Ordinary Share is computed by dividing net income (loss) by the weighted average number of Ordinary Shares outstanding for the period. Accretion associated with the redeemable Ordinary Shares is excluded from net income (loss) per Ordinary Share as the redemption value approximates fair value.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3.   CASH AND CASH EQUIVALENTS
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,889,472 and $749,812 in cash and cash equivalents as of June 30, 2026 and December 31, 2025, respectively.
NOTE 4.   INVESTMENTS HELD IN TRUST
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. In contrast, when the investments held in Trust Account are comprised of money market funds, these are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
On February 19, 2026, the Company withdrew $140,482 from the Trust Account for working capital purposes.
On May 5, 2026, the Company withdrew $102,326 from the Trust Account for working capital purposes.
At June 30, 2026, assets held in the Trust Account were comprised of $236,690,350 in money market funds which are invested primarily in U.S. Treasury Securities.

NOTE 4.   INVESTMENTS HELD IN TRUST (continued)
See Note 1 for details on the Trust Account withdrawal rights and balances.
NOTE 5.   RELATED PARTY TRANSACTIONS:
Founder Shares
On March 28, 2025, the Sponsor and independent directors (“Initial Shareholders”) paid $25,000 to cover the Company’s offering and formation costs in exchange for 5,750,000 Founder Shares issued to the Initial Shareholders. On August 15, 2025, the Company effected an approximately 1 to 1.33 share split and upon completion of the share split, each of the independent directors transferred 13,333 Founder Shares to the Sponsor for an amount of $43.48. As a result, the Sponsor currently holds 7,546,667 Founder Shares, and each of the independent directors currently holds 40,000 Founder Shares for an aggregate of 7,666,667 Founder Shares. All share and per share data has been retrospectively presented.
The Founder Shares include an aggregate of up to 1,000,000 shares that were subject to forfeiture by the holders thereof depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will collectively represent 25% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. On September 5, 2025, the underwriters exercised their over-allotment option in full to be settled as part of the closing of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 1,000,000 Founder Shares are no longer subject to forfeiture by the Sponsor.
The Initial Shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
On January 21, 2026, the sponsor agreed to forfeit 15% of its Founder Shares of the Company simultaneously and in connection with the consummation of the Company’s Business Combination with General Fusion.
Promissory Note — Related Party
On March 28, 2025, the Company issued an unsecured promissory note to the Sponsor (“IPO Note”), pursuant to which the Company was able to borrow up to an aggregate principal amount of $250,000. The IPO Note is non-interest bearing and payable on the earlier of (i) December 31, 2025 or (ii) the consummation of the Initial Public Offering. The borrowings of $151,636 under the IPO Note were paid simultaneously with the closing of the Initial Public Offering. Borrowings under the IPO Note are no longer available.
Convertible Promissory Note — Related Party
In order to finance transaction costs in connection with a Business Combination, the Sponsor, its affiliates, or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Working Capital Loans would be repaid out of the proceeds of the Trust Account released to the Company; otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account, and no proceeds held in the Trust Account would be used for such repayment. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into warrants at a price of $0.90 per warrant.

NOTE 5.   RELATED PARTY TRANSACTIONS: (continued)
On June 23, 2026, pursuant to the foregoing arrangement, the Company issued an unsecured convertible promissory note (the “Note”) to the Sponsor in the principal amount of up to $1,500,000, which could be drawn down from time to time upon request by the Company prior to the Maturity Date (as defined below). The Note bears no interest, is due on the earlier of (i) the date of consummation of the Business Combination or (ii) the date the Company winds up (the “Maturity Date”). Upon consummation of a Business Combination, the Sponsor has the option on the Maturity Date to convert all or any portion of the principal outstanding under the Note into that number of warrants equal to the principal amount being converted divided by $0.90, rounded up to the nearest whole warrant (“Working Capital Warrants”). The terms of the Working Capital Warrants are identical to the terms of the Private Placement Warrants, including the transfer restrictions applicable thereto. The Note is subject to customary events of default, certain of which would automatically cause the unpaid principal balance and all other amounts payable under the Note to become immediately due and payable. As of June 30, 2026 and December 31, 2025, the outstanding balance under the Note was $1,500,000 and $0, respectively, presented as convertible promissory note — related party on the accompanying unaudited condensed consolidated balance sheets.
Subsequent to period-end, the note was settled through the issuance to the Sponsor of 1,666,667 warrants, each exercisable for one Class A ordinary share on terms identical to the Private Placement Warrants, which, in connection with the Business Combination, were exchanged for warrants exercisable for a like number of Subordinate Voting Shares at the same per-share exercise price.
Administrative Services Agreement
Commencing on September 3, 2025, the effective date of the registration statements for the Initial Public Offering, the Company entered into an agreement with the Sponsor to pay an aggregate of $30,000 per month for office space and administrative support. The Company incurred and paid $90,000 and $180,000, respectively, in such fees included as general and administrative expenses on the accompanying statement of operations for the three and six months ended June 30, 2026. The Company did not incur any fees for these services for the three months ended June 30, 2025 and for the period from March 12, 2025 (inception) through June 30, 2025.
NOTE 6.   COMMITMENTS AND CONTINGENCIES:
Registration Rights
The holders of the (i) Founder Shares, (ii) private placement warrants, which are issued in a private placement simultaneously with the closing of the Initial Public Offering, private placement warrants and the Class A ordinary shares underlying such private placement warrants and (iii) warrants that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A ordinary shares). The holders of these securities were entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting commissions. On

NOTE 6.   COMMITMENTS AND CONTINGENCIES: (continued)
September 5, 2025, the underwriters exercised their over-allotment option, closing on the 3,000,000 additional Units simultaneously with the Initial Public Offering.
The underwriters were entitled to a cash underwriting discount of $4,600,000, which was paid in cash to the underwriters at the closing of the Initial Public Offering.
Additionally, the underwriters are entitled to a deferred fee of the lesser of $0.40 per Unit, or $9,200,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement and will be based on the amount of funds remaining in the Trust Account after shareholder redemptions of public shares in connection with the consummation of a Business Combination. Subsequent to June 30, 2026, on July 10, 2026, the Company consummated its Business Combination with General Fusion and, based on the Trust Account balance retained after redemptions, a deferred underwriting fee of $769,642 was paid to the underwriters.
On January 21, 2026, the underwriters agreed to forfeit, simultaneously and in connection with the consummation of the Business Combination with General Fusion, an aggregated pro-rata portion (or as otherwise agreed amongst the Underwriters) of 15% of their private placement warrants, equal to an aggregate of 383,333 private placement warrants.
As described in Note 1, on January 21, 2026, the Company entered into the Business Combination Agreement with General Fusion and NewCo. For a complete description of the Business Combination Agreement and related agreements, including the Sponsor Letter, Support Agreement, Registration Rights Agreement, Lock-Up Agreement, and PIPE Financing, see Note 1.
NOTE 7.   SHAREHOLDERS’ DEFICIT:
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2026 and December 31, 2025, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share.
Pursuant to the Initial Public Offering on September 5, 2025, the Company sold 23,000,000 Units, including 3,000,000 Units for the full close of the underwriter’s over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $230,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable public warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.
At June 30, 2026 and December 31, 2025, there were no Class A ordinary shares issued or outstanding, excluding the 23,000,000 shares subject to possible redemption.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share.
Simultaneously with the closing of the Initial Public Offering on September 5, 2025, the Sponsor purchased 4,490,555 Private Placement Warrants at a price of $0.90 per warrant, generating gross proceeds of $4,041,500 in the aggregate. The underwriters have used a portion of their underwriting discount and commission and purchased an aggregate of 2,555,556 Private Placement Warrants at a price of $0.90 per warrant, generating gross proceeds of $2,300,000 in the aggregate.
Each whole public warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the private placement securities were added to the net

NOTE 7.   SHAREHOLDERS’ DEFICIT: (continued)
proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the required time period, the proceeds from the sale of the private placement securities held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants expire worthless.
At June 30, 2026 and December 31, 2025, there were 7,666,667 Class B ordinary shares issued and outstanding. the 1,000,000 Founder Shares previously subject to forfeiture are no longer subject to forfeiture following the full exercise of the over-allotment option.
Only holders of Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.
Warrants — As of June 30, 2026 and December 31, 2025, there were 14,712,778 Warrants outstanding, including 7,666,667 of Public Warrants and 7,046,111 of Private Placement Warrants. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire seven years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Public Warrants — Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

NOTE 7.   SHAREHOLDERS’ DEFICIT: (continued)
•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the public warrants on a cashless basis. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the warrants for redemption as described in this paragraph, its management will have the option to require any holder that wishes to exercise his, her or its warrant following the notice of redemption to do so on a cashless basis. In the case of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the public warrants. If its management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. The Company has established the $18.00 per share (as adjusted) redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by its board of directors and, in the case of any such issuance to either of the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its initial Business Combination on the date of the completion of its initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants were identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable.
The fair value of the public warrants is $1,855,333 or $0.24 per public warrant. The fair value of public warrants was determined using Monte Carlo Simulation Model. The public warrants have been classified

NOTE 7.   SHAREHOLDERS’ DEFICIT: (continued)
within shareholders’ deficit and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the public warrants:
September 5, 2025
Underlying stock price	$9.92
Exercise price	$11.50
Volatility	4.0%
Remaining term (years)	7.01
Risk-free rate	3.73%
Black-Scholes value	$1.14
Pre-adjusted value per share	$1.14
Implied market value adjustment	21.20%
NOTE 8.   SUBSCRIPTION AGREEMENT LIABILITY:
The Subscription Agreements obligate the Company to issue, and the PIPE Investors to purchase, the units, with the arrangement settling in its entirety or not at all. Pursuant to ASC 480-10-25-8, a financial instrument other than an outstanding share is classified as a liability if it embodies a conditional or unconditional obligation to transfer assets or issue equity shares. As the Subscription Agreement obligates the issuance of units containing preferred shares that are contingently redeemable at the holder’s option and liability-classified warrants, the arrangement represents a forward sale contract classified as a liability in accordance with ASC 480, accounted for as one unit of account during the interim period. Furthermore, the warrants are liability classified as they do not meet the indexation to own equity criteria per ASC 815-40 due to the existence of a specific exercise price resetting feature. The subscription agreement liability is measured at fair value at inception and remeasured at each reporting date, with changes in fair value recognized within change in fair value of subscription agreement liability in the unaudited condensed consolidated statements of operations, until the contract is settled or expires. Subsequent to June 30, 2026, the Subscription Agreements were settled concurrently upon the consummation of the PIPE Financing on July 10, 2026. See Note 11. Subsequent Events.
The fair value of the forward contract is measured as the fair value of the preferred shares and warrants to be issued under the Subscription Agreements, less the fixed consideration to be received. The fair values of the preferred shares and warrants contained within the Subscriptions Agreements were estimated using the Monte Carlo simulation method. The assumptions used to estimate the fair value of the preferred shares and warrants contained within the Subscription Agreements are set forth below:
As of June 30, 2026, the key inputs into the Monte Carlo simulation method for the subscription agreement liability were as follows:
June 30, 2026
Estimated fair value of the post-Business Combination common shares	$9.69
Term (years)	5.0
Risk-free rate	4.11%
Expected volatility	80.0%
Expected yield	50.0%
Implied market value adjustment	46.1%
At March 31, 2026, the key inputs into the Monte Carlo simulation model for the subscription agreement liability were as follows:

NOTE 8.   SUBSCRIPTION AGREEMENT LIABILITY: (continued)
March 31, 2026
Estimated fair value of the post-Business Combination common shares	$8.57
Term (years)	5.3
Risk-free rate	3.88%
Expected volatility	80.0%
Expected yield	50.0%
Implied market value adjustment	46.1%
At initial recognition, the key inputs into the Monte Carlo simulation model for the subscription agreement liability were as follows:
Initial Recognition
Estimated fair value of the post-Business Combination common shares	$7.52
Term (years)	5.7
Risk-free rate	3.83%
Expected volatility	80.0%
Expected yield	50.0%
Implied market value adjustment	46.1%
NOTE 9.   FAIR VALUE MEASUREMENTS:
The fair value hierarchy applied in these measurements is described in Note 2.
As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	June 30, 2026
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$236,690,350
Liability:
Subscription agreement liability	3	$21,975,641
Description	Level	December 31, 2025
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$232,809,646

NOTE 9.   FAIR VALUE MEASUREMENTS: (continued)
The subscription agreement liability was classified as a Level 3 fair value measurement, and its valuation required significant management judgment in selecting the valuation methodology and key inputs. As of June 30, 2026, the subscription agreement liability is valued using a Monte Carlo simulation model that incorporates both the redeemable convertible preferred shares and warrants deliverable under the subscription agreement, measured as a forward contract. The model relies on significant unobservable inputs, including equity volatility, yield assumption and estimated fair value of the post-Business Combination common shares issuable upon conversion of the preferred shares and exercise of the warrants. The valuation incorporated the contractual terms of the underlying instruments, including the conversion features and related price reset mechanisms, cumulative dividends payable in kind or in cash, the Company’s optional redemption right at declining premiums, the holders’ redemption rights, and anti-dilution protections. Changes in these unobservable inputs could have resulted in a significantly higher or lower fair value measurement.The following table presents the changes in the fair value of the Company’s Level 3 subscription agreement liability for the three and six months ended June 30, 2026.
Subscription agreement liability, December 31, 2025	$—
Initial recognition	—
Change in fair value	$13,854,870
Subscription agreement liability, March 31, 2026	$13,854,870
Change in fair value	$8,120,771
Subscription agreement liability, June 30, 2026	$21,975,641
NOTE 10.   SEGMENT INFORMATION:
The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.
The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:
	June 30, 2026	December 31, 2025
Investments held in Trust Account	$236,690,350	$232,809,646
Cash and cash equivalents	$1,889,472	$749,812
	For the Three Months Ended June 30,		For the Six Months Ended June 30, 2026	For the Period from March 12, 2025 (Inception) Through June 30, 2025
	2026	2025
General and administrative expenses	$388,314	$16,620	$570,497	$16,620
Interest earned on investments held in Trust Account	$2,076,992	$—	$4,123,512	$—
The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.
General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the required time period. The CODM also reviews general and administrative costs to manage,

NOTE 10.   SEGMENT INFORMATION: (continued)
maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.
All other segment items included in net income are reported on the statement of operations and described within their respective disclosures.
NOTE 11.   SUBSEQUENT EVENTS:
On July 6, 2026, the Company held its extraordinary general meeting of shareholders in connection with the proposed Business Combination. The Company’s shareholders approved the Business Combination and related proposals. In connection with the shareholder vote, holders of 21,075,896 Class A ordinary shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account.
On July 10, 2026, the Company consummated its previously announced Business Combination. Concurrently, New General Fusion received aggregate net proceeds of approximately $123,375,000 consisting of (i) $104,375,000 from the PIPE Financing (gross proceeds of $107,675,000 less certain transaction costs) and (ii) $19,000,000 representing the balance of the Company’s trust account of $19,800,000, inclusive of accrued interest, together with funds in the Company’s operating account, less certain transaction costs paid at closing.
After giving effect to the exchange ratio provided for in the Business Combination Agreement and anti-dilution adjustments, New General Fusion had 52,988,419 Subordinate Voting Shares outstanding, 10,556,367 Multiple Voting Shares outstanding (each convertible into one Subordinate Voting Share), 36,693,428 warrants outstanding (each exercisable for one Subordinate Voting Share), 7,294,729 options outstanding (each exercisable for one Subordinate Voting Share), and 13,497,733 earnout shares and securities convertible into earnout shares (the vesting of which is contingent on trading price thresholds).
Of the 52,988,419 New General Fusion Subordinate Voting Shares outstanding, (i) 44,397,648 Subordinate Voting Shares were attributable to shareholders of General Fusion immediately prior to the Business Combination, (ii) 6,666,667 Subordinate Voting Shares were attributable to the Sponsor, and (iii) 1,924,104 Subordinate Voting Shares were attributable to the Company’s public shareholders who did not redeem their shares.

Consolidated Financial Statements
(Expressed in thousands of U.S. dollars)
GENERAL FUSION INC.
Years ended December 31, 2025 and 2024

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of General Fusion Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of General Fusion Inc. and its subsidiaries (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, of changes in shareholders’ deficiency and changes in redeemable convertible preferred shares and of cash flows for the years then ended, including the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt About the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
April 22, 2026
We have served as the Company’s auditor since 2008, which includes periods before the Company became subject to SEC reporting requirements.

GENERAL FUSION INC.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except share amounts)
December 31, 2025 and 2024
	2025	2024
Assets
Current assets:
Cash and cash equivalents (note 4)	$49,125	$6,392
Restricted cash (note 4)	667	169
Other receivables	315	198
Prepaid expenses and other	908	539
Total current assets	51,015	7,298
Property and equipment (note 6)	6,424	8,278
Right-of-use assets (note 8)	2,918	3,278
Other assets	37	140
Total assets	$60,394	$18,994
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Deficiency
Current liabilities:
Accounts payable and accrued liabilities (note 7)	$5,133	$8,962
Lease liabilities (note 8)	454	597
Convertible notes – related parties (note 9)	—	20,142
Convertible notes (note 9)	—	1,270
SIF contribution liability (note 10)	28,369	15,681
SAFE liabilities (note 11)	40,837	—
SAFE liabilities – related parties (note 11)	3,503	—
Warrant liability	—	10
Total current liabilities	78,296	46,662
Lease liabilities (note 8)	4,233	4,410
Share-based compensation (note 14)	15,545	6,889
SAFE Warrants (note 11)	13,171	—
Total liabilities	111,245	57,961
Redeemable convertible preferred shares:
Preferred shares, 780,000,000 preferred shares authorized, 189,817,561 issued and outstanding (2024 – 18,082,742) (note 12)(1)	122,953	245,121
Shareholders’ deficiency:
Common shares, unlimited voting and non-voting shares authorized without par value, 13,290,803 shares issued and outstanding (2024 – 1,316,702) (note 13)(1)	146,525	2,407
Additional paid-in capital	18,327	15,920
Accumulated other comprehensive loss	(6,704)	(3,849)
Accumulated deficit	(331,952)	(298,566)
Total shareholders’ deficiency	(173,804)	(284,088)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficiency	$60,394	$18,994

(1)
Share amounts have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 12 for details.

Going concern (note 2)
Commitments and contingent liabilities (notes 24)
Subsequent events (notes 2 and 26)
On behalf of the Board:
/s/ Greg Twinney Greg Twinney	Director	/s/ Klaas de Boer Klaas de Boer	Director
The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FUSION INC.
Consolidated Statements of Operations and Comprehensive Loss
Expressed in thousands of U.S. dollars, except share and per share data)
Years Ended December 31, 2025 and 2024
	2025	2024
Operating Costs
Research and development (note 20)	$18,365	$23,016
Business development, marketing, communications and government relations (note 21)	3,502	2,690
General and administrative (note 22)	13,372	8,607
Depreciation and amortization (note 7, 8)	2,882	3,449
Prepaid rent write-down (note 18)	—	16,813
Government assistance (note 5)	(5,921)	(2,680)
Operating loss	32,200	51,895
Other Expense (Income)
Interest expense (note 9)(3)	1,127	883
Interest income and other income (note 19)	(1,445)	(599)
Financing costs (note 11)	3,693	—
Loss on the revaluation of SIF contribution liabilities (note 10)	7,313	958
Loss (gain) on the revaluation of convertible notes (note 9)(2)	(22,036)	5,939
Loss on the revaluation of SAFE liabilities (note 11)	10,133	—
Foreign exchange loss (gain)	321	(1,308)
Loss (gain) on disposal of assets	(10)	7
Loss before income taxes	31,296	57,775
Income tax expense (recovery) (note 17)
Current	2	10
Deferred	72	(15)
	74	(5)
Net loss for the year	31,370	57,770
Other comprehensive (income) loss:
Foreign currency translation	2,565	(311)
Changes in fair value of convertible notes attributable to changes in credit risk (note 9)	(57)	(290)
Reclassification of changes in fair value attributable to changes in credit risk upon settlement (note 9)	347	—
Total other comprehensive (income) loss	2,855	(601)
Total comprehensive loss for the year	$34,225	$57,169
Net loss per share – basic and diluted (note 25)	$5.40	$46.76
Weighted-average number of common shares outstanding – basic and diluted (note 25)(1)	6,169,127	1,307,771

(1)
Share amounts have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See Note 12 for details.

(2)
Of the Loss (gain) on the revaluation of convertible notes for the year ended December 31, 2025 and 2024, ($20,729) and $5,587 is attributable to related parties, respectively.

(3)
Of the Interest expense for the year ended December 31, 2025 and 2024, $1,081 and $816 is attributable to related parties, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FUSION INC.
Consolidated Statements of Changes in Shareholders’ Deficiency and Changes in Redeemable Convertible Preferred Shares
(Expressed in thousands of U.S. dollars, except share amounts)
Years Ended December 31, 2025 and 2024
	Redeemable convertible preferred shares		Class A Common shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	Number	Amount	Number	Amount
Balance, January 1, 2024	17,757,257	$237,671	1,302,453	$2,364	$14,706	$(233,346)	$(4,450)	$(220,726)
Exercise of common share options	—	—	14,249	43	(39)	—	—	4
Share-based compensation (note 14)	—	—	—	—	1,253	—	—	1,253
F1 preferred shares deemed dividend	—	3,384	—	—	—	(3,384)	—	(3,384)
Issuance of F1 Adjustment warrants	95,410	—	—	—	—	—	—	—
Exercise of F1 Ratchet warrants	230,075	4,066	—	—	—	(4,066)	—	(4,066)
Net and comprehensive income (loss) for the year	—	—	—	—	—	(57,770)	601	(57,169)
Balance, December 31, 2024	18,082,742	245,121	1,316,702	2,407	15,920	(298,566)	(3,849)	(284,088)
Exercise of common share options	—	—	13,518	8	(4)	—	—	4
Share-based compensation (note 14)	—	—	—	—	1,345	—	—	1,345
F1 preferred shares deemed dividend	—	1,694	—	—	—	(1,694)	—	(1,694)
Rights Offering deemed dividends (note 12)	—	459	—	—	—	(459)	—	(459)
Extinguishment of preferred shares (note 12)	—	(148)	—	11	—	137	—	148
Rights Offering share reorganization (note 12, 13)	156,779,796	(129,695)	11,960,583	148,122	—	—	—	148,122
Transfer of historical share issuance costs due to share reorganization (note 13)	—	4,024	—	(4,024)	—	—	—	(4,024)
Share issuance costs	—	(260)	—	—	—	—	—	—
Settlement of convertible notes (note 9)	14,955,023	1,758	—	—	—	—	—	—
Issuance of common share warrants (note 19)	—	—		—	1,067	—	—	1,067
Net and comprehensive loss for the year	—	—	—	—	—	(31,370)	(2,855)	(34,225)
Balance, December 31, 2025	189,817,561	$122,953	13,290,803	$146,525	$18,327	$(331,952)	$(6,704)	$(173,804)

(1)
Share amounts have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See Note 12 for details.

The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FUSION INC.
Consolidated Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Years Ended December 31, 2025 and 2024
	2025	2024
Cash flows from operating activities:
Net loss for the year	$(31,370)	$(57,770)
Adjustments:
Depreciation and amortization	2,882	3,449
Loss (gain) on disposal of assets	(10)	7
Prepaid rent write-down	—	16,813
Share-based compensation	9,628	4,354
Interest on convertible notes (note 9)	1,124	866
Gain on settlement of payables (note 19)	(923)	—
Warrants issued as consideration for finders’ fees (note 11)	1,888	—
Change in fair value of SIF contribution liabilities (note 10)	7,313	958
Change in fair value of convertible notes (note 9)	(22,036)	5,939
Change in the fair value of SAFE liabilities (note 11)	10,133	—
Deferred income tax expense (recovery)	72	(15)
Unrealized foreign exchange gain	246	(1,252)
Changes in operating assets and liabilities:
Other receivables	(113)	165
Prepaid expenses and other	(342)	470
Accounts payable and accrued liabilities	(2,227)	(2,354)
Deferred government contributions	—	(545)
Lease liabilities and right of use assets	(253)	(195)
	(23,988)	(29,110)
Investing activities:
Additions to property and equipment	(442)	(656)
	(442)	(656)
Financing activities:
Proceeds from issuance of SIF Warrants (note 10)	4,570	1,548
Proceeds from Convertible notes (note 9)	—	937
Proceeds from Convertible notes – related parties (note 9)	—	14,863
Proceeds from short-term loan – related parties (note 15)	1,400	—
Proceeds from issuance of redeemable convertible
preferred shares (note 12)	8,736	—
Proceeds from issuance of redeemable convertible
preferred shares (note 12) – related parties	8,284	—
Proceeds from issuance of SAFE liabilities (note 11)	40,919	—
Proceeds from issuance of SAFE liabilities (note 11) – related parties	3,500	—
Proceeds from exercise of common share options	2	4
Share issuance costs	(260)	—
	67,151	17,352
Effect of foreign exchange rates on cash and cash equivalents	510	(782)
Increase (decrease) in cash and cash equivalents, and restricted cash	43,231	(13,196)
Cash and cash equivalents, and restricted cash, beginning of year	6,561	19,757
Cash and cash equivalents, and restricted cash, end of year	$49,792	$6,561
The accompanying notes are an integral part of these consolidated financial statements.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
1.   Nature of business:
General Fusion Inc., located in British Columbia, Canada, was incorporated under the Company Act of British Columbia on April 16, 2002, and amalgamated under the British Columbia Business Corporations Act with Fusion Energy Ventures Ltd. as one company under the name General Fusion Inc. on January 1, 2023. General Fusion Inc. and its subsidiary companies (collectively, the “Company”) principal business is the research, development and future commercialization of fusion energy through its Magnetized Target Fusion (“MTF”) approach.
2.   Basis of presentation and going concern:
General Fusion Inc. has prepared the accompanying consolidated financial statements in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).
These consolidated financial statements include the accounts of General Fusion Inc. and its wholly owned subsidiaries General Fusion Corp., incorporated in the state of Delaware in the United States, General Fusion (UK) Limited, incorporated in the United Kingdom, General Fusion Technologies Inc., incorporated in British Columbia, and 1410498 B.C. Ltd., incorporated in British Columbia. All intercompany accounts and transactions have been eliminated upon consolidation.
These consolidated financial statements of the Company have been presented in US dollars (“$” or “USD”), except as disclosed otherwise. Certain disclosures include amounts presented in UK pounds sterling (“GBP”) and Canadian dollars (“CAD”).
Going concern:
The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business for the 12-months from the date of approval of these consolidated financial statements.
The Company has historically experienced recurring losses from operations and incurred an accumulated deficit of $331,952 through December 31, 2025 (2024 — $298,566). As of December 31, 2025, the Company had cash and cash equivalents of $49,125 and a working capital deficit (current assets less current liabilities) of $27,281 compared to cash and cash equivalents of $6,392 and a working capital deficit of $39,364 as of December 31, 2024. For the years ended December 31, 2025 and 2024, the Company incurred a net loss of $31,370 and $57,770, respectively, and cash flows used in operating activities of $23,988 and $29,110, respectively.
Subsequent to December 31, 2025, in January 2026, the Company, Spring Valley Acquisition Corp. III, a Cayman Islands exempt company (“Spring Valley”), and 1573562 B.C. Ltd., a British Columbia limited company and wholly-owned direct subsidiary of Spring Valley (“NewCo”) entered into a Business Combination Agreement (“BCA”). In connection with the BCA, the Company entered into securities purchase agreements for a Private Investment in Public Equity (“PIPE”) financing for total gross proceeds of $107,675. Receipt of the proceeds are contingent on the closing of the BCA (refer to note 26).
Additionally, in March 2026, the Company finalized an amendment to the Strategic Innovation Fund (“SIF”) Contribution Agreement. The March 2026 amendment provided for additional funding of CAD 5,000 ($3,600) in exchange for warrant consideration, of which, the Company has received CAD $3,914 ($2,857). Further details are included Note 5.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
2.   Basis of presentation and going concern: (continued)
The Company does not currently generate revenue and has historically financed its operations through equity financing, debt and government assistance. Management expects that operating losses and negative cash flows from operations will continue in the foreseeable future. The Company’s ability to continue as a going concern and execute on its business plans is dependent upon its ability to obtain adequate additional financing.
Management’s plans to address these conditions include the completion of the contemplated business combination and the concurrent receipt of proceeds from the PIPE financing. However, the consummation of the business combination and the receipt of the PIPE proceeds are subject to closing conditions and therefore not guaranteed at the date of approval of these consolidated financial statements. Accordingly, there can be no assurance that these or other financings will be completed or on terms acceptable to the Company. These material uncertainties raise substantial doubt about the Company’s ability to continue as a going concern.
The consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.
These consolidated financial statements were authorized for issuance by the Board of Directors of the Company on April 22, 2026.
3.   Significant accounting policies:
(a)   Use of estimates:
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and reported amounts of expenses during the period. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates include the valuation of share-based compensation, convertible notes, SIF contribution liabilities, SAFE liabilities, warrants and certain accruals. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.
(b)
Cash and cash equivalents, and restricted cash:

Cash and cash equivalents, and restricted cash are composed of cash and short-term, highly liquid investments with an original maturity of three months or less, which are readily convertible into a known amount of cash and subject to insignificant changes in value.
Restricted cash includes cash that has been pledged as security and is not available for immediate disbursement.
(c)
Government assistance:

Government assistance includes grants and investment tax credits. As U.S. GAAP lacks specific authoritative guidance for the accounting of government grants to for-profit entities, the Company has

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
elected to apply IAS 20, Accounting for Government Grants and Disclosure of Government Assistance, by analogy. The Company receives government assistance from various government agencies. Government assistance is recognized when there is reasonable assurance that the Company has complied with, and will continue to comply with, all conditions specified in the agreement necessary to obtain the grant. Government assistance related to the acquisition of property and equipment are deducted against the carrying amount of the asset. Government assistance related to current expenditures are recorded into government assistance in the same period as the expenses are incurred for which the claim relates. Government assistance received in advance of expense recognition are recorded as deferred government contributions on the consolidated balance sheets. The ultimate realization of income is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs or is known.
(d)   Property and equipment:
Property and equipment are recorded at cost including acquisition and installation costs, less government assistance where applicable. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the related assets. The following represents the estimated useful lives of property and equipment as of December 31, 2025:
Machinery and equipment	3 – 5 years
Computers, software and hardware	2 – 3 years
Leasehold improvements	Shorter of the estimated lease term or useful life
Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in the accompanying consolidated statements of operations and comprehensive loss in the period realized.
(e)
Impairment of long-lived assets:

The Company evaluates long-lived assets or asset groups for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets held and used is measured by comparing the carrying amounts of an asset or asset group to the estimated future undiscounted cash flows expected to be generated by that asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated undiscounted future cash flows, the asset is written down to its estimated fair value, which is determined using discounted net cash flows, or other measures of fair value. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.
(f)
Leases:

The Company determines if a contract is a lease or contains a lease at the inception of the contract and reassesses that conclusion if the contract is modified. In accordance with ASC842 Leases, the Company accounts for a contract as a lease when the Company has the right to direct the use of the asset for a period of time while obtaining substantially all of the asset’s economic benefits. All leases are assessed for classification as an operating lease or a finance lease.
The Company’s lease liabilities are recognized at the lease commencement date based on the present value of the lease payments required to be paid over the lease term. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate (“IBR”) to discount

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
the lease payments to present value. The estimated IBR is derived from information available at the lease commencement date. The Company’s right-of-use (“ROU”) assets are also recognized at the lease commencement date. The ROU asset equals the carrying amount of the related lease liability, adjusted for any lease payments made prior to lease commencement and lease incentives provided by the lessor. Variable lease payments are expensed as incurred and do not factor into the measurement of the applicable ROU asset or lease liability.
The term of the Company’s leases equals the non-cancellable period of the lease, including any rent-free periods provided by the lessor, and includes options to renew or extend the lease (including by not terminating the lease) that the Company is reasonably certain to exercise. The Company establishes the term of each lease at lease commencement and reassesses that term in subsequent periods when one of the triggering events outlined in Topic 842 occurs. Operating lease cost for lease payments is recognized on a straight-line basis over the lease term.
The Company’s lease contracts often include lease and non-lease components. The Company has elected the practical expedient not to separate the lease from non-lease components and accounts for them as a single lease component.
The Company has elected, for all classes of underlying assets, not to recognize ROU assets and lease liabilities for leases with a term of twelve months or less. Lease cost for short-term leases is recognized on a straight-line basis over the lease term.
(g)
Convertible notes:

The Company has elected to classify and measure the entire hybrid convertible notes under the fair value option for convertible debt. The convertible notes are recorded at their estimated fair value on the balance sheet with gains and losses associated with changes in the fair value of the convertible debentures recorded in the statements of operations, except for changes in fair value attributable to changes in the credit risk of the liability, which must be presented in other comprehensive loss. The liability’s credit risk is represented by the difference between the discount rate associated with the liability and the risk-free rate.
(h)
Deferred income taxes:

Deferred tax assets and liabilities are determined based on differences in the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including recent earnings experience by jurisdiction, expectations of future taxable income, and the carry forward periods available for tax reporting purposes, as well as other relevant factors. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not to be realized.
The Company evaluates tax positions taken or expected to be taken in the course of preparing tax returns to determine whether the tax positions have met a “more-likely-than-not” threshold of being sustained by the applicable tax authority. Tax benefits related to tax positions not deemed to meet the “more-likely-than-not” threshold are not recognized in the consolidated financial statements.
(i)
Advertising:

Advertising costs are expensed as incurred and are included in business development, marketing, communications and government relations in the consolidated statement of operations and comprehensive loss. Advertising expenses were insignificant in the periods presented.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
(j)
Research and development costs:

Research and development costs are expensed as incurred. These costs primarily consist of personnel and related expenses, contractor and consultant fees, stock-based compensation, prototype equipment and tie-ins to facility, supplies and materials, and corporate overhead allocations.
(k)
Internal-use software:

The Company capitalizes qualifying internal-use software development costs incurred during the application development stage for internal tools and cloud-based applications used to deliver its planned services, provided that management with the relevant authority authorizes and commits to the funding of the project, it is probable the project will be completed, and the software will be used to perform the function intended. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Capitalized internal-use software development costs are included in property and equipment and are amortized on a straight-line basis over the applicable software’s estimated useful life once it is ready for its intended use. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized.
(l)
Fair value of financial instruments:

Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is defined as an exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Assets and liabilities measured at fair value are classified into the following categories based on the inputs used to measure fair value:
•
(Level 1) — Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

•
(Level 2) — Inputs other than quoted prices in active markets that are observable for the asset or liability, either directly or indirectly; and,

•
(Level 3) — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. In addition to unobservable inputs, the valuation models for Level 3 financial instruments typically also rely on a number of inputs that are readily observable, either directly or indirectly. The Company’s assessment of a particular input to the fair value measurement requires management to make judgments and consider factors specific to the asset or liability. The fair value hierarchy requires the use of observable market data when available in determining fair value. The Company recognizes transfers between levels within the fair value hierarchy, if any, at the end of each period. There were no transfers between levels during the periods presented. The Company had no material non-financial assets valued on a non-recurring basis that resulted in an impairment in any period presented.
(m)
Redeemable convertible preferred shares:

The Company classifies redeemable convertible preferred shares as temporary equity due to the contingently redeemable attributes of the preferred shares. The Company records such redeemable convertible preferred shares at fair value upon issuance, net of any issuance costs and records this outside of shareholders’ deficiency. The redeemable convertible preferred shares are not redeemable currently, and the Company has determined it is not probable that they will become redeemable. As such,

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
remeasurement is not necessary until the redeemable convertible preferred shares are redeemable, or it is probable that they will become redeemable.
(n)
Redeemable convertible preferred shares warrants:

Warrants to purchase shares of the Company’s Class E and Class F redeemable convertible preferred shares are classified as either temporary equity or liability. Warrants with a nominal exercise price are considered in substance outstanding shares since they can be exercised at any time for no consideration and are classified as temporary equity because these shares are contingently redeemable by the holder. Liability classification occurs for all other freestanding warrants on redeemable convertible preferred shares, as the underlying redeemable convertible preferred shares may require the Company to transfer assets, and because they have an exercise price denominated in a currency other then the functional currency of the Company.
The warrants are recorded at fair value upon issuance and the liability classified warrants are remeasured to their estimated fair value at each balance sheet date. Changes in fair value of the warrant liability are recorded in the consolidated statements of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants. At that time, the redeemable convertible preferred share warrant liability will be reclassified to redeemable convertible preferred shares or additional paid-in capital, as applicable.
(o)
Common share warrants:

Warrants to purchase shares of the Company’s common shares are either classified as equity or liability. Warrants classified as equity are recognized within additional paid-in capital with no subsequent remeasurement. The amount recognized within additional paid-in capital is determined by allocating proceeds received and issuance costs incurred between the instruments issued based on their relative fair value. Certain warrants are liability classified because they have an exercise price denominated in a currency other then the functional currency of the Company. Consequently, they are not considered indexed to the Company’s own stock and thus are accounted for as derivative liabilities and remeasured to their estimated fair value at each balance sheet date. Changes in fair value of the warrant liability are recorded in the consolidated statements of operations and comprehensive loss.
The Company recognizes a warrant obligation for Class B non-voting common share purchase warrants. The warrant obligation does not meet the criteria to be classified as equity as the number of warrants required to be issued at settlement is not fixed. Refer to note 12 for the accounting of the Class B non-voting common share purchase warrants.
(p)
SIF contribution liability:

The Company accounts for funds received under the SIF Contribution Agreement by bifurcating the proceeds between a financial liability and government assistance. Under the terms of the SIF Contribution Agreement, the Company is subject to specific default clauses that could result in the Company being required to pay all or a portion of funding received under the agreement. As the resolution of certain default clauses is not solely within the Company’s control, the SIF warrants issued as part of the arrangement do not qualify for equity classification and are classified as liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity.
Funds received under the agreement result in the recognition of a financial liability recorded at fair value and the recognition of government assistance. The portion of those funds related to the

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
financial liability is equal to the fair value warrant liability when the cash is received and the remaining cash received is considered to be government assistance.
The fair value of the financial liability is estimated using both the estimated fair value of the SIF Warrants based on the underlying securities and the amount that would have to be repaid in the event of a default, including the probability of default. The financial liability is remeasured to is estimated fair value at each financial reporting date.
(q)
Foreign currency:

The reporting currency for these consolidated financial statements is USD. The functional currency of the Company and its subsidiaries is the principal currency of the economic environment in which they operate. In accordance with ASC 830 Foreign Currency Matters, the Company translates assets and liabilities from an entity’s functional currency into the reporting currency using the rate in effect at the consolidated balance sheet date, and revenues and expenses are translated at the average rate of exchange throughout the period. Foreign currency translation gains and losses are recognized within a separate component of equity through other comprehensive loss.
Transactions in foreign currencies are translated to the respective functional currencies of each operation using exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency using the exchange rate at that date. Non-monetary assets and liabilities denominated in foreign currencies are translated to the functional currency using historical exchange rates. Gains and losses resulting from foreign currency transactions related to operating activities are included in net loss in the period.
(r)
Share-based payments:

The Company measures share-based payments in accordance with ASC 718, Compensation — Stock Compensation. Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the underlying shares at the grant date with no subsequent remeasurement.
The fair value of stock option awards is measured at the grant date and is estimated using the Black-Scholes valuation model. Share-based payments compensation expense of the equity-settled employee share-based payments is recognized in operating loss over the service period of the award, with the offset in additional paid-in capital within shareholders’ equity.
Share-based payments for liability-classified awards is determined using the same manner as equity-settled transactions, except that the fair value of liability-classified awards is remeasured to fair value at each reporting date through date of settlement, with changes in fair value recognized in the operating loss for the portion of the requisite service period rendered.
The Company records its share-based compensation expense over the requisite service period of employees and records forfeitures as they occur. Details regarding the determination of the fair value of equity-settled and liability-classified share-based transactions are set out in note 14.
(s)
SAFE liabilities

The Company’s Simple Agreements for Future Equity (“SAFEs”) are accounted for as freestanding financial instruments because they are legally detachable and separately exercisable from any other instruments issued by the Company. Although the SAFEs do not meet the definition of a liability under ASC 480, Distinguishing Liabilities from Equity, the Company determined that they do not qualify

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
for equity classification under ASC 815, Derivatives and Hedging. Specifically, the SAFEs fail the indexation criteria in ASC 815-40 because the number of shares to be issued upon settlement is variable. In addition, the SAFEs include provisions that require cash settlement upon a change of control. As a change of control is considered an event outside the Company’s control, equity classification is precluded under ASC 815-40-25. Accordingly, the SAFEs are classified as liabilities within the consolidated balance sheets.
The SAFEs are initially recognized at fair value on the issuance date. The instruments are subsequently remeasured to fair value at each reporting date, with changes in fair value recognized in within other expense (income) in the consolidated statements of operations.
(t)
Net loss per share:

Basic net loss per share attributable to common shareholders is computed by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period, inclusive of contingently issuable common shares issuable for no additional consideration Diluted net loss per share attributable to common shareholders is computed in accordance with the treasury stock method.
For additional information on how the Company calculates net loss per share, refer to note 25.
(u)
Operating segments:

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is considered to be the Chief Executive Officer. The Company has determined that it operates in one operating segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. The significant segment expenses reviewed by the CODM are consistent the presentation of expenses as shown in note 20, 21 and 22 within these consolidated financial statements.
The Company’s operations are carried on in the following geographic locations:
	As of December 31
Long-lived assets	2025	2024
Canada	$9,379	$11,590
United Kingdom	—	65
Total	$9,379	$11,655

(v)
Recently issued and newly adopted accounting pronouncements:

(i)
Accounting pronouncements adopted:

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, the title and position of the CODM, and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for the Company’s annual financial statements for the year

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
3.   Significant accounting policies: (continued)
ended December 31, 2025. The guidance is applied retrospectively to all prior periods presented in the financial statements. The adoption of this ASU did not materially impact the Company’s segment reporting.
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU expands public entities’ income tax disclosures by requiring disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. This ASU will be effective for the Company’s annual financial statements for the fiscal year ended December 31, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. The Company adopted this standard prospectively on January 1, 2025, which resulted in expanded income tax disclosures in these consolidated financial statements.
(ii)   Accounting pronouncements not yet adopted:
In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income: Expense Disaggregation Disclosures (subtopic 220-40): Disaggregation of Income Statement Expenses, which includes amendments to require the disclosure of certain specific costs and expenses that are included in a relevant expense caption on the face of the income statement. Specific costs and expenses that would be required to be disclosed include: purchases of inventory, employee compensation, depreciation and intangible asset amortization. Additionally, a qualitative description of other items is required, equal to the difference between the relevant expense caption and the separately disclosed specific costs. This ASU is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, and are applied either prospectively or retrospectively at the option of the Company. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.
In December 2025, the FASB issued ASU 2025-10, “Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities.” This update establishes authoritative guidance on the accounting for government grants received by business entities. The standard is effective for our annual and interim reporting periods beginning in 2029, with early adoption permitted. The standard may be applied using a modified prospective, modified retrospective or full retrospective transition approach. We are currently evaluating the timing and method of adoption and assessing the impact of this ASU on our financial statements.
4.   Cash and cash equivalents and restricted cash:
The following table is a reconciliation of cash and cash equivalents, and restricted cash reported in the consolidated balance sheets to the consolidated statements of cash flows.
	As of December 31
	2025	2024
Cash and cash equivalents	$49,125	$6,392
Restricted cash	667	169
Total cash and cash equivalents, and restricted cash shown on the statements of cash flows	$49,792	$6,561

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
4.   Cash and cash equivalents and restricted cash: (continued)
At December 31, 2025, $316 in deposits served as collateral for the Company’s lease obligations and credit card facilities (2024 — $169). At December 31, 2025, $351 of gross proceeds from the issuance of SAFE liabilities was held in a third-party trust account. The Company recognized these funds as restricted cash, with a corresponding liability recorded for the issued SAFE liabilities.
5.   Government assistance
The following table contains a summary of government assistance recorded in the statement of operations.
	SIF(a)	Other	Total
Government assistance for the year ended
December 31, 2024	$2,548	$132	$2,680
Government assistance for the year ended
December 31, 2025	$5,921	$—	$5,921

(a)   Government of Canada Strategic Innovation Fund (“SIF”):
The Company entered into a contribution agreement with SIF in 2019, which was subsequently amended in 2020 and 2023, to fund a portion of certain eligible research and development expenditures through June 30, 2024. In January 2025, the Company entered into the third amending agreement to the contribution agreement with SIF (as amended, the “SIF Contribution Agreement”), which extended the project completion date from June 30, 2024 to April 30, 2025, increased the total allowable eligible costs from CAD 132,318 ($96,550) to CAD 138,550 ($101,100), respectively, and increased the contribution ratio from 41.02% to 50.0%.
Under the SIF Contribution Agreement, the Company can receive up to CAD 69,275 ($50,550) based on incurring up to CAD 138,550 ($101,100) of eligible research and development expenditures. Funds from SIF are received over the course of the SIF Contribution Agreement term based on claims for actual costs incurred. The eligibility of claims is subject to final approval by SIF. The Company is obligated to issue Class B non-voting common share purchase warrants (the “SIF Warrants”) under the SIF Contribution Agreement as described below.
The SIF Contribution Agreement has certain obligations that the Company is required to meet including: a minimum investment of CAD 150 million ($109,450), creation and maintenance of research and development (“R&D”) jobs and the majority of R&D being performed in Canada, maintenance and development of collaborations with certain Canadian institutions, certain hiring and employee training initiatives and intellectual property strategies. In the event of a default, SIF has the right to suspend or terminate the SIF Contribution Agreement, and/or demand repayment of all or part of the funds paid. The Company is in compliance with all project obligations.
The SIF Contribution Agreement is accounted for as a combination of a financing instrument in the form of an obligation to issue Class B non-voting common share purchase warrants (the “SIF Warrants”) and government assistance for the residual contribution.
Under the terms of the SIF Contribution Agreement, the Company is subject to specific default clauses that could result in the Company being required to pay all or a portion of funding received under the agreement. As the resolution of certain default clauses is not solely within the

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
5.   Government assistance (continued)
Company’s control, the SIF Warrants issued as part of the arrangement do not qualify for equity classification and are classified as liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity.
Per the SIF Contribution Agreement, the SIF Warrants are legally issued annually and are required to be issued within thirty days of March 31st.
The number of SIF Warrants to be issued annually is based on a formula incorporating the Company’s most recent arm’s length qualified share issuance price, as defined in the SIF Contribution Agreement. The SIF Warrants are exercisable immediately upon issuance at a $nil exercise price per share. The SIF Warrants expire immediately prior to the occurrence of certain triggering events as defined in the SIF Contribution Agreement, which includes (a) sale, merger, amalgamation of the Company which results in current shareholders not owning a majority of the voting control; (b) sale of substantially all assets; or (c) public listing.
On committing to the SIF Contribution Agreement, the future obligation to issue SIF Warrants in exchange for a portion of the contribution of equal value was considered to have $nil value. Funds received under the agreement result in the recognition of a financial liability recorded at fair value and the recognition of government assistance. The portion of those funds related to the financial liability is equal to the fair value warrant liability when the cash is received and the remaining cash received is considered to be government assistance.
The fair value of the financial liability is estimated using the probability weighted expected return model that takes into account the value of the SIF warrants that is based on the underlying securities and the amount that would have to be repaid in the event of a default, including the probability of default. The financial liability is remeasured to is estimated fair value at each financial reporting date (refer to note 10).
The cumulative amount contributed by SIF as of December 31, 2025 was $51,499 (CAD 69,275), with $41,113 (CAD — 54,275) as of December 31, 2024. As a result of funding received under the SIF Contribution Agreement during the year ended December 31, 2025, the Company recognized a financial liability to SIF of $4,570 (refer to note 10).
As part of the Company’s August 2025 Rights Offering, the Company also received an additional commitment of CAD 5,000 ($3,650) to be funded upon completion of a new amendment to the SIF Contribution Agreement. As of December 31, 2025, no amendment to the SIF Contribution Agreement had been finalized. Subsequent to December 31, 2025, in March 2026, the Company and SIF finalized the amendment to the SIF Contribution Agreement (the “Amended and Restated SIF Contribution Agreement”). As prescribed in the Amended and Restated SIF Contribution Agreement, the project completion date was extended to March 31, 2026 and SIF will increase eligible funding to CAD 74,275 ($53,350). The project completion date represents the date to which the Company can incur eligible costs under the agreement. The Amended and Restated SIF Contribution Agreement will expire five years after the project completion date, and SIF will retain certain contractual rights prescribed under the agreement for an additional three years beyond the term of the agreement. The Company has received CAD 3,914 ($2,857) of the additional funding available per the Amended and Restated SIF Contribution Agreement.
As consideration for the additional funding, the Company will issue Class B1 Preferred Shares warrants at a purchase price of $1.587 per warrant. For each Class B1 warrant issued, the Company will also issue 12.542 Class B3 Preferred Shares warrants. Both warrant classes are exercisable into Class B1 and Class B3 preferred shares, respectively, for no additional consideration.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
6.   Property and equipment:
Property and equipment consisted of the following:
	As of December 31
	2025	2024
Machinery and equipment	$2,200	$1,827
Computers, software and hardware	2,817	2,682
Leasehold improvements	11,935	11,520
	16,952	16,029
Accumulated depreciation and amortization	(10,528)	(7,751)
Property and equipment, net	$6,424	$8,278
Depreciation and amortization expense related to property and equipment for the year ended December 31, 2025 was $2,595 (2024 — $2,979).
7.   Accounts payable and accrued liabilities:
The principal components of accounts payable and accrued liabilities are as follows:
	As of December 31
	2025	2024
Accounts payable	$1,561	$2,851
Accrued payroll liabilities	1,949	3,668
Other accrued liabilities	1,623	2,443
	$5,133	$8,962
8.   Leases:
Lease balances consisted of the following:
	As of December 31
	2025	2024
Right-of-use assets	$2,918	$3,278
Lease liabilities, current	$454	$597
Lease liabilities, non-current	4,233	4,410
Total operating lease liabilities	$4,687	$5,007
The Company leases its office and lab facilities and certain office equipment under non-cancellable operating leases with various lease terms. As of December 31, 2025, non-cancellable leases expire at the end of 2032.
The Company’s office and lab facilities leases include renewal options to extend the lease term from five to nine years. The Company has not included any renewal options when calculating the lease periods as these options are not reasonably certain of being exercised. The lease agreements do not contain any material residual value guarantees or material restrictive covenants.
The Company recognizes operating lease costs on a straight-line basis over the lease period. Operating lease costs for short-term leases were not material during the years ended December 31, 2025 and 2024.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
8.   Leases: (continued)
Operating lease expense incurred for the years ended December 31, 2025 and 2024 was $757 and $960, respectively, of which $226 and $352, respectively, consisted of the depreciation of right-of-use assets.
At December 31, 2025, the weighted average remaining lease term is 7 years (2024 — 7.5 years).
As the implicit rate is not available to the Company, it determined its IBR and used this as the discount rate for its lease calculations. The IBR is based on the Company’s borrowing rate and adjusted for payment structure, the securitized nature of the lease, the term of the lease and the economic environment of the lease. At December 31, 2025, the weighted average discount rate was 11.35% (2024 — 11.15%).
Maturities of operating lease liabilities were as follows as of December 31, 2025:
Fiscal year ending:
2026	$933
2027	870
2028	983
2029	983
2030	983
Thereafter	1,966
Future minimum payments	6,718
Impact of discounting	(2,031)
Total	$4,687
9.   Convertible notes:
In July 2024, the Company issued convertible promissory notes (the “Convertible Notes”) with an aggregate principal amount of $15,800, bearing simple interest at 12% per annum. The Convertible Notes were originally scheduled to mature on July 16, 2025. All accrued interest is payable in kind and converts into equity along with the principal amount upon conversion of the Convertible Notes. In July 2025, the maturity date was amended to August 8, 2025.
The Company’s obligations under the Convertible Notes were secured by a grant of a security interest in all the Company’s present and after acquired personal property, its Intellectual Property and its Real Property, all pursuant to the provisions of a general security agreement which has been registered in the British Columbia Personal Property Registry.
The Convertible Notes provided holders with multiple settlement alternatives depending on the circumstances:
Maturity:   At maturity, holders may elect cash repayment of principal and interest or conversion into the most senior class of shares, at the lower of (i) a 25% discount to the most recent qualifying financing round, or (ii) a price implied by a $300,000 valuation cap (the “Valuation Cap”).
Liquidity Event:   In the case of a liquidity event prior to conversion or repayment, holders may elect cash repayment at 2x of outstanding principal and interest or conversion into equity at the lower of (i) a 25% discount to the most recent qualified financing round, or (ii) the Valuation Cap.
Financing Events:   Upon the closing of a financing, holders may convert into the shares issued in such financing at the more favorable of (i) a 20% discount to the financing price, or (ii) the Valuation

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
9.   Convertible notes: (continued)
Cap. Conversion is automatic upon the closing of a Qualified Financing, defined as an equity financing of at least $44,000 from primarily new, arm’s-length investors.
Prepayment:   Prepayment is prohibited without majority approval of the Convertible Note holders.
In August 2025, the Company completed a financing structured as a rights offering (the “Rights Offering”). Concurrent with the closing, the Company issued 14,955,023 Series 2 Class B redeemable convertible preferred Shares at a 25% discount to the Series 1 Class B redeemable convertible preferred Shares price to settle the Convertible Notes outstanding principal and accrued interest of $17,800. Of the 14,955,023 Series 2 Class B redeemable convertible preferred shares issued, 14,068,229 were issued to settle outstanding principal and accrued interest of $16,744 held by related parties of the Company. The debt holders are considered related parties of the Company due to their representation on the Company’s Board of Directors.
For the year ended December 31, 2025, the change in the fair value of the Convertible Notes was a gain of $22,036, compared to loss of $5,939 for the year ended December 31, 2024. The gain on the change in fair value of the Convertible Notes included the reclassification of $347 from other comprehensive income (loss), representing the cumulative change in fair value attributable to the Company’s credit risk since issuance.
The following table summarizes activity for the period ended December 31, 2025:
Convertible Notes continuity	Total
Balance, January 1, 2024	$—
Convertible Note issuance	15,800
Accrued interest	867
Loss on the change in fair value of Convertible Notes	5,939
Changes in fair value attributable to changes in credit risk	(290)
Foreign currency translation adjustment	(904)
Balance, December 31, 2024	$21,412
Accrued interest	1,115
Gain on the change in fair value of Convertible Notes	(21,689)
Changes in fair value attributable to changes in credit risk	(57)
Settlement of Convertible Notes	(1,758)
Foreign currency translation adjustment	977
Balance, December 31, 2025	$—
In accordance with ASC 825-10, Financial Instruments, the Company irrevocably elected the Fair Value Option (“FVO”) to account for the Convertible Notes in its entirety at fair value. The fair value of the Convertible Notes was estimated using the Monte Carlo valuation method with key assumptions used including the estimated per share fair value of the Company’s preferred shares, the Company’s credit spread and expected volatility.
The estimated fair value of the Convertible Notes at settlement was based on the fair value of the 14,955,023 Series 2 Class B redeemable convertible preferred shares that the notes were exchanged for at maturity.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
9.   Convertible notes: (continued)
The assumptions used for the December 31, 2024 valuations are set forth in the table below.
	December 31, 2024
Fair value of preferred shares		$1.635
Expected term (years)		0.54
Expected volatility		107.75%
Risk-free interest rate		4.23%
Credit spread		24.27%
Instrument-Specific discount		19.18%
Expected dividend	$	nil
The basis of assumptions used in the valuation model are estimated as follows:
•
Fair value of redeemable convertible preferred shares.   The estimated per share fair value of the Company’s preferred shares was based on the most recent share issuances with unrelated parties.

•
Expected volatility.   The Company determined the volatility based on a calculation of the volatility of similar entities that have traded equity instruments over a comparable term.

•
Credit spread.   Based on the bond yield of Companies considered to have comparable credit risk adjusted for the risk-free rate.

•
Risk-free rate.   Based on bond yields commensurate with the remaining term of the notes per the US Department of the Treasury.

•
Expected term.   Based on the contractual term of the notes.

10.   SIF contribution liability:
The SIF contribution defines the issuance of the SIF Warrants as repayment for funding received under the SIF Contribution Agreement; however, an event of default could require the Company to make repayment in the form of SIF Warrants and/or cash. Therefore, the SIF contribution liability includes the estimated the fair values of each of the distinct repayment options.
A summary of the Company’s SIF contribution liability amount is as follows:
	Warrant obligation	Funding liability	Total
Balance, January 1, 2024	$3,802	$10,314	$14,116
SIF Warrant obligation	1,548	—	1,548
Issuance of SIF Warrants	(3,789)	3,789	—
Change in fair value	182	1,040	1,222
Foreign currency translation	(190)	(1,015)	(1,205)
Balance, December 31, 2024	1,553	14,128	15,681
SIF Warrant obligation	4,570	—	4,570
Issuance of SIF Warrants	(5,494)	5,494	—
Change in fair value	548	6,773	7,321
Foreign currency translation	180	617	797
Balance, December 31, 2025	$1,357	$27,012	$28,369

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
10.   SIF contribution liability: (continued)
The fair value of the SIF contribution liability includes the funding liability and warrant obligation. The funding liability represents the fair value of the issued SIF Warrants and the contingent contribution repayment obligation. Amounts reported as warrant obligation represent the value for contributions received, for which SIF Warrants have yet to be issued. The fair value of the funding liability was estimated using the Probability-Weighted Expected Return Method (“PWERM”) as the PWERM accounts for the complexity of the dual-settlement nature of the arrangement by assigning probabilities to discrete future outcomes.
The valuation considers two settlement alternatives:
•
Warrant Settlement Scenario:   This scenario assumes the Company satisfies its obligation through the issuance of warrants based on the defined terms of the SIF Contribution Agreement.

•
Cash Repayment Scenario:   This scenario assumes a trigger event that necessitates a cash repayment of the funding received.

As of December 31, 2025, management has judged it highly likely that the obligation will be settled through the issuance of SIF Warrants rather than cash repayment. This judgment is based on the Company’s compliance with the SIF Contribution Agreement, including but not limited to, quarterly and annual compliance reporting to SIF, which includes details of expenditures incurred under the arrangement on a disaggregated level as well as underlying support documents. The reports are reviewed by SIF on a quarterly basis. Consequently, the PWERM reflects a significantly higher probability weighting toward the warrant settlement scenario.
As of December 31, 2025, the estimated fair value of the contingent contribution repayment obligation was $102 with the remaining fair value of the funding liability attributable to the SIF Warrants (December 31, 2024 — $93). As of December 31, 2025, in determining the fair value of the funding liability, we judged the probability of cash repayment to be 1% with the remaining probability allocated to repayment via SIF Warrants (2024 — 1%).
The value of the contingent contribution repayments that is subject to the PWERM valuation is estimated using a discounted cash flow model. The assumptions used within the discounted cash flow model for the December 31, 2025 and December 31, 2024 valuations are set forth in the table below.
	December 31, 2025	December 31, 2024
Amount funded	$50,544	$41,113
Term (years)	0.25	0.3
Market debt recovery rate	14 – 28%	14 – 28%
Risk-adjusted discount rate	13 – 20%	15 – 23%
At December 31, 2025, the fair value of the SIF Warrants and SIF Warrant obligation was estimated using the common share value of $1.28 (December 31, 2024 — $9.30). The December 31, 2024 common share value of $9.30 has been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025.
Sensitivities for key assumptions were as follows:
•
with other variables unchanged, an increase or decrease in the estimated common share price of 20% would result in an increase decrease in the fair value of the SIF contribution liability by approximately $5.7 million or ($4.7 million), respectively;

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
10.   SIF contribution liability: (continued)
•
with other variables unchanged, an increase the estimated probability of cash repayment of amounts received under the SIF contribution liability from 1% to 5% with a corresponding decrease in the probability repayment via SIF Warrants would result in a decrease in the estimated fair value of the liability of approximately $0.5 million.

A summary of the Company’s SIF Warrants is as follows:
	Class B Common
	Number	Exercise Price
Warrants outstanding December 31, 2023	11,090,146	$—
Issuance of SIF Warrants	4,100,931	—
Warrants outstanding December 31, 2024	15,191,077	$—
Issuance of SIF Warrants	5,918,058	—
Warrants outstanding, December 31, 2025	21,109,135	$—
The SIF Warrants were not subject to the August 2025 reverse share split. Refer to Note 12.
11.   SAFE liabilities:
In November and December 2025, the Company issued Simple Agreements for Future Equity (“SAFEs”) to several investors for aggregate gross proceeds of $44,307. Subsequent to December 31, 2025, the Company issued SAFEs for proceeds of $200.
As part of the total proceeds received on the issuance of the SAFEs, $350 of proceeds related to the issuance 11,006,350 Class A common share warrants (“SAFE Warrants”). The SAFE Warrants have an exercise price of $1.9968 per share and are exercisable from the date of issuance. The SAFE Warrants expire on the earlier of a (i) change of control, and (ii) November 19, 2028. The SAFE Warrants have certain down-round and antidilution rights for non-exempt dilutive share issuances.
The Company received $3,500 in gross proceeds from the issuance of SAFEs to related parties, which resulted in the issuance of 876,646 SAFE Warrants. The investors are considered related parties of the Company due to their representation on the Company’s Board of Directors.
Under the SAFEs, investors provide upfront cash in exchange for the right to receive future shares upon the occurrence of specified events. Upon the earlier of a qualifying equity financing or a liquidity event, the SAFEs shall convert or settle according to their contractual terms. A qualifying equity financing is sale of preferred shares of the Company in a transaction or series of transactions resulting in gross proceeds of not less than $100,000 (“qualifying equity financing”), and a liquidity event is defined as an initial public offering, special purpose acquisition Company merger, direct listing or a change of control “Liquidity Event”). In a qualifying equity financing, the SAFEs shall convert into equity of the Company at the price per share equal to the lower of:
(a)
a 25% discount to the price per share at which the preferred shares of the Company are sold for cash proceeds in such qualifying equity financing, or,

(b)
the valuation cap defined as $500.0 million plus the amount raised under the SAFE (“Valuation Cap”) divided by the Company’s fully diluted number of shares, as determined on a post-money basis.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
11.   SAFE liabilities: (continued)
In the event of an initial public offering, direct listing, or special purpose acquisition Company merger, each SAFE converts into a number of common shares equal to the purchase amount divided by the liquidity price, which is the lower of:
(a)
a 25% discount to the Liquidity Event price, or,

(b)
the valuation cap divided by the Company’s fully diluted number of shares on an as-as converted basis immediately prior to the Liquidity Event.

In the event of a change of control, the investors will automatically be entitled to receive a portion of cash consideration or share consideration, or a combination thereof as applicable, due and payable to the investor immediately prior to, or concurrent with the consummation of the change of control, equal to the greater of:
(a)
the original purchase amount, subject to the liquidation priority noted below, or,

(b)
the original purchase amount divided by the liquidity price.

Dissolution event
If the Company experiences a liquidation, dissolution, winding up, or assignment for the benefit of creditors, other than a change of control (a “Dissolution Event”), SAFE holders are entitled to receive a cash payment equal to their original purchase amount, payable immediately prior to the consummation of the Dissolution Event, subject to the applicable liquidation priority.
Liquidation priority
Upon a change of control or Dissolution Event, The SAFEs are (i) junior to payment of outstanding indebtedness and creditor claims, (ii) on par with payments for other SAFEs and/or Class B redeemable convertible preferred shares of the Company, and (ii) senior to payments for common shares of the Company.
Dividends
If the Company pays a cash dividend on its common shares while the SAFEs are outstanding, SAFE holders are entitled to receive an equivalent dividend amount as if the dividend date were a Liquidity Event for purposes of determining the applicable conversion price.
The SAFEs are considered freestanding financial instruments as they are legally detachable and separately exercisable from other instruments. While the SAFEs do not meet the definition of a liability under ASC 480, Distinguishing Liabilities from Equity, the Company determined they do not qualify for equity classification under ASC 815, Derivatives and Hedging as the SAFEs fail the indexation criteria under ASC 815-40 as the number of shares to be issued upon settlement is variable. Furthermore, the SAFEs contain provisions requiring cash settlement upon a change of control. As a change of control is an event deemed to be outside the Company’s control, equity classification is precluded under ASC 815-40-25. Accordingly, the SAFEs are classified as liabilities within the consolidated Balance Sheets and are measured to fair value at each financial reporting date with changes in fair value recognized in loss on the revaluation of SAFE liabilities within other expense (income) in the consolidated statement of operations. Upon settlement of the SAFEs into preferred or common shares of the Company, the carrying amount of the SAFE liability will be reclassified to equity at the fair value of the shares issued.
The SAFE Warrants issued in connection with the SAFEs are classified as freestanding financial instruments. The Company determined that these warrants do not qualify for equity classification under

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
11.   SAFE liabilities: (continued)
ASC 815, Derivatives and Hedging, and must be accounted for as derivative liabilities. The SAFE Warrants fail the indexed to the Company’s own stock criteria under ASC 815-40-15. Specifically, the exercise price of the SAFE Warrants is denominated in U.S. dollars, whereas the Company’s functional currency is the Canadian dollar. Accordingly, the SAFE Warrants are classified as liabilities within the consolidated Balance Sheets and are measured at fair value at each reporting period with changes in fair value recognized within other expense (income) in the consolidated statement of operations.
Finance costs of $3,559 were incurred in connection with the issuance of the SAFEs and SAFE Warrants and were expensed as incurred, consistent with the accounting for financial liabilities measured at fair value through profit and loss. Of the $3,559 transaction costs incurred, $2,000 related to the estimated fair value of 3,625,000 SAFE Warrants issued as consideration for finders’ fees in relation the proceeds received on SAFE financing. The Black-Scholes option pricing model was used to estimate the fair value of the SAFE Warrants at issuance and at period-end.
The Company also received nominal cash proceeds of $112 in exchange for the SAFE Warrants issued as consideration for the finders’ fees.
A summary of the Company’s SAFE liabilities balances is as follows:
	SAFEs	SAFE Warrants	Total
Balance, January 1, 2025	$—	$—	$—
Initial recognition	38,206	6,101	44,307
Finders’ fees SAFE Warrants	—	2,000	2,000
Change in fair value	5,084	5,049	10,133
Foreign currency translation	1,050	21	1,071
Balance, December 31, 2025	$44,340	$13,171	$57,511
The fair value of the SAFEs was estimated using a PWERM, which incorporated assumptions regarding the timing and probability of four mutually exclusive scenarios: special purpose acquisition Company (“SPAC”) merger, initial public offering (“IPO”), change of control event, and dissolution. The values for the respective scenarios that are subject to the PWERM valuation are as follows:
•
SPAC Transaction:   The value is derived from the estimated total equity value of the Company upon the projected completion of a de-SPAC transaction.

•
IPO and Change of Control:   These scenarios are modeled based on the implied equity value from the actual SAFE financing, incorporating both the time-value of money (discounting) and the contractual conversion discount. Furthermore, the IPO scenario accounts for the upside potential triggered by the adjusted valuation cap, which is calculated based on the aggregate SAFE proceeds.

•
Dissolution:   The value in the dissolution scenario is assumed to be $nil.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
11.   SAFE liabilities: (continued)
The significant assumptions used in the initial and December 31, 2025 valuations of the SAFEs are set forth in the table below.
	Initial recognition	December 31, 2025
SPAC probability	50%	91%
IPO probability	22%	3%
Change of control probability	22%	3%
Dissolution	6%	3%
Estimated common share value at closing of a SPAC	$3.11	$2.21
Discount rate	34.53%	34.53%
The assumptions used to estimate the fair value of the SAFE Warrants issued are set forth in the table below:
	Initial recognition	December 31 2025
Fair value of common shares	$0.95	$1.28
Weighted average expected term	3.00 years	2.9 years
Weighted average expected volatility	118%	135%
Weighted average risk-free interest rate	3.00%	3.49%
Expected dividend	$nil	$nil
As of December 31, 2025, 14,631,350 SAFE Warrants were outstanding with a weighted average exercise price of $1.9968 per warrant (2024 — $nil).
Sensitivities for key assumptions were as follows:
•
with other variables unchanged, an increase or decrease in the probability of the Company closing a SPAC transaction by 5% would result in an increase (decrease) in the estimated fair value of the SAFEs of $1.8 million or ($1.8 million), respectively;

•
With other variables unchanged, an increase or decrease in the estimated common share price by 20% would result in an increase (decrease) in the fair value of the SAFE Warrants by approximately $3.2 million or ($3.1 million), respectively;

•
With other variables unchanged, increase or decrease in the estimated volatility rate by 10% would result in an increase (decrease) in the fair value of the SAFE Warrants by approximately $1.0 million or ($1.0 million), respectively;

12.   Redeemable preferred shares:
On August 6, 2025, the Company closed a financing termed as the Rights Offering for total proceeds of $18,428. The total proceeds includes $1,408 related to the settlement of related party loans, which were extinguished through participation in the Rights Offering (refer to Note 15). Concomitant with the Rights Offering is an additional commitment of CAD 5,000 ($3,572) from the Government of Canada, for total estimated proceeds of $22,000. The Canadian government funding is to be provided under a new amendment to the Company’s contribution agreement with SIF. Subsequent to December 31, 2025, in March 2026, the Company and SIF finalized the amendment to the Amended and Restated SIF Contribution Agreement. Refer to details of the amendment in Note 5. As part of this Rights Offering, the Company reorganized its share structure by:
•
consolidating all classes of shares 10:1.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
12.   Redeemable preferred shares: (continued)
•
exchange all outstanding Class A through Class F redeemable convertible preferred shares and the accrued dividend on the Class F Series 1 redeemable convertible preferred shares (collectively, the “Existing Preferred Shares”) into a new single Class A redeemable convertible preferred shares (“New Class A”) with multiple series or conversion into Class A common shares, as applicable; and

•
issuance of new Class B redeemable convertible preferred shares (“New Class B”) in multiple series to investors participating in the Rights offering and convertible debt holders.

Exchange and conversion terms
The Existing Preferred Shares were consolidated 10:1 and exchanged for New Class A shares with multiple series. If the shareholders participated in the Rights Offering up to their pre-Rights Offering pro-rata shareholding, their 10:1 consolidation was reversed in line with the pro rata portion of their pre-Rights Offering pro rata shareholding that they invested. Shareholders who did not participate in the Rights Offering converted their remaining redeemable convertible preferred shares into Class A common shares at the conversion ratio of 1:1. Existing Class F Series 1 redeemable convertible preferred shares were exchanged at a ratio of 1.225:1 to account for accrued dividends under their original issuance terms. As a result, the Company issued 56,010,259 New Class A shares and 11,960,583 Class A common shares in exchange for the Existing Preferred Shares. The Company also issued 12,010,362 Class B Series 2 redeemable convertible preferred shares in exchange for the Existing Preferred Shares.
The Class F Series 1 shareholders who had also invested in the Convertible Notes received a most favoured nation (“MFN”) right to allow for the same treatment of their investment as the Convertible Note investors with conversion of their investment into new Class B Series 2 redeemable convertible preferred shares at a 25% discount to the new Class B Series 1 price. Accordingly, the Company issued 12,010,362 new Class B Series 2 redeemable convertible preferred shares in exchange for the existing Class F Series 1 redeemable convertible preferred shares and related accrued dividends on the Class F Series 1 redeemable convertible preferred shares.
New investors and existing preferred shareholders who purchased new Class B Series 1 redeemable convertible preferred shares exceeding to their pre — Rights Offering pro-rata shareholding were eligible to receive 12.542 new Class B Series 3 redeemable convertible preferred shares for each new Class B Series 1 redeemable convertible preferred shares purchased, at an issue price of $0.0001 per new Class B Series 3 share. As a result of the shareholders who invested their pro rata amount, plus investments over pro rata and new investors, the Company issued 11,612,203 new Class B Series 1 redeemable preferred shares and 95,229,750 new Class B Series 3 redeemable preferred shares.
Of the New Class B shares issued, related parties of the Company purchased 6,136,975 new Class B Series 1 redeemable convertible preferred shares and 50,414,582 new Class B Series 3 redeemable convertible preferred shares.
Also included in the Rights Offering were changes to the Company’s articles of incorporation, including changing the automatic triggers in the event of a public listing for conversion of redeemable convertible preferred shares to Class A common shares by reducing the threshold of gross proceeds to $60,000 and eliminating the minimum pre-money valuation requirement.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
12.   Redeemable preferred shares: (continued)
The issued and outstanding redeemable convertible preferred shares pre- and post-Rights Offering are noted in the table below. Class A common shares issued in exchange for preferred shareholders who did not participate in the Rights Offering are also noted in the table below:
	Class A	Class B	Class C	Class D	Class E	Class F	Total
Balance at December 31, 2024	22,397,515	37,324,661	7,946,281	22,602,822	77,760,008	12,796,134	180,827,421
Issuances	—	—	—	—	—	—	—
Balance at August 6, 2025	22,397,515	37,324,661	7,946,281	22,602,822	77,760,008	12,796,134	180,827,421
Balance post Rights Offering
Class A Series 1	7,558,992	—	—	—	—	—	7,558,992
Class A Series 2	—	6,737,332	—	—	—	—	6,737,332
Class A Series 3	—	—	1,886,380	—	—	—	1,886,380
Class A Series 4	—	—	—	3,003,862	—	—	3,003,862
Class A Series 5	—	—	—	—	32,857,618	—	32,857,618
Class A Series 6	—	—	—	—	3,872,438	—	3,872,438
Class A Series 7	—	—	—	—	—	93,637	93,637
New Class A Total							56,010,259
Converted to Common A shares	1,483,852	3,058,733	605,990	1,959,896	4,102,995	749,117	11,960,583
The New Class A and Class B redeemable convertible preferred shares are classified as temporary equity in accordance with ASC 480, Distinguishing Liabilities from Equity as they are redeemable upon the occurrence of events not solely within the Company’s control.
The Company assessed the exchange of the New Class A for the Existing Preferred Shares and whether the exchange should be accounted for as a modification or extinguishment under ASC 718, Compensation — Stock Compensation by analogy. We determined the exchange should be accounted for as a modification of the original preferred shares based on a comparison of the terms of the original and new preferred shares including redemption and dividend rights, liquidation preference and the conversion ratio. Consequently, the carrying amount of the existing class A through E preferred shares was transferred to the New Class A with no adjustment to retained earnings as the fair value of the preferred shares was not considered to have increased.
For the Class F Series 1 redeemable convertible preferred shares, a provision existed for a 15% cumulative dividend accrual, which would be added to the original issuance price and converted into shares upon conversion. As this feature did not exist in the New Class A, the change in terms was determined to significantly impact the fair value of the redeemable convertible preferred shares. Consequently, the exchange of the Class F Series 1 redeemable convertible preferred shares was accounted for as an extinguishment. As a result, the difference between the fair value of the New Class A and the carrying amount of the Class F Series 1 redeemable convertible preferred shares resulted in a $137 reduction in accumulated deficit.
In addition, Class F series 1 redeemable convertible preferred shares with MFN rights to exchange their shares at a discount for Class B Series 2 were determined to be a deemed dividend. The fair value of the deemed dividend to the Class F Series 1 redeemable convertible preferred shareholders was estimated at $459 and recognized as an increase in accumulated deficit.
Conversion of redeemable convertible preferred shares into common shares pursuant to original terms was accounted for as a transfer within equity with no impact on retained earnings.
Reverse share split
In August 2025, the Company’s shareholders approved a ten-for-one reverse share split of all classes of the Company’s redeemable convertible preferred shares and common shares. All of the Company’s outstanding

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
12.   Redeemable preferred shares: (continued)
stock options and share purchase warrants were subject to the reverse share-split with exception of the SIF warrants. In accordance with ASC 260, Earnings per Share, the impact of the Rights Offering reverse share split has been applied retrospectively.
A summary of the Company’s redeemable convertible preferred share features post Rights Offering are noted in the table below:
Features	Class A (Series 1-7)	Class B Series 1	Class B Series 2	Class B Series 3
Issued and outstanding	56,010,259	11,612,203	26,965,385	95,229,750
Convertible into	Class A Common shares	Class A Common shares	Class A Common shares	Class A Common shares
Conversion rate	1:1	1:1	1:1	1:1
Voting	Yes	Yes	Yes	Yes
Dividend	Only if paid on common shares. No fixed amount.	Only if paid on common shares. No fixed amount.	Only if paid on common shares. No fixed amount	Only if paid on common shares. No fixed amount
Redemption at option of holder	No	No	No	No
Liquidation/Deemed liquidation preference	1.0X	2.0X and participating	2.0X and participating	2.0X and participating
Original subscription price per share	Original subscription price	$1.587	$1.1903	$0.00001
Redemption minimum approval requirement	2/3 vote	2/3 vote	2/3 vote	2/3 vote
Redemption amount	Greater of liquidation preference or fair value	Greater of liquidation preference or fair value	Greater of liquidation preference or fair value	Greater of liquidation preference or fair value
The Board of Directors is entitled to determine or alter the designation and special rights and restrictions attached to each class of preferred shares, subject to approval by the holders of at least 2/3 of the preferred shares.
The preferred shares automatically convert to Class A common shares upon either (i) the closing of the sale of common shares to the public in a firm-commitment underwritten public offering in the United States or Canada resulting in at least $60,000 of gross cash proceeds to the Company, and following such offering, the Class A common shares are listed on the Toronto Stock Exchange, the New York Stock Exchange, the NASDAQ Stock Market (or any successor exchange of any of the foregoing) or any other exchange approved by the preferred shareholders, or, (ii) the completion of a merger, acquisition, or similar transaction involving the Company, its parent, sister company, or a special purpose acquisition company (SPAC) formed for such purposes under U.S. securities laws, including situations where the resulting entity lists its shares on a qualifying stock exchange or registers them for trading in the U.S. or Canada; however, for this conversion to occur, the transaction must afford the Company must receive at least $60,000 in unrestricted cash after covering all associated fees and expenses, or, (iii) an election to convert approved by the preferred shareholders by a 2/3 majority and Class E and Class F preferred shareholders by a majority.
Upon the occurrence of a liquidation event, preferred shares have redemption and liquidation preferences as outlined in the table above. In addition, the preferred shares have certain down-round and antidilution rights that are considered equity-linked embedded features which shall not be separated from the host contract. The shares are conditionally redeemable subject to the occurrence of certain events not solely within the control of the Company. The redemption of all preferred shares is not considered probable.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
13.   Common share capital:
(a)   Authorized:
Unlimited Class A common shares without par value
Unlimited Class B non-voting common shares without par value
(b)   Issued:
	Class A Common Shares
	Number	Amount
Balance, January 1, 2024	1,302,453	$2,364
Shares issued on exercise of options	14,249	43
Balance, December 31, 2024	1,316,702	2,407
Shares issued on exercise of options	13,518	8
Rights Offering Share Organization	11,960,583	148,122
Transfer of historical share issuance costs due to share reorganization	—	4,024
Rights Offering Deemed Dividends	11
Balance, December 31, 2025	13,290,803	$146,525

(1)
Share amounts have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See Note 12 for details.

At December 31, 2025, nil Class B common shares were issued and outstanding (2024 — nil).
As part of the Rights Offering, existing preferred shareholders who did not participate in the offering up to their pre-Rights Offering pro-rata shareholding had their remaining redeemable convertible preferred shares converted into Class A common shares at 1:1 after the consolidation of all shares by 10:1. As a result, 11,960,583 Class A common shares were issued and $4,024 of historical share issuance costs were transferred from preferred share capital to common share capital.
(c)   Share purchase warrants:
As of December 31, 2025, the Company had 1,122,904 outstanding equity classified share purchase warrants. The warrants are exercisable until December 2026 for no additional consideration. Refer to notes 10 and 11 for the Company’s outstanding liability classified warrants as of December 31, 2025.
14.   Share-based compensation plan:
The Company has established a share option plan (the “Option Plan”) which provides for options to be granted by the Company to its directors, employees and consultants. As of December 31, 2025, the Option Plan provides for a maximum aggregate number of common shares available for issuance of 44,915,612 (2024 — 3,565,235). The exercise price, vesting terms, and contractual life of an option are determined by the Company’s Board of Directors when the option is granted. Option grants typically vest over four years, with vesting ranging from immediate partial vesting to straight-line vesting over the full term. New shares are issued for all common share options exercised. Options granted under the Option Plan have exercise periods not to exceed 15 years after issuance.
The Company estimates the fair value of stock options granted using a Black-Scholes option pricing model, which requires assumptions, including the fair value of the Company’s underlying common shares,

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
14.   Share-based compensation plan: (continued)
expected term, expected volatility, risk-free interest rate and expected dividend yield of the Company’s common shares. These estimates involve inherent uncertainties and the application of management’s judgment.
These assumptions are estimated as follows:
•
Fair value of common shares.   Management engages an external valuation specialist to assist in estimating the fair value of the Company’s common shares. Valuation is based on the most recent information available at the time of valuation and includes consideration of the Company’s current financial information, forecasts provided by management, and recently completed financings, among other factors.

•
Expected term.   In estimating the expected life of the options, management considers the vesting term of the grants, the contractual life of the option grants, and actual exercises and forfeiture/cancellations of historical option grants.

•
Expected volatility.   The Company determined the volatility based on a calculation of the volatility of similar entities that have traded equity instruments over a comparable term.

•
Risk-free interest rate.   The risk-free interest rates are determined by reference to Canadian Benchmark Bond Yield rates with maturities that approximate the expected life.

•
Expected dividend.   The Company has not paid and does not anticipate paying any cash dividends in the foreseeable future and, therefore, uses an expected dividend yield of zero in the option pricing model.

Prior to January 1, 2021, the Company granted options with an exercise price that was denominated in CAD and these stock options were equity-classified awards. New options granted after January 1, 2021 are denominated in USD. ASC 718, Compensation — Stock Compensation. requires that an award indexed to a factor that is not a market, performance or service condition should be classified as a liability. ASC 718-10-25-14 provides an exception when the award is granted to an employee resident in a foreign jurisdiction where the currency which the award is denominated in is equivalent to the currency in which the employee is paid. The Company has classified USD denominated awards to employees paid in USD as equity-classified awards and USD denominated awards paid to employees paid in CAD as liability-classified awards.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
14.   Share-based compensation plan: (continued)
(a)
Share-based compensation for equity-classified options:

The following table summarizes the stock option activity under the Company’s Option Plan for equity-classified options:
	Number of options	Weighted average exercise price
January 1, 2024	1,480,514	$7.44
Stock options granted	94,500	9.30
Stock options exercised	(24,900)	3.69
Stock options forfeited and cancelled	(227,069)	8.13
December 31, 2024	1,323,045	7.24
Stock options granted	4,127,700	0.20
Stock options exercised	(5,063)	3.58
Stock options forfeited and cancelled	(97,301)	6.38
Stock option expired	(4,750)	3.58
Stock option modification	—	(1.61)
December 31, 2025	5,343,631	$0.25
Exercisable as of December 31, 2025	2,705,028	$0.36

(1)
The number of stock options and exercise prices for the prior period and transactions prior to the Rights Offering in the current period have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 12 for details

Subsequent to the Rights Offering in August 2025, the Company adjusted the exercise price of stock options outstanding at the time of the reverse share split. The exercise price of stock options was adjusted to their pre-Rights Offering price. The adjustment to the exercise price was determined to be a modification per ASC 718, Compensation — Stock Compensation and resulted in an incremental share-based compensation of $21 being recognized during the year ended December 31, 2025.
The following table summarizes information about the Company’s equity-classified stock options outstanding and exercisable at December 31, 2025.
Exercise prices	Number of options outstanding	Weighted average years to expiry	Number of options exercisable	Weighted average years to expiry
$0.01 – $0.49	4,624,079	8.70	2,126,456	7.60
$0.50 – $0.99	393,237	6.09	268,194	4.78
$1.00 – $1.60	326,315	3.71	310,378	3.57
Total	5,343,631	8.20	2,705,028	6.86
The aggregate intrinsic value of options exercised is calculated as the difference between the exercise price of the underlying stock option awards and the market value of common shares on the date of exercise or date of the consolidated balance sheets.
The aggregate intrinsic value of stock options (market value less exercise price) as of December 31, 2025, was $5,545 (December 31, 2024 — $3,966). The aggregate intrinsic value of stock options exercised during the year ended December 31, 2025 was $20 (2024 — $140).

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
14.   Share-based compensation plan: (continued)
As of December 31, 2025, there was $1,227 of remaining unamortized compensation cost related to unvested stock options granted to the Company’s employees, directors and consultants (2024 — $2,107). This cost will be recognized over an estimated weighted-average remaining period of 1.8 years, using the straight-line method.
The grant date fair value of equity-classified stock options vested during the year ended December 31, 2025 was $1,208 (2024 — $1,152).
The grant date fair value of equity-classified stock options forfeited during the year ended December 31, 2025 was $482 (2024 — $53).
The grant weighted average assumptions used to estimate the fair value of equity-classified stock options granted were as follows:
	Year ended December 31
	2025	2024
Fair value of common shares	$0.20	$9.30
Weighted average expected term	6.3 years	4.1 years
Weighted average expected volatility	139%	93%
Weighted average risk-free interest rate	3.10%	1.65%
Expected dividend	$nil	$nil

(1)
Prior year common share fair value has been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See Note 12 for details.

The weighted average fair value attributable to equity-classified common share options granted in 2025 was $0.09 per option (2024 — $8.40).
For the year ended December 31, 2025, the Company recorded share-based compensation expense of $1,345 related to its equity-classified options (2024 — $1,253).
(b)
Share-based compensation for liability-classified options:

The following table summarizes the stock option activity under the Company’s Option Plan for liability-classified options:
	Number of options outstanding	Weighted average exercise
January 1, 2024	1,527,750	$12.10
Stock options granted	312,250	9.30
Stock options exercised	(16)	15.50
Stock options forfeited and cancelled	(10,453)	12.57
December 31, 2024	1,829,531	11.62
Stock options granted	22,203,841	0.10
Stock options exercised	(9,517)	0.09
Stock options forfeited and cancelled	(279,437)	5.62
Stock option modification	—	(0.75)

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
14.   Share-based compensation plan: (continued)
	Number of options outstanding	Weighted average exercise
December 31, 2025	23,744,418	$0.17
Exercisable as of December 31, 2025	11,231,053	$0.21

(1)
The number of stock options and exercise prices for the prior period and transactions prior to the Rights Offering in the current period have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 12 for details

Subsequent to the Rights Offering in August 2025, the Company adjusted the exercise price of stock options outstanding at the time of the reverse share split. The exercise price of stock options was adjusted to their pre-Rights Offering price. The adjustment to the exercise price was determined to be a modification per ASC 718, Compensation — Stock Compensation and the resulting impact of the modification is reflected in share-based compensation liability as of December 31, 2025.
The following table summarizes information about the Company’s liability classified stock options outstanding and exercisable at December 31, 2025:
Exercise prices	Number of options outstanding	Weighted average years to expiry	Number of options exercisable	Weighted average years to expiry
$0.01 – $0.49	21,862,168	9.60	10,046,691	9.60
$0,50 – $0.99	1,000,000	8.34	390,264	7.82
$1.00 – $1.66	882,250	6.10	794,098	6.04
Total	23,744,418	9.42	11,231,053	9.29
The aggregate intrinsic value of options exercised is calculated as the difference between the exercise price of the underlying stock option awards and the market value of common shares on the date of exercise or date of the consolidated balance sheets.
The aggregate intrinsic value of stock options (market value less exercise price) as of December 31, 2025 was $26,408 (December 31, 2024 — $nil).
As of December 31, 2025, there was $14,111 of remaining unamortized compensation cost related to unvested stock options granted to the Company’s employees, directors and consultants (2024 — $7,036). This cost will be recognized over an estimated weighted-average remaining period of 2.1 years, using the straight-line method.
The grant date fair value of liability-classified stock options vested during the year ended December 31, 2025 was $3,499 (2024 — $3,085).

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
14.   Share-based compensation plan: (continued)
The weighted average assumptions used to estimate the fair value of liability-classified stock options were as follows:
	December 31, 2025	2025 Grant Date
Fair value of common shares	$1.28	$0.10
Weighted average expected term	5.6 years	6.2 years
Weighted average expected volatility	138%	139%
Weighted average risk-free interest rate	2.93%	3.10%
Expected dividend	$nil	$nil
	December 31, 2024	2024 Grant Date
Fair value of common shares	$9.30	$9.30
Weighted average expected term	5.0 years	6.7 years
Weighted average expected volatility	122%	123%
Weighted average risk-free interest rate	2.96%	3.08%
Expected dividend	$nil	$nil

(1)
Prior year common share fair value has been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See Note 12 for details.

In the year ended December 31, 2025, the total number of individuals (including the Company’s employees) who received liability-classified awards was 110 (2024 — 134). In the year ended December 31, 2025, this resulted in a total of $3,235 share-based compensation expense recognized in the consolidated statement of operations and comprehensive loss (2024 — $2,629).
The following table presents changes in Level 3 share-based liabilities measured at fair value:
Amount
January 1, 2024	$4,244
Share-based compensation	3,258
Exercise of stock options	—
Change in fair value of share-based compensation	(178)
Foreign currency translation adjustment	(435)
December 31, 2024	6,889
Share-based compensation	3,235
Exercise of stock options	(2)
Change in fair value of share-based compensation	5,056
Foreign currency translation adjustment	367
December 31, 2025	$15,545

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
15.   Related party loans:
On July 22, 2025, the Company entered into secured loans with two related parties of the Company for total proceeds of $1,400. The lenders are related parties of the Company through their representation on the Company’s Board of Directors. The loans bear interest at 15% per annum, with repayment due upon the earlier of a qualifying financing or August 8, 2025. The loan proceeds were used to fund short-term working capital needs.
The Company and the lenders entered into an equity set-off agreement, resulting in the outstanding principal and accrued interest of $1,408 being settled through participation in the Rights Offering, corresponding to the issuance of 887,243 Class B Series 1 redeemable convertible preferred shares and 3,179,370 Class B Series 3 redeemable convertible preferred shares.
16.   Financial instruments:
(a)
Classification of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts payable and accrued liabilities, convertible notes, warrant liabilities, SIF contribution liability, SAFE liabilities and share-based compensation.
Cash and restricted cash are recorded at amortized cost.
Accounts payable and accrued liabilities are measured at amortized cost.
Convertible notes are recorded at fair value using the Monte-Carlo simulation valuation method.
Warrant liabilities and Share-based compensation are recorded at fair value using the Black-Scholes valuation method.
The SIF contribution liability includes the funding liability and warrant obligation. The funding liability represents the fair value of the issued SIF Warrants and the contingent contribution repayment obligation. Amounts reported as warrant obligation represent the value for contributions received, for which SIF Warrants have yet to be issued. The warrant obligation is recorded at fair value based on the estimated per share fair value of the Company’s common shares. The fair value of the funding liability is estimated using the PWERM valuation approach. The fair values of the SIF Warrants and the contingent contribution repayment subject to the PWERM is based on the estimated per share fair value of the Company’s common shares and a discounted cash flow model, respectively.
The fair value of SAFE liabilities is estimated using the PWERM valuation approach. The fair value of the SAFE Warrants is estimated using the Black-Scholes model.
(b)
Fair values:

The financial instruments measured at fair value and their level within the fair value hierarchy are illustrated in the following table:
December 31, 2024	Level 1	Level 2	Level 3
Warrant liability	$—	$—	$10
SIF contribution liability	—	—	15,681
Share-based compensation	—	—	6,889
Convertible notes	—	—	21,412

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
16.   Financial instruments: (continued)
December 31, 2025	Level 1	Level 2	Level 3
SIF Contribution liability	$—	$—	$28,369
Share-based compensation	—	—	15,545
SAFE liabilities	—	—	57,511
The estimated fair values of the warrant liability, share-based compensation liability, SIF contribution liability, and SAFE Warrants are considered Level 3 fair value measurements due to the use of the estimated per share fair value of the Company’s common shares, which is classified as a level 3 input within the fair value measurement hierarchy. The estimated probability of a full or partial cash settlement for the SIF contribution liability is determined by management and is classified as a Level 3 input within the fair value measurement hierarchy.
The estimated fair values of the SAFEs are considered Level 3 fair value measurements due to the probability weighting of future outcomes (equity financing, liquidity event, dissolution) which is estimated by management and is classified as a Level 3 input within the fair value measurement hierarchy.
The estimated fair values of the convertible notes are considered Level 3 fair value measurements due to the use of the estimated per share fair value of the Company’s preferred shares, which is classified as a level 3 input within the fair value measurement hierarchy.
The carrying values of cash and cash equivalents, restricted cash and accounts payable and accrued liabilities are carried at cost, which approximate their fair values at December 31, 2025 and December 31, 2024 due to the short-term maturity of these instruments.
(c)
Risk management:

In the normal course of business, the Company is exposed to a number of risks that can affect its operating performance. These risks and the actions taken to manage them are discussed below:
(i)
Foreign currency risk:

Foreign currency risk exposures arise from transactions denominated in a currency other than the functional currency of our legal entities. Our foreign risk currency arises primarily with respect to the U.S. dollar denominated balances in our Canadian functional currency entity. Based on the Company’s USD denominated monetary assets and monetary liabilities at December 31, 2025, a 10% change in the USD and CAD exchange rate would change the Company’s net loss by approximately $1,224 (CAD 1,678).
(ii)
Credit risk:

Credit risk reflects the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations. This risk arises principally in respect of the Company’s cash and cash equivalents. The majority of the Company’s bank balances are uninsured as of December 31, 2025. In order to mitigate its exposure to credit risk, the Company monitors its financial assets and maintains substantially all of cash deposits in Schedule I chartered banks in Canada. The Company does not consider any of its financial assets to be impaired as of December 31, 2025.
(iii)
Financial risk:

Financial risk is the risk that the values of the Company’s financial instruments will vary due to fluctuations in interest rates and foreign currency exchange rates, and the degree of volatility of

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
16.   Financial instruments: (continued)
these rates. The Company does not use derivative instruments to reduce its exposure to interest and foreign currency risks.
(iii)
Liquidity risk:

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company manages liquidity risk through ongoing monitoring of cash flows, budgeting, and maintaining relationships with potential investors and financing partners. Cash flow forecasting is performed regularly to ensure that there is sufficient liquidity in order to meet short-term business requirements.
As described in Note 2 — Basis of Presentation and going concern, the Company’s reliance on external financing to meet its obligations for the 12 months following the issuance of these financial statements gives rise to material uncertainty regarding its ability to continue as a going concern.
17.   Income taxes:
(a)
The Company’s income tax provision differs from that calculated by applying the combined enacted Canadian federal and provincial statutory income tax rate of 27% for the year ended December 31, 2025 (2024 — 27%) as follows:

	Year ended December 31
	2025	2024
Income (loss) before income taxes:
Domestic	(32,205)	—
Foreign	909	—
Total	$(31,296)	$(57,775)
Statutory tax rate	27.0%	27.0%
Tax recovery	$(8,450)	$(15,599)
Increase (decrease) in income tax resulting from:
Non-deductible expenses and permanent differences:	—	1,045
Share-based compensation	2,565	—
SIF contribution liabilities	3,153	—
Change in fair value of SAFE liabilities	2,708	—
Change in fair value of Convertible Notes	(5,932)	—
Warrant consideration	520	—
Other	(241)	—
Adjustment for prior years	(59)	(140)
Tax rate differences – foreign & domestic	(12)	679
Non-refundable federal income tax credits	—	(22)
Impact of foreign exchange differentials and other	359	18
Changes in valuation allowance	5,463	14,014
Income tax (recovery) expense	$74	$(5)

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
17.   Income taxes: (continued)
(b)
The significant components of the deferred income tax assets, presented in long-term other assets on the consolidated balance sheets, are as follows:

	As of December 31
	2025	2024
Deferred income tax assets:
Net operating tax loss carry-forwards	$54,356	$47,884
Property and equipment and other	5,414	4,038
Research and development expenditures	13,846	13,205
Federal and provincial investment tax credits	7,487	7,140
Other	1,739	2,954
Total gross deferred income tax assets	82,842	75,221
Valuation allowance	(82,817)	(75,115)
Total deferred income tax assets	$25	$106
ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is more likely than not. The ultimate realization of deferred income tax assets is dependent on the generation of sufficient taxable income during the future periods in which those temporary differences are expected to reverse. If the evidence does not exist that the deferred income tax assets will be fully realized, a valuation allowance has been provided.
(c)
The Company has non-capital loss-carry forwards to offset future taxable income that expire as follows:

Non-capital loss carry forwards	Canada	United Kingdom
2026	$23	$—
2027	245	—
2028	353	—
2029	786	—
2030	1,354	—
2031	1,872	—
2032	2,306	—
2033	2,406	—
2034	2,613	—
2035	2,459	—
2036	4,463	—
2037	5,500	—
2038	6,134	—
2039	7,447	—
2040	16,438	—
2041	15,405	—

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
17.   Income taxes: (continued)
Non-capital loss carry forwards	Canada	United Kingdom
2042	38,314	—
2043	30,289	—
2044	26,633	—
2045	15,740
Indefinite	—	22,182
	$180,780	$22,182

The Company’s pool of deductible Scientific Research & Experimental Development expenditures at December 31, 2025 was $51,300 (CAD 70,308), and $48,905 (CAD 70,308) at December 31, 2024. These expenditures are available to offset future taxable income and have no expiry date.
The Company has investment tax credits of approximately $9,433 (CAD 12,929) as of December 31, 2025, and $8,993 (CAD 12,929) as of December 31, 2024. The investment tax credits will expire between 2028 and 2041 and are available to be applied against future Canadian federal and provincial income taxes payable.
18.   Project Development Agreement with the UK Atomic Energy Authority:
On October 13, 2021, the Company entered into a Project Development Agreement (“PDA”) with the UK Atomic Energy Authority (“UKAEA”) to collaborate on the construction of a building at the UKAEA’s Culham Centre for Fusion Energy in the United Kingdom to house the Company’s planned Fusion Demonstration Plant (“FDP”). Under the terms of the PDA, the UKAEA will own the building and contribute GBP 30,000 ($38,350) toward its construction. The Company is responsible for funding construction costs in excess of the UKAEA’s contribution, with its portion recorded as a prepaid rent asset to be amortized against lease payments over the anticipated 19-year lease term.
The PDA provides that the UKAEA’s contribution will commence at an agreed milestone and continue until its funding equals the amount already funded by the Company, after which contributions will be made on an equal basis until the UKAEA’s contribution limit is reached. The Company is also required to provide security for its funding commitment when the construction contractor is mobilized, as well as a security for its asset retirement obligation prior to lease commencement or the start of FDP construction.
In the year ended December 31, 2024, due to the uncertainty of proceeding with the FDP due to the continued focus on the LM26 program and the scheduled expiry of the PDA in March 2025, the Company determined that the recoverable amount of the prepaid rent asset was $nil. Accordingly, an impairment charge for the full carrying amount of $16,813 (GBP 13,309) was recorded in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2024.
19.   Interest and other income
During the year ended December 31, 2025, the Company settled a portion of outstanding payables through the issuance of warrants of the Company. In December 2025, the Company issued 1,122,904 warrants exercisable into Class A common shares of the Company for a period of 12-months from the date of issuance for no additional consideration. The Company determined that the warrants met the criteria for equity classification, and the fair value of the warrants was based on the estimated fair value of the Company’s Class A common shares which the warrants are exercisable into. The fair value the warrant consideration was estimated at $1,067, which resulted in a gain of $923 being recognized within other income in the consolidated statement of operations and comprehensive loss on the settlement of the payables.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
20.   Research and development expenses:
	Year ended December 31
	2025	2024
Salaries and benefits	$10,068	$13,877
Materials and consumables	2,732	4,305
Professional fees and contractors	494	1,071
Office, insurance and travel	1,674	1,720
Software and information technology	597	1,063
Share-based compensation	2,800	980
Total	$18,365	$23,016
21.   Business development, marketing, communications and government relations expenses:
	Year ended December 31,
	2025	2024
Salaries and benefits	$1,459	$1,460
Professional fees and contractors	185	65
Office, insurance and travel	637	302
Software and information technology	16	43
Share-based compensation	1,205	820
Total	$3,502	$2,690
22.   General and administrative expenses:
	Year ended December 31
	2025	2024
Salaries and benefits	$4,115	$4,425
Professional fees and contractors	740	(186)
Transaction related costs	1,105	—
Office, insurance and travel	1,119	1,105
Software and information technology	662	718
Share-based compensation	5,631	2,545
Total	$13,372	$8,607
23.   Supplemental cash flow information:
The Company undertook certain non-cash investing and financing transactions as follows:
(a)
Right of use asset and lease liabilities:

For the year ended December 31, 2025, the Company did not recognize any ROU assets in exchange for lease liabilities (2024 — $nil). In August 2024, the Company notified its landlord of the termination of a lease effective February 2025. The modification reduced the ROU asset by $68 and the corresponding lease liability by $483.

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
23.   Supplemental cash flow information: (continued)
(b)
Warrants:

In the year ended December 31, 2025, the SIF Warrants issued in April 2025 had an estimated fair value at the date of issuance of $4,570 (2024 — $3,789).
(c)
Property and equipment

Accounts payable as of December 31, 2025, included $32 relating to the purchase of property and equipment (2024 — $173).
24.   Commitments and contingencies:
Indemnifications:
The Company has agreed to indemnify its directors for all liabilities or obligations imposed upon or incurred by such indemnified person in relation to any claim, action, proceeding, investigation, or order whether civil, criminal or administrative and whether made or commenced by the Company or by any other person by reason of that indemnified person having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, any act or omission, whether or not negligent or wilful, of the indemnified person acting or having acted as a director, alternate director or officer, or as a person in an equivalent position, of the Company, or being named or made a witness in any claim resulting from having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, including legal fees and disbursements and all other costs of investigation and defence and all amounts paid or payable to settle a claim or to satisfy a judgment, or otherwise to discharge a liability imposed or incurred.
25.   Basic and diluted net loss per share:
The following table summarizes the reconciliation of the basic weighted average number of shares outstanding and the diluted weighted average number of shares outstanding:
	Year-ended December 31
	2025	2024
Net loss for the year	$31,370	$57,770
F1 preferred shares deemed dividend	1,694	3,384
Rights offering deemed dividend	459
Loss attributable to common shareholders	$33,523	$61,154
Basic and diluted weighted average number of shares outstanding	6,209,121	1,307,771
Net loss per share attributable to common shareholders, basic and diluted	$5.40	$46.76

(1)
Share amounts have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 12 for details.

In each of the years ended December 31, 2025 and 2024, the Company was in a loss position and therefore diluted loss per share is equal to basic loss per share.
The total amounts of outstanding stock options (including both equity-classified and liability-classified stock options), warrants (including SIF Warrants), convertible notes, SAFEs and redeemable

GENERAL FUSION INC.
Notes to the Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
Years ended December 31, 2025 and 2024
25.   Basic and diluted net loss per share: (continued)
convertible preferred shares have been excluded from diluted net loss per share as their inclusion would be anti-dilutive based on the loss per share for all periods presented. These instruments may be dilutive in future periods.
26.   Subsequent Events:
In addition to subsequent events previously disclosed:
Subsequent to December 31, 2025, in January 2026, the Company entered into a Business Combination Agreement (“BCA”) with Spring Valley Acquisition Corp. III (“SVIII”) a publicly traded special purpose acquisition company (“SPAC”) listed on the Nasdaq, pursuant to which the parties thereto would consummate a business combination. Subject to its terms and conditions, the BCA provides, among other things, that SVIII will continue from the Cayman Islands to British Columbia and General Fusion will become a wholly-owned subsidiary of SVIII through the business combination process and become “New General Fusion”. Under the BCA, the Company’s shareholders, including all security holders, will receive a pre-money valuation of $600.0 million plus a potential earnout of $125.0 million to be earned within a 5-year time period subject to certain public stock price thresholds being met within New General Fusion. The SVIII sponsor also has a potential earnout of $10.0 million under the same terms as General Fusion security holders. SVIII has $230.0 million of cash in trust which is available to New General Fusion assuming no redemptions. SVIII shareholders have an option to redeem their trust capital at the time of closing the BCA and New General Fusion may receive all or a portion or none of the trust capital.
In connection with the transactions contemplated by the Business Combination Agreement, the Company along with SVIII entered into securities purchase agreements for a Private Investment in Public Equity (“PIPE”) financing with several investors for total gross proceeds of $107,675, with the proceeds contingent on the closing of the BCA. Pursuant to the PIPE financing, investors have agreed, among other things, to purchase an aggregate of 10,556,367 units of the Company at a price of $10.20 per unit, each unit comprising (1) one convertible preferred share of the Company and (2) one warrant exercisable for a common share at a price of $12.00 per share, to be consummated on the Closing Date.
Additionally, the lead PIPE investor funded an additional $350 at the time of commitment in January 2026 in exchange for 3,500,000 non-voting Class B common shares of the Company as part of their overall lead investment terms. The non-voting Class B common shares common shares will convert into New General Fusion common shares on a 1:1 basis. If the BCA does not close, the Class B common shares are redeemable at the option of the holder for the original investment amount of $350.

September 1, 2026
Interim Condensed Consolidated Financial Statements (Unaudited)
(Expressed in thousands of U.S. dollars unless otherwise stated)
GENERAL FUSION INC.
For the three and six months ended June 30, 2026 and 2025.

GENERAL FUSION INC.
Interim Condensed Consolidated Balance Sheets (Unaudited)
(Expressed in thousands of U.S. dollars, except share amounts)
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents (note 4)	$31,975	$49,125
Restricted cash (note 4)	305	667
Other receivables	277	315
Prepaid expenses and other (note 9, 13)	28,959	908
Total current assets	61,516	51,015
Property and equipment (note 6)	5,036	6,424
Right-of-use assets (note 8)	2,706	2,918
Other assets	37	37
Total assets	$69,295	$60,394
Liabilities, Temporary Equity and Shareholders’ Deficiency
Current liabilities:
Accounts payable and accrued liabilities (note 7)	$4,907	$5,133
Lease liabilities (note 8)	390	454
SIF contribution liability (note 11)	87,417	28,369
SAFE liabilities (note 12)	51,717	40,837
SAFE liabilities – related parties (note 12)	4,436	3,503
PIPE subscription obligation (note 13)	21,976	—
Total current liabilities	170,843	78,296
Lease liabilities (note 8)	3,875	4,233
Share-based compensation (note 16)	22,477	15,545
SAFE Warrants (note 12)	15,467	13,171
Total liabilities	212,662	111,245
Temporary equity:
Redeemable convertible preferred shares, 780,000,000 preferred shares authorized, 189,817,561 issued and outstanding (2025 – 189,817,561) (note 14)	122,953	122,953
Redeemable common shares, unlimited non-voting shares authorized, 3,500,000 issued and outstanding (2025 – nil) (note 13,15)	26,306	—
Shareholders’ deficiency:
Common shares, unlimited voting and non-voting shares authorized without par value, 13,324,608 shares issued and outstanding (2025 – 13,290,803) (note 15)	146,609	146,525
Additional paid-in capital	18,586	18,327
Accumulated other comprehensive loss	(3,365)	(6,704)
Accumulated deficit	(454,456)	(331,952)
Total shareholders’ deficiency	(292,626)	(173,804)
Total liabilities, temporary equity, and shareholders’ deficiency	$69,295	$60,394
Subsequent events (notes 1, 2, 5, 12, 16 and 24)
The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GENERAL FUSION INC.
Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(Expressed in thousands of U.S. dollars, except share and per share data)
		Three months ended June 30,		Six months ended June 30,
	Note	2026	2025	2026	2025
Operating costs
Research and development	19	$6,432	$3,676	$12,215	$9,331
Business development, marketing, communications, and government relations	20	1,405	713	2,334	1,573
General and administrative	21	6,362	1,739	11,840	3,879
Depreciation and amortization	6, 8	878	711	1,722	1,509
Government assistance	5	—	(801)	—	(5,921)
Operating loss		15,077	6,038	28,111	10,371
Other Expense (Income)
Interest expense(1)	10	22	469	24	925
Interest income and other income		(315)	(64)	(694)	(133)
Financing costs		2	—	26	—
Foreign exchange gain		(609)	(411)	(1,298)	(1,017)
Loss (gain) on revaluation of convertible notes(2)	10	—	(1,051)	—	508
Loss (gain) on revaluation of SIF contribution liabilities	11	53,589	(959)	58,042	(944)
Loss on revaluation of SAFE liabilities	12	7,775	—	16,242	—
Loss on revaluation of PIPE subscription obligation	13	8,151	—	22,051	—
Net loss for the period		$83,692	$4,022	$122,504	$9,710
Other comprehensive (income) loss
Foreign currency translation		(2,453)	2,517	(3,339)	3,206
Change in fair value of convertible notes attributable to changes in credit risk		—	9	—	(57)
Total other comprehensive (income) loss for the period		(2,453)	2,526	(3,339)	3,149
Total comprehensive loss for the period		$81,239	$6,548	$119,165	$12,859
Net loss per share – basic and diluted	23	$5.80	$3.05	$8.49	$8.66
Weighted average number of common shares outstanding – basic and diluted(3)	23	14,440,768	1,317,732	14,435,062	1,317,220

(1)
Of the interest expense for the three month and six month periods ended June 30, 2025, $436 and $855 is attributable to related parties, respectively.

(2)
Of the loss (gain) on the revaluation of convertible notes for the three month and six month periods ended June 30, 2025, ($989) and $478 is attributable to related parties, respectively.

(3)
The weighted average shares outstanding for the three month and six month period ended June 30, 2025, has been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 14 for details.

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GENERAL FUSION INC.
Interim Condensed Consolidated Statements of Changes in Temporary Equity and Shareholders’ Deficiency (Unaudited)
(Expressed in thousands of U.S. dollars, except share amounts)
	Six months ended June 30, 2026
	Redeemable convertible preferred shares		Class B common shares		Class A common shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	Number	Amount	Number	Amount	Number	Amount
Balance, December 31, 2025	189,817,561	$122,953	—	—	13,290,803	$146,525	$18,327	$(331,952)	$(6,704)	$(173,804)
Exercise of common share options	—	—	—	—	15,616	42	(42)	—	—	—
Issuance of common shares	—	—	3,500,000	26,306	—	—	—	—	—	—
Share-based compensation (note 16)	—	—	—	—	—	—	105	—	—	105
Net and comprehensive loss for the period	—	—	—	—	—	—		(38,812)	886	(37,926)
Balance, March 31, 2026	189,817,561	$122,953	3,500,000	$26,306	13,306,419	$146,567	$18,390	$(370,764)	$(5,818)	$(211,625)
Exercise of common share options	—	—	—	—	18,189	42	(28)	—	—	14
Share-based compensation (note 16)	—	—	—	—	—	—	224	—	—	224
Net and comprehensive loss for the period	—	—	—	—	—	—	—	(83,692)	2,453	(81,239)
Balance, June 30, 2026	189,817,561	$122,953	3,500,000	$26,306	13,324,608	$146,609	$18,586	$(454,456)	$(3,365)	$(292,626)

(1)
As detailed in note 13, the 3,500,000 Class B common shares issued in connection with the January Private Investment in Public Equity subscription agreements do not meet the criteria to be classified as permanent equity and are classified as temporary equity within the interim condensed consolidated balance sheets.

	Six months ended June 30, 2025
	Redeemable convertible preferred shares		Class B common shares		Class A common shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	Number	Amount	Number	Amount	Number	Amount
Balance, December 31, 2024	18,082,742	$245,121	—	—	1,316,702	$2,407	$15,920	$(298,566)	$(3,849)	$(284,088)
Share-based compensation (note 16)	—	—	—	—	—	—	285	—	—	285
F1 preferred shares deemed dividend	—	1,694	—	—	—	—	—	(1,694)	—	(1,694)
Net and comprehensive loss for the period	—	—	—	—	—	—	—	(5,688)	(623)	(6,311)
Balance, March 31, 2025	18,082,742	$246,815	—	—	1,316,702	$2,407	$16,205	$(305,948)	$(4,472)	$(291,808)
Exercise of common share options	—	—	—	—	2,190	6	(4)	—	—	2
Share-based compensation (note 16)	—	—	—	—	—	—	233	—	—	233
Net and comprehensive loss for the period	—	—	—	—	—	—	—	(4,022)	(2,526)	(6,548)
Balance, June 30, 2025	18,082,742	$246,815	—	$—	1,318,892	$2,413	$16,434	$(309,971)	$(6,998)	$(298,122)

(2)
Prior year share amounts have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 14 for details

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GENERAL FUSION INC.
Interim Condensed Consolidated Statements of Cash Flows (Unaudited)
(Expressed in thousands of U.S. dollars)
	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss for the period	$(122,504)	$(9,710)
Adjustments:
Depreciation and amortization	1,722	1,509
Share-based compensation	7,940	1,100
Interest on convertible notes (note 10)	—	909
Loss on revaluation of convertible notes (note 10)	—	508
Loss (gain) on revaluation of SIF contribution liabilities (note 11)	58,042	(954)
Loss on revaluation of SAFE liabilities (note 12)	16,242	—
Loss on revaluation of PIPE subscription obligation (note 13)	22,051	—
Unrealized foreign exchange gain	(1,008)	(1,030)
Changes in operating assets and liabilities:
Other receivables	30	135
Prepaid expenses and other	(3,273)	245
Accounts payable and accrued liabilities	(140)	803
Lease liabilities and right of use assets	(257)	(59)
	(21,155)	(6,544)
Investing activities:
Additions to property and equipment	(392)	(157)
	(392)	(157)
Financing activities:
Proceeds from issuance of SIF Warrants (note 11)	3,624	4,570
Proceeds from issuance of SAFE liabilities (note 12)	200	—
Proceeds from issuance of common shares (note 13)	350	—
Proceeds from exercise of stock options	4	2
	4,178	4,572
Effect of foreign exchange rates on cash and cash equivalents	(143)	322
Decrease in cash and cash equivalents, and restricted cash	(17,512)	(1,807)
Cash and cash equivalents, and restricted cash, beginning of period	49,792	6,561
Cash and cash equivalents, and restricted cash, end of period	$32,280	$4,754
The accompanying notes are an integral part of these interim condensed consolidated financial statements.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
1.   Nature of business:
General Fusion Inc., located in British Columbia, Canada, was incorporated under the Company Act of British Columbia on April 16, 2002, and amalgamated under the British Columbia Business Corporations Act with Fusion Energy Ventures Ltd. as one company under the name General Fusion Inc. on January 1, 2023. General Fusion Inc. and its subsidiary companies (collectively, the “Company”) principal business is the research, development and future commercialization of fusion energy through its Magnetized Target Fusion approach.
Business Combination
In January 2026, the Company entered into a Business Combination Agreement (“BCA”) with Spring Valley Acquisition Corp. III (“SVIII”) a publicly traded special purpose acquisition company (“SPAC”) listed on the Nasdaq, and 1573562 B.C. Ltd., a British Columbia limited company and a wholly-owned direct subsidiary of SVIII (“NewCo”), pursuant to which the parties thereto would consummate a business combination. Subject to its terms and conditions, the BCA provides, among other things, NewCo will amalgamate with and into General Fusion Inc. (the “Amalgamation”) to form one corporate entity and NewCo will survive the Amalgamation as “General Fusion Inc.” becoming a wholly-owned subsidiary of SVIII through the business combination process. SVIII transferred by way of continuation and deregistration from the Cayman Islands to the Province of British Columbia and become General Fusion Group Ltd. (“New General Fusion” or “General Fusion Group Ltd.”). Refer to note 24 for additional details regarding the completed BCA.
The BCA closed on July 10, 2026, subsequent to the period covered by these financial statements. Accordingly, these financial statements reflect the financial position, results of operations, and cash flows of the Company as of and for the periods presented and do not give effect to the business combination.
The BCA will be accounted for as a reverse recapitalization in accordance with U.S. GAAP, with the Company identified as the accounting acquirer. Under this method of accounting, SVIII is treated as the acquired company for financial reporting purposes, and the BCA is treated as the equivalent of the Company issuing shares for the net assets of SVIII, accompanied by a recapitalization. Accordingly, the consolidated financial statements of New General Fusion for periods following the closing will represent a continuation of the financial statements of the Company, with the net assets of SVIII recorded at historical cost and no goodwill or other intangible assets recognized.
On July 13, 2026, General Fusion Group Ltd. Subordinate Voting Shares and warrants began trading on the Nasdaq under the symbols “GFUZ” and “GFUZW”, respectively.
2.   Basis of presentation and liquidity:
These unaudited interim condensed consolidated financial statements (“Interim Financial Statements”) include the accounts of General Fusion Inc. and its wholly owned subsidiaries General Fusion Corp., incorporated in the state of Delaware in the United States, General Fusion (UK) Limited, incorporated in the United Kingdom, General Fusion Technologies Inc., incorporated in British Columbia, and 1410498 B.C. Ltd., incorporated in British Columbia. (collectively, the “Company” or “we”). All intercompany accounts and transactions have been eliminated upon consolidation.
The Interim Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). They do not include all the information required for a complete set of financial statements prepared in accordance with U.S. GAAP and should be read in conjunction with the annual consolidated financial statements (“Annual Financial

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
2.   Basis of presentation and liquidity: (continued)
Statements”) of the Company for the year ended December 31, 2025. The condensed consolidated balance sheet data as of December 31, 2025 was derived from the Company’s audited consolidated financial statements for the year ended December 31, 2025 but does not include all disclosures required by U.S. GAAP.
The Interim Financial Statements are unaudited, but in management’s opinion, reflects all normal recurring adjustments that are necessary to fairly present the information set forth herein. The results of operations for the three and six month periods ended June 30, 2026 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2026. Selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the last Annual Financial Statements as at and for the year ended December 31, 2025.
These Interim Financial Statements of the Company have been presented in US dollars (“$” or “USD”), except as disclosed otherwise. Certain disclosures include amounts presented in Canadian dollars (“CAD”).
Liquidity
The accompanying Interim Financial Statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business for the 12 months from the issuance of these Interim Financial Statements.
The Company has historically experienced recurring losses from operations and incurred an accumulated deficit of $454,456 through June 30, 2026 (2025 — $331,952). As of June 30, 2026, the Company had cash and cash equivalents of $31,975 and a working capital deficit (current assets less current liabilities) of $109,326 compared to cash and cash equivalents of $49,125 and a working capital deficit of $27,281 as of December 31, 2025. For the six month periods ended June 30, 2026 and 2025, the Company incurred a net loss of $122,504 and $9,710, respectively, and cash flows used in operating activities of $21,155 and $6,544, respectively.
In connection with the January 2026 BCA, the Company entered into securities purchase agreements for a Private Investment in Public Equity (“PIPE”) financing for total gross proceeds of $107,675. Receipt of the proceeds was contingent on the closing of the BCA, which occurred on July 10, 2026, subsequent to the period end.
On July 10, 2026, the Company consummated its business combination agreement with SVIII. Concurrently with the closing, the PIPE financing closed, and the Company received net proceeds of $104,375, reflecting gross proceeds of $107,675 less certain transaction costs. In addition, after the payment of certain transaction costs at closing, approximately $19,000 was transferred to New General Fusion, consisting of the net balance of SVIII’s trust account and funds remaining in SVIII’s operating account. In connection with the closing of the BCA, the SAFE liabilities were settled through conversion into equity of the Company immediately prior to BCA consummation, and the PIPE subscription obligation was settled through the issuance of redeemable preferred shares and warrants; neither of which required the use of cash. The settlement of the SAFE liabilities and the PIPE subscription obligation, together with the proceeds received in connection with the BCA, substantially improved our working capital position. Further, as described in note 11, the Company does not expect that the SIF contribution liability will require settlement in cash. As a result, the Company expects that its existing cash resources, together with the cash received in connection with the BCA, will provide sufficient funds to carry out its planned operations for at least one year from the date these consolidated financial statements are issued.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
2.   Basis of presentation and liquidity: (continued)
The Company does not currently generate revenue and has historically financed its operations through equity financing, debt and government assistance. Management expects that operating losses and negative cash flows from operations will continue in the foreseeable future. Our continuation as a going concern for a period beyond those 12 months will be dependent upon our ability to obtain adequate additional financing, as our operations are capital intensive and future capital expenditures are expected to be substantial.
These Interim Financial Statements were authorized for issuance by the Board of Directors of the Company on September 4, 2026.
3.   Significant accounting policies:
(a)   Use of estimates:
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and reported amounts of expenses during the period. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates include the valuation of the Company’s common shares, share-based compensation, convertible notes, SIF contribution liabilities, SAFE liabilities, PIPE subscription liabilities, warrants and certain accruals. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.
(b)
Recently issued and newly adopted accounting pronouncements:

(i)
Accounting pronouncements not yet adopted:

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, Income Statement — Reporting Comprehensive Income: Expense Disaggregation Disclosures (subtopic 220-40): Disaggregation of Income Statement Expenses, which includes amendments to require the disclosure of certain specific costs and expenses that are included in a relevant expense caption on the face of the income statement. Specific costs and expenses that would be required to be disclosed include: purchases of inventory, employee compensation, depreciation and intangible asset amortization. Additionally, a qualitative description of other items is required, equal to the difference between the relevant expense caption and the separately disclosed specific costs. This ASU is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, and are applied either prospectively or retrospectively at the option of the Company. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
3.   Significant accounting policies: (continued)
In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832):    Accounting for Government Grants Received by Business Entities. This update establishes authoritative guidance on the accounting for government grants received by business entities. The standard is effective for our annual and interim reporting periods beginning in 2029, with early adoption permitted. The standard may be applied using a modified prospective, modified retrospective or full retrospective transition approach. We are currently evaluating the timing and method of adoption and assessing the impact of this ASU on our financial statements and disclosures.
4.   Cash and cash equivalents and restricted cash:
The following table is a reconciliation of cash and cash equivalents, and restricted cash reported in the consolidated balance sheets to the consolidated statements of cash flows.
	June 30, 2026	December 31, 2025
Cash and cash equivalents	$31,975	$49,125
Restricted cash	305	667
Total cash and cash equivalents, and restricted cash shown on the statements of cash flows	$32,280	$49,792
As of June 30, 2026, $305 in deposits served as collateral for the Company’s lease obligations and credit card facilities (2025 — $316). As of December 31, 2025, $351 of gross proceeds from the issuance of SAFE liabilities was held in a third-party trust account and recognized by the Company as restricted cash. The proceeds were released from the trust during the six months ended June 30, 2026.
5.   Government assistance:
The following table contains a summary of government assistance recorded in the statement of operations.
	SIF(a)	Other	Total
Government assistance for the three months ended June 30, 2026	$—	$—	$—
Government assistance for the three months ended June 30, 2025	$801	$—	$—
Government assistance for the six months ended June 30, 2026	$—	$—	$—
Government assistance for the six months ended June 30, 2025	$5,907	$14	$5,921

(a)   Government of Canada Strategic Response Fund (“SRF” or “SIF”):
The Company entered into a contribution agreement with the SIF in 2019, which was subsequently amended in 2020, 2023, and January 2025 (as amended, the “SIF Contribution Agreement”), to fund a portion of certain eligible research and development expenditures. The January 2025 amendment extended the project completion date from June 30, 2024 to April 30, 2025, increased total allowable eligible costs from CAD 132,318 ($93,100) to CAD 138,550 ($97,500), and increased the contribution ratio from 41.02% to 50.0%.
As consideration for contributions received under the SIF Contribution Agreement, the Company is obligated to issue Class B non-voting common share purchase warrants (the “SIF Warrants”).

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
5.   Government assistance: (continued)
Pursuant to the SIF Contribution Agreement, the SIF Warrants are issued annually within thirty days of March 31st. The number of SIF Warrants to be issued annually is based on a formula incorporating the Company’s most recent arm’s length qualified share issuance price, as defined in the SIF Contribution Agreement. The SIF Warrants are exercisable immediately upon issuance at a $nil exercise price per share.
In March 2026, the Company and SIF finalized a further amendment to the SIF Contribution Agreement (the “Amended and Restated SIF Contribution Agreement”), which extended the project completion date to March 31, 2026, and increased total allowable eligible costs from CAD 138,550 ($97,500) to CAD 148,550 ($104,550). As a result, total available funding to the Company increased by CAD $5.0 million (approximately $3.6 million). The project completion date represents the last date on which the Company may incur eligible costs under the agreement. The Amended and Restated SIF Contribution Agreement will expire five years after the project completion date (the “Term”), and certain of SIF’s contractual rights under the agreement will survive for an additional three years beyond the Term.
The Amended and Restated SIF Contribution Agreement governs the arrangement on a go-forward basis; SIF Warrants issued prior to the amendment remain outstanding on their existing terms.
As consideration for the additional funding of CAD 5,000 (approximately $3,600) available to the Company under the Amended and Restated SIF Contribution Agreement, the Company agreed to issue Class B1 Preferred Shares warrants at a purchase price of $1.587 per warrant (the “Class B1 Warrants”). For each Class B1 warrant issued, the Company will also issue 12.542 Class B3 Preferred Shares warrants (the “Class B3 Warrants” and, together with the Class B1 Warrants, the “Preferred Share Warrants”). The Preferred Share Warrants are exercisable into Class B1 Preferred Shares and Class B3 Preferred Shares, respectively, for no additional consideration.
Under the terms of the Amended and Restated Contribution Agreement, the Company is subject to specific default clauses that could result in the Company being required to pay all or a portion of funding received under the agreement. As the resolution of certain default clauses is not solely within the Company’s control, the SIF Warrants and Preferred Share Warrants issued as part of the arrangement do not qualify for equity classification and are classified as liabilities in accordance with ASC 480, Distinguishing Liabilities from Equity.
Funds received under the agreement are recognized as a financial liability recorded at fair value and as government assistance. The portion of those funds related to the financial liability is equal to the fair value warrant liability when the cash is received and the remaining cash received is considered to be government assistance. The fair value of the financial liability is estimated using the Probability Weighted Expected Return Model (“PWERM”) that takes into account the value of the SIF Warrants and Preferred Share Warrants that is based on the underlying securities and the amount that would have to be repaid in the event of a default, including the probability of default. The financial liability is remeasured to is estimated fair value at each financial reporting date. Refer to note 11 for details on initial and subsequent measurement of the SIF contribution liability.
During the three and six months ended June 30, 2026, the Company exercised its contractual right to receive funding under the Amended and Restated SIF Contribution Agreement and received $3,624 (CAD 5,000), resulting in the issuance of 2,283,169 Class B1 Warrants and 28,635,504 Class B3 Warrants. As of June 30, 2026, SIF was considered a related party of the Company due to their representation on the Company’s Board of Directors.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
5.   Government assistance: (continued)
As a result of funding received under the SIF Contribution Agreement during the three and six month periods ended June 30, 2026, $nil government assistance was recognized, as the funding received was fully attributed to the estimated fair value of the warrant consideration (three and six month periods ended June 30, 2025 — $801 and $5,921, respectively).
The cumulative amount contributed by SIF as of June 30, 2026 was $55,123 (CAD 74,275), with $51,499 (CAD 69,275) as of December 31, 2025.
The SIF Warrants and Preferred Share Warrants expire immediately prior to the occurrence of certain triggering events as defined in the SIF Contribution Agreement, which includes (a) sale, merger, amalgamation of the Company which results in current shareholders not owning a majority of the voting control; (b) sale of substantially all assets; or (c) public listing (each, a ‘Triggering Event’). Notwithstanding such expiry, if the consideration paid to the Company in connection with a Triggering Event is in the form of shares, the holder of the SIF Warrants and SIF Preferred Share Warrants is entitled to receive securities of the same class and type, and on the same terms and conditions, as those issued to other holders of the same class securities.
Subsequent to June 30, 2026, on July 10, 2026, with the closing of the BCA, all outstanding SIF Warrants and Preferred Share Warrants were exchanged for warrants to purchase Subordinate Voting Shares of General Fusion Group Ltd. at the exchange ratio prescribed in the BCA.
6.   Property and equipment:
Property and equipment consisted of the following:
	June 30, 2026	December 31, 2025
Machinery and equipment	$2,395	$2,200
Computers, software and hardware	2,829	2,817
Leasehold improvements	11,502	11,935
	16,726	16,952
Accumulated depreciation and amortization	(11,690)	(10,528)
Property and equipment, net	$5,036	$6,424
Depreciation and amortization expense related to property and equipment for the three and six months ended June 30, 2026, was $815 and $1,599 (2025 — $654 and $1,330), respectively.
7.   Accounts payable and accrued liabilities:
The principal components of accounts payable and accrued liabilities are as follows:
	June 30, 2026	December 31, 2025
Accounts payable	$1,241	$1,561
Accrued payroll liabilities	1,445	1,949
Other accrued liabilities	2,221	1,623
	$4,907	$5,133

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
8.   Leases:
Lease balances consisted of the following:
	June 30, 2026	December 31, 2025
Right-of-use assets	$2,706	$2,918
Lease liabilities, current	$390	$454
Lease liabilities, non-current	3,875	4,233
Total operating lease liabilities	$4,265	$4,687
The Company leases its office and lab facilities and certain office equipment under non-cancellable operating leases with various lease terms. As of June 30, 2026, non-cancellable leases expire at the end of 2032.
As of June 30, 2026, the weighted average remaining lease term is 6.5 years (2025 — 7.0 years).
As the implicit rate is not available to the Company, it determined its incremental borrowing rate and used this as the discount rate for its lease calculations. The incremental borrowing rate is based on the Company’s borrowing rate and adjusted for payment structure, the securitized nature of the lease, the term of the lease and the economic environment of the lease. As of June 30, 2026, the weighted average discount rate was 11.35% (December 31, 2025 — 11.35%).
Maturities of operating lease liabilities were as follows as of June 30, 2026:
Fiscal year ending:
2026	$413
2027	838
2028	947
2029	947
Thereafter	2,841
Future minimum payments	5,986
Impact of discounting	(1,721)
Total	$4,265
9.   Prepaid expenses and other:
Prepaid expenses and other consisted of the following:
	June 30, 2026	December 31, 2025
Deferred transaction costs	$27,925	$—
Other prepaid expenses	880	901
Deposits	154	7
Total prepaid expenses and other	$28,959	$908
Of the $27,925 deferred transaction costs, $25,956 relates to the estimated fair value of the 3,500,000 non-voting Class B common issued in January 2026 (refer to note 13). The remaining deferred transaction costs relates to legal and advisory costs directly attributable to the BCA.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
10.   Convertible notes:
In July 2024, the Company issued convertible promissory notes (the “Convertible Notes”) with an aggregate principal amount of $15,800, bearing simple interest at 12% per annum. The Convertible Notes were originally scheduled to mature on July 16, 2025. All accrued interest is payable in kind and converts into equity along with the principal amount upon conversion of the Convertible Notes. In July 2025, the maturity date was amended to August 8, 2025.
In August 2025, the Company completed a financing structured as a rights offering (the “Rights Offering”). Concurrent with the closing, the Company issued 14,955,023 Series 2 Class B redeemable convertible preferred shares at a 25% discount to the Series 1 Class B redeemable convertible preferred shares price to settle the Convertible Notes outstanding principal and accrued interest of $17,800. Of the 14,955,023 Series 2 Class B redeemable convertible preferred shares issued, 14,068,229 were issued to settle outstanding principal and accrued interest of $16,744 held by related parties of the Company. The debt holders are considered related parties of the Company due to their representation on the Company’s Board of Directors.
The estimated fair value of the Convertible Notes at settlement was based on the fair value of the 14,955,023 Series 2 Class B redeemable convertible preferred shares that the notes were exchanged for at maturity.
The following table summarizes activity for the six month period ended June 30, 2025:
Convertible Notes Continuity	Total
Balance, January 1, 2025	$21,412
Accrued interest	909
Gain on the change in fair value of Convertible Notes	508
Change in fair value attributable to changes in credit risk	(57)
Foreign currency translation adjustment	1,137
Balance, June 30, 2025	$23,909
11.   SIF contribution liability:
The Amended and Restated SIF Contribution Agreement defines the issuance of the SIF Warrants and Preferred Share Warrants as repayment for funding received under the arrangement; however, an event of default could require the Company to make repayment in the form of SIF Warrants or Preferred Share Warrants, cash or a combination thereof. Accordingly, the SIF contribution liability includes the estimated the fair values of each of the distinct repayment options.
A summary of the Company’s SIF contribution liability amount is as follows:
	Warrant obligation	Funding liability	Total
Balance, January 1, 2025	$1,553	$14,128	$15,681
SIF Warrant obligation	4,570	—	4,570
Issuance of SIF Warrants	(5,494)	5,494	—
Change in fair value	548	6,773	7,321
Foreign currency translation	180	617	797
Balance, December 31, 2025	1,357	27,012	28,369

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
11.   SIF contribution liability: (continued)
	Warrant obligation	Funding liability	Total
SIF Warrant obligation	3,624	—	3,624
Issuance of SIF Warrants	(5,008)	5,008	—
Change in fair value	184	57,858	58,042
Foreign currency translation	(157)	(2,461)	(2,618)
Balance, June 30, 2026	$—	$87,417	$87,417

As a result of funding received under the Amended and Restated SIF Contribution Agreement during the three and six months ended June 30, 2026, the Company recognized a financial liability to SIF of $45,141, measured at the fair value of the associated warrant consideration. The excess of the fair value of the liability over the proceeds received was recognized as a loss on initial recognition and is presented within the loss on revaluation of the SIF contribution liability within the statement of operations.
The fair value of the SIF contribution liability includes the funding liability and warrant obligation. The funding liability represents the fair value of the issued SIF Warrants, Preferred Share Warrants and the contingent obligation to repay contributions in cash upon an event of default (the “Contingent Repayment Obligation”). Amounts reported as warrant obligation represent the value for contributions received, for which SIF Warrants have yet to be issued. The fair value of the funding liability was estimated using the PWERM, which accounts for the complexity of the dual-settlement nature of the arrangement by assigning probabilities to discrete future outcomes.
The valuation considers two settlement alternatives:
•
Warrant Settlement Scenario:   This scenario assumes the Company satisfies its obligation through the issuance of warrants based on the defined terms of the Amended and Restated SIF Contribution Agreement.

•
Cash Repayment Scenario:   This scenario assumes a trigger event that necessitates a cash repayment of the funding received.

As of June 30, 2026 and December 31, 2025, management has judged it highly likely that the obligation will be settled through the issuance of SIF Warrants and SIF Preferred Share Warrants rather than cash repayment. This judgment is based on the Company’s compliance with the SIF Contribution Agreement, including but not limited to, quarterly and annual compliance reporting to SIF, which includes details of expenditures incurred under the arrangement on a disaggregated level as well as underlying support documents. The reports are reviewed by SIF on a quarterly basis. Consequently, the PWERM reflects a significantly higher probability weighting toward the warrant settlement scenario.
As of June 30, 2026, the estimated fair value of the Contingent Repayment Obligation was $131 with the remaining fair value of the funding liability attributable to the issued SIF Warrants and Preferred Share Warrants (December 31, 2025 — $102). As of June 30, 2026, in determining the fair value of the funding liability, the Company judged the probability of cash repayment to be 1% with the remaining probability allocated to repayment via SIF Warrants and SIF Preferred Share Warrants (December 31, 2025 — 1%).
The value of the Contingent Repayment Obligation that is subject to the PWERM valuation is estimated using a discounted cash flow model. The assumptions used within the discounted cash flow model for the June 30, 2026 and December 31, 2025 valuations are set forth in the table below.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
11.   SIF contribution liability: (continued)
	June 30, 2026	December 31, 2025
Amount funded (CAD)	$74,275	$69,275
Market debt recovery rate	14 – 28%	14 – 28%
Risk-adjusted discount rate	13 – 20%	13 – 20%
As of June 30, 2026, the fair value of the SIF contribution liability was estimated using the common share value of $1.65 (December 31, 2025 — $1.28).
Sensitivities for key assumptions were as follows:
•
with other variables unchanged, an increase or decrease in the estimated common share price of 20% would result in an increase decrease in the fair value of the SIF contribution liability by approximately $17.5 million or ($17.5 million), respectively;

•
with other variables unchanged, an increase the estimated probability of cash repayment of amounts received under the SIF contribution liability from 1% to 5% with a corresponding decrease in the probability repayment via SIF Warrants would result in a decrease in the estimated fair value of the liability of approximately $4.2 million.

A summary of the SIF Warrants and Preferred Share Warrants issued and outstanding is as follows:
	Number	Exercise Price
Warrants outstanding December 31, 2024	15,191,077	$—
Issuance of SIF Warrants	5,918,058	—
Warrants outstanding December 31, 2025	21,109,135	$—
Issuance of SIF Warrants	1,048,211	—
Preferred Share Warrants	30,918,673	—
Warrants outstanding, June 30, 2026	53,076,019	$—
The SIF Warrants were not subject to the August 2025 reverse share split. Refer to note 14.
12.   SAFE liabilities:
The Company issued Simple Agreements for Future Equity (“SAFEs”) to several investors for aggregate gross proceeds of $44,507. Of the total proceeds, $44,307 was received during the year ended December 31, 2025 and $200 was received in January 2026. As part of the total proceeds received on the issuance of the SAFEs, $350 of proceeds related to the issuance 11,056,430 Class A common share warrants (“SAFE Warrants”).
The Company received $3,500 in gross proceeds from related parties in connection with the issuance of SAFEs, of which $28 was attributable to the issuance of 876,646 SAFE Warrants. The investors are considered related parties of the Company due to their representation on the Company’s Board of Directors.
The Company also received nominal cash proceeds of $112 in exchange for the SAFE Warrants issued as consideration for the finders’ fees.
Under the SAFEs, investors provide upfront cash in exchange for the right to receive future shares upon the occurrence of specified events. Upon the earlier of a qualifying equity financing or a liquidity

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
12.   SAFE liabilities: (continued)
event, the SAFEs shall convert or settle according to their contractual terms. A qualifying equity financing is sale of preferred shares of the Company in a transaction or series of transactions resulting in gross proceeds of not less than $100,000 (“Qualifying Equity Financing”), and a liquidity event is defined as an initial public offering (“IPO”), SPAC merger, direct listing or a change of control (“Liquidity Event”). In a Qualifying Equity Financing, the SAFEs shall convert into equity of the Company at the price per share equal to the lower of:
(a)
a 25% discount to the price per share at which the preferred shares of the Company are sold for cash proceeds in such Qualifying Equity Financing or,

(b)
the valuation cap defined as $500,000 plus the amount raised under the SAFE (“Valuation Cap”) divided by the Company’s fully diluted number of shares, as determined on a post-money basis.

In the event of an IPO, direct listing, or SPAC merger, each SAFE converts into a number of common shares equal to the purchase amount divided by the liquidity price, which is the lower of
(a)
a 25% discount to the price per share at which common shares are sold in a Liquidity Event, or,

(b)
the valuation cap divided by the Company’s fully diluted number of shares on an as converted basis immediately prior to the Liquidity Event.

The SAFEs are considered freestanding financial instruments as they are legally detachable and separately exercisable from other instruments. While the SAFEs do not meet the definition of a liability under ASC 480, Distinguishing Liabilities from Equity, the Company determined they do not qualify for equity classification under ASC 815, Derivatives and Hedging as the SAFEs fail the indexation criteria under ASC 815-40 as the number of shares to be issued upon settlement is variable. Furthermore, the SAFEs contain provisions requiring cash settlement upon a change of control. As a change of control is an event deemed to be outside the Company’s control, equity classification is precluded under ASC 815-40-25. Accordingly, the SAFEs are classified as liabilities within the consolidated balance sheets and are measured to fair value at each financial reporting date with changes in fair value recognized in loss on the revaluation of SAFE liabilities within other expense (income) in the consolidated statement of operations. Upon settlement of the SAFEs into preferred or common shares of the Company, the carrying amount of the SAFE liability will be reclassified to equity at the fair value of the shares issued.
The SAFE Warrants issued in connection with the SAFEs are classified as freestanding financial instruments. The Company determined that these warrants do not qualify for equity classification under ASC 815, Derivatives and Hedging, and must be accounted for as derivative liabilities. The SAFE Warrants fail the indexed to the Company’s own stock criteria under ASC 815-40-15. Specifically, the exercise price of the SAFE Warrants is denominated in U.S. dollars, whereas the Company’s functional currency is the Canadian dollar. Accordingly, the SAFE Warrants are classified as liabilities within the Interim Condensed Consolidated Balance Sheets and are measured at fair value at each reporting period with changes in fair value recognized in within other expense (income) in the consolidated statement of operations.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
12.   SAFE liabilities: (continued)
A summary of the Company’s SAFE liabilities balances is as follows:
	SAFEs	SAFE Warrants	Total
Balance, January 1, 2025	$—	$—	$—
Initial recognition	38,206	6,101	44,307
Finders’ fees SAFE Warrants	—	2,000	2,000
Change in fair value	5,084	5,049	10,133
Foreign currency translation	1,050	21	1,071
Balance, December 31, 2025	$44,340	$13,171	$57,511
Issuance	172	28	200
Change in fair value	13,898	2,344	16,242
Foreign currency translation	(2,257)	(76)	(2,333)
Balance, June 30, 2026	$56,153	$15,467	$71,620
The fair value of the SAFEs was estimated using a PWERM, which incorporated assumptions regarding the timing and probability of four mutually exclusive scenarios: SPAC conversion, IPO conversion, change of control event, and dissolution. The values for the respective scenarios that are subject to the PWERM valuation are as follows:
•
SPAC Transaction:   The value is derived from the estimated total equity value of the Company upon the projected completion of a de-SPAC transaction.

•
IPO and Change of Control:   These scenarios are modeled based on the implied equity value from the actual SAFE financing, incorporating both the time-value of money (discounting) and the contractual conversion discount. Furthermore, the IPO scenario accounts for the upside potential triggered by the adjusted valuation cap, which is calculated based on the aggregate SAFE proceeds.

•
Dissolution:   The value in the dissolution scenario is assumed to be $nil.

Subsequent to June 30, 2026, the closing of the BCA on July 10, 2026 constituted a Liquidity Event under the terms of the SAFEs, and immediately prior to the consummation of the BCA, all outstanding SAFEs were converted into 34,425,136 common shares of the Company. Upon closing, those common shares were exchanged for Subordinate Voting Shares of New General Fusion at the exchange ratio prescribed in the BCA, resulting in 5,887,331 Subordinate Voting Shares of New General Fusion being issued to the former SAFE holders. In addition, the SAFE Warrants were exchanged for 2,538,601 Subordinate Voting Share warrants of New General Fusion, with the exercise price correspondingly adjusted to reflect the exchange ratio.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
12.   SAFE liabilities: (continued)
The significant assumptions used in the June 30, 2026 and December 31, 2025 valuations of the SAFEs are set forth in the table below.
	June 30, 2026	December 31, 2025
SPAC probability	96%	91%
IPO probability	1.3%	3%
Change of control probability	1.3%	3%
Dissolution	1.3%	3%
Estimated time to conversion event (years)	0.10	0.75
The assumptions used to estimate the fair value of the SAFE Warrants issued are set forth in the table below:
	June 30, 2026	December 31, 2025
Fair value of common shares	$1.65	$1.28
Exercise price	1.975	1.997
Expected term	2.4 years	2.9 years
Expected volatility	120%	135%
Risk-free interest rate	4.06%	3.49%
Expected dividend	$—	$—
During the six months ended June 30, 2026, an anti-dilution adjustment under the terms of the SAFE Warrants was triggered, resulting in the exercise price being adjusted from $1.9968 to $1.9749 per share and a corresponding increase in the number of shares issuable upon exercise. The impact of the adjustment is reflected in the fair value of the SAFE Warrants as of June 30, 2026.
Sensitivities for key assumptions were as follows:
•
With other variables unchanged, an increase or decrease in the probability of the Company closing a SPAC transaction by 3% would result in an increase (decrease) in the estimated fair value of the SAFEs of $1.5 million or ($1.5 million), respectively;

•
With other variables unchanged, an increase or decrease in the estimated common share price by 20% would result in an increase (decrease) in the fair value of the SAFE Warrants by approximately $4.0 million or ($3.9 million), respectively;

•
With other variables unchanged, an increase or decrease in the estimated volatility rate by 20% would result in an increase (decrease) in the fair value of the SAFE Warrants by approximately $2.2 million or ($2.7 million), respectively;

13.   PIPE subscription obligation:
In connection with the proposed BCA, the Company along with SVIII entered into securities purchase agreements for a PIPE financing with several investors for total gross proceeds of $107,675, with the proceeds contingent on the closing of the BCA. Pursuant to the PIPE financing, investors have agreed, among other things, to purchase an aggregate of 10,556,367 units of the Company at a price of $10.20 per unit, each unit comprising (1) one convertible preferred share of the Company and (2) one warrant exercisable for a common share at a price of $12.00 per share, to be consummated on the closing date. Additionally, the

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
13.   PIPE subscription obligation: (continued)
lead PIPE investor funded $350 at the time of commitment in January 2026 in exchange for 3,500,000 non-voting Class B common shares of the Company as part of their overall lead investment terms (the “Commitment Shares”). The non-voting Class B common shares will convert into New General Fusion Subordinate Voting Shares on a 1:1 basis. If the BCA does not close, the Class B common shares are mandatorily redeemable for the original investment amount of $350.
Issuance of the units is conditional upon satisfaction of the conditions to closing of the de-SPAC transaction. The arrangement obligates both the Company to issue, and the PIPE investors to purchase, the units, with the arrangement settling in its entirety or not at all. Accordingly, the Company concluded that the arrangement represents a single forward contract to issue the units, accounted for as one unit of account, under ASC 480 during the interim period.
The Company evaluated the PIPE subscription agreements under ASC 480, Distinguishing Liabilities from Equity. Pursuant to ASC 480-10-25-8, a financial instrument other than an outstanding share is classified as a liability if it embodies a conditional or unconditional obligation to transfer assets or issue equity shares. As the arrangement obligates the Company to issue units containing preferred shares that are contingently redeemable at the holder’s option and liability-classified warrants, the arrangement represents a forward sale contract classified as a liability in accordance with ASC 480. Furthermore, the warrants are liability classified as they do not meet the indexation to own equity criteria per ASC 815-40 due to the existence of a specific exercise price resetting feature.
The liability is required to be recognized at fair value on the balance sheet, with subsequent changes in fair value recognized in earnings within the consolidated statements of loss at each reporting period until the contract is settled or expires.
As the PIPE subscription agreements were entered into at arm’s length, the Company determined that the fair value of the forward contracts at the agreement date was $nil. The PIPE subscription agreements of the lead investor and other investors were subsequently remeasured to their estimated fair value as of June 30, 2026, resulting in a loss on the change in fair value of the PIPE subscription obligation of $8,151 and $22,051 being recognized during the three and six month periods ended June 30, 2026, respectively (2025 — $nil and $nil, respectively).
The Commitment Shares were issued in legal form to the lead PIPE investor in January 2026. The Company evaluated the Commitment Shares and concluded they are a freestanding financial instrument, separate from the PIPE forward contract to issue units, as they were issued under a separate agreement as a distinct class of legally issued and outstanding common shares that are legally detachable and transfer independently of the PIPE.
The Commitment Shares are redeemable for the nominal subscription amount only if the Business Combination does not close, a contingent event that is not certain to occur. As a result, the Commitment Shares are not mandatorily redeemable financial instruments under ASC 480-10-25-4 and are not classified as liabilities as of June 30, 2026. However, as redemption may be required upon an event that is not solely within the control of the Company, the Commitment Shares are classified outside of permanent equity, in temporary equity, in accordance with ASC 480-10-S99-3A.
The Commitment Shares were recorded at their estimated fair value at issuance of $26,306. As the Commitment Shares were issued to an arm’s-length investor, in consideration for the investors commitment to anchor the PIPE, the excess of their fair value over the nominal cash consideration received represents a direct and incremental cost of the PIPE financing and was recorded as deferred offering cost. Consistent with SEC Staff Accounting Bulletin Topic 5.A, deferred offering costs are carried as a deferred charge while the closing of the BCA remains probable. Upon the closing of the BCA, the deferred offering costs will be

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
13.   PIPE subscription obligation: (continued)
allocated among the PIPE instruments based on their relative fair values; the portion attributable to equity-classified instruments will be charged against the related equity proceeds, and the portion attributable to liability-classified instruments measured at fair value through earnings, the warrants, will be expensed as a finance cost within the statement of operations.
The fair value of the forward contract is measured as the fair value of the preferred shares and warrants to be issued under the PIPE subscription agreements, less the fixed consideration to be received. The fair values of the preferred shares and warrants contained within the PIPE subscriptions agreements were estimated using the Monte Carlo simulation method. The assumptions used to estimate the fair value of the preferred shares and warrants contained within the PIPE subscription agreements are set forth in the table below:
	Initial recognition	June 30, 2026
Fair value of common shares	$7.52	$9.69
Expected term	5.7 years	5.0 years
Expected volatility	80%	80%
Risk-free interest rate	3.83%	4.11%
Expected dividend	12%	12%
Weighted average discount rate	46.1%	46.1%
Sensitivities for key assumptions were as follows:
•
With other variables unchanged, an increase or decrease in the weighted average discount rate assumption by 10% would result in an increase (decrease) in the estimated fair value of the PIPE subscription obligation of $11.1 million or ($11.1 million), respectively;

14.   Redeemable preferred shares:
On August 6, 2025, the Company closed a financing termed as the rights offering for total proceeds of $18,428 (the “Rights Offering”). The total proceeds include $1,408 related to the settlement of related party loans, which were extinguished through participation in the Rights Offering. As part of this Rights Offering, the Company reorganized its share structure by:
•
consolidating all classes of shares 10:1

•
exchange all outstanding Class A through Class F redeemable convertible preferred shares and the accrued dividend on the Class F Series 1 redeemable convertible preferred shares (collectively, the “Existing Preferred Shares”) into a new single Class A redeemable convertible preferred shares (“New Class A”) with multiple series or conversion into Class A common shares, as applicable; and

•
issuance of new Class B redeemable convertible preferred shares (“New Class B”) in multiple series to investors participating in the Rights offering and convertible debt holders.

Exchange and conversion terms
The Existing Preferred Shares were consolidated 10:1 and exchanged for New Class A shares with multiple series. If the shareholders participated in the Rights Offering up to their pre-Rights Offering pro-rata shareholding, their 10:1 consolidation was reversed in line with the pro-rata portion of their pre-Rights Offering pro-rata shareholding that they invested. Shareholders who did not participate in the Rights Offering converted their remaining redeemable convertible preferred shares into Class A common

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
14.   Redeemable preferred shares: (continued)
shares at the conversion ratio of 1:1. Existing Class F Series 1 redeemable convertible preferred shares were exchanged at a ratio of 1.225:1 to account for accrued dividends under their original issuance terms. As a result, the Company issued 56,010,259 New Class A shares and 11,960,583 Class A common shares in exchange for the Existing Preferred Shares. The Company also issued 12,010,362 Class B Series 2 redeemable convertible preferred shares in exchange for the Existing Preferred Shares.
The Class F Series 1 shareholders who had also invested in the Convertible Notes received a most favoured nation right to allow for the same treatment of their investment as the Convertible Note investors with conversion of their investment into new Class B Series 2 redeemable convertible preferred shares at a 25% discount to the new Class B Series 1 price. Accordingly, the Company issued 12,010,362 new Class B Series 2 redeemable convertible preferred shares in exchange for the existing Class F Series 1 redeemable convertible preferred shares and related accrued dividends on the Class F Series 1 redeemable convertible preferred shares.
New investors and existing preferred shareholders who purchased new Class B Series 1 redeemable convertible preferred shares exceeding to their pre — Rights Offering pro-rata shareholding were eligible to receive 12.542 new Class B Series 3 redeemable convertible preferred shares for each new Class B Series 1 redeemable convertible preferred shares purchased, at an issue price of $0.0001 per new Class B Series 3 share. As a result of the shareholders who invested their pro-rata amount, plus investments over pro-rata and new investors, the Company issued 11,612,203 new Class B Series 1 redeemable preferred shares and 95,229,750 new Class B Series 3 redeemable preferred shares.
Of the New Class B shares issued, related parties of the Company purchased 6,136,975 new Class B Series 1 redeemable convertible preferred shares and 50,414,582 new Class B Series 3 redeemable convertible preferred shares. These purchasers are considered related parties of the Company due to their representation on the Company’s Board of Directors.
The New Class A and Class B redeemable convertible preferred shares are classified as temporary equity in accordance with ASC 480, Distinguishing Liabilities from Equity as they are redeemable upon the occurrence of events not solely within the Company’s control.
Reverse share split
The Company’s shareholders approved a ten-for-one reverse share split of all classes of the Company’s redeemable convertible preferred shares and common shares. All of the Company’s outstanding stock options and share purchase warrants were subject to the reverse share-split with exception of the SIF warrants. In accordance with ASC 260, Earnings per Share, the impact of the Rights Offering reverse share split has been applied retrospectively.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
14.   Redeemable preferred shares: (continued)
A summary of the Company’s redeemable convertible preferred share features post Rights Offering are noted in the table below:
Features	Class A (Series 1 – 7)	Class B Series 1	Class B Series 2	Class B Series 3
Issued and outstanding	56,010,259	11,612,203	26,965,385	95,229,714
Convertible into	Class A Common shares	Class A Common shares	Class A Common shares	Class A Common shares
Conversion rate	1:1	1:1	1:1	1:1
Voting	Yes	Yes	Yes	Yes
Dividend	Only if paid on common shares. No fixed amount.	Only if paid on common shares. No fixed amount.	Only if paid on common shares. No fixed amount	Only if paid on common shares. No fixed amount
Redemption at option of holder	No	No	No	No
Liquidation/Deemed liquidation preference	1.0X	2.0X and participating	2.0X and participating	2.0X and participating
Original subscription price per share	Original subscription price	$1.587	$1.1903	$0.00001
Redemption minimum approval requirement	2/3 vote	2/3 vote	2/3 vote	2/3 vote
Redemption amount	Greater of liquidation preference or fair value	Greater of liquidation preference or fair value	Greater of liquidation preference or fair value	Greater of liquidation preference or fair value
15.   Common share capital:
(a)   Authorized:
Unlimited Class A common shares without par value
Unlimited Class B non-voting common shares without par value
(b)   Issued:
	Common Shares
	Number	Amount
Balance, December 31, 2024	1,316,702	$2,407
Shares issued on exercise of options	13,518	8
Rights Offering share organization	11,960,583	148,122
Transfer of historical share issuance costs due to share reorganization	—	(4,024)
Rights Offering deemed dividends	—	11
Balance, December 31, 2025	13,290,803	146,525
Shares issued on exercise of options	33,805	84
Shares issued in connection with PIPE financing	3,500,000	26,306
Balance, June 30, 2026	16,824,608	$172,915

(1)
The number of outstanding shares as of December 31, 2024 and shares issued prior to the August 2025 Rights Offering during the year ended December 31, 2025 have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split. See note 14 for details.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
15.   Common share capital: (continued)
As part of the Rights Offering, existing preferred shareholders who did not participate in the offering up to their pre-Rights Offering pro-rata shareholding had their remaining redeemable convertible preferred shares converted into Class A common shares at 1:1 after the consolidation of all shares by 10:1. As a result, 11,960,583 Class A common shares were issued and $4,024 of historical share issuance costs were transferred from preferred share capital to common share capital.
As part of the PIPE financing, the Company issued 3,500,000 non-voting Class B common shares to the lead PIPE investor as part of their overall investment terms. As detailed in note 13, the 3,500,000 Class B common shares issued do not meet the criteria to be classified as permanent equity and are classified as temporary equity within the interim condensed consolidated balance sheets. Refer to additional details in note 13.
16.   Share-based compensation plan:
The Company has established a share option plan (the “Option Plan”) which provides for options to be granted by the Company to its directors, employees and consultants. As of June 30, 2026, the Option Plan provided for a maximum aggregate number of common shares available for issuance of 44,915,612 (2025 — 44,915,612). The exercise price, vesting terms, and contractual life of an option are determined by the Company’s Board of Directors when the option is granted. Option grants typically vest over four years, with vesting ranging from immediate partial vesting to straight-line vesting over the full term. New shares are issued for all common share options exercised. Options granted under the Option Plan have exercise periods which are not to exceed 15 years after issuance. The Company estimates the fair value of stock options granted using a Black-Scholes option pricing model, which requires assumptions, including the fair value of the Company’s underlying common shares, expected term, expected volatility, risk-free interest rate and expected dividend yield of the Company’s common shares. These estimates involve inherent uncertainties and the application of management’s judgment.
These assumptions are estimated as follows:
•
Fair value of common shares. Management engages an external valuation specialist to assist in estimating the fair value of the Company’s common shares. Valuation is based on the most recent information available at the time of valuation and includes consideration of the Company’s current financial information, forecasts provided by management, and recently completed financings, among other factors.

•
Expected term. In estimating the expected life of the options, management considers the vesting term of the grants, the contractual life of the option grants, actual exercises, and forfeiture/cancellations of historical option grants.

•
Expected volatility. The Company determined the volatility based on a calculation of the volatility of similar entities that have traded equity instruments over a comparable term.

•
Risk-free interest rate. The risk-free interest rates are determined by reference to Canadian Benchmark Bond Yield rates with maturities that approximate the expected life.

•
Expected dividend. The Company has not paid and does not anticipate paying any cash dividends in the foreseeable future and, therefore, uses an expected dividend yield of zero in the option pricing model.

Prior to January 1, 2021, the Company granted options with an exercise price that was denominated in CAD and these stock options were equity-classified awards. New options granted after January 1, 2021 are denominated in USD. ASC 718, Compensation — Stock Compensation requires that an award indexed to a

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
16.   Share-based compensation plan: (continued)
factor that is not a market, performance or service condition should be classified as a liability. ASC 718-10-25-14 provides an exception when the award is granted to an employee resident in a foreign jurisdiction where the currency which the award is denominated in is equivalent to the currency in which the employee is paid. The Company has classified USD denominated awards to employees paid in USD as equity-classified awards and USD denominated awards paid to employees paid in CAD as liability-classified awards.
(a)
Share-based compensation for equity-classified options:

The following table summarizes the stock option activity under the Company’s Option Plan for equity-classified options:
	Number of options	Weighted average exercise price
December 31, 2024	1,323,045	$7.24
Stock options granted	4,127,700	0.20
Stock options exercised	(5,063)	3.58
Stock options forfeited and cancelled	(97,301)	6.38
Stock options expired	(4,750)	3.58
Stock options modification	—	(1.61)
December 31, 2025	5,343,631	0.25
Stock options granted	2,800,000	1.53
Stock options exercised	(30,406)	0.36
Stock options forfeited and cancelled	(593,834)	0.16
Stock options expired	(5,500)	0.93
June 30, 2026	7,513,891	$0.73
Exercisable as of June 30, 2026	2,698,059	$0.36

(1)
The number of stock options and exercise prices as of December 31, 2024 and transactions prior to the August 2025 Rights Offering during the year ended December 31, 2025 have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split. See note 14 for details

Subsequent to the Rights Offering in August 2025, the Company adjusted the exercise price of stock options outstanding at the time of the reverse share split. The exercise price of stock options was adjusted to their pre-Rights Offering price. The adjustment to the exercise price was determined to be a modification per ASC 718, Compensation — Stock Compensation and resulted in an incremental share-based compensation of $21 being recognized during the year ended December 31, 2025.
The following table summarizes information about the Company’s equity-classified stock options outstanding and exercisable as of June 30, 2026.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
16.   Share-based compensation plan: (continued)
Exercise prices	Number of options outstanding	Weighted average years to expiry	Number of options exercisable	Weighted average years to expiry
$0.01 – $0.49	4,049,839	8.12	2,096,050	7.21
$0.50 – $0.99	340,737	5.09	278,694	4.44
$1.00 – $1.60	3,123,315	9.22	323,315	3.20
Total	7,513,891	8.44	2,698,059	6.44
The aggregate intrinsic value of options exercised is calculated as the difference between the exercise price of the underlying stock option awards and the market value of common shares on the date of exercise or date of the consolidated balance sheets.
The aggregate intrinsic value of stock options (market value less exercise price) as of June 30, 2026, was $6,899 (December 31, 2025 — $5,545). The aggregate intrinsic value of stock options exercised during the six months ended June 30, 2026 was $30 (2025 — $19).
The grant weighted average assumptions used to estimate the fair value of equity-classified stock options granted were as follows:
Six months ended June 30, 2026
Fair value of common shares	$1.53
Weighted average expected term	7.0 years
Weighted average expected volatility	110%
Weighted average risk-free interest rate	3.26%
Expected dividend	$nil

(1)
The weighted average common share fair value for the year ended December 31, 2025 reflects the ten-for-one (10:1) retrospective adjustment for any options granted prior to the August 2025 Rights Offering. See note 14 for details

For the three and six months ended June 30, 2026, the Company recorded share-based compensation expense of $224 and $329 related to its equity-classified options (2025 — $233 and $528), respectively.
(b)
Share-based compensation for liability-classified options:

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
16.   Share-based compensation plan: (continued)
The following table summarizes the stock option activity under the Company’s Option Plan for liability-classified options:
	Number of options outstanding	Weighted average exercise price
December 31, 2024	1,829,531	$11.62
Stock options granted	22,203,841	0.10
Stock options exercised	(9,517)	0.09
Stock options forfeited and cancelled	(279,437)	5.62
Stock options modification	—	(0.75)
December 31, 2025	23,744,418	0.17
Stock options granted	11,496,500	1.53
Stock options exercised	(10,016)	0.13
Stock options forfeited and cancelled	(53,691)	0.21
June 30, 2026	35,177,211	$0.62
Exercisable as of June 30, 2026	11,372,261	$0.22

(1)
The number of stock options and exercise prices as of December 31, 2024 and transactions prior to the August 2025 Rights Offering during the year ended December 31, 2025 have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split. See note 14 for details

Subsequent to the Rights Offering in August 2025, the Company adjusted the exercise price of stock options outstanding at the time of the reverse share split. The exercise price of stock options was adjusted to their pre-Rights Offering price. The adjustment to the exercise price was determined to be a modification per ASC 718, Compensation — Stock Compensation and the resulting impact of the modification is reflected in share-based compensation liability as of December 31, 2025.
The following table summarizes information about the Company’s liability classified stock options outstanding and exercisable as of June 30, 2026:
Exercise prices	Number of options outstanding	Weighted average years to expiry	Number of options exercisable	Weighted average years to expiry
$0.01 – $0.49	21,806,274	9.10	10,029,017	9.10
$0.50 – $0.99	993,187	7.81	487,624	7.34
$1.00 – $1.66	12,377,750	9.60	855,620	5.52
Total	35,177,211	9.24	11,372,261	8.76
The aggregate intrinsic value of options exercised is calculated as the difference between the exercise price of the underlying stock option awards and the market value of common shares on the date of exercise or date of the consolidated balance sheets.
The aggregate intrinsic value of stock options (market value less exercise price) as of June 30, 2026 was $36,355 (December 31, 2025 — $26,408).
The weighted average assumptions used to estimate the fair value of liability-classified stock options were as follows:

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
16.   Share-based compensation plan: (continued)
	June 30, 2026	December 31, 2025
Fair value of common shares	$1.65	$1.28
Weighted average expected term	5.7 years	5.6 years
Weighted average expected volatility	110%	138%
Weighted average risk-free interest rate	3.13%	2.93%
Expected dividend	$nil	$nil
The following table presents changes in Level 3 share-based liabilities measured at fair value:
Amount
December 31, 2024	$6,889
Share-based compensation	3,235
Exercise of stock options	(2)
Change in fair value of share-based compensation	5,056
Foreign currency translation adjustment	367
December 31, 2025	15,545
Share-based compensation	2,801
Exercise of stock options	(10)
Change in fair value of share-based compensation	4,810
Foreign currency translation adjustment	(669)
June 30, 2026	$22,477
Sensitivities for key assumptions were as follows:
•
As of June 30, 2026, a change in the Class B common share estimated fair value per share by +/‑20% would result in an increase (decrease) to the estimated fair value of the share-based compensation liability of approximately $4.7 million or ($4.7 million), respectively.

Subsequent to June 30, 2026, New General Fusion adopted the 2026 Long-Term Incentive Plan (“LTIP”). The LTIP provides for the grant of stock options, restricted share units, deferred share units, and other share-based awards to eligible employees, officers, directors, and consultants of the Company. The aggregate number of Subordinate Voting Shares reserved for issuance under the LTIP shall not exceed 15% of the total issued and outstanding Subordinate Voting Shares at any time. No awards have been granted under the LTIP as of the date of these financial statements.
17.   Financial instruments:
(a)
Classification of financial instruments:

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts payable and accrued liabilities, convertible notes, warrant liabilities, SIF contribution liability, SAFE liabilities, PIPE subscription obligation and share-based compensation.
Cash and restricted cash are recorded at amortized cost.
Accounts payable and accrued liabilities are measured at amortized cost.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
17.   Financial instruments: (continued)
Convertible notes are recorded at fair value using the Monte-Carlo simulation valuation method.
Warrant liabilities and share-based compensation are recorded at fair value using the Black-Scholes valuation method.
The SIF contribution liability includes the funding liability and warrant obligation. The funding liability represents the fair value of the issued SIF Warrants and the Contingent Repayment Obligation. Amounts reported as warrant obligation represent the value for contributions received, for which SIF Warrants have yet to be issued. The warrant obligation is recorded at fair value based on the estimated per share fair value of the Company’s common shares. The fair value of the funding liability is estimated using the PWERM valuation approach. The fair values of the SIF Warrants and the Contingent Repayment Obligation subject to the PWERM is based on the estimated per share fair value of the Company’s common shares and a discounted cash flow model, respectively.
The fair value of SAFE liabilities is estimated using the PWERM valuation approach. The fair value of the SAFE Warrants is estimated using the Black-Scholes model.
The fair value of the preferred shares and warrants contained within the PIPE subscriptions agreements were estimated using the Monte Carlo simulation method.
(b)
Fair values:

The financial instruments measured at fair value and their level within the fair value hierarchy are illustrated in the following table:
December 31, 2025	Level 1	Level 2	Level 3
SIF contribution liability	$—	$—	$28,369
Share-based compensation	—	—	15,545
SAFE liabilities	—	—	44,340
SAFE Warrants	—	—	13,171
June 30, 2026	Level 1	Level 2	Level 3
SIF contribution liability	$—	$—	$87,417
Share-based compensation	—	—	22,477
SAFE liabilities	—	—	56,153
SAFE Warrants	—	—	15,467
PIPE subscription obligation	—	—	21,976
The estimated fair values of the warrant liability, share-based compensation liability, SIF contribution liability, and SAFE Warrants are considered Level 3 fair value measurements due to the use of the estimated per share fair value of the Company’s common shares, which is classified as a Level 3 input within the fair value measurement hierarchy. The estimated probability of a full or partial cash settlement for the SIF contribution liability is determined by management and is classified as a Level 3 input within the fair value measurement hierarchy.
The estimated fair values of the SAFEs are considered Level 3 fair value measurements due to the probability weighting of future outcomes (equity financing, liquidity event, dissolution) which is estimated by management and is classified as a Level 3 input within the fair value measurement hierarchy.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
17.   Financial instruments: (continued)
The estimated fair value of the PIPE subscription obligation liabilities are considered Level 3 fair value measurements due to the use of the estimated per share fair value of the Company’s common shares and redemption probability assumption, which are classified as a Level 3 input within the fair value measurement hierarchy.
The estimated fair values of the convertible notes are considered Level 3 fair value measurements due to the use of the estimated per share fair value of the Company’s preferred shares, which is classified as a Level 3 input within the fair value measurement hierarchy.
The carrying values of cash and cash equivalents, restricted cash and accounts payable and accrued liabilities are carried at cost, which approximate their fair values at June 30, 2026 and December 31, 2025 due to the short-term maturity of these instruments.
(c)
Risk management:

In the normal course of business, the Company is exposed to a number of risks that can affect its operating performance. These risks and the actions taken to manage them are discussed below:
(i)
Foreign currency risk:

Foreign currency risk exposures arise from transactions denominated in a currency other than the functional currency of our legal entities. Our foreign risk currency arises primarily with respect to the U.S. dollar denominated balances in our Canadian functional currency entity. Based on the Company’s USD denominated monetary assets and monetary liabilities as of June 30, 2026, a 10% increase (decrease) in the USD relative to the CAD would increase (decrease) the Company’s net loss by approximately $1,778 (CAD 2,526).
(ii)
Credit risk:

Credit risk reflects the risk of financial loss to the Company if a counterparty to a financial instrument fails to meet its contractual obligations. This risk arises principally in respect of the Company’s cash and cash equivalents. The majority of the Company’s bank balances are uninsured as of June 30, 2026. In order to mitigate its exposure to credit risk, the Company monitors its financial assets and maintains substantially all of cash deposits in Schedule I chartered banks in Canada. The Company does not consider any of its financial assets to be impaired as of June 30, 2026.
(iii)
Financial risk:

Financial risk is the risk that the values of the Company’s financial instruments will vary due to fluctuations in interest rates and foreign currency exchange rates, and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to interest and foreign currency risks.
(iv)
Liquidity risk:

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company manages liquidity risk through ongoing monitoring of cash flows, budgeting, and maintaining relationships with potential investors and financing partners. Cash flow forecasting is performed regularly to ensure that there is sufficient liquidity in order to meet short-term business requirements. For additional information on the Company’s exposure to liquidity risk, refer to note 2.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
18.   Segment information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is considered to be the Chief Executive Officer. The Company has determined that it operates in one operating segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. The significant segment expenses reviewed by the CODM are consistent the presentation of expenses as shown in note 19, 20, and 21 within these Interim Financial Statements.
19.
Research and development expenses:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Salaries and benefits	$3,056	$2,848	$6,063	$6,192
Materials and consumables	945	351	1,803	1,661
Professional fees and contractors	293	(8)	453	201
Office, insurance and travel	480	328	1,036	778
Software and information technology	166	144	316	312
Share-based compensation	1,492	13	2,544	187
Total	$6,432	$3,676	$12,215	$9,331

20.
Business development, marketing, communications and government relations expenses:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Salaries and benefits	$562	$353	$983	$864
Professional fees and contractors	333	41	565	67
Office, marketing, insurance, and travel	290	101	461	206
Software and information technology	24	4	50	9
Share-based compensation	196	214	275	427
Total	$1,405	$713	$2,334	$1,573

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
21.   General and administrative expenses:
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Salaries and benefits	$1,092	$1,163	$2,335	$2,239
Professional fees and contractors	1,048	106	1,619	410
Transaction related costs	632	—	1,303	—
Office, insurance, and travel	455	236	1,044	453
Software and information technology	221	160	419	291
Share-based compensation	2,914	74	5,120	486
Total	$6,362	$1,739	$11,840	$3,879
22.   Supplemental cash flow information:
The Company undertook certain non-cash investing and financing transactions as follows:
(a)
Property and equipment

Accounts payable as of June 30, 2026, included $19 relating to the purchase of property and equipment (December 31, 2025 — $32).
23.   Basic and diluted net loss per share:
The following table summarizes the reconciliation of the basic weighted average number of shares outstanding and the diluted weighted average number of shares outstanding:
	Three months ended June 30,		Six months ended June 30,
	2026	2025(1)	2026	2025(1)
Net loss for the period	$83,692	$4,022	$122,504	$9,710
F1 preferred shares deemed dividend	—	—	—	1,694
Loss attributable to common shareholders	83,692	4,022	122,504	11,404
Basic and diluted weighted average number of shares outstanding	14,440,768	1,317,732	14,435,062	1,317,220
Net loss per share attributable to common shareholders, basic and diluted	$5.80	$3.05	$8.49	$8.66

(1)
The weighted average shares outstanding for the three and six month periods ended June 30, 2025 have been retrospectively adjusted to reflect the ten-for-one (10:1) reverse share split effective August 2025. See note 14 for details.

In each of the three and six month periods ended June 30, 2026 and 2025, the Company was in a loss position and therefore diluted loss per share is equal to basic loss per share.
In accordance with ASC 260, equity-classified warrants exercisable into common shares for little or no additional cash consideration have been included in the weighted average common shares used to calculate basic and diluted loss per share.
The 3,500,000 Class B common shares issued during the six months ended June 30, 2026 classified as temporary equity have been excluded from the weighted average common shares used to calculate basic and diluted loss per share as the shares are considered contingently returnable shares per ASC 260-10-45-13.

GENERAL FUSION INC.
Notes to the Interim Condensed Consolidated Financial Statements (continued)
(Expressed in thousands of U.S. dollars, except as otherwise stated and share amounts)
For the three and six months ended June 30, 2026 and 2025
23.   Basic and diluted net loss per share: (continued)
The total amounts of outstanding stock options (including both equity-classified and liability-classified stock options), warrants (including SIF Warrants and Preferred Share Warrants), convertible notes, SAFEs and redeemable convertible preferred shares have been excluded from diluted net loss per share as their inclusion would be anti-dilutive based on the loss per share for all periods presented. These instruments may be dilutive in future periods.
24.   Subsequent Events:
In addition to subsequent events previously disclosed:
As noted in note 1, on July 10, 2026, the Company and SVIII completed the previously described BCA. In connection with the closing, New General Fusion received aggregate net proceeds of approximately $123,375 consisting of (i) $104,375 from the PIPE Financing (gross proceeds of $107,675 less certain transaction costs) and (ii) $19,000 representing the balance of SVIII’s trust account of $19,800, inclusive of accrued interest, together with funds in SVIII’s operating account, less certain transaction costs paid at closing.
After giving effect to the exchange ratio provided for in the BCA and anti-dilution adjustments on certain classes of shares, on July 10, 2026, New General Fusion had 52,988,419 Subordinate Voting Shares outstanding, consisting of (i) 44,397,648 Subordinate Voting Shares attributable to shareholders of the Company immediately prior to the Business Combination, (ii) 6,666,667 Subordinate Voting Shares attributable to the sponsor of SVIII, and (iii) 1,924,104 Subordinate Voting Shares attributable to SVIII public shareholders who did not redeem their shares.
New General Fusion also had 10,556,367 Multiple Voting Shares outstanding, attributable to subscribers in the PIPE Financing, which are each convertible into Subordinate Voting Shares in accordance with the articles of New General Fusion.
In addition, after giving effect to the exchange ratio provided for in the BCA, New General Fusion had 38,360,095 warrants outstanding each exercisable for one Subordinate Voting Share consisting of (i) 11,807,616 warrants attributable to shareholders of the Company immediately prior to the Business Combination, (ii) 10,556,367 warrants attributable to subscribers in the PIPE Financing, and (iii) 15,996,112 warrants attributable to the sponsor of SVIII.
New General Fusion also had (i) 7,294,729 options outstanding, each exercisable for one Subordinate Voting Share, and (ii) 13,497,733 New General Fusion Earnout Shares and securities convertible into New General Fusion Earnout Shares, each exercisable for one Subordinate Voting Share of New General Fusion, which convert automatically upon the volume weighted average trading price of the Subordinate Voting Shares reaching specified thresholds, and otherwise having the rights and restrictions set forth in the articles of New General Fusion.
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP, with the Company identified as the accounting acquirer. Under this method of accounting, SVIII is treated as the acquired company for financial reporting purposes, and the Business Combination is treated as the equivalent of the Company issuing shares for the net assets of SVIII, accompanied by a recapitalization. Accordingly, the consolidated financial statements of New General Fusion for periods following the closing will represent a continuation of the financial statements of the Company, with the net assets of SVIII recorded at historical cost and no goodwill or other intangible assets recognized.